As filed with the Securities and Exchange Commission on November 1, 2006
Registration No. 333-136801

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 1 TO FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

APARTMENT INVESTMENT AND MANAGEMENT COMPANY AIMCO PROPERTIES, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Apartment Investment and Management Company— Maryland	Apartment Investment and Management Company— 6798	Apartment Investment and Management Company— 84-1259577

AIMCO Properties, L.P. — Delaware	AIMCO Properties, L.P. — 6513	AIMCO Properties, L.P. — 84-1275621

(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)
4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237
(303) 757-8101
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Harry G. Alcock
Executive Vice President and Chief Investment Officer
Apartment Investment and Management Company
4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237
(303) 757-8101
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
With copies to:
Gregory M. Chait
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Telephone: (404) 881-7000
Facsimile: (404) 881-4777
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement-prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 1, 2006
PROSPECTUS
APARTMENT INVESTMENT AND MANAGEMENT COMPANY
AIMCO PROPERTIES, L.P.
NOTICE OF OFFER TO ACQUIRE SEVEN PROPERTIES OWNED BY VMS NATIONAL PROPERTIES
JOINT VENTURE FOR PARTNERSHIP COMMON UNITS OR CASH
NOTICE OF INTENT TO SELL EIGHT PROPERTIES TO UNAFFILIATED THIRD PARTIES
     VMS National Properties Joint Venture, or VMS, entered into an agreement to contribute certain of its properties to AIMCO Properties, LLC, a wholly owned subsidiary of AIMCO Properties, L.P. in a transaction pursuant to which you may elect to receive partnership common units of AIMCO Properties, L.P. or cash or a combination of units and cash. The properties to be contributed are Casa de Monterey, Buena Vista Apartments, Crosswood Park, Mountain View Apartments, Pathfinder Village Apartments, Scotchollow Apartments, and The Towers of Westchester Park. Separately, VMS intends to sell its other eight properties to one or more unaffiliated third parties in one or more sales. The properties to be sold to third parties are North Park Apartments, Chapelle Le Grande, Terrace Gardens, Forest Ridge Apartments, The Bluffs, Watergate Apartments, Shadowood Apartments and Vista Village Apartments. The terms of the third party sales are not yet defined as no purchase agreements have been entered into. Both transactions are described more fully in this proxy statement-prospectus.
     Limited partners electing to waive any portion of the cash distribution and receive Common OP Units instead of all or a portion of cash otherwise distributable to them will receive that number of Common OP Units equal to (i) the amount of the cash distribution waived by such limited partner divided by (ii) the average daily closing price of a share of Class A Common Stock on the NYSE over the twenty trading-day period ended two days prior to consummation of the Affiliated Contribution. Although the Managing General Partner of VMS has provided estimates of the potential cash distributions to limited partners resulting from the Affiliated Contribution, a limited partner will not know the precise amount of the cash distribution or Common OP Units to be received at the time of such limited partner’s election to receive cash, Common OP Units or a combination thereof.
     VMS will not complete either of the transactions summarized above if limited partners owning more than 50% of the aggregate units of VMS National Residential Portfolio I and VMS National Residential Portfolio II, the sole participants of VMS National Properties Joint Venture, give written notice of objection to that transaction prior to                      ___, 2006. The process for objecting is more fully described in this proxy statement-prospectus.
     You should read this entire proxy statement-prospectus carefully because it contains important information about the transactions. In particular, you should read carefully the information under the section entitled “Risk Factors,” beginning on page 33.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this proxy statement-prospectus is                     , 2006 and is first being mailed to limited partners on or about                      ___, 2006.

WE ARE CURRENTLY SEEKING QUALIFICATION TO ALLOW ALL HOLDERS OF PARTNERSHIP INTERESTS IN VMS THE ABILITY TO ELECT TO RECEIVE COMMON OP UNITS IN CONNECTION WITH THE AFFILIATED CONTRIBUTION. HOWEVER, AT THE PRESENT TIME, IF YOU ARE A RESIDENT OF ONE OF THE FOLLOWING STATES, YOU ARE NOT PERMITTED TO ELECT TO RECEIVE COMMON OP UNITS IN CONNECTION WITH THE AFFILIATED CONTRIBUTION:

ALABAMA	NEW JERSEY
ALASKA	NEW YORK
FLORIDA	OREGON
KENTUCKY	TENNESSEE
MARYLAND	TEXAS
MICHIGAN	VIRGINIA
MISSISSIPPI	WASHINGTON
NEW HAMPSHIRE	WEST VIRGINIA
IF YOU ARE NOT A RESIDENT OF ONE OF THESE STATES, YOU MAY ELECT TO WAIVE YOUR RIGHT TO RECEIVE ANY PORTION OF THE CASH DISTRIBUTION WITH RESPECT TO THE AFFILIATED CONTRIBUTION AND TO RECEIVE COMMON OP UNITS DIRECTLY FROM AIMCO PROPERTIES, L.P., AS DESCRIBED HEREIN.
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE DELAWARE SECURITIES ACT BUT RATHER VIA AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT. THE SUBSEQUENT RESALE OR TRANSFER OF THESE SECURITIES IN THE STATE OF DELAWARE CAN ONLY BE MADE PURSUANT TO THE PROVISIONS OF THE DELAWARE SECURITIES ACT OR A VALID EXEMPTION PROMULGATED THEREUNDER.
THESE SECURITIES ARE OFFERED IN THE STATE OF MARYLAND PURSUANT TO REGISTRATION WITH THE DIVISION OF SECURITIES OF THE DEPARTMENT OF LAW OF MARYLAND, BUT REGISTRATION IS PERMISSIVE ONLY AND DOES NOT CONSTITUTE A FINDING THAT THIS PROSPECTUS IS TRUE, COMPLETE, AND NOT MISLEADING, NOR HAS THE DIVISION OF SECURITIES PASSED IN ANY WAY UPON THE MERITS OF, RECOMMENDED, OR GIVEN APPROVAL TO THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE CORPORATION AND SECURITIES BUREAU, MICHIGAN DEPARTMENT OF COMMERCE. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECRETARY OF STATE OF MISSISSIPPI, BUT HAS NOT YET BECOME EFFECTIVE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
HOW TO OBTAIN ADDITIONAL INFORMATION
     This proxy statement-prospectus incorporates important business and financial information about VMS, the Aimco Operating Partnership and Aimco, that is not included in, or delivered with, this document. This information is described on page 115 under “INFORMATION INCORPORATED BY REFERENCE.” VMS, the Aimco Operating Partnership and Aimco file annual, quarterly and current reports, and other statements with the Securities and Exchange Commission (the “Commission” or the “SEC”). You may read and copy any filed document at the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Documents filed with the Commission are also available to the public at the Commission’s website at http://www.sec.gov. VMS, the Aimco Operating Partnership or Aimco, as appropriate, will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including the exhibits or schedules to these documents. You should direct any such requests to The Altman Group, Inc., 1200 Wall Street, 3rd Floor, Lyndhurst, New Jersey 07071; by fax at (201) 460-0050 or by telephone at (800) 217-9608.
PLEASE NOTE
     Aimco and the Aimco Operating Partnership have not authorized anyone to provide you with any information or to make any representation other than as is contained or incorporated by reference in this proxy statement-prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this proxy statement-prospectus. You should not assume that the information contained in this proxy statement-prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this proxy statement-prospectus is delivered or securities are sold on a later date.

VMS NATIONAL RESIDENTIAL PORTFOLIO I
VMS NATIONAL RESIDENTIAL PORTFOLIO II
(participants in VMS National Properties Joint Venture)
                     ___, 2006
Dear Limited Partner:
     VMS National Properties Joint Venture (“VMS”) entered into an agreement (the “Contribution Agreement”) to contribute certain of its properties to AIMCO Properties, LLC (“Aimco Properties, LLC”), a wholly owned subsidiary of AIMCO Properties, L.P. (the “Aimco Operating Partnership”), in a transaction pursuant to which you may elect to receive partnership common units (“Common OP Units”) of the Aimco Operating Partnership, cash or a combination of Common OP Units and cash (the “Affiliated Contribution”). The properties to be contributed in the Affiliated Contribution are Casa de Monterey, Buena Vista Apartments, Crosswood Park, Mountain View Apartments, Pathfinder Village Apartments, Scotchollow Apartments, and The Towers of Westchester Park (collectively, the “Affiliated Contribution Properties”), and are described in more detail below.
     Limited partners electing to waive any portion of the cash distribution and receive Common OP Units instead of all or a portion of cash otherwise distributable to them will receive that number of Common OP Units equal to (i) the amount of the cash distribution waived by such limited partner divided by (ii) the average daily closing price of a share of Class A Common Stock on the NYSE over the twenty trading-day period ended two days prior to consummation of the Affiliated Contribution. Although the Managing General Partner of VMS has provided estimates of the potential cash distributions to limited partners resulting from the Affiliated Contribution, a limited partner will not know the precise amount of the cash distribution or Common OP Units to be received at the time of such limited partner’s election to receive cash, Common OP Units or a combination thereof.
     Separately, VMS intends to sell its other eight properties to one or more unaffiliated third parties in one or more sales (the “Unaffiliated Sales,” and together with the Affiliated Contribution, the “Transactions”). The properties to be sold in the Unaffiliated Sales are North Park Apartments, Chapelle Le Grande, Terrace Gardens, Forest Ridge Apartments, The Bluffs, Watergate Apartments, Shadowood Apartments and Vista Village Apartments (collectively, the “Unaffiliated Sale Properties” and together with the Affiliated Contribution Properties, the “Properties”), and are described in more detail below. The terms of the Unaffiliated Sales are not yet defined as no purchase agreements have been entered into.
     We will not complete the Affiliated Contribution if limited partners owning more than 50% of the aggregate units of VMS National Residential Portfolio I (“Portfolio I”) and VMS National Residential Portfolio II (“Portfolio II”, and together with Portfolio I, the “Partnerships”) give written notice of objection prior to                      ___, 2006. A holder of limited partnership interests in either of the Partnerships may object to the Affiliated Contribution by following the procedures set forth in the proxy statement-prospectus on page 58. If the Affiliated Contribution is not consummated, VMS will continue to own the Affiliated Contribution Properties and remain responsible for the related mortgage debt. The Affiliated Contribution is more fully described in this proxy statement-prospectus.
     Likewise, we will not complete the Unaffiliated Sales if limited partners owning more than 50% of the aggregate units of the Partnerships give written notice of objection prior to                      ___, 2006. A holder of limited partnership interests in either of the Partnerships may object to the Unaffiliated Sales by following the procedures set forth in the proxy statement-prospectus on page ___. Further, we will not complete an Unaffiliated Sale if the purchase price for such Unaffiliated Sale Property does not exceed eighty-five percent (85%) of the value of such Property estimated by the broker selected to market the Property for sale, or $56,739,412 in the aggregate. If any of the Unaffiliated Sales are not consummated, VMS will continue to own the Unaffiliated Sale Properties not sold and remain responsible for the related mortgage debt. The Unaffiliated Sales are more fully described in this proxy statement-prospectus.

     In the event that the Transactions are consummated, immediately after the completion of the Affiliated Contribution or the sale of the last remaining Unaffiliated Sale Property, VMS shall liquidate and shall be dissolved, pursuant to the terms of the Joint Venture Agreement of VMS.
     MAERIL, Inc., the managing general partner (the “ Managing General Partner”), currently intends to refinance all or a portion of the existing mortgage indebtedness prior to completion of the Transactions. If a disposition of the Properties is not consummated, there will be an increased risk that VMS will not be able to repay or refinance the existing mortgage and other debt on acceptable terms or fund any deficits, capital expenditures, or other costs and therefore an increased risk that VMS will default upon its indebtedness in the future, and perhaps lose its Properties in the future through mortgage foreclosure. Were VMS to lose any of its Properties, partners could recognize taxable gain and likely would not receive distributions sufficient to pay the tax then due.
     Due to the terms of the existing mortgage indebtedness encumbering the Properties, including prohibitions on repayment prior to January 1, 2007, completion of either Transaction prior to that date would require the consent of the holders of that indebtedness. While the Managing General Partner may seek this consent, and although an affiliate of the Managing General Partner owns the junior mortgage indebtedness and could provide consent, the Managing General Partner is of the opinion that these efforts will likely be unsuccessful because, among other reasons, the owner of the senior mortgage indebtedness is a real estate mortgage investment conduit and its servicer’s ability to amend or waive loan terms is limited. Were these efforts to be successful, there can be no assurance that the conditions precedent to such consent would not require the payment of prepayment penalties or be so onerous to VMS as to be impracticable or inadvisable to perform. As a result, the Managing General Partner believes that completion of the alternative refinancing or either Transaction prior to January 1, 2007 is unlikely.
     Aimco Properties, LLC is an affiliate of ours. As a result, we had significant conflicts of interest in approving the Affiliated Contribution. However, as the managing general partner of the Partnerships, we approved the Transactions after determining that the Transactions are fair to, and in the best interests of, VMS, the Partnerships and the limited partners. In making this determination, we evaluated the tax consequences to the limited partners of a sale to a third party for cash, as well as the likely financial consequences of continuing to operate the Properties. In reaching a determination regarding the fairness of the consideration to be received in the Affiliated Contribution, we relied on appraisals of the Affiliated Contribution Properties prepared by KTR Newmark Real Estate Services LLC, an independent appraisal firm, and our own internal valuations.
     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
     As more fully discussed in the proxy statement-prospectus, limited partners of the Partnerships are not entitled to appraisal rights under applicable law permitting them to seek a judicial determination of the value of their Partnership interests in lieu of accepting the distributions resulting from the Transactions. However, pursuant to the Contribution Agreement, VMS, the Partnerships and Aimco Properties, LLC have provided each limited partner with contractual dissenters’ appraisal rights with respect to the Affiliated Contribution that are generally based upon the dissenters’ appraisal rights that a limited partner would have were it a shareholder in a corporate merger under the corporation laws of the state of the Partnerships’ organization. See “APPRAISAL RIGHTS.”
     If you want to object to either, or both, the Affiliated Contribution or the Unaffiliated Sales, please complete and sign the Notice of Objection included with this proxy statement-prospectus and return it to us at the address indicated on the Notice of Objection. Any Notice of Objection received after                      ___, 2006 will not be considered. The Managing General Partner currently anticipates that the Affiliated Contribution will be consummated no later than                     , 2007. If you want to receive Common OP Units rather than cash for the Affiliated Contribution, please complete and sign the Consideration Election Form included with this proxy statement-prospectus and return it to us at the address indicated on the Consideration Election Form. Any Consideration Election Form received after                     , 2006 will not be considered, unless the Managing General Partner elects, in its sole discretion, to extend the time for submission thereof. If you have any questions regarding this proxy statement-prospectus, please contact our information agent, The Altman Group, Inc., at (800) 217-9608 (toll-free).

Very truly yours,

MAERIL, Inc.
Managing General Partner of the
Partnerships

GENERAL LEGAL MATTERS	113

LEGAL MATTERS	114

EXPERTS	114

INFORMATION INCORPORATED BY REFERENCE	114
Form of Opinion and Consent of Alston & Bird LLP
Form of Opinion and Consent of DLA Piper Rudnick Gray Cary LLP
Form of Opinion and Consent of Alston & Bird LLP
Form of Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP
Consent of Ernst & Young LLP, Greenvile, South Carolina
Consent of Ernst & Young LLP, Denver, Colorado
ANNEX A     –     OFFICERS AND DIRECTORS
ANNEX B     –     FINANCIAL STATEMENTS OF VMS
ANNEX C     –     APPRAISAL RIGHTS

SUMMARY
     This summary highlights material terms of the proposed transactions in this proxy statement-prospectus. We urge you to read this entire proxy statement-prospectus, including the information and the financial statements and notes thereto that are incorporated herein by reference. See “Where You Can Find More Information.”
     In this proxy statement-prospectus, interests in the Aimco Operating Partnership are sometimes referred to as “OP Units,” with Partnership Common Units referred to as “Common OP Units,” Partnership Preferred Units referred to as “Preferred OP Units” and High Performance Partnership Units referred to as “High Performance Units” or “HPUs.” Preferred OP Units are interests in the Aimco Operating Partnership that have distribution rights, or rights upon liquidation, winding up or dissolution, that are superior or prior to the Common OP Units. Holders of OP Units are sometimes referred to as “OP Unitholders” and holders of Common OP Units are referred to as “Common OP Unitholders.” Class A Common Stock of Apartment Investment and Management Company (“Aimco”) is referred to as “Class A Common Stock.” Finally, references to “we” and “us” refer to Aimco and the Aimco Operating Partnership as joint filers of this proxy statement-prospectus.
•	The Transactions. On August 21, 2006, VMS and Aimco Properties, LLC entered into an agreement (the “Contribution Agreement”) pursuant to which VMS agreed to the Affiliated Contribution. The Properties to be contributed in the Affiliated Contribution are Casa de Monterey, Buena Vista Apartments, Crosswood Park Apartments, Mountain View Apartments, Pathfinder Village Apartments, Scotchollow Apartments, and The Towers of Westchester Park. The value of the consideration to be received by VMS for each of the Affiliated Contribution Properties is $224,228,260, which is equal to the greater of the appraised market value of the fee simple interest in such Properties and internal valuations prepared annually by Aimco. Separately, VMS intends to complete the Unaffiliated Sales. The terms of the Unaffiliated Sales are currently unknown as no agreements have been entered into providing for a Sale of the Properties included in the Unaffiliated Sales. However, VMS will not complete an Unaffiliated Sale if the purchase price for such Unaffiliated Sale Property does not exceed eighty-five percent (85%) of the value of such Property estimated by the third party broker selected to market the Property for sale (the “Minimum Unaffiliated Sale Price”), or $56,739,412 in the aggregate. We refer to the Affiliated Contribution and the Unaffiliated Sales collectively as the “Transactions” and individually as a “Transaction” in this proxy statement-prospectus. See “SPECIAL FACTORS—BACKGROUND AND REASONS FOR THE TRANSACTIONS,” “THE TRANSACTIONS,” “ VMS AND THE PARTNERSHIPS—Capital Replacement,” and “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS.”

•	Limited Partners Right to Object. In accordance with the terms of the VMS joint venture agreement and the partnership agreements of each of the Partnerships, VMS will not complete a Transaction if limited partners owning more than 50% of the aggregate units of the Partnerships give written notice of objection to that Transaction prior to ___, 2006. For additional information, see “PROCEDURE FOR OBJECTING TO A TRANSACTION.”

•	Choice of Consideration. The limited partners of the Partnerships are being given a choice as to the consideration they will receive with respect to the Affiliated Contribution. The limited partners may elect to waive the right to receive any portion of the cash distribution with respect to the Affiliated Contribution and receive that portion of the distributable proceeds from the Affiliated Contribution as Common OP Units instead. Those who so elect and those that do not make an election will receive their portion of the distributable proceeds in cash. The choice of consideration with respect to the Affiliated Contribution is more fully described under “THE TRANSACTIONS.” After the first anniversary of becoming a holder of Common OP Units, each holder has the right, subject to the terms and conditions set forth in the Aimco Operating Partnership’s agreement of limited partnership ( the “Aimco Operating Partnership Agreement”), to require the Aimco Operating Partnership to redeem all or a portion of the Common OP Units held by such party in exchange for shares of Class A Common Stock or a cash amount equal to the value of such shares, as the Aimco Operating Partnership may elect. See “DESCRIPTION OF COMMON OP UNITS ” for additional information.
•	Advantages of the Transactions. The Managing General Partner believes that the Transactions have the following principal advantages:
•	Limited partners that elect to receive Common OP Units as consideration may be entitled to defer a portion of their taxable gain and have the opportunity to participate in the Aimco Operating Partnership’s enterprise.

•	Limited partners that do not elect to receive Common OP Units will forego the potential deferral of taxable gain that may result from receipt of Common OP Units, but will receive a cash distribution of approximately $25,774 per Portfolio I nondefaulted unit and $25,599 per Portfolio II nondefaulted unit from the Affiliated Contribution.

•	The Unaffiliated Sales will result in cash distributions to the limited partners of approximately $7,471 per Portfolio I nondefaulted unit and $7,415 per Portfolio II nondefaulted unit, assuming the Minimum Unaffiliated Sale Price for each Unaffiliated Sale Property is achieved.

•	The Affiliated Contribution provides greater certainty than sales to third parties, due to, among other things, the short feasibility period and abbreviated conditions to closing. Simultaneous approval of the Unaffiliated Sales will permit the Partnerships to avoid the costs and delay of subsequent notifications to the partners.

•	There are various costs associated with being a public reporting company, including costs associated with preparing, auditing and filing periodic reports with the SEC, which would be eliminated if VMS were to terminate its registration and therefore its obligation to file annual, quarterly and other reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Managing General Partner estimates these expenses to be approximately $87,000 per year. This represents approximately 13% of VMS’s general and administrative expenses and 0.20% of its total expenses (based on 2005 expenses of approximately $686,000 and $42,508,000, respectively). In addition, as a result of the Sarbanes-Oxley Act of 2002, the Managing General Partner estimates these costs will increase by approximately 10% beginning in 2007.

•	All of the Properties currently require capital expenditures for which existing resources are not adequate. The planned refinancing of the Properties, while beneficial to the debt structure of the Partnerships and the Transactions, will not generate sufficient cash to fund the required capital expenditures.

•	The tax benefits of continued investment in the Properties have been reduced for most limited partners.
•	Disadvantages of the Proposed Transactions. The Managing General Partner believes that the Transactions have the following disadvantages:
•	The Unaffiliated Sales will result in taxable gain to the limited partners, and distributable proceeds to the limited partners will likely be insufficient to pay the resulting tax liability.

•	To the extent that limited partners in the Partnerships receive cash in connection with the Affiliated Contribution, all limited partners in the Partnership, including limited partners receiving Common OP Units and no cash, will recognize taxable gain.

•	The Managing General Partner is an affiliate of Aimco Properties, LLC, and the terms of the Affiliated Contribution, including the amount of consideration, were determined without an arms-length negotiation. VMS might obtain greater consideration in a sale to a third party or another transaction that involved independent third-party negotiations.

•	In structuring the Affiliated Contribution, no one separately represented the interests of the limited partners. Although the Managing General Partner has a fiduciary duty to the limited partners, it also has responsibilities to its stockholder, which is affiliated with Aimco Properties, LLC, resulting in a conflict of interest.

•	For those limited partners that elect to receive solely Common OP Units as consideration, the Affiliated Contribution will not result in any immediate cash distribution.
For additional information, see “ RISK FACTORS,” “SPECIAL FACTORS—BACKGROUND AND REASONS FOR THE TRANSACTIONS—Expected Benefits of the Transactions” and “SPECIAL FACTORS—BACKGROUND AND REASONS FOR THE TRANSACTIONS—Disadvantages of the Transactions.”
•	Conflicts of Interest. Apartment Investment and Management Company (“Aimco”) beneficially owns both the Managing General Partner of the Partnerships and the general partnership interest and approximately ninety percent (90%) of the common partnership units and equivalents of the Aimco Operating Partnership, as of June 30, 2006. The Aimco Operating Partnership is the sole member of Aimco Properties, LLC and is also a limited partner in the Partnerships. The Managing General Partner has fiduciary duties to the limited partners of the Partnerships, on the one hand, and to Aimco, as its sole stockholder, on the other. As a result, in considering the Affiliated Contribution, the Managing General Partner has substantial conflicts of interest. Dissolution of the partnership would result in the loss of management fees to the Managing General Partner and its affiliates. Aimco or its affiliates also hold the junior mortgage and certain other indebtedness and bankruptcy claims, including a mortgage participation, general partner loans and other accrued fees in an aggregate amount of $90,581,533 that will be repaid as a part of a refinancing preceding the Transactions, or if such refinancing does not occur, the Transactions. See “ RISK FACTORS,” “CONFLICTS OF INTEREST” and “VMS AND THE PARTNERSHIPS—Transactions with Affiliates” for additional information.

•	Fairness of the Transactions. Although the Managing General Partner has interests that may conflict with those of the limited partners of the Partnerships, the Managing General Partner is of the opinion that the Transactions are fair to the limited partners in view of the factors listed below and described in greater detail under “FAIRNESS OF THE TRANSACTIONS.”
•	The consideration for the Affiliated Contribution Properties is equal in value to the greater of the appraised market value of the Properties and internal valuations prepared annually by Aimco.

•	VMS will not complete a Transaction if limited partners owning more than 50% of the aggregate units of the Partnerships give written notice of objection to that Transaction prior to ___, 2006.

•	The Managing General Partner arrived at the Minimum Unaffiliated Sale Prices by obtaining valuation estimates from third party brokers selected to market the Unaffiliated

Sale Properties for sale and applying a 15% discount to each estimate.

•	Limited partners that elect to receive Common OP Units as consideration for the Affiliated Contribution may be entitled to defer a portion of their taxable gain and would have the opportunity to participate in the Aimco Operating Partnership’s enterprise.

•	The junior mortgage loans encumbering the Properties and certain other indebtedness and bankruptcy claims of VMS are held by Aimco or its affiliates and will be repaid as part of the refinancing to be concluded prior to the closing of either of the Transactions.

•	Pursuant to the Contribution Agreement, VMS, the Partnerships and Aimco Properties, LLC have provided each limited partner with contractual dissenters’ appraisal rights with respect to the Affiliated Contribution that are generally based upon the dissenters’ appraisal rights that a limited partner would have were it a shareholder in a corporate merger under the corporation laws of the state of the Partnerships’ organization.
The factors considered by the Managing General Partner in evaluating the fairness of the Transactions are more fully described under “ FAIRNESS OF THE TRANSACTIONS.”
•	After the Transactions are Consummated. After completion of the Transactions, any available proceeds will be distributed to the partners in accordance with the joint venture and partnership agreements (including default provisions with respect to limited partners failing to satisfy certain obligations thereunder), and the elections, if any, of the limited partners as to the nature of the consideration desired, and VMS and the Partnerships will be dissolved in accordance with the terms of their respective venture and partnership agreements. Upon dissolution of VMS, the Managing General Partner intends to file a notice with the SEC that will result in a termination of VMS’s obligation to file annual, quarterly and other reports with the SEC pursuant to the Exchange Act. There are various costs associated with being a public reporting company, including costs associated with preparing, auditing and filing periodic reports with the SEC, which would be eliminated if VMS were to terminate its registration under the Exchange Act. For additional information, see “PLANS AFTER THE TRANSACTIONS ARE CONSUMMATED.”

•	VMS and the Partnerships. The general partners of VMS are Portfolio I and Portfolio II. VMS is owned 70.69% by Portfolio I and 29.31% by Portfolio II. There are currently 644 units of Portfolio I and 267 units of Portfolio II issued and outstanding, which are held of record by 669 and 257 limited partners, respectively. VMS’s investment portfolio currently consists of the following 15 residential apartment complexes: Buena Vista Apartments, a 92-unit complex in Pasadena, California; Casa de Monterey, a 144-unit complex in Norwalk, California; Crosswood Park Apartments, a 180-unit complex in Citrus Heights, California; Mountain View Apartments, a 168-unit complex in San Dimas, California; Pathfinder Village Apartments, a 246-unit complex in Fremont, California; Scotchollow Apartments, a 418-unit complex in San Mateo, California; The Bluffs, a 137-unit complex in Milwaukee, Oregon; Vista Village Apartments, a 220-unit complex in El Paso, Texas; Chapelle Le Grande, a 105-unit complex in Merrillville, Indiana; Shadowood Apartments, a 120-unit complex in Monroe, Louisiana; The Towers of Westchester Park, a 303-unit complex in College Park, Maryland; Terrace Gardens, a 126-unit complex in Omaha, Nebraska; North Park Apartments, a 284-unit complex in Evansville, Indiana; Watergate Apartments, a 140-unit complex in Little Rock, Arkansas; and Forest Ridge Apartments, a 278-unit complex in Flagstaff, Arizona. An affiliate of the Aimco Operating Partnership currently serves as manager of the Properties. The principal executive offices of the Managing General Partner, the Partnerships and VMS are located at 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, telephone (864) 239-1000. For additional information about VMS and the Partnerships, see “VMS AND THE PARTNERSHIPS” and “GENERAL INFORMATION.”

•	The Aimco Operating Partnership and Aimco. The Aimco Operating Partnership is a Delaware limited partnership that conducts substantially all of the operations of Aimco. As of June 30, 2006, Aimco beneficially owns approximately ninety percent (90%) of the Common OP Units and equivalents of the Aimco Operating Partnership. Aimco is a real estate investment trust (a “REIT”) that owns and manages multifamily apartment properties throughout the United States. The Aimco Operating Partnership, through its operating divisions and subsidiaries, holds substantially all of Aimco’s assets and manages the daily operations of Aimco’s business and assets. As of June 30, 2006, the Aimco Operating Partnership owned or managed a portfolio of 1,320 apartment properties containing 230,438 apartment units located in 47 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled by the National Multi Housing Council, as of January 1, 2006, Aimco is the largest owner of multifamily apartment properties in the United States. The general partner of the Aimco Operating Partnership is AIMCO-GP, Inc., a Delaware corporation, which is a wholly owned subsidiary of Aimco. The Aimco Operating Partnership is the sole member of Aimco Properties, LLC. The principal executive offices of Aimco, the Aimco Operating Partnership and Aimco Properties, LLC are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and their telephone number is (303) 757-8101. For additional information about Aimco, the Aimco Operating Partnership and Aimco Properties, LLC, see “INFORMATION CONCERNING AIMCO AND THE AIMCO OPERATING PARTNERSHIP.”

•	Tax Consequences of the Transactions. The Unaffiliated Sales will be taxable transactions for United States federal income tax purposes and likely for state and local income tax purposes as well. To the extent that limited partners receive cash in connection with the Affiliated Contribution, the Affiliated Contribution will also be in part a taxable transaction for such tax purposes because VMS will receive cash in the Affiliated Contribution. Any taxable income from the Unaffiliated Sales and the Affiliated Contribution will pass through, and be taxable, to the partners. Taxable income from the Affiliated Contribution will pass through, and be taxable, to all limited partners, including those who elect to receive Common OP Units rather than cash in connection with the Affiliated Contribution. Additional gain may be recognized in connection with actual or deemed distributions of cash by VMS and the Partnerships. There are also other tax considerations related to the Affiliated Contribution and to investment in the Aimco Operating Partnership and Aimco that you should consider. See “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS” for additional information.

•	Appraisal Rights. Pursuant to the Contribution Agreement, VMS, the Partnerships and Aimco Properties, LLC have provided each limited partner with contractual dissenters’ appraisal rights with respect to the Affiliated Contribution that are generally based upon the dissenters’ appraisal rights that a limited partner would have were it a shareholder in a corporate merger under the corporation laws of the state of the Partnerships’ organization. To exercise this right, you must take the necessary steps provided by the Contribution Agreement. See “APPRAISAL RIGHTS” for additional information.

SPECIAL FACTORS
BACKGROUND AND REASONS FOR THE TRANSACTIONS
General. VMS was formed as a general partnership pursuant to the Uniform Venture Act of the State of Illinois and a joint venture agreement dated September 27, 1984, between Portfolio I and Portfolio II. Its primary business is real estate ownership and related operations. VMS was formed for the purpose of making investments in various types of real properties that offer potential capital appreciation and cash distributions to its partners. Effective December 12, 1997, the managing general partner of each of the Partnerships was transferred from VMS Realty Investment, Ltd. (formerly VMS Realty Partners) to MAERIL, Inc., a wholly-owned subsidiary of MAE GP Corporation and an affiliate of Insignia Financial Group, Inc. (“Insignia”). Effective February 25, 1998, MAE GP Corporation was merged with Insignia Properties Trust (“IPT”), which was an affiliate of Insignia. Insignia and IPT were merged into Aimco effective October 1, 1998 and February 26, 1999, respectively. Thus, the Managing General Partner is now a wholly-owned subsidiary of Aimco.
     Since that time, Aimco and the Managing General Partner have sought to maximize the operating results and, ultimately, the net realizable value of each of VMS’s holdings in order to achieve the best possible return for the investors. The Managing General Partner regularly analyzes the effects of each Property’s operating performance on the financial position of VMS and whether additional capital expenditures on these Properties or investments in alternative assets would benefit VMS’s financial position. The Managing General Partner periodically evaluates the physical improvement requirements of the Properties and the availability of favorable financing opportunities to fund these requirements. In addition, the Managing General Partner monitors the conditions of the real estate markets affecting the Properties, considering whether a disposition of any of the Properties would further the Partnerships’ best interests.
     The terms of the senior mortgages currently encumbering the Properties contemplate the payment of an agreed valuation amount of $110,000,000 for such indebtedness, which is less than the applicable face amount of $152,225,000, if repayment occurs after January 1, 2007 and on or prior to January 1, 2008, the maturity date. Approximately $12,763,000 of the amount owing with respect to the senior mortgages has been paid as of ___, 2006 and the remaining unpaid portion of the agreed valuation amount will be repaid with the proceeds of the refinancing discussed elsewhere herein. The structure including an agreed valuation amount and a face amount is based on the VMS bankruptcy plan. The structure of certain secured notes originally held by the FDIC contemplated preservation of the full principal amount, in this case $152,225,000, and an agreed valuation amount of $110,000,000 that could be paid if there were no defaults. The discounted payoff was based on the actual value of the collateral underlying the notes from June, 1992, as determined in the bankruptcy proceeding. This structure reflects a basic principle of bankruptcy law that bases an allowed secured claim on the value of the collateral securing the claim, and treats any deficiency as unsecured. Bankruptcy provisions also permit any deficiency to continue to be secured by the property that originally collateralized the debt. The existing structure therefore reflects an outcome consistent with the bankruptcy laws. In addition, the mortgage indebtedness provides that if a default occurs with respect to a particular mortgage and that mortgage is subsequently repaid prior to January 1, 2008, then an additional prepayment premium (sometimes known as yield maintenance and referred to as the “Prepayment Consideration”) of not less than 1% of the agreed valuation amount would also be owed. The Prepayment Consideration is equal to the greater of: (x) one percent of the agreed valuation amount; and (y) the present value of a series of payments, each equal to the Payment Differential (as defined below) and payable on each monthly payment date over the remaining original term of the Amended, Restated, and Consolidated Senior Notes and on January 1, 2008, discounted at the Reinvestment Yield (as defined below) for the number of months remaining from the date prepayment is received through and including January 1, 2008.
     With respect to the calculation of the Prepayment Consideration, (i) “Reinvestment Yield” means the lesser of (a) the yield on the US treasury issue (primary issue) with a maturity date closest to January 1, 2008, or (b) the yield on the US Treasury issue (primary issue) with a term equal to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in the WSJ on the date that is 14 days prior to the date prepayment is received (or if such bid price is not published on that date, the next preceding date on which that bid price is so published.); and (ii) “Payment Differential” means the difference between 8.5% per annum and the Reinvestment Yield, divided by 12, and then multiplied by the agreed valuation amount or such other lesser amount being prepaid in order to reinstate the debt) on the date prepayment is actually made. In no event will it be less than zero.
     In any event, if any of the mortgages are not paid on or before January 1, 2008, a default will occur and the full face amount of that mortgage, rather than the agreed valuation amount, will become due.
     Under the terms of the existing outstanding mortgage indebtedness encumbering the Properties, including prohibitions on repayment prior to January 1, 2007, completion of either Transaction prior to that date would require the consent of the holders of that indebtedness. The prohibition on prepayment is reflected in the mortgage indebtedness provisions that preclude the “right or privilege to prepay all or any portion of the unpaid principal balance of [the note] until January 1, 2007.” Thus, because of the note provision that precludes prepayment, the consent of the holders of the note is required to be able to waive this provision. Further, a contrived default will not enable the notes to be prepaid without payment of the Prepayment Consideration outlined above. While the Managing General Partner may seek this consent, and although an affiliate of the Managing General Partner owns the junior mortgage indebtedness, the Managing General Partner is of the opinion that these efforts will likely be unsuccessful because, among other things, the owner of the senior mortgage indebtedness is a real estate mortgage investment conduit and its servicer’s ability to amend or waive loan terms is limited. Were these efforts to be successful, there can be no assurance that the conditions precedent to such consent will not require the payment of prepayment penalties or be so onerous to VMS as to be impracticable or inadvisable to perform. As a result, without a restructuring of the outstanding indebtedness, the Managing General Partner believes that completion of any Transaction prior to January 1, 2007 is unlikely.
     Additionally, as a result of limits on cash available for capital expenditures imposed by the terms of the senior mortgage indebtedness to be repaid with the proceeds of the refinancing, which limits such expenditures to an annual limit of $300 per unit per Property, , VMS does not have sufficient funds to pay for necessary capital expenditures. As noted below in “ESTIMATED DISTRIBUTIONS AND TAX CONSEQUENCES,” the Managing General Partner anticipates that the proceeds of the refinancing available for distribution to the limited partners will be approximately $11,418,118. Even if VMS did not distribute those estimated proceeds, estimated capital expenditure needs of approximately $32,100,498, described in more detail on pages 53-56 below, would exceed those proceeds by more than $20,000,000. As a result, the Managing General Partner believes that operations will be insufficient, even following a favorable refinancing, to finance these necessary capital expenditures.
     On April 4, 2006, Mr. Terry Considine, Mr.  Thomas Herzog, Mr. Harry Alcock, Mr. Robert Walker, Ms. Martha Long, Mr. Scott Anderson and Mr. Derek McCandless convened to discuss the VMS debt and bankruptcy structure, including the impending maturity of the outstanding indebtedness and potential alternatives for addressing the shortfall in cash necessary for capital expenditures.
     The attendees also discussed Aimco’s potential interest in acquiring certain of the properties, as well as its fiduciary duties to the limited partners if such a transaction were undertaken. In light of the fiduciary duties owed to the unaffiliated limited partners, the group decided that the minimum purchase price for any property that Aimco acquired would be the valuation ascribed to such property by Aimco’s internal valuations. The decision was made to obtain appraisals to confirm the value of the properties that Aimco had expressed an interest in acquiring. The decision was also made to evaluate the proceeds to limited partners in the event of a sale of such properties, as well as the tax consequences to limited partners from such a sale.
     On May 4, 2006, Aimco’s outside counsel distributed a draft purchase agreement containing terms upon which Aimco would purchase the Affiliated Contribution Properties for cash.

     On May 16, 2006, Mr. Alcock, Ms.  Long and Ms. Danielle McClure reviewed the results of the appraisals in light of the fiduciary duties owed to unaffiliated limited partners and Aimco’s investment criteria. Mr. Alcock determined that Aimco would pay an aggregate purchase price that included the full appraised values of the six Affiliated Contribution Properties with appraised values higher than Aimco’s internal values. Mr. Alcock also confirmed that the aggregate purchase price would include Aimco’s full internal value of the one property with an Aimco internal value higher than its appraised value.
     On May 23, 2006, Mr. Anderson relayed to Mr.  McCandless that the estimated tax consequences to limited partners of a cash sale of all of the Properties would require payment by limited partners of state and federal taxes of approximately $12,000 per limited partnership unit above anticipated sales proceeds, assuming for purposes of this calculation that the Minimum Unaffiliated Sale Price was achieved. Mr. Anderson and Mr. McCandless discussed possible alternative transaction structures that might improve the negative tax situation facing limited partners in the event of an all-cash sale of the Properties. Mr. Anderson and Mr.  McCandless also discussed these alternative transaction structures with members of Aimco’s tax department.
     Mr.  Considine, Mr. Miles Cortez and Mr. McCandless discussed the potential for improved tax consequences to limited partners in the event of a transaction involving Common OP Units as consideration. Mr. Considine decided to pursue a transaction that would provide limited partners the opportunity to elect Common OP Units in lieu of cash.
     On July 5, 2006, Mr. Alcock, Mr.  Anderson, Mr. McCandless, Ms. Long and Mr. Jeff Ogden met to discuss the possibility of a refinancing accompanied by a cash distribution to limited partners. After discussing the consequences of an interim cash distribution resulting from a refinancing and the fact that a refinancing would assist with the sale and contribution of the Properties by eliminating the cross-collateralization features of the existing indebtedness, Mr. Alcock and Mr. Ogden decided to proceed with a refinancing prior to the sale and the contribution.
     On August 17, 2006, Aimco’s outside counsel circulated a revised draft of the purchase agreement containing provisions contemplating the structure described herein, whereby limited partners will be able to waive the right to receive cash and receive Common OP Units instead.
     Therefore, the Managing General Partner intends to refinance the outstanding indebtedness to implement a debt structure that would provide greater flexibility than the existing indebtedness and will result in a cash distribution to limited partners. The Managing General Partner believes it will be able to complete the refinancing as described herein. The Managing General Partner believes the refinancing will provide sufficient funds to repay the senior and junior mortgages on all of the Properties, loans made by the Managing General Partner and its affiliates to VMS, and other indebtedness owed to affiliates of the Managing General Partner and to fund the cash distribution to limited partners, all as described herein. As noted above, the refinancing is not expected to generate sufficient funds to fund the necessary capital expenditures required by the Properties, even if a cash distribution to limited partners did not occur. Therefore, even following the refinancing, the Managing General Partner believes it is in the best interests of the limited partners of the Partnerships for VMS to dispose of the Properties. In light of the existing and ongoing capital expenditure needs of the Properties, the Managing General Partner does not believe that continuing to operate the Properties indefinitely is feasible.
     In light of the foregoing, the Managing General Partner’s review of existing market conditions for real estate such as the Affiliated Contribution Properties, Aimco’s agreement to pay consideration equal to the greater of the appraised value or Aimco’s internal valuation for each of the Affiliated Contribution Properties, the ability for limited partners to defer a certain amount of adverse tax consequences by electing to receive Common OP Units and the other benefits of the Affiliated Contribution described herein, the Managing General Partner agreed to the terms of the Affiliated Contribution.

     As discussed above, the limited partners of the Partnerships are being given a choice as to the consideration they will receive with respect to the Affiliated Contribution. The Partnerships’ partnership agreements do not permit the Partnerships to distribute any consideration other than cash in liquidation of the interest of a limited partner. However, the limited partners may elect to waive the right to receive any portion of the cash distribution with respect to the Affiliated Contribution and receive Common OP Units directly from the Aimco Operating Partnership instead. Aimco and its affiliates which own limited partnership interests in the Partnerships currently intend to waive their right to receive any portion of the cash distribution with respect to the Affiliated Contribution and receive Common OP Units instead. The Partnerships’ partnership agreements also do not permit a special allocation of gain to the limited partners receiving cash, even if such special allocation would be permitted under applicable law. Thus, the receipt of cash by some limited partners will have an adverse tax consequence on those limited partners who choose to waive any portion of the cash distribution and receive Common OP Units instead.
ESTIMATED DISTRIBUTIONS AND TAX CONSEQUENCES
     It is anticipated that distributions to the limited partners will result from each of the (i) refinancing, (ii) the Unaffiliated Sales, and (iii) the Affiliated Contribution. In addition, each of the three items will have tax consequences to the limited partners. The following discussion and tables summarize the estimated distributions as well as the anticipated tax consequences. After the summaries of the estimated distributions with respect to each item, and of the anticipated tax consequences with respect to each item, there is an overall summary that combines the estimated distributions and tax consequences for all three items.
     In a series of transactions from November 1999 until March 30, 2001, an affiliate of the Aimco Operating Partnership acquired a portion of the “Class 3-C Claim,” an unsecured claim under the confirmed VMS bankruptcy plan, for an aggregate cost of approximately $13,809,159, and the “MF VMS Interest,” an additional claim under the confirmed VMS bankruptcy plan for an aggregate cost of approximately $9,800,000. The Managing General Partner currently estimates that an affiliate of the Aimco Operating Partnership, as owner of a portion of the Class 3-C Claim, will receive approximately $37,115,625 from the proceeds of the refinancing preceding the Transactions. Under the confirmed VMS bankruptcy plan, after the Class 3-C Claim is paid, the owner of the MF VMS Interest will also receive 25% of any surplus in the partnership advance account established under the confirmed VMS bankruptcy plan utilized to pay the Class 3-C Claim (the “PAA”). The Managing General Partner estimates that the surplus will be approximately $11,532,608. Accordingly, 25% of the PAA surplus is estimated to be approximately $2,883,152. The remaining 75% of that surplus will be paid to Portfolio I and Portfolio II. After the payments from the PAA are made, half of any remaining proceeds will be paid to Aimco as the owner of the MF VMS Interest, and half to VMS. The Managing General Partner estimates that this payment will equal $51,009,991 from the proceeds of the refinancing and the Transactions. These estimates assume that the refinancing preceding the Transactions described herein occurs and the Properties are contributed or sold as described herein, although there can be no assurance that these estimates will be accurate when the refinancing and the Transactions actually occur.
     Non-resident withholding tax paid by the Partnerships on behalf of a partner to a state tax jurisdiction should be creditable against the tax liability of that partner in the jurisdiction. Limited partners are advised to consult their tax advisors.
     Unless otherwise expressly stated, amounts relate to units of each Partnership that are not in default under the applicable partnership agreement (“nondefaulted units”). The Managing General Partner has determined that roughly 5% of the units of each Partnership are in default (“defaulted units”). See “Special Considerations for Defaulted Units.”

Estimated Distributions
     Proceeds of Refinancing. The Managing General Partner intends to complete the refinancing prior to completion of the Transactions. Proceeds of the intended refinancing would be used to satisfy the outstanding mortgage and other indebtedness of VMS. Any available residual proceeds would be distributed to the partners in accordance with the joint venture and partnership agreements (including default provisions with respect to limited partners failing to satisfy certain obligations thereunder) and applicable law.
     The first table below summarizes the total estimated proceeds of the refinancing. The two succeeding tables break down the total between the two portfolios, and summarize the estimated proceeds of the refinancing per unit of Portfolio I and per unit of Portfolio II.
     Amounts below have been estimated as of January 1, 2007, the earliest date on which any refinancing will occur, based upon information available to the Managing General Partner as of September 30, 2006. There can be no assurance that these estimates will prove accurate. For more detail regarding payments to Aimco and its affiliates, see “CONFLICTS OF INTEREST.”
TOTAL ESTIMATED DISTRIBUTIONS
FROM REFINANCING

New mortgage principal	$207,550,000
Less: Estimated closing costs	(4,151,000)
Less: Pay off of senior mortgages	(95,693,052)
Less: Pay off of junior mortgages	(21,693,158)
Less: Class 3-C Claim under Bankruptcy Plan	(42,000,000)
Less: MF VMS Interest from Partnership Advance Account	(2,883,152)
Less: 50% of residual to MF VMS Interest	(16,240,091)
Less: Pay off of affiliate- loans	(12,649,527)
Less: Estimated non-resident withholding taxes	(821,902)

Distributable to Portfolio I & Portfolio II	$11,418,118

ESTIMATED DISTRIBUTIONS
FROM REFINANCING
PER UNIT OF PORTFOLIO I

Distributable to Portfolio I & Portfolio II	$11,418,118
Percentage to Portfolio I	70.69

Distributable to Portfolio I	8,071,468
Total number of Portfolio I units	611.25

Distributable per Portfolio I unit	$13,205.00

ESTIMATED DISTRIBUTIONS
FROM REFINANCING
PER UNIT OF PORTFOLIO II

Distributable to Portfolio I & Portfolio II	$11,418,118

Percentage to Portfolio II	29.31

Distributable to Portfolio II	3,346,650
Total number of Portfolio II units	255.42

Distributable per Portfolio II unit	$13,103.00

      Proceeds of Unaffiliated Sales. Following the completion of the Unaffiliated Sales, which may occur on a property-by-property basis, any available proceeds will be distributed to the partners in accordance with the joint venture and partnership agreements (including default provisions with respect to limited partners failing to satisfy certain obligations thereunder) and applicable law.
     The first table below summarizes the total estimated proceeds of the Unaffiliated Sales. The two succeeding tables break down the total between the two portfolios, and summarize the estimated proceeds of the Unaffiliated Sales per unit of Portfolio I and per unit of Portfolio II.
     The three tables below assume the Transaction was completed on September 30, 2006 and that proceeds from the Unaffiliated Sales were equal to the Minimum Unaffiliated Sale Prices. These calculations are estimates based upon information available to the Managing General Partner as of September 30, 2006. There can be no assurance that these estimates will prove accurate. VMS will not proceed with an Unaffiliated Sale, however, if it is unable to attain at least the Minimum Unaffiliated Sale Price with respect to such Property.
TOTAL ESTIMATED DISTRIBUTIONS
FROM UNAFFILIATED SALES

Gross purchase price	$56,739,412
Plus: Cash and cash equivalents	545,458
Plus: Other partnership assets	1,024,361
Less: Mortgage debt including accrued interest	(39,550,000)
Less: Due to affiliates	(52,734)
Less: 50% of residual proceeds to MF VMS Interest	(7,581,641)
Less: Accounts payable, accrued expenses and other liabilities	(1,998,277)
Less: Reserve for contingencies	(202,415)
Less: Closing costs	(1,134,788)
Less: Estimated non-resident withholding taxes	(1,121,446)
Less: Estimated transfer taxes	(34,270)
Less: Estimated state entity taxes	(173,465)

Distributable to Portfolio I & Portfolio II	$6,460,195

ESTIMATED DISTRIBUTIONS
FROM UNAFFILIATED SALES
PER UNIT OF PORTFOLIO I

Distributable to Portfolio I & Portfolio II	$6,460,195
Percentage to Portfolio I	70.69

Distributable to Portfolio I	4,566,410
Total number of Portfolio I units	611.25

Distributable per Portfolio I unit	$7,471

ESTIMATED DISTRIBUTIONS
FROM UNAFFILIATED SALES
PER UNIT OF PORTFOLIO II

Distributable to Portfolio I & Portfolio II	$6,460,195
Percentage to Portfolio II	29.31
Distributable to Portfolio II	1,893,785
Total number of Portfolio II units	255.42

Distributable per Portfolio II unit	$7,414

     Proceeds of Affiliated Contribution. Following the completion of the Affiliated Contribution, the cash proceeds will be distributed to the partners in accordance with the joint venture and partnership agreements (including default provisions with respect to limited partners failing to satisfy certain obligations thereunder), and the elections, if any, of the limited partners as to the nature of the consideration desired.
     The first table below summarizes the estimated distribution to the limited partners that would have taken place if the Affiliated Contribution had been completed on September 30, 2006. Limited partners electing to receive Common OP Units instead of cash will receive Common OP Units. The number of Common OP Units will be equal to the amount of the cash distribution waived, divided by the average daily closing price of a share of Class A Common Stock on the NYSE over the twenty trading-day period ended two days prior to consummation of the Affiliated Contribution. Limited partners are instructed to contact The Altman Group, Inc. with any direct questions or requests for information, including an estimate of Common OP Units issuable with respect to waivers of particular cash amounts, as of the most recent practicable date. Please see the information set forth under “HOW TO OBTAIN ADDITIONAL INFORMATION.”
     The calculations reflected in the tables below are estimates based upon information available to the Managing General Partner as of September 30, 2006. There can be no assurance that these estimates will prove accurate, particularly as relates to limited partners that elect to waive any portion of the cash distribution and receive Common OP Units instead, since the number of Common OP Units to be issued in exchange for the contribution of the Affiliated Contribution Properties will be fixed at the time the Affiliated Contribution is consummated as described above, and the market value of the Class A Common Stock will likely fluctuate between that date and the date Common OP Units are received by limited partners. The amount of state tax withholding will vary depending on the percentage of limited partners that elect to receive Common OP Units, and this variation may affect the amount of the cash distributions. However, such variation is not expected to be material.
ESTIMATED DISTRIBUTIONS
FROM AFFILIATED CONTRIBUTION

Gross purchase price	$224,228,260
Plus: Cash and cash equivalents	1,080,373
Plus: Other partnership assets	2,726,585

Less: Mortgage debt including accrued interest	(168,000,000)
Less: Due to affiliates	(58,008)
Less: 50% of residual proceeds to holder of MF VMS Interest	(27,643,259)
Less: Accounts payable, accrued expenses and other liabilities	(2,342,610)
Less: Reserve for Contingencies	(799,923)
Less: Estimated non-resident withholding taxes	(5,349,163)
Less: Estimated transfer taxes	(1,548,161)
Less: Estimated state entity taxes	(1,600)

Distributable to Portfolio I & Portfolio II	$22,292,494

ESTIMATED DISTRIBUTIONS
FROM AFFILIATED CONTRIBUTION
PER UNIT OF PORTFOLIO I

Distributable to Portfolio I & Portfolio II	$22,292,494
Percentage to Portfolio I	70.69
Distributable to Portfolio I	15,754,182
Total number of Portfolio I units	611.25

Distributable per Portfolio I unit	$25,774

ESTIMATED DISTRIBUTIONS
FROM AFFILIATED CONTRIBUTION
PER UNIT OF PORTFOLIO II

Distributable to Portfolio I & Portfolio II	$22,292,494
Percentage to Portfolio II	29.31
Distributable to Portfolio II	6,538,313
Total number of Portfolio II units	255.42

Distributable per Portfolio II unit	$25,599

     The table below indicates the number of Common OP Units that would be issuable in lieu of specified amounts of cash distributions that a limited partner might waive with respect to a Portfolio I or Portfolio II unit. On ___, 2006, the last reported sale price of Class A Common Stock on the NYSE was $___. The number of Common OP Units actually issuable with respect to a particular amount of cash waived may differ from the numbers set forth in the table below.
NUMBER OF COMMON OP UNITS
ISSUED FOR WAIVED CASH AMOUNTS
AT ASSUMED CLASS A COMMON STOCK PRICES

Assumed Class
A Common
Stock Prices	Potential Waived Cash Amounts
	$13,000	$16,000	$19,000	$22,000	$25,000

$35.00	371.4286	457.1429	542.8571	628.5714	714.2857
$40.00	325	400	475	550	625
$45.00	288.8889	355.5556	422.2222	488.8889	555.5556
$50.00	260	320	380	440	500
$55.00	236.3636	290.9091	345.4545	400	454.5455
$60.00	216.6667	266.6667	316.6667	366.6667	416.6667

Estimated Tax Consequences
     Refinancing. In general, repayment of the senior debt at the agreed valuation amount, rather than at the applicable face amount, would result in cancellation of indebtedness (“COD”) income allocable to limited partners. COD income is generally taxable as ordinary income, and increases the tax basis of the partner in its partnership interest. However, the COD income should be offset, in part, by deductible interest expense, which reduces the partner’s tax basis in its partnership interest.
     It is estimated that the COD income, after taking into account the offsetting interest expense, will be $11,847 per unit of Portfolio I and $11,818 per unit of Portfolio II.
     Although there can be no assurance, it is anticipated that a portion of the refinancing proceeds will be distributed to the limited partners, and that such distribution would be at least sufficient to enable the limited partners to pay any tax due on COD income allocated to them.
     A partner’s basis in its partnership interest is also affected by any net increase or decrease in allocations of any new debt to such partner as compared with the amounts of repaid liabilities that had been allocated to such partner. An increased share of partnership liabilities increases a partner’s basis in its partnership interest. A decreased share of partnership liabilities is treated as a cash distribution that decreases a partner’s basis in its partnership interest. An actual distribution of refinancing proceeds to a partner will be applied against any basis the partner has in its partnership interest, but, to the extent the proceeds are in excess of such basis, will be taxable gain.
     Unaffiliated Sales. In connection with the Unaffiliated Sales, the Partnerships and the limited partners will recognize taxable gain. The Unaffiliated Sales will generate taxable gain to the Partnerships, which will be allocated to all of the partners of the Partnerships, including the limited partners. Accordingly, partners will recognize gain in the Unaffiliated Sales as a result. The resulting tax liabilities are expected to exceed the cash distribution.
     Assuming a purchase price (including assumed liabilities) of $56,739,412, and basis of the properties as of September 30, 2006, the Managing General Partner estimates that the unrecaptured section 1250 gain per unit will be $42,514 per unit of Portfolio I and $42,392 per unit of Portfolio II. It is not expected that there will be any additional taxable gain per unit beyond the unrecaptured section 1250 gain.
     Tax consequences to particular limited partners may vary depending on the effect of: (i) adjustments to the basis of Partnership property with respect to a limited partner that received its interest in the Partnership as a transferee and (ii) the difference between the tax basis of property of the Partnerships or VMS and the fair market value of such property at the time such property was contributed to or revalued by the Partnerships or VMS.
     These calculations are estimates based upon information currently available to the Managing General Partner and are provided as an example only. The amounts to be allocated to the partners may vary depending on the reserves established to satisfy future obligations, if any, actual transaction costs, and factors beyond the control of the Managing General Partner. Each limited partner should consult his or her tax advisor regarding the tax consequences to him or her. See “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS” for additional information.

     Affiliated Contribution . To the extent that any limited partners receive cash with respect to the Affiliated Contribution, VMS will receive cash from Aimco Properties, LLC, and as a result will recognize taxable income. On the other hand, to the extent that limited partners elect to receive Common OP Units, VMS is not expected to recognize taxable income. Taxable income recognized by VMS will pass through to the Partnerships, and from the Partnerships to the partners, and therefore will be taxable to the partners, including limited partners who elect to receive Common OP Units. Thus the amount of taxable income recognized by a limited partner who elects to receive Common OP Units will depend, in part, on the extent to which other limited partners receive cash or Common OP Units in connection with the Affiliated Contribution.
     The amounts to be allocated to the partners may vary depending on transaction costs and factors beyond the control of the Managing General Partner. Additionally, tax consequences to particular limited partners may vary depending on the effect of (i) adjustments to the basis of Partnership property with respect to a limited partner that received its interest in the Partnership as a transferee and (ii) the difference between the tax basis of property of the Partnerships or VMS and the fair market value of such property at the time such property was contributed to or received by the Partnerships or VMS.
     The total amount of net taxable gain recognized by a limited partner who receives cash is not expected to vary depending on the extent to which other limited partners receive cash or Common OP Units, although the character of such gain may vary. The Managing General Partner estimates that, with respect to units that receive cash, the total taxable gain per unit will be $173,715 per unit of Portfolio I and $171,722 per unit of Portfolio II. Of that amount, the unrecaptured 1250 gain per unit is estimated to be $75,248 per unit of Portfolio I and $74,949 per unit of Portfolio II. Units that receive cash generally should expect to recognize the same amount of taxable gain regardless of the percentage of other units that elect to receive Common OP Units.]
     With respect to limited partners that elect to receive Common OP Units, the number of Common OP Units to be issued will be fixed at the time the Affiliated Contribution is consummated, and the market value of the Class A Common Stock will likely fluctuate between that date and the date of any distribution of Common OP Units to limited partners. Each limited partner should consult his or her tax advisor regarding the tax consequences to him or her. See “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS” for additional information.
     The following table is a summary of the estimated allocation to the limited partners of taxable gain from the Affiliated Contribution, assuming that the Transaction was completed September 30, 2006. No position is taken as to the character of such gain as capital gain or ordinary income. These calculations are estimates based upon information currently available to the Managing General Partner and are provided as an example only. The amount of estimated non-resident withholding tax decreases to the extent limited partners elect to receive Common OP Units as consideration.

ESTIMATED GAIN FROM AFFILIATED CONTRIBUTION
PER UNIT RECEIVING COMMON OP UNITS

Cash Percentage	Gain Per Unit	Portfolio I	Portfolio II
25% Cash	Total Gain	$48,236	$47,863
	Unrecaptured 1250 Gain	44,104	44,197

50% Cash	Total Gain	96,471	95,725
	Unrecaptured 1250 Gain	52,686	52,730

75% Cash	Total Gain	144,707	143,296
	Unrecaptured 1250 Gain	64,373	64,431
     Estimated Distributions and Tax Consequences Combined. The table s below summarize the estimated distributions and tax consequences to the limited partners of taxable gain from the anticipated refinancing and the Transactions, assuming that (i) the refinancing was completed on January 1, 2007, based upon information available to the Managing General Partner as of September 30, 2006, (ii) the Transactions were completed on September 30, 2006 and (iii) the indicated percentage of cash was received by the limited partners with respect to the Affiliated Contribution.
     The first table below summarizes the estimated cash and taxable gain per unit receiving cash. The amount of state tax withholding will vary depending on the percentage of limited partners that elect to receive Common OP Units, and this variation may affect the amount of the cash distributions. However, such variation is not expected to be material. The second table summarizes the estimated taxable gain per unit receiving Common OP Units rather than cash. As noted above, the amount of taxable income recognized by a limited partner who elects to receive Common OP Units will depend, in part, on the extent to which other limited partners receive cash or Common OP Units in connection with the Affiliated Contribution.
ESTIMATED CASH AND GAIN
PER UNIT RECEIVING CASH

	Portfolio I	Portfolio II
Total gain per unit receiving cash	$222,797	$220,633
Unrecaptured 1250 gain per unit receiving cash	117,817	117,382
Cash distribution per unit	46,440	46,115
ESTIMATED GAIN
PER UNIT RECEIVING COMMON OP UNITS

Cash Percentage	Gain Per Unit	Portfolio I	Portfolio II
25% Cash	Total Gain	$97,213	$96,694
	Unrecaptured 1250 Gain	86,445	86,604

50% Cash	Total Gain	145,483	144,583
	Unrecaptured 1250 Gain	91,161	91,251

75% Cash	Total Gain	193,754	192,472
	Unrecaptured 1250 Gain	104,035	104,128
Special Considerations for Defaulted Units
     The estimated distributions and tax consequences described above relate to units of each Partnership that are not in default under the applicable partnership agreement (“nondefaulted units”). The Managing General Partner has determined, however, that roughly 5% of the units of each Partnership are in default (“defaulted units”). The Managing General Partner does not expect that any distribution of cash will be made with respect to defaulted units. However, the holders of defaulted units generally will recognize taxable gain. The Managing General Partner estimates that, with respect to defaulted units, the total taxable gain per unit will be $72,497 per unit of Portfolio I and $74,519 per unit of Portfolio II. Of that amount, the unrecaptured 1250 gain per unit is estimated to be $46,228 per unit of Portfolio I and $47,621 per unit of Portfolio II. The Partnerships will be required to withhold state tax with respect to defaulted units, and such withheld tax should be creditable against the tax liability of that partner in the jurisdiction. Limited partners are urged to consult their tax advisors.
Alternatives Considered
     The following is a brief discussion of the benefits and disadvantages of the alternatives to the Transactions that could have been pursued by the Managing General Partner.
Continue to Hold All VMS Properties
     Benefits of Continuing to Hold All VMS Properties. There are several potential benefits associated with retaining the Properties for the foreseeable future. Under certain circumstances, including a refinancing of the existing VMS debt, as is being sought by the Managing General Partner, and improving rental market conditions, the level of distributions from the Properties might increase over time. Additionally, any refinancing of the existing VMS debt, including the refinancing currently being considered, could result in improved cash flow in the future, which could result in increased distributions in the future. It is also possible that the resale market for apartment properties could improve over time and the disposition of the Properties at some point in the future could result in greater consideration. VMS’s continuing to hold the Properties would allow you to continue to participate in any net income from the Properties and any net proceeds from the future sale of the Properties.
     Disadvantages of Continuing to Hold All VMS Properties. There are several risks and disadvantages associated with retaining the Properties for the foreseeable future. Based on the estimates of the Managing General Partner, the Properties need substantial capital expenditures to be attractive to tenants. Without these expenditures, the condition of the Properties (and their expected rental income) is expected to deteriorate. Due to the terms of the current mortgage indebtedness encumbering the Properties, including prohibitions on repayment prior to January 1, 2007, refinancing any of the Properties prior to that date would require the consent of the holders of that indebtedness. While the Managing General Partner intends to seek this consent, and although an affiliate of the Managing General Partner owns the junior mortgage indebtedness, the Managing General Partner is of the opinion that these efforts will likely be unsuccessful because, among other things, the owner of the senior mortgage indebtedness is a real estate mortgage investment conduit and its servicer’s ability to amend or waive loan terms is limited. Were these efforts to be successful, there can be no assurance that the conditions precedent to such consent will not require the payment of prepayment penalties or be so onerous to VMS as to be impracticable or inadvisable to perform. Although a refinancing of the existing mortgage indebtedness after January 1, 2007 is intended and can be completed without such consents, the Managing General Partner believes that any such refinancing would not generate sufficient cash to satisfy the required capital expenditures and operating requirements of the Properties. The failure of the intended refinancing to satisfy such capital expenditure and operating requirements ultimately led the Managing General Partner to reject the option to hold the Properties for the foreseeable future.
     In addition, you are likely to continue to receive allocations of taxable income from the Partnerships without any corresponding distributions. Unless you have losses from passive investments (including VMS) or other tax attributes to offset such taxable income, you may be required to pay taxes in respect of such income without any corresponding receipt of cash. This situation has arisen primarily because of the declining depreciation deductions of the Properties in which the Partnerships have invested through VMS. All of the cash flow is currently dedicated to the payment of operating expenses, capital expenditures and debt service.

Sale of all the Properties to Third-Party Purchasers
          Benefits of Selling All of the Properties to Third Parties. As an alternative to contributing some of the Properties to Aimco Properties, LLC, the Managing General Partner considered selling all the Properties to third parties. A sale to a third party would not have the conflicts of interest that are inherent in a transaction with an affiliate. The terms of such a transaction would be negotiated at arms length, which could result in greater consideration to VMS. The limited partners would benefit from this alternative by receiving a cash distribution from the net proceeds of the sale and from no longer continuing to recognize taxable income on their limited partnership interests after the liquidation and distribution.
          Disadvantages of Selling All of the Properties to Third Parties. A sale of all of the Properties for cash would likely result in greater immediate taxable gain for the limited partners who elect to receive Common OP Units rather than cash with respect to the Affiliated Contribution. The market for the Properties is uncertain, and thus it is possible that a sale of all the Properties to third parties could result in prices lower than the value of the consideration offered in the Affiliated Contribution. There would be increased costs associated with marketing and selling fifteen rather than eight Properties to third parties. The Partnerships would incur some costs they would not incur in a contribution to Aimco Properties, LLC such as brokerage fees and fees associated with the full negotiation of purchase agreements with third parties, which the Managing General Partner expects would total approximately $3,000,000 and which would reduce the net sale proceeds to the Partnerships. Similarly, a sale of the Properties to third parties would likely result in less speed and certainty of closing the transactions as compared to a quicker and more certain closing of a contribution to Aimco Properties, LLC. Each of the above factors led the Managing General Partner to ultimately reject the option of selling all the Properties to third parties.
Other Possible Transactions
          The Managing General Partner briefly considered other potential transactions, such as selling all the Properties to Aimco Properties, LLC or a merger of VMS with another entity. The costs of marketing and selling to third parties, such as brokerage fees, would be reduced or eliminated and closing of sales to Aimco Properties, LLC would likely be quicker and more certain than sales to unaffiliated third parties. Given the geographical locations of the Properties, the existence of a suitable merger partner is uncertain, and thus it is possible that a merger could result in prices lower than the value of the consideration that could be obtained through a transaction with Aimco Properties, LLC. Considerable obstacles to these transactions existed however, such as Aimco Properties, LLC’s lack of interest in all of the Properties and the necessity, and potential cost, of identifying a merger partner interested in all of the Properties. Additionally, in light of the large number of holders of limited partnership interests in the Partnerships, the Managing General Partner believes that the unanimous approval of a merger required by Illinois law was unlikely. As a result, these transactions were eliminated from consideration.
Expected Benefits of the Transactions
          VMS, the Partnerships, the Managing General Partner, AIMCO/IPT, Inc. (“AIMCO/IPT”), Aimco Properties, LLC, the Aimco Operating Partnership, AIMCO-GP, Inc. (“AIMCO-GP”) and Aimco (collectively, the ”VMS Related Parties”) believe that the Transactions have the following principal advantages:
•	Potential Tax Deferral. Limited partners that elect to receive Common OP Units as consideration may be entitled to defer a portion of their taxable gain.

•	Realization of Return on Investment. The tax benefits of continued investment in the Properties have been substantially eliminated for most limited partners due principally to declining depreciation deductions from the Properties. The Unaffiliated Sales would allow partners to realize return on their investment through immediate cash distribution to the partners from the sale proceeds. The Affiliated Contribution would give partners the choice to realize return on their investment through immediate cash distribution or to receive Common OP Units as consideration.

•	Allows VMS to Avoid Risk of Default and Foreclosure. In connection with the VMS plan of reorganization approved in September 1993, the Properties were encumbered with the mortgage indebtedness described elsewhere in this proxy statement-prospectus. Such mortgage indebtedness matures on January 1, 2008 and may not be prepaid prior to January 1, 2007. Even assuming a favorable refinancing, if a disposition of the Properties is not consummated, there will be an increased risk that VMS will not be able to repay some of its debt or fund necessary deficits, capital expenditures, or other costs, and therefore an increased risk that VMS will default upon its indebtedness in the future, and perhaps lose its Properties in the future through mortgage foreclosure.

•	No More Tax Allocations Without Distributions. Without the completion of the Transactions or a refinancing of the existing debt on more favorable terms, at existing rent levels at the Properties, the Partnerships may generate taxable income but will probably not distribute sufficient cash to limited partners to pay resulting tax liabilities for the foreseeable future.

•	Elimination of Management Fees. Affiliates of Aimco, other than any of the other VMS Related Parties, currently receive a percentage of the gross receipts from all of the Properties as compensation for providing property management fees. See “VMS AND THE PARTNERSHIPS—VMS—Transactions with Affiliates.” Following the transfer of a Property in a Transaction, VMS, and indirectly, the limited partners, will no longer be required to bear the cost of these fees.

•	Disposition at Appraised Value. The value of the consideration for each of the Affiliated Contribution Properties is equal to the greater of the appraised market value of the fee simple interest in such Properties based on an appraisal dated April 2006 and internal valuations prepared annually by Aimco, and last updated February 2006. A sale of the Affiliated Contribution Properties to a third party could result in a lesser purchase price and/or could impose additional costs that do not exist in the Affiliated Contribution, which could lower the net proceeds to the Partnerships.

•	Growth Potential. The Aimco Operating Partnership’s assets, organizational structure and access to capital enable it to pursue acquisition and development opportunities that are not available to VMS. Limited partners that elect to receive Common OP Units would have the opportunity to participate in the Aimco Operating Partnership’s enterprise and could benefit from any future increase in the Class A Common Stock price and from any future increase in distributions on the Common OP Units.

•	Diversification. The Aimco Operating Partnership’s portfolio of apartment properties is substantially larger and more diverse than the portfolio of properties that VMS proposes to contribute in the Affiliated Contribution. This exchange would therefore substantially diversify the portfolio of any limited partner that elected to receive Common OP Units as consideration for the Affiliated Contribution.

•	Elimination of Costs Associated with SEC Filing Requirements. There are various costs associated with being a public reporting company, including costs associated with preparing, auditing and filing periodic reports with the SEC, which would be eliminated if VMS were to terminate its registration under the Exchange Act. The Managing General Partner estimates these expenses to be approximately $87,000 per year. This represents approximately 13% of VMS’s general and administrative expenses and 0.20% of its total expenses (based on 2005 expenses of approximately $686,000 and $42,508,000, respectively). In addition, as a result of the Sarbanes-Oxley Act of 2002, the Managing General Partner estimates VMS’s costs will increase by approximately 10% beginning in 2007.

Expected Detriments of the Transaction
          The VMS Related Parties believe that the Transactions have the following principal detriments :
•	No Separate Representation of Limited Partners in the Affiliated Contribution. The Managing General Partner is an affiliate of Aimco Properties, LLC. In structuring the Affiliated Contribution and the consideration, no one separately represented the interests of the limited partners and the amount of consideration and the terms of the Affiliated Contribution were determined without an arms-length negotiation. Although the Managing General Partner has a fiduciary duty to the limited partners, it also has responsibilities to its equity holders that could conflict with the interests of the limited partners. The Managing General Partner did not appoint, nor did Aimco Properties, LLC ask it to appoint, a party to represent only the interests of the limited partners. The terms of the Affiliated Contribution, including the value of the consideration, could differ if they were subject to independent negotiations.

•	Taxable Gain to the Limited Partners. The Unaffiliated Sales will be considered taxable under United States federal tax laws and will result in taxable gain to the limited partners. Also, to the extent that any limited partners receive cash with respect to the Affiliated Contribution VMS will receive cash from Aimco Properties, LLC, which will result in taxable income to the limited partners, including the limited partners who receive Common OP Units in the Affiliated Contribution. In addition, tax consequences to particular limited partners may vary depending on the effect of: (i) adjustments to the basis of Partnership property with respect to a limited partner that received its interest in the Partnership as a transferee and (ii) the difference between the tax basis of property of the Partnerships or VMS and the fair market value of such property at the time such property was contributed to or revalued by the Partnerships or VMS. Limited partners are urged to consult their tax advisors as to their particular situations and tax consequences.

•	Uncertain Future Value of Common OP Units and Distributions. In the Affiliated Contribution, limited partners have the option to receive Common OP Units as consideration. Each Common OP Unit is redeemable, at the option of its holder, after a one-year holding period, for one share of Class A Common Stock or cash equal to the market value of one share of Class A Common Stock at the time of redemption, as the Aimco Operating Partnership may elect. For a detailed description of these redemption rights, see “DESCRIPTION OF COMMON OP UNITS — Redemption Rights of Qualifying Partners.” The number of Common OP Units to be issued to those that elected to waive any portion of the cash distribution and receive Common OP Units instead will be equal to (i) the amount of the cash distribution waived by such limited partner divided by (ii) the average daily closing price of a share of Class A Common Stock on the NYSE over the twenty trading-day period ended two days prior to consummation of the Affiliated Contribution. On ___ ___, 2006, the last reported sale price of Class A Common Stock on the NYSE was $___. During the period ___, 2006 to ___, 2006, the high and low sales prices of the Class A Common Stock on the NYSE were $___and $___, respectively. Limited partners are instructed to contact The Altman Group, Inc. with any direct questions or requests for information, including an estimate of Common OP Units issuable with respect to waivers of particular cash amounts, as of the most recent practicable date. Please see the information set forth under “HOW TO OBTAIN ADDITIONAL INFORMATION.” The market price of Class A Common Stock varies from time to time. These variations may be caused by a number of factors, including changes in Aimco’s business, operations or prospects, regulatory considerations and general market and economic considerations. The number of Common OP Units will not be adjusted for any change in the market price of Class A Common Stock. Accordingly, if the market value of Class A Common stock and, correspondingly, Common OP Units declines prior to the time the Affiliated Contribution is consummated, the value of the consideration to be received will decline. In addition, because the date that the Affiliated Contribution is completed will be later than the date prior to which limited partners may object to it, limited partners will not know the exact value of the Common OP Units that will be issued in the Affiliated Contribution at the time they determine what form of consideration to elect. In addition, although the Aimco Operating Partnership makes quarterly distributions on its Common OP Units, there can be no assurance regarding the amounts of available cash that the Aimco Operating Partnership will generate or the portion that its general partner will choose to distribute. The following table presents the distributions declared and made by the Aimco Operating Partnership on its Common OP Units from with respect to the specified periods:

Quarter Ended	Amount Per Unit
December 31, 2001	$0.82
March 31, 2002	$0.82
June 30, 2002	$0.82
September 30, 2002	$0.82
December 31, 2002	$0.82
March 31, 2003	$0.82
June 30, 2003	$0.82
September 30, 2003	$0.60
December 31, 2003	$0.60
March 31, 2004	$0.60
June 30, 2004	$0.60
September 30, 2004	$0.60
December 31, 2004	$0.60
March 31, 2005	$0.60
June 30, 2005	$0.60
September 30, 2005	$0.60
December 31, 2005	$0.60
March 31, 2006	$0.60
June 30, 2006	$0.60
•	No Participation in Possible Increase in Value of Sold Properties. The Properties may generate increased net income or cash flow or increase in value after their disposition. Because VMS will no longer own the Properties after completion of the Transactions, limited partners will not be able to participate in the net income or cash flow from the Properties or any net proceeds from the future sale of the Properties, although limited partners who elect to receive Common OP Units in lieu of cash will continue to participate indirectly with respect to the Affiliated Contribution Properties.
FAIRNESS OF THE TRANSACTIONS
          The VMS Related Parties believe that the Transactions are fair to VMS, the Partnerships and all unaffiliated limited partners of the Partnerships, regardless of whether such limited partners receive cash or Common OP Units with respect to the Affiliated Contribution. In evaluating the fairness of the Transactions, the VMS Related Parties considered the following factors and information:
•	The fact that limited partners electing to receive Common OP Units may be able to achieve more favorable tax results than would be the case upon receipt of the cash distribution to which such limited partner would otherwise be entitled, as further described in “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS.”

•	The fact that limited partners can elect to waive any portion of the cash distribution to be received in connection with the Affiliated Contribution and receive Common OP Units directly from the Aimco Operating Partnership instead.

•	The fact that the Managing General Partner has significant conflicts of interest with respect to the Affiliated Contribution.

•	The consideration to be received by VMS and the limited partners for the Affiliated Contribution in cash and/or Common OP Units equal to approximately $224,228,260, which is equal to the greater of the appraised market value of the fee simple interest in the Affiliated Contribution Properties and the internal valuations prepared by Aimco.

•	The consideration for the Unaffiliated Sales, assuming the Minimum Unaffiliated Sale Prices are attained, of at least $56,739,412 in cash.

•	The fact that repayment of the senior mortgages encumbering the Properties prior to any default on or before the maturity date will result in greater proceeds to the limited partners than would otherwise be the case.

•	An analysis of the possible alternatives, including continuation without the proposed disposition of Properties, which included an evaluation of the condition and operating performance of the Properties and the need for substantial capital expenditures. Based on estimates made by the Managing General Partner, the Properties require approximately $32.1 million in capital expenditures, an amount significantly in excess of the proceeds of the refinancing.

•	The fact that favorable loans from third parties or the Managing General Partner are not currently available to finance such capital expenditures and may not be available in the future or, when available, may not be on terms and conditions acceptable to the Managing General Partner or favorable to the Partnerships.

•	The absence of an unaffiliated representative to act solely on behalf of the Partnerships or the limited partners in negotiating the terms of the Affiliated Contribution on an independent, arms-length basis.

•	The lack of a requirement that the Affiliated Contribution be approved by a majority of the limited partners unaffiliated with the Managing General Partner or Aimco.

•	The appraisals provided by KTR, which are described in detail under “DETERMINATION OF CONSIDERATION BASED ON INDEPENDENT APPRAISALS,” and the Aimco internal valuations of the Affiliated Contribution Properties.

•	An evaluation of the market price of Class A Common Stock, which is traded on the New York Stock Exchange, as compared to the units of the Partnerships, which are not listed on any national securities exchange or quoted on the NASDAQ system, the Electronic Bulletin Board or the “Pink Sheets,” and therefore have no established public trading market for the units. For more information, see “VMS AND THE PARTNERSHIPS — Distributions and Transfers of Units.”

•	The fact that current quarterly distributions with respect to the Common OP Units are $0.60 per unit and that since 1993 the Partnerships have paid no distributions.

•	Pursuant to the Contribution Agreement, VMS, the Partnerships and Aimco Properties, LLC have provided each limited partner with contractual dissenters’ appraisal rights with respect to the Affiliated Contribution that are generally based upon the dissenters’ appraisal rights that a limited partner would have were it a shareholder in a corporate merger under the corporation laws of the state of the Partnerships’ organization.
          In evaluating these factors, except as set forth above or in the referenced sections of this proxy statement-prospectus, the Managing General Partner did not quantify or otherwise attach particular weight to any of them. In similar transactions, the determination of fairness is sometimes evaluated based on other factors, such as current market prices of the units, net book value of the properties, going concern value of the Partnerships, liquidation value of the Partnerships and purchase price paid for units in previous purchases. The Managing General Partner did not consider these factors relevant to its evaluation of the Transactions. The Managing General Partner is of the opinion that secondary market sales information is not a reliable measure of value in this instance because of the limited number of reported trades. The Managing General Partner is also of the opinion that independent appraisals, which account for a reasonable marketing period, are a more accurate indicator of value, under these circumstances, than other valuation techniques, such as liquidation value, net book value or going concern value.
          Procedural Fairness. Each of the parties to the Affiliated Contribution is aware that Aimco and its affiliates have interests in the Affiliated Contribution or have relationships that may present conflicts of interest in connection with the Affiliated Contribution and considered these conflicts of interest along with the other factors enumerated above in making its determination. See “CONFLICTS OF INTEREST.” Further, the VMS Related Parties took into account the absence of the following procedural safeguards: (1) an unaffiliated representative to act solely on behalf of the Partnerships or the unaffiliated limited partners in negotiating the terms of the Affiliated Contribution and (2) the approval of the Affiliated Contribution by a majority of the limited partners unaffiliated with the Managing General Partner or Aimco. However, the VMS Related Parties are of the opinion that the Affiliated Contribution is procedurally fair to the unaffiliated limited partners because:
•	An appraisal of the Affiliated Contribution Properties was obtained from an independent third party appraiser. In each case, the consideration as of the closing date of the Affiliated Contribution for the Affiliated Contribution Properties is at least equal in value to the greater of the appraised value and the Aimco internal valuations.

•	By providing the information required by Form S-4 and Schedules 13E-3 and 14A of the Exchange Act, the Managing General Partner has provided sufficient information to each limited partner to make its own decision with respect to objecting to or electing the form of consideration for the Affiliated Contribution.

•	The Affiliated Contribution will not be consummated if limited partners holding a majority of the aggregate units of the Partnerships object in writing in the manner described herein.

•	The limited partners of the Partnerships have been given their choice of the form of consideration to be received with respect to their distributable portion of the Affiliated Contribution proceeds to give them an opportunity to defer certain tax liability as well as participate in the growth of the Aimco Operating Partnership enterprise.

•	Pursuant to the Contribution Agreement, VMS, the Partnerships and Aimco Properties, LLC have provided each limited partner with contractual dissenters’ appraisal rights with respect to the Affiliated Contribution that are generally based upon the dissenters’ appraisal rights that a limited partner would have were it a shareholder in a corporate merger under the corporation laws of the state of the Partnerships’ organization. To exercise this right, you must take the necessary steps provided by the Contribution Agreement. See “APPRAISAL RIGHTS.”
          In evaluating these factors, the VMS Related Parties did not quantify or otherwise attach particular weight to any of them.
DETERMINATION OF CONSIDERATION BASED ON INDEPENDENT APPRAISALS
          Selection and Qualifications of Independent Appraiser. VMS retained the services of KTR Newmark Real Estate Services LLC (“KTR”), an independent third party, to appraise the market value of the Affiliated Contribution Properties. Due to the geographically dispersed locations of the Properties, the Managing General Partner elected to retain a valuation consulting firm with a national presence. KTR is an experienced independent valuation consulting firm with offices in five U.S. cities. The Managing General Partner selected KTR based on these qualifications.

          Factors Considered. KTR performed complete appraisals of each of the Affiliated Contribution Properties. KTR has represented that its report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice and the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. VMS furnished the appraiser with all of the necessary information requested by it in connection with the appraisal and represented to KTR that the information was true, correct and complete in all material respects. No limitations were imposed on KTR by VMS, Aimco Properties, LLC or any of their affiliates. In preparing its valuation of the Affiliated Contribution Properties, KTR, among other things:
•	Inspected the Properties;

•	Interviewed County and City officials regarding taxes, zoning requirements, flood zone information, demographic data, planned construction, recently completed developments, and other economic impacting events;

•	Consulted market participants, including real estate brokers and property managers, regarding market parameters and activity;

•	Conducted lender and investor surveys regarding investment parameters;

•	Interviewed leasing agents for competitive complexes for specific Property information;

•	Analyzed supply and demand factors affecting the local market for each Property;

•	Reviewed historical income and expense statements;

•	Reviewed the current rent roll; and

•	Reviewed other relevant financial and market information.
          Summary of Approaches and Methodologies Employed. The following summary describes the approaches and analyses employed by KTR in preparing the appraisals. KTR principally relied on two approaches to valuation: (i) the sales comparison approach and (ii) the income capitalization approach.
          Using the sales comparison approach technique, an appraiser reaches a determination of a property’s value by comparing the subject to similar, nearby properties that have recently sold. Essentially, the procedure entails gathering information regarding bona fide, recent arm’s length sales of comparable properties and comparing the most important characteristics of the sales to the subject. Adjustments are then made to the comparable properties for differences such as terms of financing, date of sale, location and physical characteristics. Attaining data with a high degree of comparability is most important when this technique is utilized. The reliability of this approach depends upon availability of comparable sales data, verification of the sales data, the degree of comparability and extent of adjustment necessary for differences and the absence of non-typical conditions affecting the sales price.
          As part of the sales comparison approach, KTR performed an effective gross income multiplier (“EGIM”) analysis. The EGIM analysis measures the relationship between the sale price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss.
          The income capitalization approach is a process by which the anticipated flow of future benefits is capitalized into a value indication. KTR reported that the income capitalization approach is widely applied in appraising income producing properties. The reliability of this technique depends upon the reliability of the net income estimate and the capitalization rate. According to the KTR reports, the value derived from the income capitalization approach is well documented and market oriented. Because the Affiliated

Contribution Properties are income producing realty and anticipated to continue to be so, KTR employed this approach in the valuation of the Properties.
          As part of the income capitalization approach, KTR used a direct capitalization analysis to derive value for the Affiliated Contribution Properties. According to KTR’s report, the basic steps in the direct capitalization analysis are as follows: (i) calculate potential gross income from the dwelling units; (ii) estimate vacancy and credit loss to arrive at effective gross income; (iii) estimate operating expenses to arrive at the stabilized net operating income (“NOI”); (iv) develop the overall capitalization rate; and (v) divide NOI by the capitalization rate to arrive at the value.
          The final step in the appraisal process is the reconciliation of the value indicators into a single value estimate. KTR considered the relative applicability of each of the approaches, examined the range between the value indications and placed major emphasis on the approach that appeared to produce the most reliable solution to the specific appraisal problem. The purpose of the appraisal, the type of property and the adequacy and reliability of the data were analyzed and appropriate weight was given to each of the approaches to value.
          For the appraisal of the Affiliated Contribution Properties, KTR relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach. According to KTR’s report, although the sales comparison approach is considered a reliable method for valuing property, KTR believes that the income capitalization approach is the primary approach used for valuing income producing property, such as the Properties.
          Summary of Independent Appraisals of the Properties. KTR performed complete appraisals of the seven Affiliated Contribution Properties to be contributed in the Affiliated Contribution. The summary set forth below describes the material conclusions reached by KTR based on the values determined under the valuation approaches and subject to the assumptions and limitations described below. The estimated aggregate “as is” market value of the fee simple estate of the Affiliated Contribution Properties is $222,100,000, which was determined by adding the appraised values determined by KTR for each of the Affiliated Contribution Properties.
          CASA DE MONTEREY
          The following is a summary of the appraisal of Casa de Monterey dated April 11, 2006:
          Valuation Under the Sales Comparison Approach. KTR examined and analyzed the sales of five multifamily apartment properties in the competitive market. The sales reflected per unit unadjusted sales prices ranging from $124,116 to $167,157. After adjustment, the comparable sales illustrated a range from $120,469 to $130,322 per unit with an average of $125,433 per unit. According to KTR’s report, a few of the sales required minor adjustments for location as well as adjustment because of superior and inferior physical characteristics. Based on the adjustments considered and indicators exhibited by the sales data with primary emphasis placed on four of the sales, KTR estimated a value of $125,000 per unit for Casa de Monterey. Applied to Casa de Monterey’s 144 units, this resulted in KTR’s total value estimate of approximately $18,000,000
          KTR also performed an EGIM analysis. KTR estimated the operating expense ratio of Casa de Monterey to be 47%, with the expense ratio of the five comparable properties ranging from 35% to 47%, with EGIMs ranging from 9.2 to 12.5. KTR concluded an EGIM of 9.5 for Casa de Monterey and applied the EGIM to the effective gross income for Casa de Monterey ($1,951,068), resulting in a value indication of approximately $18,500,000.
          KTR estimated the value using the price per unit analysis at $18,000,000 and the value using EGIM analysis at $18,500,000. Due to the similarity of the resulting value indicators, KTR gave relatively equal consideration to both techniques when it concluded a final value via the sales comparison approach of $18,250,000.

          Valuation Under the Income Capitalization Approach. Using the income capitalization approach, KTR performed a direct capitalization analysis to derive a value for Casa de Monterey. The assumptions employed by KTR to determine the value of Casa de Monterey under the income capitalization approach included:
•	monthly economic rent potential of $168,864 and annual gross rent potential of $2,026,368;

•	a loss to lease expense of 4.0%;

•	a concession loss of 0.5%;

•	a combined vacancy and credit loss allowance of 6.5%;

•	estimated utility income of $425 per unit;

•	other income of 4.3 % of the gross rent potential or $86,400;

•	total expenses of $918,603; and

•	capitalization rate of 5.75%.
          Using the income capitalization approach, KTR capitalized the estimated net operating income of $1,032,465 at 5.75%, resulting in a value conclusion for Casa de Monterey of approximately $18,000,000.
          Reconciliation of Values and Conclusions of KTR. The sales comparison approach resulted in a value of $18,250,000, and the income capitalization approach resulted in a value of $18,000,000. KTR reported that the local market is active in terms of investment sales of similar apartment complexes and sufficient sales data was available to develop a defensible value via the sales comparison approach. KTR also stated in its report that the value derived through the use of the sales comparison approach supports the value concluded for the property via the income capitalization approach. Due to the income producing nature of Casa de Monterey, KTR emphasized the income capitalization approach when it determined a final estimate of value for Casa de Monterey of $18,000,000.
          BUENA VISTA APARTMENTS
          The following is a summary of the appraisal of Buena Vista Apartments dated April 11, 2006:
          Valuation Under the Sales Comparison Approach. KTR examined and analyzed the sales of five multifamily apartment properties in the competitive market. The sales reflected per unit unadjusted sales prices ranging from $160,214 to $229,190. After adjustment, the comparable sales illustrated a range from $178,317 to $200,656 per unit with an average of $190,733 per unit. According to KTR’s report, most of the sales required adjustments for location. Two of the sales required adjustments because of superior physical characteristics. Based on the adjustments considered and indicators exhibited by the sales data and equal emphasis placed on all of the sales, KTR estimated a value of $191,000 per unit for Buena Vista Apartments. Applied to Buena Vista Apartment’s 92 units, this resulted in KTR’s total value estimate of approximately $17,500,000.
          KTR also performed an EGIM analysis. KTR estimated the operating expense ratio of Buena Vista Apartments to be 40%, with the expense ratio of the five comparable properties ranging from 28% to 47%, with EGIMs ranging from 9.2 to 13.4. KTR concluded an EGIM of 10.25 for Buena Vista Apartments and applied the EGIM to the effective gross income for Buena Vista Apartments ($1,623,821), resulting in a value indication of approximately $16,600,000.
          KTR estimated the value using the price per unit analysis at $17,500,000 and the value using EGIM analysis at $16,600,000. Due to the similarity of the resulting value indicators, relatively equal consideration was given to both techniques when KTR concluded a final value via the sales comparison approach of $17,000,000.
          Valuation Under the Income Capitalization Approach. Using the income capitalization approach, KTR performed a direct capitalization analysis to derive a value for Buena Vista Apartments. The assumptions employed by KTR to determine the value of Buena Vista Apartments under the income capitalization approach included:
•	monthly economic rent potential of $141,144 and annual gross rent potential of $1,693,728;

•	a loss to lease expense of 3.0%;

•	a concession loss of 1.5%;

•	a combined vacancy and credit loss allowance of 4.0%;

•	estimated utility income of $255 per unit;

•	other income of 3.0% of the gross rent potential or $50,600;

•	total expenses of $650,492; and

•	capitalization rate of 5.75%.
          Using the income capitalization approach, KTR capitalized the estimated net operating income of $973,329 at 5.75%, resulting in a value conclusion for Buena Vista Apartments of approximately $16,900,000.
          Reconciliation of Values and Conclusions of KTR. The sales comparison approach resulted in a value of $17,000,000, and the income capitalization approach resulted in a value of $16,900,000. KTR reported that the local market is active in terms of investment sales of similar apartment complexes and sufficient sales data was available to develop a defensible value via the sales comparison approach. KTR also stated in its report that the value derived through the use of the sales comparison approach supports the value concluded for the property via the income capitalization approach. Due to the income producing nature of Buena Vista Apartments, KTR emphasized the income capitalization approach when it determined a final estimate of value for Buena Vista Apartments of $16,900,000.
          CROSSWOOD PARK
          The following is a summary of the appraisal of Crosswood Park dated April 20, 2006:
          Valuation Under the Sales Comparison Approach. KTR examined and analyzed the sales of five multifamily apartment properties in the competitive market. The sales reflected per unit prices ranging from $75,280 to $104,779. All of the five sales examined by KTR represent sales of apartments that are of similar construction componentry to Crosswood Park. All of the sales are similar in terms of location and physical condition. Two of the comparable sales are newer than Crosswood Park. Minor differences exist as to the specific location of each comparable sale and Crosswood Park. The primary difference between the comparable sales and Crosswood Park are age and average unit size. The most value influencing difference between Crosswood Park and the comparable sales is the amount of net operating income generated on a per unit basis. In an attempt to quantify appropriate adjustments to the prices indicated by the comparable sales, KTR analyzed the difference between the net operating income (NOI) per unit of the comparable sales relative to the NOI of Crosswood Park and adjusted the sale price of the comparable sales based on percentage differences in net income. The adjusted range of per unit prices is $77,004 to $94,301, and the mean adjusted per unit price is $85,279. As no one sale required a significant degree of adjustment, KTR placed equal emphasis on each in concluding a value of $85,000 per unit for Crosswood Park.

Applied to Crosswood Park’s 180 units, this resulted in KTR’s total value estimate of $15,300,000.
          KTR also performed an EGIM analysis. KTR estimated the operating expense ratio of Crosswood Park to be 51%, with the expense ratio of the five comparable properties ranging from 42% to 47%, with EGIMs ranging from 8.34 to 10.18. KTR concluded an EGIM of 7.75 for Crosswood Park and applied the EGIM to the effective gross income for Crosswood Park ($1,998,730), resulting in a value indication of approximately $15,500,000.
          KTR estimated the value using the price per unit analysis at $15,300,000 and the EGIM analysis at $15,500,000. Due to the similarity of the resulting value indicators, KTR gave relatively equal consideration to both techniques when it concluded a final value via the sales comparison approach of $15,400,000.
          Valuation Under the Income Capitalization Approach. Using the income capitalization approach, KTR performed a direct capitalization analysis to derive a value for Crosswood Park. The assumptions employed by KTR to determine the value of Crosswood Park under the income capitalization approach included:
•	monthly economic rent potential of $184,260 and annual gross rent potential of $2,211,120;

•	a loss to lease expense of 3.5%;

•	a concession loss of 4.0%;

•	a combined vacancy and credit loss allowance of 7.5%;

•	estimated utility income of $64,000;

•	other income of 2.5% of the gross rent potential;

•	total expenses of $1,083,549; and

•	capitalization rate of 6.0%.
          Using the income capitalization approach, KTR capitalized the estimated net operating income of $915,181 at 6.0%, resulting in a value conclusion for Crosswood Park of approximately $15,300,000.
          Reconciliation of Values and Conclusions of KTR. The sales comparison approach resulted in a value of $15,400,000, and the income capitalization approach resulted in a value of $15,300,000. KTR reported that the local market is active in terms of investment sales of similar apartment complexes and sufficient sales data was available to develop a defensible value via the sales comparison approach. KTR also stated in its report that the value derived through the use of the sales comparison approach supports the value concluded for the property via the income capitalization approach. Due to the income producing nature of Crosswood Park, KTR emphasized the income capitalization approach when it determined a final estimate of value for Crosswood Park of $15,300,000.
          MOUNTAIN VIEW APARTMENTS
          The following is a summary of the appraisal of Mountain View Apartments dated April 11, 2006:
          Valuation Under the Sales Comparison Approach. KTR examined and analyzed the sales of five multifamily apartment properties in the competitive market. The sales reflected per unit prices ranging from $160,214 to $229,190. According to KTR’s report, all of the sales required adjustments for location. Two of the sales required adjustments because of superior physical characteristics. The three sales that required the least overall adjustments produced an average adjusted price of $182,682 per unit. Based on the adjustments considered and indicators exhibited by the sales data and equal emphasis placed on the three most similar sales, KTR estimated a value of $182,500 per unit for Mountain View Apartments. Applied to Mountain View Apartment’s 168 units, this resulted in KTR’s total value estimate of approximately $30,700,000.
          KTR also performed an EGIM analysis. KTR estimated the operating expense ratio of Mountain View Apartments to be 43%, with the expense ratio of the five comparable properties ranging from 28% to 47%, with EGIMs ranging from 9.2 to 13.4. KTR concluded an EGIM of 10.25 for Mountain View Apartments and applied the EGIM to the effective gross income for Mountain View Apartments ($2,926,740), resulting in a value indication of approximately $30,000,000.
          KTR estimated the value using the price per unit analysis at $30,700,000 and the value using EGIM analysis at $30,000,000. Due to the similarity of the resulting value indicators, KTR gave relatively equal consideration to both techniques when it concluded a final value via the sales comparison approach of $30,350,000.
          Valuation Under the Income Capitalization Approach. Using the income capitalization approach, KTR performed a direct capitalization analysis to derive a value for Mountain View Apartments. The assumptions employed by KTR to determine the value of Mountain View Apartments under the income capitalization approach included:
•	monthly economic rent potential of $264,064 and annual gross rent potential of $3,168,768;

•	a loss to lease expense of 6.0%;

•	a concession loss of 1.0%;

•	a combined vacancy and credit loss allowance of 7.0%;

•	estimated utility income of $400 per unit;

•	other income of 4.2% of the gross rent potential or $134,400;

•	total expenses of $1,263,286; and

•	capitalization rate of 5.5%.
          Using the income capitalization approach, KTR capitalized the estimated net operating income of $1,663,454 at 5.5%, resulting in a value conclusion for Mountain View Apartments of approximately $30,200,000.
          Reconciliation of Values and Conclusions of KTR. The sales comparison approach resulted in a value of $30,350,000, and the income capitalization approach resulted in a value of $30,200,000. KTR reported that the local market is active in terms of investment sales of similar apartment complexes and sufficient sales data was available to develop a defensible value via the sales comparison approach. KTR also stated in its report that the value derived through the use of the sales comparison approach supports the value concluded for the property via the income capitalization approach. Due to the income producing nature of Mountain View Apartments, KTR emphasized the income capitalization approach when it determined a final estimate of value for Mountain View Apartments of $30,200,000.
          PATHFINDER VILLAGE APARTMENTS
          The following is a summary of the appraisal of Pathfinder Village Apartments dated April 14, 2006:

          Valuation Under the Sales Comparison Approach. KTR examined and analyzed the sales of six multifamily apartment properties in the competitive market. The sales reflected per unit prices ranging from $108,824 to $147,015. All of the comparable sales represent sales of apartments that are of similar construction to Pathfinder Village Apartments and are of the same general vintage and similar in terms of physical condition to Pathfinder Village Apartments. Minor differences exist as to the specific location of each comparable sale and Pathfinder Village Apartments. The primary difference between the comparable sales and Pathfinder Village Apartments are location and average unit size. The most value influencing difference between Pathfinder Village Apartments and the comparable sales is the amount of net operating income generated on a per unit basis. In an attempt to quantify appropriate adjustments to the prices indicated by the comparable sales, KTR analyzed the difference between the net operating income (NOI) per unit of the comparable sales relative to the NOI of Pathfinder Village Apartments. KTR adjusted the sale price of the comparable sales based on percentage differences in net income. The adjusted unit prices range from $110,156 to $145,031. The mean and median adjusted unit price is $125,452 and $121,791. KTR placed an emphasis on all of the sales due to their similarity compared to Pathfinder Village in concluding to a value of $125,000 per unit for Pathfinder Village Apartments. Applied to Pathfinder Village Apartment’s 246 units, this resulted in KTR’s total value estimate of $30,750,000.
          KTR also performed an EGIM analysis. KTR estimated the operating expense ratio of Pathfinder Village Apartments to be 53%, with the expense ratio of the six comparable properties ranging from 42% to 53%, with EGIMs ranging from 8.2 to 9.4. KTR concluded an EGIM of 9.25 for Pathfinder Village Apartments and applied the EGIM to the effective gross income for Pathfinder Village Apartments ($3,837,984), resulting in a value indication of approximately $35,500,000.
          KTR estimated the value using the price per unit analysis at $30,750,000 and the value using EGIM analysis at $35,500,000. Due to the similarity of the resulting value indicators, KTR gave relatively equal consideration to both techniques when it concluded a final value via the sales comparison approach of $33,100,000.
          Valuation Under the Income Capitalization Approach. Under the income capitalization approach, KTR performed a direct capitalization analysis to derive a value for Pathfinder Village Apartments. The assumptions employed by KTR to determine the value of Pathfinder Village Apartments under the income capitalization approach included:
•	monthly economic rent potential of $337,384 and annual gross rent potential of $4,408,608;

•	a loss to lease expense of 3.0%;

•	a concession loss of 5.0%;

•	a combined vacancy and credit loss allowance of 6.0%;

•	estimated utility income of $625 per unit;

•	other income of 5.0% of the gross rent potential or $202,430;

•	total expenses of $2,044,799; and

•	capitalization rate of 5.5%.
          Using the income capitalization approach, KTR capitalized the estimated net operating income of $1,793,185 at 5.5%, resulting in a value conclusion for Pathfinder Village Apartments of approximately $32,600,000.
          Reconciliation of Values and Conclusions of KTR. The sales comparison approach resulted in a value of $33,100,000, and the income capitalization approach resulted in a value of $32,600,000. KTR reported that the local market is active in terms of investment sales of similar apartment complexes and sufficient sales data was available to develop a defensible value via the sales comparison approach. KTR also stated in its report that the value derived through the use of the sales comparison approach supports the value concluded for the property via the income capitalization approach. Due to the income producing nature of Pathfinder Village Apartments, KTR emphasized the income capitalization approach when it determined a final estimate of value for Pathfinder Village Apartments of $32,600,000.
          SCOTCHOLLOW APARTMENTS
          The following is a summary of the appraisal of Scotchollow Apartments dated April 13, 2006:
          Valuation Under the Sales Comparison Approach. KTR examined and analyzed the sales of six multifamily apartment properties in the competitive market. The sales reflected per unit prices ranging from $126,818 to $171,877. All of the comparable sales represent sales of apartments that are of similar construction to Scotchollow Apartments and are of the same general vintage and similar in terms of physical condition to Scotchollow Apartments. Minor differences exist as to the specific location of each comparable and Scotchollow Apartments. The primary difference between the comparable sales and Scotchollow Apartments are location and average unit size. The most value influencing difference between the subject and the comparable sales is the amount of net operating income generated on a per unit basis. In an attempt to quantify appropriate adjustments to the prices indicated by the comparable sales, KTR analyzed the difference between the net operating income (NOI) per unit of the comparable sales relative to the NOI of Scotchollow Apartments. KTR adjusted the sale price of the comparable sales based on percentage differences in net income. The adjusted unit prices range from $137,252 to $177,033. The mean and median adjusted unit price is $157,338 and $154,394. KTR placed an emphasis on all of the sales in concluding to a value of $155,000 per unit for Scotchollow Apartments. Applied to Scotchollow Apartment’s 418 units, this resulted in KTR’s total value estimate of $64,790,000.
          KTR also performed an EGIM analysis. KTR estimated the operating expense ratio of Scotchollow Apartments to be 46%, with the expense ratio of the six comparable properties ranging from 42% to 52%, with EGIMs ranging from 9.3 to 10.8. KTR concluded an EGIM of 9.75 for Scotchollow Apartments and applied the EGIM to the stabilized effective gross income for Scotchollow Apartments ($6,659,729), resulting in a value conclusion of approximately $64,900,000.
          KTR estimated the value using the price per unit analysis at $64,800,000 and the value using EGIM analysis at $64,900,000. Due to the similarity of the resulting value indicators, KTR gave relatively equal consideration to both techniques when it concluded a final value via the sales comparison approach of $64,850,000.
          Valuation Under the Income Capitalization Approach. Under the income capitalization approach, KTR performed a direct capitalization analysis to derive a value for Scotchollow Apartments. The assumptions employed by KTR to determine the value of Scotchollow Apartments under the income capitalization approach included:
•	monthly economic rent potential of $597,042 and annual gross rent potential of $7,164,504;

•	a loss to lease expense of 4.0%;

•	a concession loss of 4.0%;

•	a combined vacancy and credit loss allowance of 6.0%;

•	estimated utility income of $335 per unit;

•	other income of 5.0% of the gross rent potential or $358,225;

•	total expenses of $3,061,039; and

•	capitalization rate of 5.75%.
          Using the income capitalization approach, KTR capitalized the estimated net operating income of $3,598,690 at 5.5%, resulting in a value conclusion for Scotchollow Apartments of approximately $65,400,000.
          Reconciliation of Values and Conclusions of KTR. The sales comparison approach resulted in a value of $64,850,000, and the income capitalization approach resulted in a value of $65,400,000. KTR reported that the local market is active in terms of investment sales of similar apartment complexes and sufficient sales data was available to develop a defensible value via the sales comparison approach. KTR also stated in its report that the value derived through the use of the sales comparison approach supports the value concluded for the property via the income capitalization approach. Due to the income producing nature of Scotchollow Apartments, KTR emphasized the income capitalization approach when it determined a final estimate of value for Scotchollow Apartments of $65,400,000.
          THE TOWERS OF WESTCHESTER PARK
          The following is a summary of the appraisal of The Towers of Westchester Park dated April 20, 2006:
          Valuation Under the Sales Comparison Approach. KTR examined and analyzed the sales of five multifamily apartment properties in the competitive market. The sales reflect per unit prices ranging from $117,555 to $177,083. The primary difference between the comparable sales and The Towers of Westchester Park are location, quality, condition and average unit size. The most value influencing difference between The Towers of Westchester Park and the comparable sales is the amount of net operating income generated on a per unit basis. In an attempt to quantify appropriate adjustments to the prices indicated by the comparable sales, KTR analyzed the difference between the NOI per unit of the comparable sales relative to the NOI of The Towers of Westchester Park. KTR adjusted the sale price of the comparable sales based on percentage differences in net income. The adjusted unit prices range from $116,802 to $169,253 with an average of $144,023. KTR estimated that the capitalization rate for The Towers of Westchester Park was 5.75% which is most similar to the capitalization rate reflected in two of the comparable sales, which reflect adjusted unit prices of $142,987 and $142,974. KTR concluded that The Towers of Westchester Park had a value slightly above these adjusted unit prices . Accordingly, KTR estimated the unit value for The Towers of Westchester Park to be $144,000. Applied to The Towers of Westchester Park’s 303 units, this resulted in KTR’s total value estimate of approximately $43,600,000.
          Valuation Under the Income Capitalization Approach. Under the income capitalization approach, KTR performed a direct capitalization analysis to derive a value for The Towers of Westchester Park. The assumptions employed by KTR to determine the value of The Towers of Westchester Park under the income capitalization approach included:
•	based on current average contract rents and estimated annual market rent growth due to inflation, KTR estimated potential rental income of $4,772,977 for the upcoming year;

•	a combined vacancy and credit loss of 5.0%;

•	a concession loss of 1.0%;

•	estimated utility reimbursement income of $475 per unit for the upcoming year;

•	other income of $600 per unit for the upcoming year;

•	total expenses of $2,284,477 or $7,540 per unit inclusive of reserves; and

•	capitalization rate of 5.75%.

          Using the income capitalization approach, KTR capitalized the estimated net operating income of $2,512,696 at 5.75%, resulting in a value conclusion for The Towers of Westchester Park of approximately $43,700,000.
          Reconciliation of Values and Conclusions of KTR. The sales comparison approach resulted in a value of $43,600,000, and the income capitalization approach resulted in a value of $43,700,000. KTR reported that sufficient sales data was available from the local and regional markets in order to develop a sales comparison approach. KTR also stated in its report that the value derived through the use of the sales comparison approach supports the value concluded for the property via the income capitalization approach. Due to the income producing nature of the subject property, KTR emphasized the income capitalization approach when it determined a final estimate of value for The Towers of Westchester Park of $43,700,000.
          Assumptions, Limitations and Qualifications of KTR’s Valuation. In preparing the appraisal, KTR relied, without independent verification, on the accuracy and completeness of all information supplied or otherwise made available to it by or on behalf of VMS. In arriving at the appraisal, KTR assumed: that all information known to VMS and relative to the valuation had been accurately furnished and that there were no undisclosed leases, agreements, liens or other encumbrances affecting the use of the Properties; that ownership and management are competent and in responsible hands; no responsibility beyond reasonableness for matters of a legal nature, whether existing or pending; and information furnished or prepared by others was reliable.
          Compensation of Appraiser. KTR’s fee for the appraisals was approximately $46,000, which will be paid by Aimco Properties, LLC. In addition to the appraisals performed in connection with the Affiliated Contribution, during the prior two years, KTR has been paid approximately $332,000 for appraisal services by the Aimco Operating Partnership and its affiliates. Except as set forth above, during the prior two years, no material relationship has existed between KTR and VMS or the Aimco Operating Partnership or any of their affiliates. The Managing General Partner believes that its relationship with KTR had no negative impact on its independence in conducting its appraisals.
          Availability of Appraisal Reports. You may obtain a full copy of KTR’s appraisals upon request, without charge, by contacting the information agent at (800) 217-9608 (toll-free). Copies of the appraisals for the Affiliated Contribution Properties are also available for inspection and copying at the principal executive offices of VMS during regular business hours by any interested limited partner or his or her designated representative at his or her cost. In addition, a copy of the appraisals has been filed with the SEC.
          Determination of Consideration. The consideration for the Affiliated Contribution Properties was based on the greater of the appraised values for each of the Affiliated Contribution Properties noted above and Aimco’s internal valuation for each such property, resulting in a total consideration valued at approximately $224,228,260. In only one case, Buena Vista Apartments, was Aimco’s internal valuation of $19,028,260 higher than the appraised value of $16,900,000 and used in arriving at the Consideration. The agreement by Aimco Properties, LLC to the Consideration is also based on the receipt of all seven properties described above in one transaction. Aimco Properties, LLC did not allocate the Consideration separately, but rather used the information described above as a basis for the Consideration for all seven Affiliated Contribution Properties. There can be no assurances that Aimco Properties, LLC would be willing to purchase less than all seven Affiliated Contribution Properties on the same basis, or at all.
RISK FACTORS
          The Transactions have certain risks and disadvantages. Before deciding whether or not to object to either of the Transactions, you should carefully consider the risks described below.

          Some of the information in this proxy statement-prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or other similar words. These statements discuss future expectations, contain projections of results of operations or financial condition or state other “forward-looking” information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in or incorporated by reference into this proxy statement-prospectus. The risk factors noted in this section and other factors noted throughout this proxy statement-prospectus or incorporated herein, including specific risks and uncertainties, could cause the actual results to differ materially from those contained in any forward-looking statement.
Risks Related to the Transactions
          The Terms of the Affiliated Contribution Were Not Determined Based on Arms-Length Negotiations. The Managing General Partner is an affiliate of Aimco Properties, LLC. As a result, the Managing General Partner has substantial conflicts of interest with respect to the Affiliated Contribution. Although the Managing General Partner believes that the aggregate consideration for these Properties is fair, it is possible that a non-affiliated purchaser might purchase the Properties for a higher price.
          The Managing General Partner Did Not Undertake Certain Procedural Safeguards. The Managing General Partner has not retained an unaffiliated representative to act on behalf of the limited partners of the Partnerships in negotiating the terms of the Affiliated Contribution. If an unaffiliated representative had been retained, it is possible that such representative could have negotiated greater consideration or a higher price for the Affiliated Contribution Properties from third parties or Aimco. Additionally, the Transactions were structured so as to require the approval of a majority of limited partners, including the Managing General Partner and Aimco, rather than a majority of limited partners unaffiliated with the Managing General Partner or Aimco.
          Limited Partners Will Not Participate in the Future Income, Cash Flow or Price Appreciation of the Sold Properties. Under the existing debt structure, even after a favorable refinancing of VMS’s indebtedness, the recent operating performance of the Properties has not been sufficient to generate cash available for distributions to limited partners. However, in the future, the operating performance and value of the Properties could increase, which could result in greater cash flow available for distributions in the future. After the completion of the Transactions, limited partners will not participate in any future income, cash flow or appreciation in value of the Properties, although limited partners who elect to receive Common OP Units in lieu of cash will continue to participate indirectly with respect to the Affiliated Contribution Properties.
          VMS Will Be Changing Fundamentally the Nature of a Significant Portion of its Investment. Although the Managing General Partner intends to complete both the Affiliated Contribution and the Unaffiliated Sales simultaneously, if the Transactions are not completed simultaneously, VMS will have changed fundamentally the nature of a significant portion of its investment. A change in VMS’s property portfolio could result in a negative impact on the net cash flow from operations of the Properties remaining in the portfolio.
          The Future Value of the Common OP Units Will Fluctuate. In the Affiliated Contribution, limited partners may elect to receive Common OP Units. Each Common OP Unit is redeemable, after a one-year holding period, for one share of Class A Common Stock or cash equal to the market value of one share of Class A Common Stock at the time of redemption, as the Aimco Operating Partnership may elect. The number of Common OP Units to be issued to those that elected to waive any portion of the cash distribution and receive Common OP Units instead will be equal to (i) the amount of the cash distribution waived by such limited partner divided by (ii) the average daily closing price of a share of Class A Common Stock on the NYSE over the twenty trading-day period ended two days prior to consummation of the Affiliated Contribution. On ___, 2006, the last reported sale price of Class A Common Stock on the NYSE was $___. During the period ___, 2006 to ___, 2006, the high and low sales prices of the Class A Common Stock on the NYSE were $___and $___, respectively. Limited partners are instructed to contact The Altman Group, Inc. with any direct questions or requests for information, including an estimate of Common OP Units issuable with respect to waivers of particular cash amounts, as of the most recent practicable date. Please see the information set forth under “HOW TO OBTAIN ADDITIONAL INFORMATION.” The market price of Class A Common Stock varies from time to time. These variations may be caused by a number of factors, including changes in Aimco’s business, operations or prospects, regulatory considerations and general market and economic considerations. The number of Common OP Units will not be adjusted for any change in the market price of Class A Common Stock. Accordingly, if the market value of Common OP Units declines prior to the time the distribution with respect to the Affiliated Contribution occurs, the value of the consideration to be received by limited partners will decline. In addition, because the date that the Affiliated Contribution is completed will be later than the date prior to which limited partners may object to the Affiliated Contribution, limited partners will not know the exact value of the Common OP Units that will be issued in the Affiliated Contribution at the time they determine what form of consideration to elect. Because of these factors, at the time of distribution, limited partners electing to receive Common OP Units could receive less current value than would have been received if such limited partner had elected to receive cash. In addition, although the Aimco Operating Partnership makes quarterly distributions on its Common OP Units, there can be no assurance regarding the amounts of available cash that the Aimco Operating Partnership will generate or the portion that its general partner will choose to distribute.
          Limited Partners Will Recognize Gain Upon a Sale of the Unaffiliated Sale Properties. Limited partners will recognize gain upon the sale of the Unaffiliated Sale Properties. When the Unaffiliated Sale Properties are sold, each of the Partnerships, as a result of the sales, will recognize gain equal to their respective shares of the sum of the cash received for the Properties plus the amount of liabilities assumed by the purchaser, minus VMS’s adjusted basis in the Properties. This gain recognized with respect to the Properties will be allocated by the Partnerships to the general partners and the limited partners, in accordance with the terms of the partnership agreements. The estimated total amount of gain on the sales that will be recognized is estimated to be $37,095 per Portfolio I nondefaulted unit, $16,823 per Portfolio I defaulted unit, $36,986 per Portfolio II nondefaulted unit and $17,308 per Portfolio II defaulted unit, assuming a purchase price (including assumed liabilities) of $56,739,412 and basis of the properties as of September 30, 2006. The cash proceeds distributable are estimated to be $7,471 per Portfolio I nondefaulted unit and $7,414 per Portfolio II nondefaulted unit, an amount that may be insufficient to pay taxes on the gain, as is discussed below. These estimates are based upon information currently available to the Managing General Partner. There can be no assurance that these estimates will prove accurate. In addition, tax consequences to particular limited partners may vary depending on the effect of: (i) adjustments to the basis of Partnership property with respect to a limited partner that received its interest in the Partnership as a transferee and (ii) the difference between the tax basis of property of the Partnerships or VMS and the fair market value of such property at the time such property was contributed to or revalued by the Partnerships or VMS. Limited partners are urged to consult their tax advisors as to their particular situations and tax consequences. See “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS.”
          Limited Partners Will Recognize Gain to the Extent That the Affiliated Contribution Properties Are Sold for Cash to Aimco Properties, LLC. To the extent that any limited partners receive cash with respect to the Affiliated Contribution, VMS will receive cash from Aimco Properties, LLC, and as a result will recognize taxable income. On the other hand, to the extent that limited partners elect to receive Common OP Units, VMS is not expected to recognize taxable income. Taxable income recognized by VMS will pass through to the Partnerships, and from the Partnerships to the partners, and therefore will be taxable to the partners, including limited partners who elect to receive Common OP Units. The amount of the taxable gain recognized by VMS, and passed through to the partners, will depend on the extent to which limited partners receive cash in connection with the Affiliated Contribution and the amount and status of liabilities assumed by the Aimco Operating Partnership. In addition, tax consequences to particular limited partners may vary depending on the effect of (i) adjustments to the basis of Partnership property with respect to a limited partner that received its interest in the Partnership as a transferee and (ii) the difference between the tax basis of property of the Partnerships or VMS and the fair market value of such property at the time such property was contributed to or received by the Partnerships or VMS. Each limited partner should consult his or her tax advisor regarding the tax consequences to him or her. See “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS.”

          Limited Partners May Recognize Gain Upon Liquidation of VMS and the Partnerships. The Partnerships will recognize gain or loss on the liquidation of VMS equal to the difference, if any, between the sum of the amount of cash distributed to the Partnerships and the Partnerships’ adjusted basis in their interests in VMS after adjustment for any gain or loss from operation of VMS, including from the contribution and sale of the Properties, through the liquidation of VMS. Any such gain or loss will be passed through, and will be taxable, to the partners, including the limited partners. A partner who receives cash in connection with the Transactions will recognize gain or loss on the liquidation of his or her interest in the Partnership equal to the difference between the sum of the amount of cash and other property distributed to the partner and the partner’s adjusted basis in his or her Partnership interest after adjustment for any gain or loss from operation of the Partnership, including from the contribution and sale of the Properties and the liquidation of VMS, through the Partnership’s liquidation. See “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS.”
          A Partner’s Tax Liabilities from Disposition of the Properties and the Liquidations of VMS and the Partnerships May Exceed the Cash Proceeds Available for Distribution. Proceeds available for distribution to a partner from the disposition of the Properties will likely be less than the tax liability of the partner resulting from the Transactions and the liquidations of VMS and the Partnerships. Accordingly, partners may be required to use funds from sources other than distributions from the Partnership to pay income tax attributable to a sale of the Properties or liquidation of a partner’s interest in the Partnership.
          Limited Partners May Have State, Local and Other Tax Liabilities. In addition to United States federal income taxes, there may be state, local and other tax considerations. You are urged to consult your tax advisor regarding the United States federal, state, local and foreign tax consequences of the Transactions.
Risks Related to an Investment in Common OP Units
          There Are Significant Restrictions on the Ability to Transfer Common OP Units. There is no public market for the Common OP Units. In addition, the agreement of limited partnership of the Aimco Operating Partnership restricts the transferability of Common OP Units. Until the expiration of a one-year holding period, subject to certain exceptions, investors may not transfer Common OP Units without the consent of the general partner of the Aimco Operating Partnership. Thereafter investors may transfer such Common OP Units subject to the general partner’s right of first refusal. The Aimco Operating Partnership has no plans to list the Common OP Units on a securities exchange. It is unlikely that any person will make a market in the Common OP Units, or that an active market for the Common OP Units will develop. If a market for the Common OP Units develops and the Common OP Units are considered “readily tradable” on a “secondary market (or the substantial equivalent thereof),” the Aimco Operating Partnership would be classified as a publicly traded partnership for United States federal income tax purposes, which could have a material adverse effect on the Aimco Operating Partnership.
          Cash Distributions by the Aimco Operating Partnership Are Not Guaranteed and May Fluctuate with Partnership Performance. Although the Aimco Operating Partnership makes quarterly distributions on its Common OP Units, there can be no assurance regarding the amounts of available cash that the Aimco Operating Partnership will generate or the portion that its general partner will choose to distribute. The actual amounts of available cash will depend upon numerous factors, including profitability of operations, required principal and interest payments on the Aimco Operating Partnership’s debt, the cost of acquisitions (including related debt service payments), the Aimco Operating Partnership’s issuance of debt and equity securities, fluctuations in working capital, capital expenditures, adjustments in reserves, prevailing economic conditions and financial, business and other factors, some of which may be beyond the Aimco Operating Partnership’s control. The Aimco Operating Partnership makes quarterly distributions to holders of Common OP Units (on a per unit basis) that generally are equal to the dividends paid on the Class A Common Stock (on a per share basis). However, such distributions will not necessarily continue to be equal to such dividends. The Aimco Operating Partnership’s agreement of limited partnership gives the Aimco general partner discretion in establishing reserves for the proper conduct of the partnership’s business that will affect the amount of available cash. The Aimco Operating Partnership is required to make reserves for the future payment of principal and interest under its credit facilities and other indebtedness. In addition, its credit facility limits the Aimco Operating Partnership’s ability to distribute cash to holders of Common OP Units. As a result of these and other factors, there can be no assurance regarding actual levels of cash distributions on Common OP Units, and the Aimco Operating Partnership’s ability to distribute cash may be limited during the existence of any events of default under any of its debt instruments.
          Holders of Common OP Units Are Limited in Their Ability to Effect a Change of Control. In order to comply with specific REIT tax requirements, Aimco’s charter has restrictions on the ownership of its equity securities. The limited partners of the Aimco Operating Partnership are unable to remove the general partner of the Aimco Operating Partnership or to vote in the election of Aimco’s directors unless they own shares of Aimco. As a result, limited partners and stockholders are limited in their ability to effect a change of control of the Aimco Operating Partnership and Aimco.
          Holders of Common OP Units Have Limited Voting Rights. The Aimco Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of Common OP Units have only limited voting rights on matters affecting the Aimco Operating Partnership’s business. Such matters relate to certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in the Aimco Operating Partnership or the admission of a successor general partner. Holders of Common OP Units have no right to elect the general partner on an annual or other continuing basis, or to remove the general partner. As a result, holders of Common OP Units have limited influence on matters affecting the operation of the Aimco Operating Partnership, and third parties may find it difficult to attempt to gain control or influence the activities of the Aimco Operating Partnership.
          Holders of Common OP Units Are Subject to Dilution. The Aimco Operating Partnership may issue an unlimited number of additional Common OP Units or other securities for such consideration and on such terms as it may establish, without the approval of the OP Unitholders. Such securities could have priority over the Common OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of Common OP Units.
          Aimco May Have Conflicts of Interest with Holders of Common OP Units. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the Aimco Operating Partnership’s general partner and its affiliates (including Aimco), on the one hand, and the Aimco Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner have fiduciary duties to manage the general partner in a manner beneficial to Aimco, as the sole stockholder of the general partner. At the same time, the general partner, as the general partner, has fiduciary duties to manage the Aimco Operating Partnership in a manner beneficial to the Aimco Operating Partnership and its partners. The duties of the general partner, as general partner, to the Aimco Operating Partnership and its partners may therefore come into conflict with the duties of the directors and officers of the general partner to its sole stockholder, Aimco. Such conflicts of interest might arise in the following situations, among others:
•	Decisions of the general partner with respect to the amount and timing of cash expenditures, borrowings, issuances of additional interests and reserves in any quarter will affect whether or the extent to which there is available cash to make distributions in a given quarter.

•	Under the terms of its agreement of limited partnership, the Aimco Operating Partnership will reimburse its general partner and its general partner’s affiliates for costs incurred in managing and operating the Aimco Operating Partnership, including compensation of officers and employees.

•	Whenever possible, the general partner seeks to limit the Aimco Operating Partnership’s liability under contractual arrangements to all or particular assets of the Aimco Operating Partnership, with the other party thereto to have no recourse against the general partner or its assets.

•	Any agreements between the Aimco Operating Partnership and its general partner and its general partner’s affiliates will not grant to the Common OP Unitholders, separate and apart from the Aimco Operating Partnership, the right to enforce the obligations of the general partner and such affiliates in favor of the Aimco Operating Partnership. Therefore, the general partner, in its capacity as the general partner of the Aimco Operating Partnership, will be primarily responsible for enforcing such obligations.

•	Under the terms of the Aimco Operating Partnership’s agreement of limited partnership, the general partner is not restricted from causing the Aimco Operating Partnership to pay the general partner or its affiliates for any services rendered on terms that are fair and reasonable to the Aimco Operating Partnership or entering into additional contractual arrangements with any of such entities on behalf of the Aimco Operating Partnership. Neither the agreement of limited partnership nor any of the other agreements, contracts and arrangements between the Aimco Operating Partnership, on the one hand, and the general partner and its affiliates, on the other, are or will be the result of arms-length negotiations.
          Provisions in the Agreement of Limited Partnership May Limit the Ability of a Holder of Common OP Units to Challenge Actions Taken by the General Partner. Unless otherwise provided for in the relevant partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of good faith, fairness and loyalty and which generally prohibit such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. The Aimco Operating Partnership’s agreement of limited partnership expressly authorizes the general partner to enter into, on behalf of the Aimco Operating Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of the Aimco Operating Partnership and its general partner, on such terms as the general partner, in its sole and absolute discretion, believes are advisable. The latitude given in the agreement of limited partnership to the general partner in resolving conflicts of interest may significantly limit the ability of a holder of Common OP Units to challenge what might otherwise be a breach of fiduciary duty. The general partner believes, however, that such latitude is necessary and appropriate to enable it to serve as the general partner of the Aimco Operating Partnership without undue risk of liability.
          The Agreement of Limited Partnership Limits the Liability of the General Partner for Actions Taken in Good Faith. The Aimco Operating Partnership’s agreement of limited partnership expressly limits the liability of the general partner by providing that the general partner, and its officers and directors will not be liable or accountable in damages to the Aimco Operating Partnership, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the general partner or such director or officer acted in good faith. In addition, the Aimco Operating Partnership is required to indemnify the general partner, its affiliates and their respective officers, directors, employees and agents to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines and other actions incurred by the general partner or such other persons, provided that the Aimco Operating Partnership will not indemnify for (i) willful misconduct or a knowing violation of the law or (ii) for any transaction for which such person received an improper personal benefit in violation or breach of any provision of the partnership agreement. The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and the general partner has not obtained an opinion of counsel covering the provisions set forth in the Aimco Operating Partnership’s agreement of limited partnership that purport to waive or restrict the fiduciary duties of the Aimco General Partner that would be in effect under common law were it not for the agreement of limited partnership.
     Certain United States Tax Risks Associated with an Investment in the Common OP Units.
          For a general discussion of certain United States federal income tax consequences resulting from acquiring, holding, exchanging, and otherwise disposing of Common OP Units, see “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS.”

          Consequences of Exchanging Property for Common OP Units. No gain or loss generally will be recognized for United States federal income tax purposes by VMS in contributing property to Aimco Properties, LLC for which Common OP Units are issued to the limited partners. If, however, in connection with such a contribution of property, VMS receives, or is deemed to receive, cash or other consideration, the receipt or deemed receipt of such cash or other consideration will be treated as part of a sale (including, in some instances, a “disguised sale”). In that case, VMS would be treated as having sold, in a taxable transaction, a portion of the Affiliated Contribution Properties to Aimco Properties, LLC in exchange for such cash or other consideration; the balance of the Affiliated Contribution Properties would, however, remain eligible for the tax-free contribution treatment described above. To the extent that limited partners receive cash in connection with the Affiliated Contribution, VMS will receive, in part, cash in the Affiliated Contribution, and the Affiliated Contribution will be treated, at least in part, as a taxable sale. Taxable income recognized by VMS will pass through to the Partnerships, and from the Partnerships to the partners, and therefore will be taxable to the partners, including limited partners who elect to receive Common OP Units.
          The disguised sale rules may also apply where VMS contributes property to Aimco Properties, LLC subject to one or more liabilities. If the liabilities are “non-qualified” liabilities, then VMS will be treated as receiving taxable disguised sale proceeds in an amount equal to the excess of VMS’s share of such liability immediately before the contribution over its share of such liability immediately after the contribution. If the liabilities are “qualified liabilities,” then VMS will not be treated as engaging in a disguised sale unless it receives, or is deemed to receive, some other item of cash or disguised sale consideration (including disguised sale consideration attributable to a reduction in VMS’s share of a non-qualified liability) in connection with such contribution.
          Even if VMS does not recognize gain under the disguised sale rules with respect to a qualified liability that is assumed by Aimco Properties, LLC or otherwise encumbers property contributed to such partnership, VMS will recognize gain in connection with the deemed contribution of such property under the liability allocation rules if VMS’s share of such liability exceeds the amount of all Aimco Properties, LLC liabilities allocated to VMS as determined immediately after the transfer. Such excess is generally treated as a deemed distribution of cash to VMS from Aimco Properties, LLC which, in turn, is treated as a nontaxable return of capital to the extent of VMS’s adjusted tax basis in its Common OP Units and thereafter as gain.
          No assurances can be given that the liabilities of VMS, the owner of the Properties, will be “qualified” liabilities under the disguised sale rules at the time of the Affiliated Contribution. Accordingly, no assurance can be given that all or a portion of any such liability will not be treated as taxable disguised sale proceeds deemed to be received by one or more limited partners of the Partnerships. However, at present Aimco management expects such liabilities to be “qualified.”
          If VMS transfers property to Aimco Properties, LLC and less than all built-in gain or built-in loss is recognized, then Aimco Properties, LLC tax items must be specially allocated, for United States federal income tax purposes, in a manner such that the partners who receive Common OP Units in the Affiliated Contribution are charged with and must recognize the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. Treasury Regulations provide Aimco Properties, LLC with several alternative methods, and Aimco Properties, LLC may adopt any other reasonable method, to make such special allocations. The general partner of the Aimco Operating Partnership (the sole member of Aimco Properties, LLC), in its sole and absolute discretion and in a manner consistent with Treasury Regulations, will select and adopt a method for making such special allocations. In this regard, the general partner, while acting in its capacity as general partner of the Aimco Operating Partnership, is not required to take into account the tax consequences to the holders of Common OP Units of its action in such capacity and may elect a method for making special allocations that is less favorable to holders of Common OP Units than other methods. As a result of such special allocations, the amount of net taxable income allocated to limited partners that receive Common OP Units in the Affiliated Contribution may exceed the amount of cash distributions to which such partners are entitled.

          In addition, there are a variety of transactions that Aimco Properties, LLC may in its sole discretion undertake following such contribution with respect to the contributed property or the debt securing such property that could cause the partners that receive Common OP Units in the Affiliated Contribution to recognize taxable gain, even though little or no cash is distributable to them as a result thereof. Such transactions include but are not limited to (i) the sale of a particular property of Affiliated Contribution Property, which could result in an allocation of gain only to those holders of Common OP Units who received Common OP Units in connection with the contribution of such Property (even if cash attributable to sale proceeds were distributed proportionately to all holders of Common OP Units); and (ii) a reduction in the nonrecourse debt allocable to Affiliated Contribution Property (because, among other events, such debt becomes a recourse liability or is paid off with cash flow, new equity, or proceeds of debt secured by other property of Aimco Properties, LLC), which would result in a deemed distribution of money and recognition of taxable gain to the holders of Common OP Units who received Common OP Units for such Affiliated Contribution Property as well as to the other holders of Common OP Units. The Aimco Operating Partnership Agreement grants the general partner broad authority to undertake such transactions and does not grant the holders of Common OP Units affected by these actions any rights to prevent the general partner from taking such actions. Even if the general partner of the Aimco Operating Partnership does not intend to sell or otherwise dispose of contributed property or to reduce the debt, if any, securing such property within any specified time period after VMS transfers such property to Aimco Properties, LLC, it is possible that future economic, market, legal, tax or other considerations may cause Aimco Properties, LLC to dispose of the contributed property or to reduce its debt. In this regard, the Aimco Operating Partnership Agreement provides that the general partner, while acting in its capacity as general partner of the Aimco Operating Partnership, may, but is not required to, take into account the tax consequences to the holders of Common OP Units of its actions in such capacity. The general partner intends to make decisions in its capacity as general partner of the Aimco Operating Partnership so as to maximize the profitability of Aimco Properties, LLC as a whole, independent of the tax effects on individual holders of Common OP Units.
          Tax Treatment Is Dependent on Partnership Status; Publicly Traded Partnership Risks. An investment in the Aimco Operating Partnership depends on the classification of the Aimco Operating Partnership as a partnership for United States federal income tax purposes. No advance ruling has been or will be sought from the IRS as to the classification of the Aimco Operating Partnership as a partnership. No assurance can be given that the IRS will not challenge the status of the Aimco Operating Partnership as a partnership.
          If a market for any OP Units develops and such Units are considered “readily tradable” on a “secondary market (or the substantial equivalent thereof),” the Aimco Operating Partnership would be classified as a publicly traded partnership for United States federal income tax purposes. The Aimco Operating Partnership believes and currently intends to take the position that it should not be classified as a publicly traded partnership because (i) the OP Units are not traded on an established securities market and (ii) the Aimco Operating Partnership believes the OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. The determination of whether interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof, however, depends on various facts and circumstances (including facts that are not within the control of the Aimco Operating Partnership). Although regulations promulgated by the U.S. Treasury Department under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and an IRS pronouncement provide limited safe harbors, which, if satisfied, will prevent a partnership’s interests from being treated as readily tradable on a secondary market or the substantial equivalent thereof, the Aimco Operating Partnership may not have satisfied these safe harbors in a previous or current tax year. In addition, because the Aimco Operating Partnership’s ability to satisfy a safe harbor may involve facts that are not within its control, it is not possible to predict whether the Aimco Operating Partnership will satisfy a safe harbor in the current or a future tax year. Such safe harbors are not intended to be substantive rules for the determination of whether partnership interests are readily tradable on a secondary market or the substantial equivalent thereof, and consequently, the failure to meet these safe harbors will not necessarily cause the Aimco Operating Partnership to be treated as a publicly traded partnership. No assurance can be given, however, that the IRS will not assert that partnerships such as the Aimco Operating Partnership constitute publicly traded partnerships, or that facts and circumstances will not develop which could result in the Aimco Operating Partnership being treated as a publicly traded partnership.
          If the Aimco Operating Partnership were classified as a publicly traded partnership, it would nevertheless not be taxable as a corporation as long as 90% or more of its gross income consists of “qualifying income.” In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property. The Aimco Operating Partnership believes that more than 90% of its gross income consists of qualifying income and the Aimco Operating Partnership expects that more than 90% of its gross income in future tax years will consist of qualifying income. As such, even if the Aimco Operating Partnership were characterized as a publicly traded partnership, it would not be taxable as a corporation. If the Aimco Operating Partnership were characterized as a publicly traded partnership, however, each holder of Common OP Units would be subject to special rules under section 469 of the Internal Revenue Code. No assurance can be given that the actual results of the Aimco Operating Partnership’s operations for any one taxable year will enable it to satisfy the qualifying income exception.
          If the Aimco Operating Partnership were classified as an association or publicly traded partnership taxable as a corporation (because it did not meet the qualifying income exception discussed above), it would be subject to tax at the entity level as a regular corporation and holders of Common OP Units would be subject to tax in the same manner as stockholders of a corporation. The classification of the Aimco Operating Partnership as an association or publicly traded partnership taxable as a corporation could also result in a substantial tax liability to holders of Common OP Units. In addition, the Aimco Operating Partnership would be subject to United States federal income tax (and possibly additional state and local taxes) on its net income, determined without reduction for any distributions made to Common OP Unitholders, at regular United States federal corporate income tax rates, thereby reducing the amount of any cash available for distribution to holders of Common OP Units, which reduction could also materially and adversely impact the value of the Common OP Units. In addition, the Aimco Operating Partnership’s items of income, gain, loss, deduction and expense would not be passed through to holders of Common OP Units, and holders of Common OP Units would not be subject to tax on the income earned by the Aimco Operating Partnership. Distributions received by a holder of Common OP Units from the Aimco Operating Partnership, however, would be treated as dividend income for United States federal income tax purposes, subject to tax at reduced rates applicable to dividends received by individuals and at ordinary income rates for taxpayers that are not individuals to the extent of current and accumulated earnings and profits of the Aimco Operating Partnership, and the excess, if any, as a nontaxable return of capital to the extent of the holder’s adjusted tax basis in his Aimco Operating Partnership interest (without taking into account partnership liabilities), and thereafter as gain from the sale of a capital asset. Classification of the Aimco Operating Partnership as an association or publicly traded partnership taxable as a corporation would mean that Aimco would not qualify as a REIT for United States federal income tax purposes, which would have a material adverse impact on Aimco. No assurances can be given that the IRS would not challenge the status of the Aimco Operating Partnership as a “partnership” which is not “publicly traded” for United States federal income tax purposes or that a court would not reach a result contrary to such positions. Accordingly, you are urged to consult your tax advisor regarding the classification and treatment of the Aimco Operating Partnership as a “partnership” for United States federal income tax purposes.
          Limited Partners May Recognize a Tax Gain or Loss on Disposition of Common OP Units. If a limited partner sells, exchanges or redeems Common OP Units, it will recognize gain or loss equal to the difference between the amount realized (including its share of Aimco Operating Partnership liabilities) and its adjusted tax basis in such Common OP Units, and the cash received may be substantially less than the resulting tax liability to the partner. Thus, prior Aimco Operating Partnership distributions in excess of cumulative net taxable income in respect of a Common OP Unit that decreased the partner’s tax basis in such Common OP Unit will, in effect, become taxable income if the Common OP Unit is sold at a price greater than the partner’s tax basis in such Common OP Units, even if the price is less than its original cost. A portion of the amount realized (whether or not representing gain) may be ordinary income.
          The Tax Liability Associated with the Common OP Units Could Exceed the Cash Distributions Received on Such Common OP Units. The limited partners who elected to receive Common OP Units as consideration for the Affiliated Contribution will be required to pay United States federal income tax on their allocable share of the Aimco Operating Partnership’s income, even if such partners receive no cash distributions from the Aimco Operating Partnership. No assurance can be given that holders of Common OP Units will receive cash distributions equal to the allocable share of taxable income from the Aimco Operating Partnership or even the tax liability resulting from that income. Further, upon the sale, exchange or redemption of any Common OP Units, or upon the special allocation at the liquidation of the Aimco Operating Partnership, such partners may incur a tax liability in excess of the amount of cash received.
          The Ability to Deduct Losses Related to Common OP Units May Be Limited under Applicable Tax Laws. The ability of limited partners to use their allocable share of losses, if any, from the Aimco Operating Partnership at the end of the taxable year in which the loss is incurred will be limited by specific provisions of the Internal Revenue Code.
          Holders of Common OP Units Are Subject to Liabilities Arising from Audits of Tax Returns. The Aimco Operating Partnership’s tax return may be audited, and any such audit could result in an audit of a Common OP Unitholder’s tax return as well as increased liabilities for taxes because of adjustments resulting from the audit. No assurance can be given that the Aimco Operating Partnership will not be audited by the IRS or various state authorities or that tax adjustments will not be made. Any adjustments in the Aimco Operating Partnership’s tax return will lead to adjustments in a Common OP Unitholder’s tax return and may lead to audits of a Common OP Unitholder’s tax return and adjustments of items unrelated to the Aimco Operating Partnership. The Common OP Unitholder would bear the cost of any expenses incurred in connection with an examination of its tax return.
          State, Local and Other Tax Considerations May Affect an Investment in Common OP Units. In addition to United States federal income taxes, the Aimco Operating Partnership and Common OP Unitholders may be subject to state, local and foreign taxation, and may be required to file tax returns, in various jurisdictions in which the Aimco Operating Partnership does business, owns property or resides. You are urged to consult your tax advisor regarding the United States federal, state, local and foreign tax consequences of an investment in Common OP Units.
Risks Related to an Investment in Aimco
          Failure to Generate Sufficient Net Operating Income May Limit Aimco’s Ability to Pay Dividends. Aimco’s ability to make payments to its investors depends on its ability to generate net operating income in excess of required debt payments and capital expenditure requirements. Net operating income may be adversely affected by events or conditions beyond Aimco’s control, including:
•	the general economic climate;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related costs of compliance;

•	increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing;

•	changes in interest rates and the availability of financing; and

•	the relative illiquidity of real estate investments.

          If Aimco is Not Able Successfully to Acquire, Operate, Redevelop and Expand Properties, Its Results of Operations Will Be Adversely Affected. The selective acquisition, redevelopment and expansion of properties are components of Aimco’s strategy. However, Aimco may not be able to complete transactions successfully in the future. Although Aimco seeks to acquire, operate, redevelop and expand properties only when such activities increase its net income on a per share basis, such transactions may fail to perform in accordance with its expectations. When Aimco redevelops or expands properties, it is subject to the risks that:
•	costs may exceed original estimates;

•	occupancy and rental rates at the property may be below its projections;

•	financing may not be available on favorable terms or at all;

•	redevelopment and leasing of the properties may not be completed on schedule; and

•	Aimco may experience difficulty or delays in obtaining necessary zoning, land-use, building, occupancy and other governmental permits and authorizations.
          Aimco’s Existing and Future Debt Financing Could Render Aimco Unable to Operate, Result in Foreclosure on Its Properties or Prevent It From Making Distributions on Its Equity. Aimco’s strategy is generally to incur debt to increase the return on its equity while maintaining acceptable interest coverage ratios. For the year ended December 31, 2005, Aimco had a ratio of free cash flow (net operating income less spending for capital replacements) to combined interest expense and preferred stock dividends of 1.4:1. Aimco’s organizational documents do not limit the amount of debt that it may incur, and Aimco has significant amounts of debt outstanding. Payments of principal and interest may leave Aimco with insufficient cash resources to operate its properties or pay distributions required to be paid in order to maintain its qualification as a REIT. Aimco is also subject to the risk that its cash flow from operations will be insufficient to make required payments of principal and interest, and the risk that existing indebtedness may not be refinanced or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If Aimco fails to make required payments of principal and interest on secured debt, its lenders could foreclose on the properties securing such debt, which would result in loss of income and asset value to it. As of December 31, 2005, substantially all of the properties that Aimco owned or controlled were encumbered by debt.
          Increases in Interest Rates Would Increase Aimco’s Interest Expense. As of December 31, 2005, Aimco had approximately $2,010.5 million of variable-rate indebtedness outstanding. Of the total debt subject to variable interest rates, floating rate tax-exempt bond financing was $726.1 million. Floating rate tax-exempt bond financing is benchmarked against the BMA Index, which since 1981 has averaged 68.0% of 30-day LIBOR. If this relationship continues, an increase in the 30-day LIBOR, of 1% (0.68% in tax-exempt interest rates) would result in Aimco’s income before minority interests and cash flows being reduced by $17.8 million on an annual basis. This would be offset by variable rate interest income earned on certain assets, including cash and cash equivalents and notes receivable, as well as interest that is capitalized on a portion of this variable rate debt incurred in connection with redevelopment activities. Considering these offsets, the same increase in the 30-day LIBOR would result in Aimco’s income before minority interests being reduced by $8.9 million on an annual basis.
          Covenant Restrictions May Limit Aimco’s Ability to Make Payments to Its Investors. Some of Aimco’s debt and other securities contain covenants that restrict its ability to make distributions or other payments to its investors unless certain financial tests or other criteria are satisfied. Aimco’s credit facility provides, among other things, that Aimco may make distributions to its investors during any four consecutive fiscal quarters in an aggregate amount that does not exceed the greater of 95% of its funds from operations for such period or such amount as may be necessary to maintain Aimco’s REIT status.

Aimco’s outstanding classes of preferred stock prohibit the payment of dividends on its Common Stock if Aimco fails to pay the dividends to which the holders of the preferred stock are entitled.
          Aimco Depends on Distributions and Other Payments from Its Subsidiaries That They May Be Prohibited from Making to Aimco. All of Aimco’s properties are owned, and all of its operations are conducted, by the Aimco Operating Partnership and its other subsidiaries. As a result, Aimco depends on distributions and other payments from its subsidiaries in order to satisfy its financial obligations and make payments to its investors. The ability of its subsidiaries to make such distributions and other payments depends on their earnings and may be subject to statutory or contractual limitations. As an equity investor in its subsidiaries, Aimco’s right to receive assets upon their liquidation or reorganization will be effectively subordinated to the claims of their creditors. To the extent that Aimco is recognized as a creditor of such subsidiaries, its claims may still be subordinate to any security interest in or other lien on their assets and to any of their debt or other obligations that are senior to Aimco’s claims.
          Aimco May Be Subject to Litigation Associated with Partnership Acquisitions That Could Increase Its Expenses and Prevent Completion of Beneficial Transactions. Aimco has engaged in, and intends to continue to engage in, the selective acquisition of interests in partnerships that own apartment properties. In some cases, Aimco has acquired the general partner of a partnership and then made an offer to acquire the limited partners’ interests in the partnership. In these transactions, Aimco may be subject to litigation based on claims that it, as the general partner, has breached its fiduciary duty to its limited partners or that the transaction violates the relevant partnership agreement or state law. Although Aimco intends to comply with its fiduciary obligations and the relevant partnership agreements, it may incur additional costs in connection with the defense or settlement of this type of litigation. In some cases, this type of litigation may adversely affect Aimco’s desire to proceed with, or its ability to complete, a particular transaction. Any litigation of this type could also have a material adverse effect on Aimco’s financial condition or results of operations.
          The Marketplace for Insurance Coverage is Uncertain and in Some Cases Insurance Is Becoming More Expensive and More Difficult to Obtain. The insurance market is characterized by volatility with respect to premiums, deductibles and coverage. Although Aimco makes use of many alternative methods of risk financing that enable it to insulate itself to some degree from variations in coverage and cost, sustained deterioration in insurance marketplace conditions may have a negative effect on its operating results.
          The FBI Has Issued Alerts Regarding Potential Terrorist Threats Involving Apartment Buildings. From time to time, the Federal Bureau of Investigation, or FBI, and the United States Department of Homeland Security issue alerts regarding potential terrorist threats involving apartment buildings. Threats of future terrorist attacks, such as those announced by the FBI and the Department of Homeland Security, could have a negative effect on rent and occupancy levels at Aimco’s properties. The effect that future terrorist activities or threats of such activities could have on Aimco’s business is uncertain and unpredictable. If Aimco incurs a loss at a property as a result of an act of terrorism, it could lose all or a portion of the capital it has invested in the property, as well as the future revenue from the property.
          Aimco Depends on Its Senior Management. Aimco’s success depends upon the retention of its senior management, including Terry Considine, Aimco’s chief executive officer and president. There are no assurances that Aimco would be able to find qualified replacements for the individuals who make up its senior management if their services were no longer available. The loss of services of one or more members of its senior management team could have a material adverse effect on its business, financial condition and results of operations. Aimco does not currently maintain key-man life insurance for any of its employees. The loss of any member of senior management could adversely affect its ability to pursue effectively its business strategy.
          Affordable Housing Regulations May Limit the Opportunities at Some of Aimco’s Properties, Reducing Its Revenue and, in Some Cases, Causing Aimco to Sell Properties That it Might Otherwise Continue to Own. Aimco owns an equity interest in certain affordable properties and manages for third parties and affiliates other properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by HUD or state housing finance agencies, typically provide mortgage insurance, favorable financing terms or rental assistance payments to the property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue. Aimco usually needs to obtain the approval of HUD in order to manage, or acquire a significant interest in, a HUD-assisted property. Aimco may not always receive such approval.
          Laws Benefiting Disabled Persons May Result in Aimco’s Incurrence of Unanticipated Costs. Under the Americans with Disabilities Act of 1990, or ADA, all places intended to be used by the public are required to meet certain Federal requirements related to access and use by disabled persons. Likewise, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. These and other Federal, state and local laws may require modifications to Aimco’s properties, or restrict renovations of the properties. Noncompliance with these laws could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. Although Aimco believes that its properties are substantially in compliance with present requirements, it may incur unanticipated expenses to comply with the ADA and the FHAA.
          Aimco May Fail to Qualify as a REIT. If Aimco fails to qualify as a REIT it may not be allowed a deduction for dividends paid to its stockholders in computing its taxable income, and Aimco will be subject to Federal income tax at regular corporate rates, including any applicable alternative tax. This would substantially reduce the funds available for payment to Aimco’s investors. Unless entitled to relief under certain provisions of the Internal Revenue Code, Aimco also would be disqualified from taxation as a REIT for the four years following the year during which Aimco ceased to qualify as a REIT. In addition, Aimco’s failure to qualify as a REIT would trigger the following consequences:
•	Aimco would be obligated to repurchase certain classes of its preferred stock; and

•	Aimco would be in default under its primary credit facilities and certain other loan agreements.
          Aimco believes that it operates, and has always operated, in a manner that enables it to meet the requirements for qualification as a REIT for Federal income tax purposes. Aimco’s continued qualification as a REIT will depend on satisfaction of certain asset, income, investment, organizational, distribution, stockholder ownership and other requirements on a continuing basis. Aimco’s ability to satisfy the asset tests depends upon its analysis of the fair market values of its assets, some of which are not susceptible to a precise determination, and for which Aimco will not obtain independent appraisals. Aimco’s compliance with the REIT income and quarterly asset requirements also depends upon its ability to manage successfully the composition of its income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for Federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements. Accordingly, there can be no assurance that the Internal Revenue Service, or the IRS, will not contend that Aimco’s interests in subsidiaries or other issuers constitutes a violation of the REIT requirements. Moreover, future economic, market, legal, tax or other considerations may cause Aimco to fail to qualify as a REIT, or Aimco’s Board of Directors may determine to revoke its REIT status.
          REIT Distribution Requirements Limit Aimco’s Available Cash. As a REIT, Aimco is subject to annual distribution requirements which limit the amount of cash Aimco may retain for other business purposes, including amounts to fund its growth. Aimco generally must distribute annually at least 90% of its net REIT taxable income, excluding any net capital gain, in order for its distributed earnings not to be subject to corporate income tax. Aimco intends to make distributions to its stockholders to comply with the requirements of the Internal Revenue Code. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require Aimco to sell assets or borrow funds on a short-term or long-term basis to meet the 90% distribution requirement of the Internal Revenue Code.

          Limits on Ownership of Shares in Aimco’s Charter May Result in the Loss of Economic and Voting Rights by Purchasers That Violate Those Limits. Aimco’s charter limits ownership of Aimco Common Stock by any single stockholder (applying certain “beneficial ownership” rules under Federal securities laws) to 8.7% of the outstanding shares of Aimco Common Stock, or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine. The charter also limits ownership of Aimco’s Common Stock and preferred stock by any single stockholder to 8.7% of the value of the outstanding Aimco Common Stock and preferred stock, or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine. The charter also prohibits anyone from buying shares of Aimco’s capital stock if the purchase would result in Aimco losing its REIT status. This could happen if a transaction results in fewer than 100 persons owning all of Aimco’s shares or results in five or fewer persons (applying certain attribution rules of the Internal Revenue Code) owning 50% or more of the value of all of Aimco’s shares. If anyone acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs:
•	the transfer will be considered null and void;

•	Aimco will not reflect the transaction on its books;

•	Aimco may institute legal action to enjoin the transaction;

•	Aimco may demand repayment of any dividends received by the affected person on those shares;

•	Aimco may redeem the shares;

•	the affected person will not have any voting rights for those shares; and

•	the shares (and all voting and dividend rights of the shares) will be held in trust for the benefit of one or more charitable organizations designated by Aimco.
          Aimco may purchase the shares held in trust at a price equal to the lesser of the price paid by the transferee of the shares or the then current market price. If the trust transfers any of the shares of capital stock, the affected person will receive the lesser of the price paid for the shares or the then current market price. An individual who acquires shares of capital stock that violate the above rules bears the risk that the individual:
•	may lose control over the power to dispose of such shares;

•	may not recognize profit from the sale of such shares if the market price of the shares increases;

•	may be required to recognize a loss from the sale of such shares if the market price decreases; and

•	may be required to repay to Aimco any distributions received from Aimco as a result of his or her ownership of the shares.
          Aimco’s Charter May Limit the Ability of a Third Party to Acquire Control of Aimco.
          The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of Aimco by a third party without the consent of Aimco’s board of directors. Aimco’s charter authorizes its board of directors to issue up to 510,587,500 shares of capital stock. As of June 30, 2006, 426,157,736 shares were classified as Class A Common Stock, of which 97,171,242 were outstanding, and 84,429,704 shares were classified as preferred stock, of which 33,794,962 were outstanding. Under Aimco’s charter, its board of directors has the authority to classify and reclassify any of Aimco’s unissued shares of capital stock into shares of capital stock with such preferences, rights, powers and restrictions as Aimco’s board of directors may determine. The authorization and issuance of a new class of capital stock could have the effect of delaying or preventing someone from taking control of Aimco, even if a change in control were in stockholders’ best interests.
          Maryland Business Statutes May Limit the Ability of a Third Party to Acquire Control of Aimco. As a Maryland corporation, Aimco is subject to various Maryland laws that may have the effect of discouraging offers to acquire Aimco and of increasing the difficulty of consummating any such offers, even if an acquisition would be in the best interests of Aimco stockholders. The Maryland General Corporation Law restricts mergers and other business combination transactions between Aimco and any person who acquires beneficial ownership of shares of its stock representing 10% or more of the voting power without the Aimco Board of Directors’ prior approval. Any such business combination transaction could not be completed until five years after the person acquired such voting power, and generally only with the approval of stockholders representing 80% of all votes entitled to be cast and 66?% of the votes entitled to be cast, excluding the interested stockholder, or upon payment of a fair price. Maryland law also provides generally that a person who acquires shares of Aimco’s capital stock that represent 10% or more of the voting power in electing directors will have no voting rights unless approved by a vote of two-thirds of the shares eligible to vote. Additionally, Maryland law provides, among other things, that the board of directors has broad discretion in adopting stockholders’ rights plans and has the sole power to fix the record date, time and place for special meetings of the stockholders. In addition, Maryland law provides that corporations that:
•	have at least three directors who are not employees of the entity or related to an acquiring person; and

•	are subject to the reporting requirements of the Securities Exchange Act of 1934, may elect in their charter or bylaws or by resolution of the board of directors to be subject to all or part of a special subtitle that provides that:

•	the corporation will have a staggered board of directors;

•	any director may be removed only for cause and by the vote of two-thirds of the votes entitled to be cast in the election of directors generally, even if a lesser proportion is provided in the charter or bylaws;

•	the number of directors may only be set by the board of directors, even if the procedure is contrary to the charter or bylaws;

•	vacancies may only be filled by the remaining directors, even if the procedure is contrary to the charter or bylaws; and

•	the secretary of the corporation may call a special meeting of stockholders at the request of stockholders only on the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting, even if the procedure is contrary to the charter or bylaws.
To date, Aimco has not made any of the elections described above.
NO RECOMMENDATION BY THE MANAGING GENERAL PARTNER
          The Managing General Partner and Aimco Properties, LLC are affiliates of, and may be deemed to be under common control with, Aimco. Accordingly, the Managing General Partner has a substantial conflict of interest with respect to the proposed Affiliated Contribution, because Aimco Properties, LLC has an interest in obtaining the Affiliated Contribution Properties at a low price while the Partnerships have an interest in receiving the highest consideration possible. In addition, continuation of VMS could result in the Managing General Partner and its affiliates continuing to receive management fees from the Partnerships if the Transactions are not consummated as described in this proxy statement-prospectus. Although the Managing General Partner is of the opinion that the Transactions described herein are fair to the Partnerships and the limited partners, as a result of these conflicts, the Managing General Partner does not make any recommendation as to whether or not limited partners should object to the Transactions.
THE TRANSACTIONS
          On August 21, 2006, VMS entered into a Contribution Agreement with Aimco Properties, LLC under which VMS has agreed to complete the Affiliated Contribution, subject to certain conditions, including the absence of objections filed by limited partners owning more than 50% of the aggregate units of the Partnerships. The value of the consideration for each of the Affiliated Contribution Properties is equal to the greater of the appraised market value of the fee simple interest in such Properties based on an appraisal dated April 2006 and internal valuations prepared annually by Aimco, and last updated February 2006. The limited partners of the Partnerships may elect to waive the right to receive any portion of the cash distribution with respect to the Affiliated Contribution and receive Common OP Units directly from the Aimco Operating Partnership instead, with those that do not make an election receiving cash. Aimco and its affiliates which own limited partnership interests in the Partnerships currently intend to waive their right to receive any portion of the cash distribution with respect to the Affiliated Contribution and receive Common OP Units instead.
          In addition, VMS intends to sell the Unaffiliated Sale Properties to one or more third parties in one or more sales. The terms of the Unaffiliated Sales are not yet defined, as no purchase agreements have been entered into. However, no Unaffiliated Sale will be completed if the Minimum Unaffiliated Sale Price is not achieved. The Minimum Unaffiliated Sale Price was determined by obtaining valuation estimates from third party brokers selected to market the Unaffiliated Sale Properties for sale. As the valuation estimates from the third party brokers merely indicate the brokers’ estimate of the likely sales price for such Property following reasonable marketing efforts, the Managing General Partner believed that some allowance for a lower price was in order to provide reasonable flexibility during the marketing process. Based on its experience and expertise, the Managing General Partner applied a 15% discount for purposes of providing notice and the opportunity to object to limited partners to account for the possibility that the estimates overstated the actual market price that could be obtained for the Unaffiliated Sale Properties after marketing them for sale.
          By sending this proxy statement-prospectus to the limited partners of the Partnerships, the Managing General Partner is providing the limited partners with notice of the Transactions. VMS will not complete a Transaction if limited partners owning more than 50% of the aggregate units of the Partnerships give written notice of objection to that Transaction prior to ___ ___, 2006. The Managing General Partner currently anticipates that the Affiliated Contribution will be consummated no later than ___, 2007. If one of the Transactions is not consummated, VMS will continue to own the Properties that were to be contributed or sold in that Transaction and remain responsible for the related mortgage debt, subject to the terms of any refinancing that may occur.
          The following is a summary of the terms and conditions of the Contribution Agreement, which may be amended or superseded at any time and from time to time by the parties; provided, however, that if any amendment materially changes the terms or conditions of the Affiliated Contribution, the Managing General Partner will provide an extended opportunity for the unaffiliated limited partners to object to the Affiliated Contribution.
          Consideration. The consideration for the Affiliated Sale Properties is $224,228,260 (the “Consideration”), subject to adjustments as provided in the Contribution Agreement, allocated between the Properties based on the appraised values noted above in all cases other than the $19,028,260 valuation based on Aimco’s internal valuation for Buena Vista Apartments as follows:

Property	Consideration
Casa de Monterey	$18,000,000
Buena Vista Apartments	$19,028,260
Crosswood Park Apartments	$15,300,000
Mountain View Apartments	$30,200,000
Pathfinder Village Apartments	$32,600,000
Scotchollow Apartments	$65,400,000
The Towers of Westchester Park	$43,700,000
          VMS and the Partnerships are providing herewith an opportunity for limited partners to waive their right to receive any portion of the cash distribution with respect to the Affiliated Contribution and receive Common OP Units directly from the Aimco Operating Partnership instead. The Aimco Operating Partnership has agreed to issue and deliver directly to each limited partner that provides such a waiver and election that number of Common OP Units equal to (i) the amount of the cash distribution waived by such limited partner divided by (ii) the average of the closing prices per share of the Class A Common Stock on the NYSE for the twenty consecutive trading days in which such shares are traded ending on the second trading day prior to but not including the Closing Date (as defined below), so long as such issuance and delivery does not violate any state securities laws. Limited partners are instructed to contact The Altman Group, Inc. with any direct questions or requests for information, including an estimate of Common OP Units issuable with respect to waivers of particular cash amounts, as of the most recent practicable date. Please see the information set forth under “HOW TO OBTAIN ADDITIONAL INFORMATION.” In the event such issuance and delivery is deemed to violate the securities laws of any state, the parties to the Contribution Agreement shall be entitled to disregard such waiver and election and proceed with the Contribution and resulting cash distributions as if such waiver and election had not been delivered by such limited partner.
          At the consummation of the contribution of the Affiliated Contribution Properties (the “Closing”), the cash Consideration payable to VMS must be paid by Aimco Properties, LLC through escrow with Stewart Title Guaranty Company (the “Escrow Agent” or the “Title Insurer”) as of the date of Closing (the “Closing Date”).
          Inspections. Aimco Properties, LLC and its attorneys, architects, engineers, surveyors, and other representatives (collectively, “Consultants”) have been provided reasonable access to the Affiliated Contribution Properties and all records and files relating thereto for the purposes of inspections, preparations of plans, taking of measurements, making of surveys, making of appraisals, and generally for the ascertainment of the condition of the Affiliated Contribution Properties (collectively, the “Inspections”) concerning the Affiliated Contribution Properties; provided, however, that Aimco Properties, LLC may not, for any reason, terminate the Contribution Agreement as a result of such Inspections.
          Affiliated Contribution Properties’ Materials. Prior to the Closing Date, and to the extent in VMS’s actual possession and located at the Affiliated Contribution Properties, VMS agreed to make certain Affiliated Contribution Properties-related documents (the “Materials”) available for review by Aimco Properties, LLC. Aimco Properties, LLC has acknowledged receipt of the Materials prior to the effective date of the Contribution Agreement.
          Affiliated Contribution Properties’ Contracts. A list of Affiliated Contribution Properties’ contracts that Aimco Properties, LLC desires to terminate at closing is attached to the Contribution Agreement (the “Terminated Contracts”). The effective date of such termination after Closing will be subject to the express terms of the Terminated Contracts (and, to the extent that the effective date of termination of any Terminated Contract is after the Closing Date, Aimco Properties, LLC will be deemed to have assumed all of VMS’s obligations under such Terminated Contract as of the Closing Date). If any Affiliated Contribution Properties contract cannot by its terms be terminated, it will be assumed by Aimco

Properties, LLC and, to the extent that any Terminated Contract requires payment of a penalty or premium for cancellation, Aimco Properties, LLC will be solely responsible for the payment of the cancellation fees or penalties. If any Affiliated Contribution Properties contract to be assumed by Aimco Properties, LLC is assignable but requires the applicable vendor to consent to the assignment or assumption of the Affiliated Contribution Properties contract, then, prior to the Closing, Aimco Properties, LLC will be responsible for obtaining from each applicable vendor a consent to the assignment of the Affiliated Contribution Properties contract.
          Permitted Exceptions. The deed delivered pursuant to the Contribution Agreement will be subject to customary permitted exceptions such as written tenant leases for apartment units at the Property and covenants, conditions and restrictions on public record.
          Closing Date. Closing shall occur on such date as is mutually agreed upon by VMS and Aimco Properties, LLC; provided, however, that the Closing Date shall not occur any later than December 31, 2007.
          Closing Prorations. All normal and customarily proratable items, such as title insurance, will be prorated as of the Closing Date.
          Closing Costs. Aimco Properties, LLC must pay all recordation and documentary fees, stamps and taxes imposed on the deed, any premiums or fees required to be paid by Aimco Properties, LLC with respect to the Title Policy in excess of the base premium for the title policy, and one-half of the customary closing costs of the Escrow Agent. VMS will pay the base premium for the title policy and one-half of the customary closing costs of the Escrow Agent.
          Closing Documents. Each of VMS and Aimco Properties, LLC must deliver closing documents customary for transactions of this kind at Closing.
          Partnership Representations and Warranties. VMS has made customary representations and warranties, including, but not limited to, representations and warranties related to ownership, citizenship, legal proceedings and default, conflict or violation of contract or law, and the representations and warranties of VMS survive Closing for a period of six (6) months (the “Survival Period”). VMS shall have no liability under the Contribution Agreement after the Survival Period except to the extent that Aimco Properties, LLC has requested arbitration against VMS during the Survival Period for a misrepresentation. VMS’s liability for misrepresentations is capped at $250,000.00, and Aimco Properties, LLC cannot bring any related claim unless the claim for damage (either in the aggregate or as to any individual claim) by Aimco Properties, LLC exceeds $50,000.00.
          Aimco Properties, LLC Representations and Warranties. Aimco Properties, LLC has made customary representations and warranties, including, but not limited to, authority and enforceability, and the representations and warranties of Aimco Properties, LLC survive Closing for a period of six (6) months.
          Pre-Closing Operations. During the period of time from the Effective Date to the Closing Date, VMS shall manage, operate, maintain and repair the Affiliated Contribution Properties in the same manner as the Affiliated Contribution Properties have been managed, operated, maintained and repaired prior to the Effective Date.
          Aimco Properties, LLC’s Conditions to Closing. Aimco Properties, LLC’s obligation to close is subject to the fulfillment of the following conditions precedent:
          (a) Each of VMS’s representations and warranties must be true and correct as of the Closing Date;

          (b) VMS must have performed each of the covenants, agreements and conditions to be performed by VMS prior to or as of the Closing Date; and
          (c) if necessary, VMS shall have obtained written consent to the Transaction from the holders of the mortgage indebtedness encumbering the Affiliated Contribution Properties.
          If any condition set forth in clause (a) or (b) is not met, Aimco Properties, LLC may (i) terminate Aimco Properties, LLC’s obligations under the Contribution Agreement, (ii) complete the Closing notwithstanding the unsatisfied condition, or (iii) adjourn the Closing to a date not later than thirty (30) days after the scheduled Closing Date, during which period VMS shall use its reasonable efforts to satisfy any unsatisfied conditions within VMS’s reasonable power to satisfy.
          Brokers. VMS and Aimco Properties, LLC have each represented and warranted to the other that it has not utilized the services of any other real estate broker, sales person or finder in connection with the Contribution Agreement, and each party agreed to indemnify, defend and hold harmless the other party from and against all losses relating to brokerage commissions and finder’s fees arising from or attributable to the acts or omissions of the indemnifying party.
          Aimco Properties, LLC Default. If Aimco Properties, LLC, without the right to do so and in default of its obligations under the Contribution Agreement, fails to complete the Closing, VMS shall have the right to terminate the Contribution Agreement by written notice to Aimco Properties, LLC whereupon neither party shall have any further rights or obligations under the Contribution Agreement except for those that expressly survive termination of the Contribution Agreement.
          VMS Default. If VMS, without the right to do so and in default of its obligations under the Contribution Agreement, fails to complete the Closing, Aimco Properties, LLC shall have the right either to terminate the Contribution Agreement by written notice to VMS, whereupon neither party shall have any further rights or obligations under the Contribution Agreement except for those that expressly survive termination of the Contribution Agreement, or to seek specific performance of VMS’s obligations under the Contribution Agreement. VMS will not be obligated to close (i) if, as provided by the partnership agreement, limited partners owning more than 50% of the aggregate units of Portfolio I and Portfolio II give timely written notice of objection of the Affiliated Contribution or (ii) if the Unaffiliated Sales have not been closed. Aimco Properties, LLC waives any right to any and all other remedies for VMS’s breach of the Contribution Agreement permitted by law or in equity against VMS or any of its affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, or agents, including any right to damages.
          Casualty. If any of the Affiliated Contribution Properties are damaged or destroyed by fire or other casualty prior to closing, and the cost of repair is more than $500,000.00, then VMS must notify Aimco Properties, LLC in writing of such damage or destruction (the “Damage Notice”). Within thirty (30) days after Aimco Properties, LLC’s receipt of the Damage Notice, Aimco Properties, LLC may elect at its option to terminate the Contribution Agreement. If Aimco Properties, LLC fails to terminate the Contribution Agreement, (i) any deductibles and the net proceeds of any insurance with respect to the Affiliated Contribution Properties paid to VMS between the date of the Contribution Agreement and the Closing Date and not used by VMS for repairs to the Affiliated Contribution Properties in connection with such casualty shall be paid to Aimco Properties, LLC at the time of Closing, and (ii) all unpaid claims and rights in connection with losses to the Affiliated Contribution Properties shall be assigned to Aimco Properties, LLC at Closing without in any manner affecting the Consideration. If any of the Affiliated Contribution Properties are damaged or destroyed by fire or other casualty prior to the Closing, and the cost of repair is less than $500,000.00, the contribution will be closed in accordance with the terms of the Contribution Agreement, and VMS will make such repairs to the extent of any recovery from insurance carried on the Affiliated Contribution Properties if they can be reasonably effected before the Closing. If VMS is unable to effect such repairs, then at Closing, Aimco Properties, LLC shall be paid (i) any deductibles and the net proceeds of any insurance with respect to the Affiliated Contribution Properties paid to VMS between the date of the Contribution Agreement and the Closing Date and not used by VMS for repairs to the Affiliated Contribution Properties in connection with such casualty and (ii) all unpaid claims and rights in connection with losses to the Affiliated Contribution Properties shall be assigned to Aimco Properties, LLC at Closing without in any manner affecting the Consideration.
          Condemnation. If at any time prior to the Closing Date, any pending or threatened condemnation or eminent domain proceeding in connection with the Affiliated Contribution Properties (a “Taking”) affects all or any part of the Affiliated Contribution Properties, if any proceeding for a Taking is commenced, or if written notice of the contemplated commencement of a Taking is given, VMS shall promptly give written notice (“Taking Notice”) thereof to Aimco Properties, LLC. Aimco Properties, LLC shall have the right, at its sole option, of terminating the Contribution Agreement by written notice to VMS within thirty (30) days after receipt by Aimco Properties, LLC of the Taking Notice. If Aimco Properties, LLC does not terminate the Contribution Agreement, the Consideration shall be reduced by the total amount of any awards or damages received by VMS and VMS shall, at Closing, be deemed to have assigned to Aimco Properties, LLC all of VMS’s right, title and interest in and to any awards or damages to which VMS may have become entitled or may thereafter be entitled by reason of any exercise of the power of eminent domain or condemnation with respect to or for the Taking of the Affiliated Contribution Properties or any portion thereof.
          Appraisal Rights. Limited partners are not entitled to statutory appraisal rights permitting them to seek a judicial determination of the value of their Partnership interests under applicable law, in lieu of accepting the distributions resulting from the Transactions. Pursuant to the Contribution Agreement, VMS, the Partnerships and Aimco Properties, LLC have provided each limited partner with contractual dissenters’ appraisal rights with respect to the Affiliated Contribution that are generally based upon the statutory dissenters’ appraisal rights that a limited partner would have were it a shareholder in a corporate merger under the corporation laws of the state of the Partnerships’ organization. See “APPRAISAL RIGHTS.” A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this proxy statement-prospectus as Annex C.
          Assignability. Aimco Properties, LLC shall have the absolute right to assign the Contribution Agreement and its rights thereunder and any assignee of Aimco Properties, LLC shall be entitled to exercise all of the rights and powers of Aimco Properties, LLC thereunder.
          Governing Law and Venue. The laws of the State of Illinois govern the validity, construction, enforcement, and interpretation of the Contribution Agreement. Subject to the dispute resolution procedures set forth in the Contribution Agreement, all claims, disputes and other matters in question arising out of or relating to the Contribution Agreement must be decided by proceedings instituted and litigated in a court of competent jurisdiction in that state, and the parties expressly consented to the venue and jurisdiction of such court.
          Amendments. The Contribution Agreement cannot be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties.
          No Personal Liability of Officers, Trustees or Directors of VMS’s Partners. Aimco Properties, LLC agreed that none of VMS, its affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, and agents shall have any personal liability under the Contribution Agreement or any document executed in connection with the transactions contemplated by the Contribution Agreement.
          Termination Right. The Contribution Agreement may be terminated at any time prior to the Closing Date (a) by mutual written consent of VMS and Aimco Properties, LLC, or (b) by either VMS or Aimco Properties, LLC, by written notice to the non-terminating party: (i) if any action restraining, enjoining or otherwise prohibiting consummation of the Transaction shall be threatened by any party; or (ii) the terminating party reasonably determines it is necessary to terminate the Contribution Agreement in order to satisfy its fiduciary obligations to its investors. In the event of such a termination of the Contribution Agreement, the Contribution Agreement shall become void and of no effect with no liability on the part of any party thereto, except for any obligations that expressly survive termination of the Contribution Agreement.
          The Affiliated Contribution Properties are as follows:
•	Casa de Monterey, a 144-unit complex in Norwalk, California. Based on the estimates of the Managing General Partner, Casa de Monterey is currently in need of $1,035,240 in capital expenditures to, among other things, repair north wall fence and unit patio fences, add lighting in parking areas, replace natural gas lines, repair a swimming pool deck, repair sidewalks, replace wood walkway columns, replace all catwalks, treat for termites, replace portion of roof, repair roof drains, repair carport footing and replace carport fascia and post, replace hot water boilers, paint the exteriors, replace exterior wooden trim, stripe parking lot, stucco repairs, replace pool furniture, install area drains at mailboxes, replace HVAC units, replace sliding glass doors, and complete refurbishment of unit interiors. Casa de Monterey is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $3,653,000 as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $3,479,000.

•	Buena Vista Apartments, a 92-unit complex in Pasadena, California. Based on the estimates of the Managing General Partner, Buena Vista Apartments is currently in need of $402,645 in capital expenditures to, among other things, repair subfloors, replace elevator controllers and code, replace hot water boilers, clear sanitary sewer lines, add lighting in parking areas, replace mailboxes, resurface a swimming pool, repair sidewalks, stripe parking lot, repair gutters and downspouts, replace HVAC and forced air units, upgrade kitchen and bathroom outlets, replace pool furniture, replace sliding glass doors/screens, and complete refurbishment of unit interiors. Buena Vista Apartments is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $4,420,000 as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $4,260,000.

•	Crosswood Park Apartments, a 180-unit complex in Citrus Heights, California. Based on the estimates of the Managing General Partner, Crosswood Park is currently in need of $4,452,299 in capital expenditures to, among other things, replace roof, replace and repair perimeter fencing, replace site lighting, replace landscaping, replace site signage and building numbers, repair water features, repair sidewalks, repair carports, repair wood balconies and stair rails, repair entry landings, replace in-unit laundry room doors, repair/replace wooden siding, replace gutters and downspouts, replace pool furniture, treat for termites, replace fitness equipment, repair parking area paving, stripe parking lot, replace HVAC and forced air units, replace unit hot water heaters, upgrade kitchen and bathroom outlets, replace sliding glass doors/screens, and complete refurbishment of unit interiors. Crosswood Park is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $4,968,000 and a junior mortgage loan payable to an affiliate of the Aimco Operating Partnership, having an aggregate unpaid balance of approximately $24,000, each as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $4,788,000.

•	Mountain View Apartments, a 168-unit complex in San Dimas, California. Based on the estimates of the Managing General Partner, Mountain View Apartments is currently in need of $1,374,679 in capital expenditures to, among other things, replace roofs, replace carport structures, replace hot water boiler, repair south block wall, construct retaining wall, add lighting in parking areas, clear sanitary sewer lines, repair area drains, repair landscape irrigation, resurface and repair a swimming pool and spa, repair sidewalks, replace pool fence, replace playground equipment, replace pool furniture, treat for termites, replace exterior wooden trim, stripe parking lot, replace HVAC and forced air units, upgrade kitchen and bathroom outlets, and complete refurbishment of unit interiors. Mountain View Apartments is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $6,374,000 as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $6,154,000.

•	Pathfinder Village Apartments, a 246-unit complex in Fremont, California. Based on the estimates of the Managing General Partner, Pathfinder Village is currently in need of $4,377,737 in capital expenditures to, among other things, replace roofs, repair roof deck and roof framing, replace and repair perimeter fencing, replace elevators, replace site lighting, paint the exteriors, replace landscaping, replace site signage and building numbers, repair/replace asphalt paving, repair retaining walls, replace water recirculation piping system, clear sanitary sewer lines, repair storm sewer piping, repair swimming pool, replace/repair sidewalks, resurface decking, repair/replace wood balconies and framing, replace fitness equipment, replace balcony railings, replace stair rails, repair stair treads and stringers, conduct full termite remediation, replace gutters and downspouts, repair carports, refurbish and repair laundry rooms, repair utility panel boxes, replace hot water boilers, stripe parking lot, replace AC units, upgrade kitchen and bathroom outlets, and complete refurbishment of unit interiors. Pathfinder Village is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $12,012,000 and a junior mortgage loan payable to an affiliate of the Aimco Operating Partnership, having an aggregate unpaid balance of approximately $3,157,000, each as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $11,576,000.

•	Scotchollow Apartments, a 418-unit complex in San Mateo, California. Based on the estimates of the Managing General Partner, Scotchollow is currently in need of $6,771,062 in capital expenditures to, among other things, replace roofs, repair roof deck and roof framing, repair fencing, replace elevators, replace site lighting, paint the exteriors, replace landscaping and repair landscape irrigation, replace site signage and building numbers, resurface creek and replace pumps, replace asphalt walkways with concrete, repair structural damage to buildings caused by sinkholes, refurbish perimeter carports and convert into garage units, to clear sanitary sewer lines, repair water recirculation piping, resurface and repair swimming pools and spas, repair sidewalks, repair/replace wood balconies, balcony railings, stair rails, stair treads and stringers, treat for termites, replace fitness equipment, replace gutters and downspouts, replace hot water boilers, stripe and power wash parking lot, replace AC units, upgrade kitchen and bathroom outlets, and complete refurbishment of unit interiors. Scotchollow is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $25,998,000 and a junior mortgage loan payable to an affiliate of the Aimco Operating Partnership, having an aggregate unpaid balance of approximately $9,304,000, each as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $25,054,000.

•	The Towers of Westchester Park, a 303-unit complex in College Park, Maryland. Based on the estimates of the Managing General Partner, The Towers of Westchester Park is currently in need of $872,328 in capital expenditures to, among other things, clear sanitary sewer lines, repair a swimming pool, repair sidewalks, replace gutters and downspouts, upgrade electrical panels, repair parking area paving, replace windows, repair and replace balconies, resurface decks, and upgrade kitchen and bathroom outlets. The Towers of Westchester Park is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $10,812,000 as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $10,420,000.
     The Unaffiliated Sale Properties are as follows:
•	North Park Apartments, a 284-unit complex in Evansville, Indiana. Based on the estimates of the Managing General Partner, North Park Apartments is currently in need of $4,670,980 in capital expenditures to, among other things, repair add lighting in parking areas, clear sanitary sewer lines, repair a swimming pool, replace gutters and downspouts, upgrade electrical panels, repair parking area paving, repair a storm drainage system, resurface tennis courts, trim trees, replace windows, repair and replace balconies, resurface decks, and upgrade kitchen and bathroom outlets. North Park Apartments is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $5,579,000 and a junior mortgage loan payable to an affiliate of the Aimco Operating Partnership, having an aggregate unpaid balance of approximately $2,869,000, each as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $5,376,000.

•	Chapelle Le Grande, a 105-unit complex in Merrillville, Indiana. Based on the estimates of the Managing General Partner, Chapelle Le Grande is currently in need of $487,171 in capital expenditures to, among other things, repair fencing, add lighting in parking areas, clear sanitary sewer lines, repair a swimming pool, repair sidewalks, repair a wood balcony and stair rails, replace gutters and downspouts, repair roofs, upgrade electrical panels, repair parking area paving, resurface tennis courts, trim trees, replace windows, repair and replace balconies, resurface decks, and upgrade kitchen and bathroom outlets. Chapelle Le Grande is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $2,863,000 and a junior mortgage loan payable to an affiliate of the Aimco Operating Partnership, having an aggregate unpaid balance of approximately $1,305,000, each as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $2,759,000.

•	Terrace Gardens, a 126-unit complex in Omaha, Nebraska. Based on the estimates of the Managing General Partner, Terrace Gardens is currently in need of $3,518,890 in capital expenditures to, among other things, repair fencing, clear sanitary sewer lines, repair a swimming pool, repair sidewalks, repair a wood balcony and stair rails, replace gutters and downspouts, repair roofs, upgrade electrical panels, repair parking area paving, repair a storm drainage system, resurface tennis courts, trim trees, replace windows, repair and replace balconies, resurface decks, and upgrade kitchen and bathroom outlets. Terrace Gardens is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $3,962,000 and a junior mortgage loan payable to an affiliate of the Aimco Operating Partnership, having an aggregate unpaid balance of approximately $1,494,000, each as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $3,818,000.

•	Forest Ridge Apartments, a 278-unit complex in Flagstaff, Arizona. Based on the estimates of the Managing General Partner, Forest Ridge Apartments is currently in need of $1,175,736 in capital expenditures to, among other things, repair fencing, add lighting in parking areas, clear sanitary sewer lines, repair a swimming pool, repair sidewalks, repair a wood balcony and stair rails, treat for termites, replace gutters and downspouts, repair roofs, upgrade electrical panels, repair parking area paving, repair a storm drainage system, trim trees, replace windows, repair and replace balconies, resurface decks, and upgrade kitchen and bathroom outlets. Forest Ridge Apartments is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $5,264,000 and a junior mortgage loan payable to an affiliate of the Aimco Operating Partnership, having an aggregate unpaid balance of approximately $451,000, each as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $5,073,000.

•	The Bluffs, a 137-unit complex in Milwaukee, Oregon. Based on the estimates of the Managing General Partner, The Bluffs is currently in need of $630,921 in capital expenditures to, among other things, repair fencing, add lighting in parking areas, clear sanitary sewer lines, repair a swimming pool, repair sidewalks, repair a wood balcony and stair rails, replace gutters and downspouts, repair roofs, upgrade electrical panels, repair parking area paving, trim trees, replace windows, repair and replace balconies, resurface decks, and upgrade kitchen and bathroom outlets. The Bluffs is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $3,323,000 and a junior mortgage loan payable to an affiliate of the Aimco Operating Partnership, having an aggregate unpaid balance of approximately $1,456,000, each as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $3,202,000.

•	Watergate Apartments, a 140-unit complex in Little Rock, Arkansas. Based on the estimates of the Managing General Partner, Watergate Apartments is currently in need of $775,600 in capital expenditures to, among other things, add lighting in parking areas, repair a swimming pool, repair sidewalks, replace gutters and downspouts, repair roofs, upgrade electrical panels, replace windows, resurface decks, and upgrade kitchen and bathroom outlets. Watergate Apartments is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $2,586,000 and a junior mortgage loan payable to an affiliate of the Aimco Operating Partnership, having an aggregate unpaid balance of approximately $839,000, each as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $2,492,000.

•	Shadowood Apartments, a 120-unit complex in Monroe, Louisiana. Based on the estimates of the Managing General Partner, Shadowood Apartments is currently in need of $380,745 in capital expenditures to, among other things, add lighting in parking areas, clear sanitary sewer lines, repair a swimming pool, repair roofs, upgrade electrical panels, repair a storm drainage system, replace windows, resurface decks, and upgrade kitchen and bathroom outlets. Shadowood Apartments is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $2,005,000 as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $1,936,000.

•	Vista Village Apartments, a 220-unit complex in El Paso, Texas. Based on the estimates of the Managing General Partner, Vista Village Apartments is currently in need of $1,174,464 in capital expenditures to, among other things, repair chain link fencing, add lighting in parking areas, repair a swimming pool, repair sidewalks, repair wood fences, repair a wood balcony and stair rails, treat for termites, repair roofs, upgrade electrical panels, repair parking area paving, repair a storm drainage system, replace windows, repair and replace balconies, resurface decks, and upgrade kitchen and bathroom outlets. Vista Village Apartments is encumbered by a senior mortgage loan having an aggregate unpaid balance of approximately $2,964,000 and a junior mortgage loan payable to an affiliate of the Aimco Operating Partnership, having an aggregate unpaid balance of approximately $1,412,000, each as of June 30, 2006. The principal balance due at maturity for the senior mortgage is approximately $2,856,000.
In addition to the mortgage indebtedness for each Property noted above and the other indebtedness described elsewhere herein, the aggregate amount of all capital expenditure needs noted above is $32,100,498 as of December 31, 2005.
Accounting Treatment of the Transactions.
          Accounting by Aimco and the Aimco Operating Partnership. Effective January 1, 2006, Aimco and the Aimco Operating Partnership account for VMS and the Partnerships as consolidated subsidiaries. Accordingly, the assets, liabilities, revenues and expenses of VMS and the Partnerships are reported in the consolidated financial statements of Aimco and the Aimco Operating Partnership. The carrying amounts of the Properties as reported in such consolidated financial statements differ from the corresponding amounts reported in the combined financial statements of the Partnerships due to certain valuation adjustments that were recorded by the Managing General Partner and the Aimco Operating Partnership in connection with their acquisitions of equity interests in the Partnerships in prior years. Units of the Partnerships held by limited partners other than the Aimco Operating Partnership are reported as minority interest in the consolidated financial statements of Aimco and the Aimco Operating Partnership; however the carrying amount of the minority interest is zero and Aimco does not allocate any losses of VMS and the Partnerships to the minority interest.
          Aimco and the Aimco Operating Partnership will account for the Affiliated Contribution as an acquisition of a noncontrolling interest in a subsidiary in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. This accounting treatment will result in increases in the carrying amounts of the Affiliated Contribution Properties by an aggregate amount equal to (i) the aggregate amount of cash and fair value of Common OP Units received by VMS and the limited partners in exchange for the Affiliated Contribution Properties, multiplied by (ii) the aggregate percentage interest in the Partnerships held by limited partners other than the Aimco Operating Partnership. The Aimco Operating Partnership will record corresponding increases in partners’ capital and minority interest in consolidated real estate partnerships based on the relative proportions of the total consideration for the Affiliated Contribution Properties comprised by Common OP Units and cash, respectively. Aimco’s accounting for the Affiliated Contribution will be identical to the accounting applied by the Aimco Operating Partnership, except that the increase in partners’ capital described in the preceding sentence will be reported by Aimco as an increase in minority interest in Aimco Operating Partnership. No gain or loss will be recognized by Aimco or the Aimco Operating Partnership in connection with the Affiliated Contribution.
          The Unaffiliated Sales are expected to be accounted for as real estate sales using the full accrual method in accordance with statement of Financial Accounting Standards No. 66, Accounting for Sales of Real Estate. Accordingly, upon completion of the Unaffiliated Sales, which may occur on a property-by-property basis, Aimco and the Aimco Operating Partnership will no longer report the carrying amounts of the Unaffiliated Sale Properties in their consolidated financial statements and will recognize gain or loss for the difference between such carrying amounts and the related net sales proceeds. Based on the current carrying amounts and estimated fair values of the Unaffiliated Sale Properties, Aimco and the Aimco Operating Partnership expect to recognize a net gain upon completion of the Unaffiliated Sales.
          The Affiliated Contribution will result in a decrease in the net book value of VMS equal to the net book value of the Affiliated Contribution Properties and will result in the loss of the net operating income that is generated by the Affiliated Contribution Properties. Based on the net book values of the Affiliated Contribution Properties as of June 30, 2006, the Affiliated Contribution will result in a decrease of approximately $99,747,000 in the net book value of VMS, which represents approximately 49.31% of the total net book value of VMS. The amount attributable to Aimco and the Aimco Operating Partnership, based on a total ownership of approximately 22.05% in VMS, is approximately $21,996,000 as of June 30, 2006. Based on the Partnership’s net loss of the Affiliated Contribution Properties for the year ended December 31, 2005, the Affiliated Contribution will result in a decrease of approximately $741,000 in the net loss of VMS, which represents approximately 7.84% of the total net loss of VMS. The amount attributable to Aimco and the Aimco Operating Partnership, based on a total ownership of approximately 22.05% in VMS, is a net loss of approximately $163,000 for the year ended December 31, 2005.
          Accounting by the Partnerships. For accounting purposes, VMS, the Partnerships and Aimco Properties, LLC are deemed to be entities under common control. Generally accepted accounting principles ordinarily preclude recognition of gains by the transferor entity in a transfer of assets between entities under common control. Accordingly, the Partnerships will not recognize any gain in connection with the transfer of the Affiliated Contribution Properties from VMS to Aimco Properties, LLC. The excess of (i) the aggregate amount of cash and fair value of Common OP Units received by VMS and the limited partners in exchange for the Affiliated Contribution Properties over (ii) the Partnerships’ aggregate carrying amount of the Affiliated Contribution Properties will be treated by the Partnerships as capital contributions from the Aimco Operating Partnership and be credited to partners’ deficit in the Partnerships’ combined financial statements. An offsetting charge to partners’ deficit will be recognized for the fair value of Common OP Units received by limited partners.
          The Partnerships will account for the Unaffiliated Sales as sales of real estate and recognize a net gain upon completion of the sales, as described above for Aimco and Aimco Operating Partnership. The amount of the net gain recognized by the Partnerships will differ from the amount recognized by Aimco and the Aimco Operating Partnership due to certain valuation adjustments recorded by the Managing General Partner and the Aimco Operating Partnership in connection with their acquisitions of equity interests in the Partnerships in prior years.
PROCEDURE FOR ELECTION OF AFFILIATED CONTRIBUTION CONSIDERATION
          Limited partners who desire to waive their right to receive any portion of the cash distribution with respect to the Affiliated Contribution and receive Common OP Units directly from the Aimco Operating partnership instead should complete, sign, date and deliver the Consideration Election Form included herewith to the Information Agent by mail in the self-addressed, postage-paid envelope enclosed for that purpose by overnight courier or by facsimile at the address or facsimile number set forth on the Consideration Election Form prior to 5:00 P.M., New York City time, on ___, 2007, all in accordance with the instructions contained therein. A limited partner may change an election previously made by completing, signing, dating and delivering a revised Consideration Election Form, as specified above, prior to 5:00 P.M., New York City time, on ___, 2007.
APPROVALS REQUIRED
Partnership Approvals
          This proxy statement-prospectus is the Managing General Partner’s written notice to the limited partners of the Partnerships of the Transactions. As provided in the joint venture and partnership agreements, VMS will not complete a Transaction if limited partners owning more than 50% of the aggregate units of the Partnerships object to such Transaction by providing written notice to the Managing General Partner by ___ ___, 2006.
Other Approvals
          The Managing General Partner intends to solicit any lender consents that may be required in connection with the Transactions. The Transactions are conditioned on obtaining any such lender consents that may be necessary.
PROCEDURE FOR OBJECTING TO A TRANSACTION
          LIMITED PARTNERS WHO DESIRE TO OBJECT TO ONE OF THE TRANSACTIONS SHOULD DO SO BY COMPLETING AND SIGNING, DATING AND DELIVERING THE NOTICE OF OBJECTION INCLUDED HEREWITH TO THE INFORMATION AGENT BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE NOTICE OF OBJECTION, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN.
          All Notices of Objection that are properly completed, signed and delivered to the information agent and not properly revoked prior to ___ ___, 2006 (the “Expiration Date”), will be given effect in accordance with the specifications thereof. See “Revocation of Instructions” below.
          Notices of Objection must be executed in exactly the same manner as the name(s) in which ownership of the partnership interest is registered. If the partnership interest to which a Notice of Objection relates is held by two or more joint holders, all such holders should sign the Notice of Objection. If a Notice of Objection is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Notice of Objection evidence satisfactory to the Partnership of authority to execute the Notice of Objection.
          The execution and delivery of a Notice of Objection will not affect a limited partner’s right to sell or transfer its partnership interest. All Notices of Objection received by the information agent (and not properly revoked) prior to the Expiration Date will be effective and binding on transferees notwithstanding a record transfer of such partnership interest by the transferor limited partner subsequent to the delivery of the Notice of Objection, unless the transferee limited partner revokes such Notice of Objection prior to 5:00 p.m., New York City time, on the Expiration Date by following the procedures set forth under “Revocation of Instructions” below.
          All questions as to the validity, form and eligibility (including time of receipt) regarding Notices of Objection will be determined by the Managing General Partner in its sole discretion, which determination will be conclusive and binding. The Managing General Partner reserves the right to reject any or all Notices of Objection that are not in proper form. The Managing General Partner also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Notices of Objection. Unless waived, all such defects or irregularities in connection with the deliveries of Notices of Objection must be cured within such time as the Managing General Partner determines. Neither the Managing General Partner nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Notices of Objection will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this proposal by the Managing General Partner shall be conclusive and binding.
Revocation of Instructions
          Any limited partner who has delivered a Notice of Objection to the information agent may revoke the instructions set forth in such Notice of Objection by delivering to the information agent a written notice of revocation prior to 5:00 p.m., New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Notice of Objection must (i) contain the name of the person who delivered the Notice of Objection, (ii) be in the form of a written notice delivered to the information agent stating that the prior Notice of Objection is revoked, (iii) be signed by the limited partner in the same manner as the original signature on the Notice of Objection, and (iv) be received by the information agent prior to 5:00 p.m. New York City time, on the Expiration Date at one of its addresses or fax number set forth on the Notice of Objection. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or telephone number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Notice of Objection previously given. A revocation of the instructions set forth in a Notice of Objection can only be accomplished in accordance with the foregoing procedures. NO LIMITED PARTNER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A NOTICE OF OBJECTION AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
PLANS AFTER THE TRANSACTIONS ARE CONSUMMATED
          If the Transactions are consummated, with seven Properties being contributed to Aimco Properties, LLC and eight being sold to one or more third parties, VMS will no longer own and operate any Properties. Therefore, VMS will make the distributions discussed elsewhere herein and dissolve in accordance with the terms of its joint venture agreement. Similarly, because interests in the joint venture are the sole assets of the Partnerships, the Partnerships will be dissolved in accordance with the terms of their respective partnership agreements.
          Upon dissolution of VMS, the Managing General Partner intends to file a notice with the SEC that will result in a termination of VMS’s obligation to file annual, quarterly and other reports with the SEC pursuant to the Exchange Act. The Managing General Partner has determined that VMS is incurring approximately $87,000 in administrative and accounting expenses annually relating to the preparation and filing of periodic reports for VMS with the SEC. Upon completion of the disposition of the Properties, VMS will no longer incur these expenses.
VMS AND THE PARTNERSHIPS
VMS
          VMS was formed as a general partnership pursuant to the Uniform Venture Act of the State of Illinois and a joint venture agreement dated September 27, 1984, between Portfolio I and Portfolio II. Its primary business is real estate ownership and related operations. VMS was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its partners. Effective December 12, 1997, the managing general partner of each of the Partnerships was transferred from VMS Realty Investment, Ltd. (formerly VMS Realty Partners) to MAERIL, Inc., a wholly-owned subsidiary of MAE GP Corporation and an affiliate of Insignia Financial Group, Inc. (“Insignia”). Effective February 25, 1998, MAE GP Corporation was merged with Insignia Properties Trust (“IPT”), which was an affiliate of Insignia. Effective October 1, 1998 and February 26,

1999, Insignia and IPT were respectively merged into Aimco. Thus, the Managing General Partner is now a wholly-owned subsidiary of Aimco.
     VMS originally acquired 51 residential apartment properties with funds raised by offering units in the Partnerships. Prior to the Managing General Partner becoming a wholly-owned subsidiary of Aimco, VMS filed for Chapter 11 bankruptcy protection and 39 of VMS’s properties were foreclosed. Of the 51 properties that VMS originally acquired, four were foreclosed prior to 1993. In February 1991, VMS filed for Chapter 11 bankruptcy protection. The VMS plan of reorganization became effective in September 1993. Under the plan of reorganization, 19 of the VMS properties were foreclosed in 1993, four properties were foreclosed in 1994, five properties were foreclosed in 1995 and two properties were foreclosed in 1996. VMS sold two properties during 1996. VMS continues to own and operate 15 of the remaining apartment complexes which are the Properties being contributed and sold as described in the proxy statement-prospectus. The Managing General Partner seeks to maximize the operating results and, ultimately, the net realizable value of each of VMS’s holdings in order to achieve the best possible return for its investors and evaluates them periodically to determine the most appropriate strategy for each of the assets.
The Partnerships and the VMS Properties
          The general partners of VMS are Portfolio I and Portfolio II. Portfolio I owns a 70.69% participation interest in VMS and Portfolio II owns a 29.31% participation interest in VMS. The Managing General Partner of the Partnerships is a subsidiary of Aimco. An affiliate of the Aimco Operating Partnership serves as manager of the Properties. There are currently 644 units of Portfolio I and 267 units of Portfolio II issued and outstanding, which are held of record by 669 and 257 limited partners, respectively.
          The following chart represents the organizational structure of the VMS Related Parties:

          VMS’s investment portfolio currently consists of the following 15 residential apartment complexes: Buena Vista, a 92-unit complex in Pasadena, California; Casa de Monterey, a 144-unit complex in Norwalk, California; Crosswood Park, a 180-unit complex in Citrus Heights, California; Mountain View, a 168-unit complex in San Dimas, California; Pathfinder Village, a 246-unit complex in Fremont, California; Scotchollow, a 418-unit complex in San Mateo, California; The Bluffs, a 137-unit complex in Milwaukee, Oregon; Vista Village, a 220-unit complex in El Paso, Texas; Chapelle Le Grande, a 105-unit complex in Merrillville, Indiana; Shadowood, a 120-unit complex in Monroe, Louisiana; The Towers of Westchester Park, a 303-unit complex in College Park, Maryland; Terrace Gardens, a 126-unit complex in Omaha, Nebraska; North Park Apartments, a 284-unit complex in Evansville, Indiana; Watergate Apartments, a 140-unit complex in Little Rock, Arkansas; and Forest Ridge, a 278-unit complex in Flagstaff, Arizona.
          VMS’s, the Partnerships’ and the Managing General Partner’s principal executive offices are located at 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, and their phone number is (864) 239-1029.
          For additional information about the Partnerships and VMS, please refer to the VMS Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated herein by reference, particularly Item 2 of the Form 10-K, which contains detailed information regarding the Properties, including mortgages, rental rates and taxes. See “GENERAL INFORMATION.”
Property Management
          The Properties are managed by an affiliate of Aimco Properties, LLC. Pursuant to the management agreement between the property manager and VMS, the property manager operates the Properties, establishes rental policies and rates, and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.
Investment Objectives and Policies; Sale or Financing of Investments
          Under each Partnership’s agreement of limited partnership, neither Partnership is permitted to raise new equity or reinvest cash in new properties. Consequently, the Partnerships are limited in their ability to expand their investment portfolio or make improvements to properties through additional equity investments. Each Partnership will terminate on December 31, 2030, unless earlier dissolved. The terms of the senior mortgages currently encumbering the Properties contemplate the payment of an agreed valuation amount of $110,000,000 (approximately $12,763,000 of which has already been repaid) for such indebtedness, which is less than the applicable face amount of $152,225,000, if repayment occurs after January 1, 2007 and on or prior to January 1, 2008, the maturity date. If a default occurs with respect to a particular mortgage and that mortgage is subsequently repaid prior to January 1, 2008, an additional prepayment penalty of not less than 1% of the agreed valuation amount would also be owed. In any event, if any of the mortgages are not paid on or before January 1, 2008, then the full face amount of that mortgage, rather than the agreed valuation amount, becomes due..
          Generally, VMS is authorized to acquire, develop, improve, own and operate its Properties as an investment and for income producing purposes. The investment portfolio of VMS is limited to the assets acquired with the initial equity raised through the sale of units to the limited partners of the Partnerships or the assets initially contributed to VMS by the limited partners of the Partnerships, as well as the debt financing obtained by VMS within the established borrowing restrictions.
          An investment in each Partnership is a finite life investment, with the partners to receive regular cash distributions out of such Partnership’s distributable cash flow, if available, and to receive cash distributions upon liquidation of real estate investments, if available.

          In general, the Managing General Partner evaluates the Properties by considering various factors, such as the partnership’s financial position and real estate and capital markets conditions. The Managing General Partner monitors each Property’s specific locale and sub-market conditions, evaluating current trends, competition, new construction and economic changes. The Managing General Partner oversees each asset’s operating performance and periodically evaluates the physical improvement requirements. In addition, the financing structure for each Property, including any prepayment penalties, tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the Managing General Partner to sell, refinance, upgrade with capital improvements or hold a particular Property.
          The Properties have in the past needed, and currently need, significant capital expenditures to maintain or improve their habitability and thereby maintain or improve rents and occupancy rates. VMS does not have sufficient funds to pay for these capital expenditures, and the Managing General Partner has been unable to obtain favorable third-party loans to finance these capital expenditures due to the borrowing and prepayment restrictions imposed by the existing senior mortgages. The Partnerships’ partnership agreements permit the Managing General Partner itself to make loans to VMS at a specified rate under certain circumstances, but the senior and junior mortgages encumbering each of the Properties require that all property revenue, including proceeds from loans made by the Managing General Partner, be applied, monthly, to a closed, strictly specified order of priorities. As a result, proceeds from loans made by the Managing General Partner could not be used for capital expenditures unless waivers were obtained from those constituencies with prior claims to such proceeds. The Managing General Partner intends to refinance some or all of the Properties to satisfy the senior and junior mortgages and certain other indebtedness; however, the Managing General Partner does not expect that such refinancing will generate sufficient funds to satisfy all of VMS’s indebtedness and fund the needed capital expenditures at the Properties. There can be no assurances as to the timing or terms of any refinancing that may be obtained. As a result and regardless of the ability to consummate a satisfactory refinancing, the Managing General Partner considered a number of alternative transactions and determined to proceed with the Transactions.
Capital Replacement
          Pursuant to the terms of its existing mortgage indebtedness, VMS is generally restricted to annual capital improvements of $300 per unit or approximately $888,000 for all of its Properties. Such amount is equal to the required replacement reserve funding of the senior debt. As VMS identifies Properties which need additional capital improvements above $300 per unit, approval of the holders of the junior and senior debt is required due to the restriction imposed by the terms of the debt. As such VMS identified during the third quarter of 2004 approximately $6,440,000 of capital improvements that needed to be made to the Properties as a result of life safety issues, compliance with Americans with Disabilities Act requirements and general updating of the Properties. On November 2, 2004, VMS, the holder of the senior debt and the Aimco Operating Partnership, which is the holder of the junior debt, agreed that the Aimco Operating Partnership would loan up to approximately $6,440,000 to VMS (the “New Mezzanine Loan”) to fund the above mentioned capital improvements. The New Mezzanine Loan bears interest at a rate of prime plus 3% with unpaid interest being compounded monthly. VMS, the holder of the senior debt and the Aimco Operating Partnership also agreed that cash flow that would otherwise be used to repay the junior debt will instead be used to repay the New Mezzanine Loan, until such time as the New Mezzanine Loan and all accrued interest thereon is paid in full. The Managing General Partner believes that the payment of such amounts to reduce the New Mezzanine Loan instead of the junior debt will reduce the amount of the junior debt amortized prior to its maturity (therefore increasing the amount due) by an amount at least equal to the principal and interest on the New Mezzanine Loan.
Legal Proceedings
          The Partnerships or VMS may be a party to a variety of legal proceedings related to the Properties and management and leasing business arising in the ordinary course of the business, which are not expected to have a material adverse effect on the Partnerships or VMS.

Fiduciary Responsibility of the Managing General Partner of the Partnerships
          Under applicable law, the Managing General Partner is accountable to the Partnerships as a fiduciary. Under each Partnership’s agreement of limited partnership, the Managing General Partner will not incur any liability to either Partnership or any other partner for any mistakes or errors in judgment or for any act or omission believed by it in good faith to be within the scope of authority conferred upon it by the Partnerships’ partnership agreements. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision. The Managing General Partner is a subsidiary of Aimco. See “CONFLICTS OF INTEREST.”
          Each Partnership will, to the extent permitted by law, indemnify and save harmless the Managing General Partner against and from any personal loss, liability, including attorneys’ fees, or damage incurred by it as the result of any act or omission in its capacity as Managing General Partner unless such loss, liability or damage results from bad faith, breach of fiduciary duty, gross negligence or intentional misconduct of the Managing General Partner.
Distributions and Transfers of Units
Distributions
          From 1993 through the present, the Partnerships have paid no distributions. All of the cash flow from VMS and the Partnerships is currently dedicated to the payment of operating expenses, capital expenditures and debt service. The Partnerships’ partnership agreements do not permit the Partnerships to distribute any consideration other than cash in liquidation of the interest of a limited partner. However, the limited partners of the Partnerships may elect to waive the right to receive any portion of the cash distribution with respect to the Affiliated Contribution and receive Common OP Units directly from the Aimco Operating Partnership instead. The Partnerships’ partnership agreements also do not permit a special allocation of gain to the limited partners receiving cash, even if such special allocation would be permitted under applicable law. Thus, the receipt of cash by some limited partners will have an adverse tax consequence on those limited partners who choose to waive any portion of the cash distribution and receive Common OP Units instead.
Transfers
          The units of the Partnerships are not listed on any national securities exchange or quoted on the NASDAQ System, the Electronic Bulletin Board or the “pink sheets,” and there is no established public trading market for the units. Secondary sales activity for the units has been limited and sporadic. The Managing General Partner monitors transfers of the units (a) because the admission of a transferee as a substitute limited partner requires the consent of the general partner, and (b) in order to track compliance with safe harbor provisions to avoid treatment as a “publicly traded partnership” for tax purposes. However, the Managing General Partner does not monitor or regularly receive or maintain information regarding the prices at which secondary sale transactions in the units have been effectuated. The Managing General Partner estimates, based solely on the transfer records of the Partnerships, that the number of units transferred in privately negotiated transactions or in transactions believed to be between related parties, family members or the same beneficial owner was as follows:
Portfolio I

	Number	Percentage of
	of	Outstanding	Number of
Year	Units	Units	Transactions
2002	53.75	8.35%	76
2003	3	.47%	6
2004	2	.31%	3
2005	4	.62%	11
2006	2	.31%	2

Portfolio II

	Number	Percentage of
	of	Outstanding	Number of
Year	Units	Units	Transactions
2002	28.5833	10.71%	33
2003	4	1.5%	3
2004	.5	.19%	1
2005	1.5	.56%	2
2006	0	0	0
Neither Aimco nor any of its affiliates have made any purchases of interests in either Partnership by Aimco or its affiliates within the past two years.
Beneficial Ownership of Interests in Your Partnership
          Through subsidiaries, the Aimco Operating Partnership and its affiliates currently own 119 units of limited partnership interest in Portfolio I representing 18.48% of the outstanding limited partnership interests, along with the 2% general partner interest for a combined ownership in Portfolio I of 20.48%. The Aimco Operating Partnership and its affiliates currently own 67.42 units of limited partnership interest in Portfolio II representing 25.25% of the outstanding limited partnership interests, along with the 2% general partner interest for a combined ownership in Portfolio II of 27.25%. VMS is owned 70.69% by Portfolio I and 29.31% by Portfolio II which results in the Aimco Operating Partnership and its affiliates currently owning 22.47% of VMS. Except as set forth in this proxy statement-prospectus, neither the Aimco Operating Partnership nor, to the best of its knowledge, any of its affiliates, (i) beneficially owns or has a right to acquire any units, (ii) has effected any transactions in the units in the past two years, or (iii) has any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies. In addition, to the knowledge of the Managing General Partner, no other person or entity owns of record or beneficially more than 5% of the outstanding interest of either Portfolio I or Portfolio II as of December 31, 2005.
Compensation Paid to the Managing General Partner and its Affiliates
          The following table shows, for each of the years indicated, compensation paid to your Managing General Partner and its affiliates:

	Partnership
	Fees,	Property
	Expense and	Management
Year	Interest[1]	Fees	Total
2002	$4,750,000	$1,289,000	$6,039,000
2003	3,973,000	1,253,000	5,222,000
2004	3,855,000	1,201,000	5,056,000
2005	4,507,000	1,278,000	5,785,000
2006 (through June 30 unaudited)	3,000,000	676,000	3,676,000

[1]	Excludes amortization of the mortgage participation liability. See “Selected Financial Information of VMS” for more information.

Management
          VMS and the Partnerships have no directors or officers. The Managing General Partner manages substantially all of the affairs and has general responsibility in all matters affecting the business of VMS. The names of the directors and executive officers of the Managing General Partner, their ages and the nature of all positions with the Managing General Partner presently held by them are set forth on Annex A and are incorporated herein by reference. There are no family relationships between or among any directors or officers.
          The directors and officers of the Managing General Partner with authority over VMS are all employees of subsidiaries of Aimco. Aimco has adopted a code of ethics that applies to such directors and officers that is posted on Aimco’s website (www.aimco.com). Aimco’s website is not incorporated by reference to this filing.
Transactions with Affiliates
          VMS has no employees and depends on the Managing General Partner and its affiliates for the management and administration of all VMS activities. The Revised and Amended Asset Management Agreement provides for (i) certain payments to affiliates for real estate advisory services and asset management of Properties for an annual compensation of $300,000, adjusted annually by the consumer price index and (ii) reimbursement of certain expenses incurred by affiliates on behalf of VMS up to $100,000 per annum.
          Asset management fees of approximately $171,000, $351,000, $323,000 and $325,000 were charged by affiliates of the Managing General Partner for the six months ended June 30, 2006 and years ended December 31, 2005, 2004 and 2003, respectively. At June 30, 2006, no such fees were owed.
          Affiliates of the Managing General Partner receive a percentage of the gross receipts from all of the Properties as compensation for providing property management services. VMS paid, or accrued for payment, to such affiliates approximately $676,000, $1,278,000, $1,201,000 and $1,253,000 for the six months ended June 30, 2006 and years ended December 31, 2005, 2004 and 2003, respectively. At June 30, 2006, no such fees were owed.
          Affiliates of the Managing General Partner charged VMS reimbursement of accountable administrative expenses amounting to approximately $50,000 for the six months ended June 30, 2006 and $100,000 for each of the years ended December 31, 2005, 2004 and 2003.
          During the six months ended June 30, 2006, and years ended December 31, 2005, 2004 and 2003, an affiliate of the Managing General Partner provided construction management services to the Partnership in connection with necessary capital improvements to the Properties. The Managing General Partner charged fees related to its provision of these construction management services of approximately $111,000, $174,000, $35,000 and $130,000, respectively, net of the refunds discussed below. The construction management service fees are calculated based on a percentage of additions to investment properties. During the third quarter of 2005, the Managing General Partner determined that approximately $398,000 of such fees previously charged in 2005 and approximately $133,000 of such fees previously charged in 2004 should not have been charged under the terms of the Partnerships’ agreements of limited partnership and refunded the total to VMS during the first quarter of 2006. Prior to December 31, 2005, approximately $239,000 of the total amount that was mistakenly charged was refunded. At December 31, 2005, the amount to be refunded of approximately $292,000 was included in receivables and deposits.

          The junior mortgage indebtedness of approximately $22,311,000, $22,674,000 and $22,123,000 at June 30, 2006, December 31, 2005 and 2004, respectively, is held by an affiliate of the Managing General Partner. The monthly principal and interest payments are based on monthly excess cash flow for each Property, as defined in the mortgage agreement. During the six months ended June 30, 2006 and years ended December 31, 2005, 2004 and 2003, VMS recognized interest expense with respect to such junior mortgage indebtedness of approximately $1,220,000, $2,454,000, $2,444,000, and $2,534,000, respectively.
          An affiliate of the Managing General Partner received bookkeeping reimbursements in the amount of approximately $62,000 for the six months ended June 30, 2006 and $123,000 for each of the years ended December 31, 2005, 2004, and 2003.
          At June 30, 2006, VMS owed loans of approximately $10,303,000 to an affiliate of the Managing General Partner plus accrued interest thereon of approximately $1,537,000. These loans were made in accordance with the Joint Venture Agreement of VMS and accrue interest at the prime rate plus 3% (11.25% at June 30, 2006). VMS recognized interest expense of approximately $604,000, $848,000, $407,000 and $287,000 during the six months ended June 30, 2006 and years ended December 31, 2005, 2004 and 2003, respectively. During the six months ended June 30, 2006, an affiliate of the Managing General Partner loaned four of the properties approximately $1,208,000 to cover outstanding capital improvement payables and two properties approximately $311,000 to cover operating expenses. During the six months ended June 30, 2006 and year ended December 31, 2005, VMS paid approximately $856,000 and $2,841,000, respectively, of principal and approximately $46,000 and $895,000, respectively, of accrued interest on loans owed to an affiliate of the Managing General Partner. No amounts were paid during the year ended December 31, 2004.
          Prepetition property management fees were approved by the Bankruptcy Court for payment to a former affiliate. This allowed claim may be paid only from available VMS cash. At June 30, 2006, the outstanding balance of approximately $79,000 was included in other liabilities.
          Certain affiliates of the former general partners and the VMS/Stout Venture may be entitled to receive various fees upon disposition of the Properties. These fees will be paid from the disposition proceeds and are subordinated to the distributions required by the bankruptcy plan. There were no property dispositions for which proceeds were received during the six months ended June 30, 2006 and years ended December 31, 2005, 2004, and 2003. The Managing General Partner does not expect that these fees will be paid as a result of the Transactions.
          VMS insures its properties up to certain limits through coverage provided by Aimco which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty, general liability and vehicle liability. VMS insures its properties above the Aimco limits through insurance policies obtained by Aimco from insurers unaffiliated with its Managing General Partner. During the three months ended June 30, 2006, Aimco and its affiliates charged VMS approximately $782,000 for insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by VMS during 2006 as other insurance policies renew later in the year. Aimco and its affiliates charged VMS approximately $457,000 for such services during the year ended December 31, 2005.
SELECTED FINANCIAL INFORMATION OF VMS
          The summarized financial information of VMS set forth below for the years ended December 31, 2005, 2004 and 2003 is based on audited financial statements that are contained in VMS’s Annual Report on Form 10-K. The summarized financial information set forth below for the six months ended June 30, 2006 is based on the unaudited financial statements that are contained in VMS’s Quarterly Report on Form 10-Q. This information should be read in conjunction with such financial statements, including the notes thereto, and “Management’s Discussion and Analysis or Plan of Operation” in VMS’s Annual Report on

Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the six months ended June 30, 2006.
VMS National Properties Joint Venture
(In Thousands, Except Per Unit Data)

	For the Six Months Ended		For the Year Ended
	June 30,		December 31,
Operating Data:	2006	2005	2005	2004	2003
Total Revenues	$17,536	$15,799	$33,053	$30,574	$31,531
Loss from Continuing Operations	(8,397)	(5,002)	(9,455)	(9,202)	(7,134)
Net loss	(8,397)	(5,002)	(9,455)	(9,202)	(7,134)
Loss from Continuing Operations per NRP I unit	(9,033)	(5,380)	(10,171)	(9,899)	(7,674)
Loss from Continuing Operations per NRP II unit	(9,034)	(5,382)	(10,172)	(9,898)	(7,674)
Net loss per NRP I unit	(9,033)	(5,380)	(10,171)	(9,899)	(7,674)
Net loss per NRP II unit	(9,034)	(5,382)	(10,172)	(9,898)	(7,674)
Distributions per NRP I unit	—	—	—	—	—
Distributions per NRP II unit	—	—	—	—	—
Deficit of earnings to fixed charges	$(8,400)	$(5,009)	$(9,473)	$(9,202)	$(7,146)

Balance Sheet Data:
Cash and Cash Equivalents	$1,878	$1,560	$2,419	$2,064	$1,761
Real Estate, Net of Accumulated Depreciation	46,988	49,189	49,024	49,354	53,059
Total Assets	52,751	54,218	54,823	55,279	58,010
Mortgage Notes Payable	119,094 (1)	120,773 (2)	120,561 (3)	121,992 (4)	124,242 (5)
Mortgage Participation Liability (6)	32,846	22,267	25,505	19,265	13,732
Notes Payable (7)	42,060	42,060	42,060	42,060	42,060
Deferred Gain on Extinguishment of Debt (8)	42,225	42,225	42,225	42,225	42,225
VMS National Residential Portfolio I:
General Partners’ Deficit	(4,125)	(3,943)	(4,006)	(3,872)	(3,742)
Limited Partners’ Deficit	(136,555)	(127,653)	(130,738)	(124,188)	(117,813)
Partners’ Deficit	(140,680)	(131,596)	(134,744)	(128,060)	(121,555)
VMS National Residential Portfolio II:
General Partners’ Deficit	(1,724)	(1,649)	(1,675)	(1,620)	(1,566)
Limited Partners’ Deficit	(57,311)	(53,620)	(54,899)	(52,183)	(49,540)
Partners’ Deficit	(59,035)	(55,269)	(56,574)	(53,803)	(51,106)
Total Partners’ Deficit	$(199,715)	$(186,865)	$(191,318)	$(181,863)	$(172,661)
Total Distributions	—	—	—	—	—
Book value per NRP I unit	$(212,042)	$(198,219)	$(203,009)	$(192,839)	$(182,939)
Book value per NRP II unit	$(214,648)	$(200,824)	$(205,614)	$(195,442)	$(185,543)

Cash Flow Data:
Net (decrease) increase in cash and cash equivalents	$(541)	$(504)	$355	$303	$(1,048)
Net cash provided by operating activities	3,339	3,179	6,257	5,003	6,387

(1)	Includes junior mortgages of $22,311 due to an affiliate

(2)	Includes junior mortgages of $21,863 due to an affiliate

(3)	Includes junior mortgages of $22,674 due to an affiliate

(4)	Includes junior mortgages of $22,123 due to an affiliate

(5)	Includes junior mortgages of $22,521 due to an affiliate

(6)	Represents 50% of the excess of the estimated fair market value of the Properties after payment of certain claims. See VMS’s Form 10-Q for the period ended June 30, 2006 and Form 10-K for the year ended December 31, 2005 for further information.

(7)	Represents amounts due to holders of the Class 3-C Claim under the Bankruptcy Plan. See VMS’s Form 10-Q for the period ended June 30, 2006 and Form 10-K for the year ended December 31, 2005 for further information.

(8)	Represents the difference between the face amount ($152,225) and agreed valuation ($110,000) of the senior mortgages encumbering the properties. This amount will become due if the Venture cannot repay the agreed valuation amount upon maturity. See VMS’s Form 10-Q for the period ended June 30, 2006 and Form 10-K for the year ended December 31, 2005 for further information.
CONFLICTS OF INTEREST
          Aimco owns both the Managing General Partner of the Partnerships and the general partner of the Aimco Operating Partnership, the sole member of Aimco Properties, LLC. The Managing General Partner has fiduciary duties to the limited partners of the Partnerships, on the one hand, and to Aimco, as its sole shareholder, on the other. As a result, in considering the Affiliated Contribution, the Managing General Partner has substantial conflicts of interest. As the Managing General Partner of the Partnerships, it is obligated to seek a transaction that is in the best interests of the limited partners. In the Transactions, in which assets of VMS are to be transferred, the Managing General Partner is obligated to seek the greatest consideration for VMS. However, as a subsidiary of Aimco, it seeks to minimize the cost to Aimco Properties, LLC and its affiliates of acquiring the Affiliated Contribution Properties. Dissolution of VMS would result in the loss of management fees to the Managing General Partner and its affiliates. Aimco or its affiliates also hold the junior mortgage and certain other indebtedness and bankruptcy claims, including a mortgage participation, general partner loans and other accrued fees, as further described below, in an aggregate amount of $90,581,533 that will be repaid as a part of the Transactions or potentially, in part, as part of a refinancing of VMS’s outstanding indebtedness. The Managing General Partner believes it will be able to complete the refinancing as described herein.
          The Aimco Operating Partnership purchased the junior mortgages, with an aggregate principal amount of $29,727,624, on November 19, 1999 for $25,987,241. VMS has made the required payments of principal and interest and, as of June 30, 2006, the amount required to repay the outstanding junior mortgages upon sale of the Properties is an aggregate principal amount of approximately $22,311,000 plus accrued interest of approximately $201,000, which totals $22,512,220. See “SPECIAL FACTORS—RISK FACTORS” and “VMS AND THE PARTNERSHIPS—Transactions with Affiliates.”
          In a series of transactions from November 1999 until March 30, 2001, an affiliate of the Aimco Operating Partnership acquired a portion of the “Class 3-C Claim,” an unsecured claim under the confirmed VMS bankruptcy plan, for an aggregate cost of approximately $13,809,159, and the “MF VMS Interest,” an additional claim under the confirmed VMS bankruptcy plan for an aggregate cost of approximately $9,800,000. The Managing General Partner currently estimates that an affiliate of the Aimco Operating Partnership, as owner of a portion of the Class 3-C Claim, will receive approximately $37,115,625 from the proceeds of the Transactions or any preceding refinancing that may occur. Under the confirmed VMS bankruptcy plan, after the Class 3-C Claim is paid, the owner of the MF VMS Interest will also receive 25% of any surplus in the partnership advance account established under the confirmed VMS bankruptcy plan utilized to pay the Class 3-C Claim (the “PAA”), which the Managing General Partner estimates will be approximately $2,883,152 from the proceeds of the Transactions or any preceding refinancing that may occur. The remaining 75% of that surplus will be paid to Portfolio I and Portfolio II, as their interests appear, and Portfolio I and Portfolio II will distribute their respective share to their investors after payment of partnership liabilities. After such payments are made, half of any remaining sales proceeds will be paid to Aimco as the owner of the MF VMS Interest, and half of any remaining sales proceeds will be paid to VMS. The Managing General Partner estimates that this payment will equal $51,009,991 from the proceeds of the refinancing and the Transactions. These estimates assume that the refinancing preceding the Transactions described herein occurs and the Properties are contributed or sold as described herein, although there can be no assurance that these estimates will be accurate when the refinancing and the

Transactions actually occur.
          The general partner loans, which are approximately $12.4 million as of September 30, 2006, include loans by an affiliate of the Managing General Partner to certain of the Properties intended to cover outstanding capital improvement payables. Although no assurances can be given, if a refinancing is obtained by VMS, it is anticipated that these general partner loans will be paid off prior to the completion of the Transactions. See “VMS AND THE PARTNERSHIPS – Transactions with Affiliates.”
INFORMATION CONCERNING AIMCO AND THE AIMCO OPERATING PARTNERSHIP
          Aimco Properties, LLC is a Delaware limited liability company whose sole member is the Aimco Operating Partnership. Through Aimco’s wholly owned subsidiaries, AIMCO-GP, Inc., the managing general partner of the Aimco Operating Partnership, and AIMCO-LP, Inc., Aimco holds approximately 90% of the Common OP Units and equivalents of the Aimco Operating Partnership as of June 30, 2006. Aimco conducts substantially all of its business and owns substantially all of its assets through the Aimco Operating Partnership.
          Aimco is a Maryland corporation formed on January 10, 1994. Aimco is a self-administered and self-managed real estate investment trust engaged in the acquisition, ownership, management and redevelopment of apartment properties. As of June 30, 2006, Aimco owned or managed a portfolio of 1,320 apartment properties containing 230,438 apartment units located in 47 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled by the National Multi Housing Council, as of January 1, 2006, Aimco was the largest owner of multifamily apartment properties in the United States. Aimco’s portfolio includes garden style, mid-rise and high-rise properties and Aimco serves approximately one million residents per year.
          Aimco owns an equity interest in, and consolidates the majority of, the properties in its owned real estate portfolio. These properties represent the consolidated real estate holdings in its financial statements (“consolidated properties”). In addition, Aimco has an equity interest in, but does not consolidate, certain properties that are accounted for under the equity method. These properties represent the investment in unconsolidated real estate partnerships in its financial statements (“unconsolidated properties”). Additionally, Aimco manages (both property and asset) but does not own an equity interest in other properties, although in certain cases Aimco may indirectly own generally less than one percent of the operations of such properties through a partnership syndication or other fund. The equity holdings and managed properties are as follows as of June 30, 2006:

	Total Portfolio
	Properties	Units
Consolidated properties (of which Aimco manages 169,217 units)	731	169,267

Unconsolidated properties (of which Aimco manages 8,706 units)	110	14,834

Property managed for third parties	54	6,586

Asset managed for third parties	425	39,751

Total	1,320	230,438

          The Managing General Partner is a wholly-owned subsidiary of AIMCO/IPT, a Delaware corporation. AIMCO/IPT is a wholly-owned subsidiary of Aimco.
          The principal executive offices of Aimco, the Aimco Operating Partnership, Aimco Properties, LLC, AIMCO-GP, and AIMCO/IPT are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and their telephone number is (303) 757-8101.
          The names, positions and business addresses of the directors and executive officers of Aimco, the Aimco Operating Partnership, Aimco Properties, LLC, AIMCO-GP and AIMCO/IPT, as well as a biographical summary of the experience of such persons for the past five years or more, are set forth on Annex A attached hereto and are incorporated in this proxy statement-prospectus by reference.
          During the past five years, none of the VMS Related Parties nor, to the best of their knowledge, any of the persons listed in Annex A (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws.
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS
          The following is a discussion of the material United States federal income tax consequences of the sales of the Unaffiliated Sale Properties, the contribution and sale of the Affiliated Contribution Properties, and related transactions, and is based upon the current Internal Revenue Code, the Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this proxy statement-prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to discuss all aspects of United States federal income taxation which may be important to a particular investor in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and tax-exempt organizations and foreign investors, as determined for United States federal income tax purposes). This summary is also based on the assumptions that the operation of Aimco, the Aimco Operating Partnership, Aimco Properties, LLC and the limited liability companies and limited partnerships in which they own controlling interests (collectively, the “Subsidiary Partnerships”) will be in accordance with their respective organizational documents and partnership agreements. This summary assumes that investors will hold their Common OP Units as capital assets (generally, property held for investment). No advance ruling from the IRS has been or will be sought regarding the tax status of the Aimco Operating Partnership, or the tax consequences relating to the Aimco Operating Partnership or an investment in Common OP Units. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. In addition, this discussion does not address any state, local, or other tax consequences. A limited partner could be subject, however, to income taxation by state, local, or other taxing authorities where the Properties are located or where the limited partner resides. The Partnerships also may be obligated to withhold state or local income taxes from any proceeds allocated or distributed to a limited partner, which may be creditable against the tax liability of a limited partner. Limited partners are urged to consult their tax advisors as to the specific tax consequences to them of the sales of the Properties and related transactions.
Sale of the Unaffiliated Sale Properties
          If the Unaffiliated Sale Properties are sold, which sales may occur on a property-by-property basis, VMS will recognize gain as a result of the sales. The amount of gain recognized by VMS will be equal to the excess of the sum of the cash and other property received in exchange for the Unaffiliated Sale Properties plus the amount of liabilities assumed by the purchasers, over VMS’ adjusted basis in the Unaffiliated Sale Properties. The gain recognized with respect to the Unaffiliated Sale Properties will be allocated to the Partnerships, and from the Partnerships to the partners, including limited partners, in accordance with the relevant partnership agreements. The total amount of gain that will be recognized by limited partners in the event the Unaffiliated Sale Properties are sold is estimated to be $37,095 per

Portfolio I nondefaulted unit, $16,823 per Portfolio I defaulted unit, $36,986 per Portfolio II nondefaulted unit and $17,308 per Portfolio II defaulted unit, assuming a purchase price (including assumed liabilities) of $56,739,412 and basis of the properties as of September 30, 2006. In addition, tax consequences to particular limited partners may vary depending on the effect of: (i) adjustments to the basis of Partnership property with respect to a limited partner that received its interest in the Partnership as a transferee and (ii) the difference between the tax basis of property of the Partnerships or VMS and the fair market value of such property at the time such property was contributed to or revalued by the Partnerships or VMS. Limited partners are urged to consult their tax advisors as to their particular situations and tax consequences.
          Gain from a sale of real property such as the Unaffiliated Sale Properties is generally taxed as Section 1231 gain that is taxed at the same rates as capital gain income (generally 15% for United States federal income tax purposes in the case of individuals, trusts and estates). However, gain attributable to “unrealized receivables,” including depreciation recapture, will be treated as ordinary income. Additionally, under special rules that apply to real property that has been depreciated, it is expected that a substantial amount of the gain from the sales will be taxed as “unrecaptured section 1250 gain.” The maximum rate of tax that “unrecaptured section 1250 gain” may be taxed at is generally 25% for United States federal income tax purposes in the case of individuals, trusts, and estates. The amounts of “unrecaptured section 1250 gain” from the sales are estimated to be $42,514 per Portfolio I nondefaulted unit, $19,280 per Portfolio I defaulted unit, $42,392 per Portfolio II nondefaulted unit and $19,838 per Portfolio II defaulted unit, assuming a purchase price (including assumed liabilities) of $56,739,412 and basis of the properties as of September 30, 2006. These estimates are based upon information currently available to the Managing General Partner. There can be no assurance that these estimates will prove accurate. Each limited partner should consult his or her tax advisor regarding the tax consequences to him or her.
          Gain in excess of depreciation recapture gain and unrecaptured section 1250 gain generally will be taxed as section 1231 gain, which may be taxed at capital gain rates depending upon a limited partner’s individual tax circumstances. If there were any section 1231 gain, the special capital gains tax rate would apply only to individuals, trusts, and estates.
          The Partnerships will also recognize gain or loss equal to the difference between: (i) the sum of the amount of cash (including a deemed distribution of cash equal to the Partnerships’ share, under applicable tax principles, of the liabilities of VMS) and any other property distributed to the Partnerships by VMS; and (ii) the Partnerships’ adjusted basis in their interests in VMS after adjustment for their share of any gain or loss from the operations of VMS and from the sales. Gain or loss described in this paragraph generally will be capital gain or loss. Such gain or loss will be allocated to the Partnerships, and from the Partnerships to the partners, including the limited partners.
          A limited partner also will recognize gain or loss on the liquidation of his or her interest in the Partnership to the extent of the difference between: (i) the sum of the amount of cash (including a deemed distribution of cash equal to the limited partner’s share, under applicable tax principles, of the liabilities of the Partnership) and other property distributed to the limited partner by the Partnership; and (ii) the limited partner’s adjusted basis in his or her Partnership interest after adjustment for such partner’s share of any gain or loss from the Partnership, including gain or loss arising from the allocation of gain or loss from VMS and the distribution or deemed distribution of cash from VMS. Gain or loss recognized on the liquidation of a limited partner’s interest generally will be treated as capital gain or loss.
          If a limited partner possesses suspended tax losses, tax credits, or other items of tax benefit, such items may potentially be used to reduce any tax liability that arises with respect to the gain recognized as a result of the sales. The determination of whether a limited partner possesses suspended tax losses, tax credits, or other items of tax benefit that may be used to reduce any gain resulting from the sales will depend upon each limited partner’s individual circumstances. Limited partners are urged to consult with their tax advisors in this regard.

          Distributions to a limited partner from the proceeds of the sales, including any deemed distribution of cash to a limited partner resulting from any assumption of VMS indebtedness in connection with the sale of the Unaffiliated Sale Properties or the repayment of VMS indebtedness, will be treated as a nontaxable return of capital to the extent of such limited partner’s basis in his interest in the Partnerships and then as gain from the sale or exchange of such Partnership interest to the extent in excess of such basis. A limited partner may include in his basis in his Partnership interest any gain recognized as a result of the sale of the Unaffiliated Sale Properties. Generally, any gain recognized as a result of distributions, including deemed distributions, by the Partnerships will be capital gain except to the extent the gain is considered to be attributable to unrealized receivables of the Partnership or depreciation claimed with respect to the Properties. In addition, proceeds available for distribution to the limited partners from the sales after repayment of debts may be less than the gain recognized by the Partnership that is allocable to the partners, any gain that is recognized by a limited partner as a result of the distributions made by the Partnerships, and any tax liability resulting therefrom. Accordingly, the limited partners may be required to use funds from sources other than distributions from the Partnerships in order to pay any tax liabilities that may arise as a result of the foregoing.
          The Unaffiliated Sale Properties have been substantially or fully depreciated for United States federal income tax purposes. As a result, it is likely that continued operation of the Unaffiliated Sale Properties will likely generate income that will be taxable to the limited partners because it is unlikely that there will be adequate depreciation and other deductions equal to or greater than the income generated from the Unaffiliated Sale Properties. However, it is anticipated that there will not be any cash available for distribution to the limited partners because it is expected that all or substantially all of the Unaffiliated Sale Properties’ cash flow will be used to service VMS’s liabilities. The Partnerships also will continue to incur the administrative costs of operation, including the cost of preparing and filing a partnership tax return. If a limited partner possesses suspended tax losses, tax credits, or other items of tax benefit, such items may potentially be used to reduce any tax liability that arises with respect to any net income taxable to the limited partner as a result of the continued operation of the Unaffiliated Sale Properties by the Partnerships. Limited partners are urged to consult their tax advisors in this regard.
          Each limited partner is urged to consult his or her tax advisor regarding the specific tax consequences of the sales and related transactions, including the application of federal, state, local, foreign and other tax laws.
Contribution and Sale of the Affiliated Contribution Properties
          Generally, section 721 of the Internal Revenue Code provides that neither VMS, as the contributing partner, nor Aimco Properties, LLC will recognize a gain or loss, for United States federal income tax purposes, upon a contribution of property to Aimco Properties, LLC in exchange for Common OP Units. However, to the extent that any limited partners receive cash with respect to the Affiliated Contribution, VMS will receive cash from Aimco Properties, LLC, and as a result will recognize taxable income. No position is taken as to the character of such taxable income as capital gain or ordinary income. On the other hand, to the extent that limited partners elect to receive Common OP Units, VMS is not expected to recognize taxable income. Taxable income recognized by VMS as a result of cash it received and liabilities assumed by the Aimco Operating Partnership will pass through to the Partnerships, and from the Partnerships to the partners, and therefore will be taxable to the partners, including limited partners who elect to receive Common OP Units. Thus the amount of taxable income passed through from VMS to a limited partner who elects to receive Common OP Units will depend, in part, on the extent to which other limited partners receive cash or Common OP Units in connection with the Affiliated Contribution.
          The Partnerships will recognize gain or loss on the liquidation of VMS equal to the difference between the sum of the amount of cash distributed to the Partnerships and the Partnerships’ adjusted basis in their Partnership interests after adjustment for any gain or loss from operation of VMS, including from the contribution of the Affiliated Contribution Properties and sale of the Unaffiliated Sale Properties, through the liquidation of VMS. Such gain or loss will be passed through, and will be taxable, to the partners, including the limited partners who receive Common OP Units.
          A partner who receives cash in connection with the Affiliated Contribution will recognize gain or loss on the liquidation of his or her interest in the Partnership equal to the difference between the sum of the amount of cash and the partner’s adjusted basis in his or her Partnership interest after adjustment for any gain or loss from operation of the Partnership, including from the contribution and sale of the Affiliated Contribution Properties and the liquidation of VMS, through the Partnership’s liquidation. The net gain or loss recognized by a limited partner who receives cash is not expected to vary depending on the extent to which other limited partners receive cash or Common OP Units. Even if a limited partner receiving cash has the same net gain or loss regardless of the extent to which other limited partners receive cash or Common OP Units, the character of that gain or loss may vary. For example, gain recognized on the liquidation of a limited partner’s interest generally will be treated as capital gain, but will not be characterized as unrecaptured section 1250 gain, even if a taxable sale of the underlying assets would have given rise to unrecaptured section 1250 gain.
          As discussed above, the limited partners of the Partnerships are being given a choice as to the consideration they will receive with respect to the Affiliated Contribution. The Partnerships’ partnership agreements do not permit the Partnerships to distribute any consideration other than cash in liquidation of the interest of a limited partner. However, the limited partners of the Partnerships may elect to waive the right to receive any portion of the cash distribution with respect to the Affiliated Contribution and receive Common OP Units directly from the Aimco Operating Partnership instead. Aimco and its affiliates which own limited partnership interests in the Partnerships currently intend to waive their right to receive any portion of the cash distribution with respect to the Affiliated Contribution and receive Common OP Units instead. Even though such limited partners will receive Common OP Units directly from the Aimco Operating Partnership, it is anticipated that applicable regulations will require the limited partners to be treated as if they received the Common OP Units as distributions from the Partnerships. VMS is expected to be treated for tax purposes as if it transferred the Affiliated Contribution Properties to the Aimco Operating Partnership in exchange for both cash and Common OP Units, and distributed the cash and Common OP Units to the Partnerships, which distributed the cash and Common OP Units to the limited partners. The Partnerships’ partnership agreements also do not permit a special allocation of gain to the limited partners receiving cash, even if such special allocation would be permitted under applicable law. Thus, VMS will recognize gain in connection with the Affiliated Contribution to the extent that it requires cash to distribute to the Partnerships and to the limited partners, and such gain will be passed through, and will be taxable, to the partners, including the limited partners who receive Common OP Units. As a result, the receipt of cash by some limited partners will have an adverse tax consequence on those limited partners who choose to waive any portion of the cash distribution and receive Common OP Units instead. In addition, tax consequences to particular limited partners may vary depending on the effect of (i) adjustments to the basis of Partnership property with respect to a limited partner that received its interest in the Partnership as a transferee and (ii) the difference between the tax basis of property of the Partnerships or VMS and the fair market value of such property at the time such property was contributed to or received by the Partnerships or VMS. Limited partners are urged to consult their tax advisors as to these particular situations and tax consequences. If VMS and the Partnerships have not disposed of all the Unaffiliated Sale Properties at the time of the Affiliated Contribution, the applicable regulations may not require that limited partners who receive Common OP Units directly from the Aimco Operating Partnership be treated for tax purposes as if they received the Common OP Units instead from the Partnerships. In that event, such limited partners might defer more gain than otherwise would be possible, but more of the gain of the limited partners who receive cash in connection with the Affiliated Contribution might be characterized as unrecaptured section 1250 gain than would otherwise have been required. It is expected, however, that VMS will dispose of all the Unaffiliated Sale Properties prior to the Affiliated Contribution.
UNITED STATES FEDERAL INCOME TAXATION OF THE AIMCO OPERATING
PARTNERSHIP AND COMMON OP UNITHOLDERS

          THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF HOLDERS OF COMMON OP UNITS DEPENDS UPON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF COMMON OP UNITS AND OF AIMCO’S ELECTION TO BE SUBJECT TO TAX, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.
Partnership Status
          Aimco believes that the Aimco Operating Partnership is classified as a partnership for United States federal income tax purposes, and not as an association taxable as a corporation. No assurance can be given, however, that the IRS will not challenge the status of the Aimco Operating Partnership as a partnership.
          Some partnerships are, for United States federal income tax purposes, characterized not as partnerships but as associations taxable as corporations or as “publicly traded partnerships” taxable as corporations. A partnership will be classified as a publicly traded partnership if interests therein are traded on an “established securities market” or are “readily tradable” on a “secondary market (or the substantial equivalent thereof).”
          The Aimco Operating Partnership believes and intends to take the position that the Aimco Operating Partnership should not be classified as a publicly traded partnership because (i) the OP Units are not traded on an established securities market and (ii) the Aimco Operating Partnership currently believes the OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. The determination of whether interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof, however, depends on various facts and circumstances (including facts that are not within the control of the Aimco Operating Partnership). Treasury Regulations generally effective for taxable years beginning after December 31, 1995 (the “PTP Regulations”) provide limited safe harbors, which, if satisfied, will prevent a partnership’s interests from being treated as readily tradable on a secondary market or the substantial equivalent thereof. Under a grandfather rule, certain existing partnerships may rely on safe harbors contained in IRS Notice 88-75 rather than on the safe harbors contained in the PTP Regulations for all taxable years of the partnership beginning before January l, 2006. The Aimco Operating Partnership believes that it is subject to such grandfather rule. The Aimco Operating Partnership may not have satisfied any of the safe harbors in Notice 88-75 in its previous tax years. In addition, because the Aimco Operating Partnership’s ability to satisfy a safe harbor in Notice 88-75 (or to the extent applicable, a safe harbor in the PTP Regulations) may involve facts that are not within its control, it is not possible to predict whether the Aimco Operating Partnership will satisfy a safe harbor in future tax years. The safe harbors are not intended to be substantive rules for the determination of whether partnership interests are readily tradable on a secondary market or the substantial equivalent thereof, and consequently, the failure to meet these safe harbors will not necessarily cause the Aimco Operating Partnership to be treated as a publicly traded partnership. No assurance can be given, however, that the IRS will not assert that partnerships such as the Aimco Operating Partnership constitute publicly traded partnerships, or that facts and circumstances will not develop which could result in the Aimco Operating Partnership being treated as a publicly traded partnership.
          If the Aimco Operating Partnership were classified as a publicly traded partnership, it would nevertheless not be taxable as a corporation as long as 90% or more of its gross income consists of “qualifying income.” In general, qualifying income includes interest, dividends, “real property rents” (as defined by section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property. The Aimco Operating Partnership believes that more than 90% of its gross income consists of qualifying income and expects that more than 90% of its gross income in future tax years will consist of qualifying income. In such event, even if the Aimco Operating Partnership were characterized as a publicly traded partnership, it would not be taxable as a corporation. If the Aimco Operating Partnership were characterized as a publicly traded partnership, however, each Common OP Unitholder would be subject to special rules under section 469 of the Internal Revenue Code. No assurance can be given that the actual results of the Aimco Operating Partnership operations for any one taxable year will enable it to satisfy the qualifying income exception.
          If the Aimco Operating Partnership were classified as an association or publicly traded partnership taxable as a corporation (because it did not meet the qualifying income exception discussed above), it would be subject to tax at the entity level as a regular corporation and Common OP Unitholders would be subject to tax in the same manner as stockholders of a corporation. The classification of the Aimco Operating Partnership as an association or publicly traded partnership taxable as a corporation could also result in a substantial liability to Common OP Unitholders. Thus, the Aimco Operating Partnership would be subject to United States federal tax (and possibly increased state and local taxes) on its net income, determined without reduction for any distributions made to the Common OP Unitholders, at regular United States federal corporate income tax rates, thereby reducing the amount of any cash available for distribution to the Common OP Unitholders, which reduction could also materially and adversely impact the liquidity and value of the Common OP Units. In addition, the Aimco Operating Partnership’s items of income, gain, loss, deduction and expense would not be passed through to the Common OP Unitholders and the Common OP Unitholders would not be subject to tax on the income earned by the Aimco Operating Partnership. Distributions received by a Common OP Unitholder from the Aimco Operating Partnership, however, would be treated as dividend income for United States federal income tax purposes, subject to tax at reduced rates applicable to dividends received by individuals and at ordinary income rates for taxpayers that are not individuals to the extent of current and accumulated earnings and profits of the Aimco Operating Partnership, and the excess, if any, as a nontaxable return of capital to the extent of the Common OP Unitholder’s adjusted tax basis in his Aimco Operating Partnership interest (without taking into account Partnership liabilities), and thereafter as gain from the sale of a capital asset. Characterization of the Aimco Operating Partnership as an association or publicly traded partnership taxable as a corporation would also result in the termination of Aimco’s status as a REIT for United States federal income tax purposes, which would have a material adverse impact on Aimco.
          No assurances can be given that the IRS would not challenge the status of the Aimco Operating Partnership as a “partnership” which is not “publicly traded” for United States federal income tax purposes or that a court would not reach a result contrary to such positions. Accordingly, each prospective investor is urged to consult his tax advisor regarding the classification and treatment of the Aimco Operating Partnership as a “partnership” for United States federal income tax purposes.
          The following discussion assumes that the Aimco Operating Partnership is, and will continue to be, classified and taxed as a partnership for United States federal income tax purposes.
Taxation of Common OP Unitholder
          In general, a partnership is treated as a “pass-through” entity for United States federal income tax purposes and is not itself subject to United States federal income taxation. Each partner of a partnership, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions, and expenses (“Partnership Tax Items”) for each taxable year of the partnership ending within or with such taxable year of the partner, regardless of whether he receives any actual distributions from the partnership during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined at the partnership, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the partnership agreement.
          No United States federal income tax will be payable by the Aimco Operating Partnership. Instead, each Common OP Unitholder will be (i) required to include in income his allocable share of any Aimco Operating Partnership income or gains and (ii) entitled to deduct his allocable share of any Aimco Operating Partnership deductions or losses, but only to the extent of the Common OP Unitholder’s adjusted tax basis in his Aimco Operating Partnership interest and subject to the “at risk” and “passive activity loss” rules discussed below under the heading “Limitations on Deductibility of Losses.” A Common OP

Unitholder’s allocable share of the Aimco Operating Partnership’s taxable income may exceed the cash distributions to the Common OP Unitholder for any year if the Aimco Operating Partnership retains its profits rather than distributing them.
Allocations of the Aimco Operating Partnership Profits and Losses
          For United States federal income tax purposes, a Common OP Unitholder’s allocable share of the Aimco Operating Partnership’s Partnership Tax Items will be determined by the Aimco Operating Partnership agreement if such allocations either have “substantial economic effect” or are determined to be in accordance with the Common OP Unitholder’s interests in the Aimco Operating Partnership. The manner in which Partnership Tax Items of the Aimco Operating Partnership are allocated is described above. If the allocations provided by the Aimco Operating Partnership agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular Common OP Unitholder for United States federal income tax purposes may be less favorable than the allocation set forth in the Aimco Operating Partnership agreement.
Tax Basis of a Partnership Interest
          A partner’s adjusted tax basis in his partnership interest is relevant, among other things, for determining (i) gain or loss upon a taxable disposition of his partnership interest, (ii) gain upon the receipt of partnership distributions, and (iii) the limitations imposed on the use of partnership deductions and losses allocable to such partner. Generally, the adjusted tax basis of a Common OP Unitholder’s interest in the Aimco Operating Partnership is equal to (A) the sum of the adjusted tax basis of the property contributed by the Common OP Unitholder to the Aimco Operating Partnership in exchange for an interest in the Aimco Operating Partnership and the amount of cash, if any, contributed by the Common OP Unitholder to the Aimco Operating Partnership, (B) reduced, but not below zero, by the Common OP Unitholder’s allocable share of Aimco Operating Partnership distributions, deductions, and losses, (C) increased by the Common OP Unitholder’s allocable share of Aimco Operating Partnership income and gains, and (D) increased by the OP Unitholder’s allocable share of Aimco Operating Partnership liabilities and decreased by the Common OP Unitholder’s liabilities assumed by the Aimco Operating Partnership. However, in the case of Common OP Units received in connection with the Affiliated Contribution, instead of the adjusted tax basis of the property contributed by the Common OP Unitholder in (A) above, the determination under (A) would be based on the adjusted basis of the Common OP Unitholder’s basis in the Partnership immediately before the receipt of such units as adjusted by any gain allocable to such partner with respect to the Affiliated Contribution or distributions from VMS and the Partnerships.
Cash Distributions
          Cash distributions received from a partnership do not necessarily correlate with income earned by the partnership as determined for United States federal income tax purposes. Thus, a Common OP Unitholder’s United States federal income tax liability in respect of his allocable share of the Aimco Operating Partnership taxable income for a particular taxable year may exceed the amount of cash, if any, received by the Common OP Unitholder from the Aimco Operating Partnership during such year.
          If cash distributions, including a “deemed” cash distribution as discussed below, received by a Common OP Unitholder in any taxable year exceed his allocable share of the Aimco Operating Partnership taxable income for the year, the excess will constitute, for United States federal income tax purposes, a return of capital to the extent of such Common OP Unitholder’s adjusted tax basis in his Aimco Operating Partnership interest. Such return of capital will reduce, but not below zero, the adjusted tax basis of the Aimco Operating Partnership interest held by the Common OP Unitholder. If a Common OP Unitholder’s tax basis in his Aimco Operating Partnership interest is reduced to zero, a subsequent cash distribution received by the Common OP Unitholder will be subject to tax as capital gain and/or ordinary income, but only if, and to the extent that, such distribution exceeds the subsequent positive adjustments, if any, to the tax basis of the Common OP Unitholder’s Aimco Operating Partnership interest as determined at the end of the taxable year during which such distribution is received. A decrease in a Common OP Unitholder’s share of the Aimco Operating Partnership liabilities resulting from the payment or other settlement, or reallocation of such liabilities is generally treated, for United States federal income tax purposes, as a deemed cash distribution. A decrease in a Common OP Unitholder’s percentage interest in the Aimco Operating Partnership because of the issuance by the Aimco Operating Partnership of additional Common OP Units or otherwise, may decrease a Common OP Unitholder’s share of nonrecourse liabilities of the Aimco Operating Partnership and thus, may result in a corresponding deemed distribution of cash.
          A non-pro rata distribution (or deemed distribution) of money or property may result in ordinary income to a Common OP Unitholder, regardless of such Common OP Unitholder’s tax basis in his Common OP Units, if the distribution reduces such Common OP Unitholder’s share of the Aimco Operating Partnership’s “Section 751 Assets.” “Section 751 Assets” are defined by the Internal Revenue Code to include “unrealized receivables” or “inventory items.” Among other things, “unrealized receivables” include amounts attributable to previously claimed depreciation deductions on certain types of property. To the extent that such a reduction in a Common OP Unitholder’s share of Section 751 Assets occurs, the Aimco Operating Partnership will be deemed to have distributed a proportionate share of the Section 751 Assets to the Common OP Unitholder followed by a deemed exchange of such assets with the Aimco Operating Partnership in return for the non-pro rata portion of the actual distribution made to such Common OP Unitholder. This deemed exchange will generally result in the realization of ordinary income under Section 751(b) by the Common OP Unitholder. Such income will equal the excess of (1) the non-pro rata portion of such distribution over (2) the Common OP Unitholder’s tax basis in such Common OP Unitholder’s share of such Section 751 Assets deemed relinquished in the exchange.
Tax Consequences Relating to Contributed Assets.
          If VMS is deemed, for tax purposes, to transfer property to the Aimco Operating Partnership in exchange for a Common OP Unit, and the adjusted tax basis of such property differs from its fair market value, the Aimco Operating Partnership Tax Items must be allocated in a manner such that VMS (or the partners who receive Common OP Units in the Affiliated Contribution) are charged with, or benefits from, the unrealized gain or unrealized loss associated with such property at the time of the contribution. Where a partner contributes cash to a partnership that holds appreciated property, Treasury Regulations provide for a similar allocation of such items to the other partners. These rules may apply to a contribution by Aimco to the Aimco Operating Partnership of cash proceeds received by Aimco from the offering of its stock. Such allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the Common OP Unitholders. The general purpose underlying this provision is to specially allocate certain Partnership Tax Items in order to place both the noncontributing partners and VMS (or the partners who receive Common OP Units in the Affiliated Contribution) in the same tax position that they would have been in had VMS contributed property with an adjusted tax basis equal to its fair market value. Treasury Regulations provide the Aimco Operating Partnership with several alternative methods and allow the Aimco Operating Partnership to adopt any other reasonable method to make allocations to reduce or eliminate Book-Tax Differences (as defined below). The general partner, in its sole and absolute discretion and in a manner consistent with Treasury Regulations, will select and adopt a method of allocating Aimco Operating Partnership Tax Items for purposes of eliminating such disparities. In this regard, the general partner, while acting in its capacity as general partner of the Aimco Operating Partnership, is not required to take into account the tax consequences to the holders of Common OP Units of its action in such capacity, and may elect a method that is less favorable to holders of Common OP Units than other methods.
          In general, certain Common OP Unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased amounts of taxable income and gain on the sale by the Aimco Operating Partnership or other Subsidiary Partnerships of the Affiliated Contribution Properties. Accordingly, in the event the Aimco Operating Partnership disposes of an Affiliated Contribution Property, income attributable to the Book-Tax Difference of such contributed property generally will be allocated to VMS (or the partners who receive Common OP Units in the Affiliated Contribution), and all Common OP Unitholders generally will be allocated only their share of gains attributable to appreciation, if any, occurring after the contribution of the contributed property. These incremental allocations of income will not result in additional cash distributions to VMS (or the partners who receive Common OP Units in the

Affiliated Contribution), with the result that VMS (or the partners who receive Common OP Units in the Affiliated Contribution) may not receive cash sufficient to pay the taxes attributable to such income. These allocations will tend to eliminate the Book-Tax Differences with respect to the contributed property over the life of the Aimco Operating Partnership. However, the special allocation rules of section 704(c) do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed property in the hands of the Aimco Operating Partnership may cause a noncontributing Common OP Unitholder to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to such Common OP Unitholder if the contributed property had a tax basis equal to its fair market value at the time of contribution, and possibly to be allocated taxable gain in the event of a sale of the contributed property in excess of the economic or book income allocated to it as a result of such sale.
Disguised Sale Rules
          As described above, if the partners who receive Common OP Units in the Affiliated Contribution receive or are deemed to receive for United States federal income tax purposes, cash or other consideration in addition to Common OP Units upon the contribution of property to the Aimco Operating Partnership and for at least two years thereafter (other than certain safe harbor distributions), the transaction will likely be treated as part contribution of property and part sale of property under the “disguised sale rules.” The disguised sale rules may also apply where property is transferred to the Aimco Operating Partnership subject to certain liabilities. In such event, the contributing partner will recognize gain or loss with respect to the portion of the property that is deemed to be sold to the Aimco Operating Partnership. If the disguised sale rules apply, all or a portion of the liabilities associated with the contributed property may be treated as consideration received by the partners who receive Common OP Units in the Affiliated Contribution in a sale of the property to the Aimco Operating Partnership. The disguised sale rules may apply if the issuance of Common OP Units in connection with the Contribution Agreement is integrated with any other acquisition between Aimco and VMS or any related party. For example, the IRS may assert that any redemption or exchange for several years between the Aimco Operating Partnership and VMS constitutes an “integrated disguised sale” that may result in taxation. No assurances can be given that the IRS would not be successful in such an assertion. You are urged to consult your tax advisor regarding the application of the disguised sale rules.
Limitations on Deductibility of Losses
          Basis Limitation. To the extent that a Common OP Unitholder’s allocable share of Aimco Operating Partnership deductions and losses exceeds his adjusted tax basis in his Aimco Operating Partnership interest at the end of the taxable year in which the losses and deductions flow through, the excess losses and deductions cannot be utilized, for United States federal income tax purposes, by the Common OP Unitholder in such year. The excess losses and deductions may, however, be utilized in the first succeeding taxable year in which, and to the extent that, there is an increase in the tax basis of the Aimco Operating Partnership interest held by such Common OP Unitholder, but only to the extent permitted under the “at risk” and “passive activity loss” rules discussed below.
          “At Risk” Limitation. Under the “at risk” rules of section 465 of the Internal Revenue Code, a noncorporate taxpayer and a closely held corporate taxpayer are generally not permitted to claim a deduction, for United States federal income tax purposes, in respect of a loss from an activity, whether conducted directly by the taxpayer or through an investment in a partnership, to the extent that the loss exceeds the aggregate dollar amount which the taxpayer has “at risk” in such activity at the close of the taxable year. To the extent that losses are not permitted to be used in any taxable year, such losses may be carried over to subsequent taxable years and may be claimed as a deduction by the taxpayer if, and to the extent that, the amount which the taxpayer has “at risk” is increased. Provided certain requirements are met, the “at risk” rules generally do not apply to losses arising from any activity that constitutes “the holding of real property,” which the holders of a Common OP Unit generally should constitute.
          “Passive Activity Loss” Limitation. The passive activity loss rules of section 469 of the Internal Revenue Code limit the use of losses derived from passive activities, which generally includes an investment in limited partnership interests such as the Common OP Units. If an investment in a Common OP Unit is treated as a passive activity, a Common OP Unitholder who is an individual investor, as well as certain other types of investors, would not be able to use losses from the Aimco Operating Partnership to offset nonpassive activity income, including salary, business income, and portfolio income (e.g., dividends, interest, royalties, and gain on the disposition of portfolio investments) received during the taxable year. Passive activity losses that are disallowed for a particular taxable year may, however, be carried forward to offset passive activity income earned by the Common OP Unitholder in future taxable years. In addition, such disallowed losses may be claimed as a deduction, subject to the basis and at risk limitations discussed above, upon a taxable disposition of a Common OP Unitholder’s entire interest in the Aimco Operating Partnership, regardless of whether such Common OP Unitholder has received any passive activity income during the year of disposition.
          If the Aimco Operating Partnership were characterized as a publicly traded partnership, each Common OP Unitholder would be required to treat any loss derived from the Aimco Operating Partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the Aimco Operating Partnership which are carried forward may only be offset against future income of the Aimco Operating Partnership. Moreover, unlike other passive activity losses, suspended losses attributable to the Aimco Operating Partnership would only be allowed upon the complete disposition of the Common OP Unitholder’s “entire interest” in the Aimco Operating Partnership.
Section 754 Election
          The Aimco Operating Partnership has made the election permitted by section 754 of the Internal Revenue Code. Such election is irrevocable without the consent of the IRS. The election will generally permit a purchaser of Common OP Units, such as Aimco when it acquires Common OP Units from Common OP Unitholders, to adjust its share of the basis in the Aimco Operating Partnership’s properties pursuant to section 743(b) of the Internal Revenue Code to fair market value (as reflected by the value of consideration paid for the Common OP Units), as if such purchaser had acquired a direct interest in the Aimco Operating Partnership assets. The section 743(b) adjustment is attributed solely to a purchaser of Common OP Units and is not added to the bases of the Aimco Operating Partnership’s assets associated with all of the Common OP Unitholders in the Aimco Operating Partnership.
Depreciation
          Section 168(i)(7) of the Internal Revenue Code provides that in the case of property transferred to a partnership in a section 721 transaction, the transferee shall be treated as the transferor for purposes of computing the depreciation deduction with respect to so much of the basis in the hands of the transferee as does not exceed the adjusted basis in the hands of the transferor. The effect of this rule would be to continue the historic basis, placed in service dates and methods with respect to the depreciation of the properties being contributed by a contributing partner to the Aimco Operating Partnership in exchange for Common OP Units. However, an acquirer of Common OP Units that obtains a section 743(b) adjustment by reason of such acquisition (see “Section 754 Election,” above) generally will be allowed depreciation with respect to such adjustment beginning as of the date of the exchange as if it were new property placed in service as of that date.
Sale, Redemption, or Exchange of OP Units
          A Common OP Unitholder will recognize a gain or loss upon a sale of a Common OP Unit, a redemption of a Common OP Unit for cash, an exchange of a Common OP Unit for shares of Class A Common Stock or other taxable disposition of a Common OP Unit. At the time of redemption of Common OP Units, the Aimco Operating Partnership shall determine whether cash, Class A Common Stock, or a combination thereof is paid to limited partners. Gain or loss recognized upon a sale or exchange of a Common OP Unit will be equal to the difference between (i) the amount realized in the transaction (i.e., the sum of the cash and the fair market value of any property received for the Common OP Unit plus the amount of the Aimco Operating Partnership liabilities allocable to the Common OP Unit at such time) and

(ii) the Common OP Unitholder’s tax basis in the Common OP Unit disposed of, which tax basis will be adjusted for the Common OP Unitholder’s allocable share of the Aimco Operating Partnership’s income or loss for the taxable year of the disposition. The tax liability resulting from the gain recognized on a disposition of a Common OP Unit could exceed the amount of cash and the fair market value of property received.
          If the Aimco Operating Partnership redeems a Common OP Unitholder’s Common OP Units for cash (which is not contributed by Aimco to effect the redemption), the tax consequences generally would be the same as described in the preceding paragraphs, except that if the Aimco Operating Partnership redeems less than all of a Common OP Unitholder’s Common OP Units, the Common OP Unitholder would recognize no taxable loss and would recognize taxable gain only to the extent that the cash, plus the amount of the Aimco Operating Partnership liabilities allocable to the redeemed Common OP Units, exceeded the Common OP Unitholder’s adjusted tax basis in all of such Common OP Unitholder’s Common OP Units immediately before the redemption.
          Capital gains recognized by individuals and certain other noncorporate taxpayers upon the sale or disposition of a Common OP Unit will be subject to a maximum United States federal income tax rate of 15% (through 2010) if the Common OP Unit is held for more than 12 months and will be taxed at ordinary income tax rates if the Common OP Unit is held for 12 months or less. Gains recognized by stockholders that are corporations are subject to United States federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Generally, gain or loss recognized by a Common OP Unitholder on the sale or other taxable disposition of a Common OP Unit will be taxable as capital gain or loss. However, to the extent that the amount realized upon the sale or other taxable disposition of a Common OP Unit attributable to a Common OP Unitholder’s share of “unrealized receivables” of the Aimco Operating Partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, “unrealized receivables” include amounts attributable to previously claimed depreciation deductions on certain types of property.
Termination of the Aimco Operating Partnership
          In the event of the dissolution of the Aimco Operating Partnership, a distribution of partnership property (other than money and marketable securities) will not result in taxable gain to a Common OP Unitholder (except to the extent provided in section 737 of the Internal Revenue Code for liquidations occurring within seven years of the date of contribution by a Common OP Unitholder of property to the Aimco Operating Partnership), and the Common OP Unitholder will hold such distributed property with a basis equal to the adjusted basis of such Common OP Units exchanged therefor, reduced by any money distributed in liquidation. Further, the liquidation of the Aimco Operating Partnership generally will be taxable to a holder of Common OP Units to the extent that the value of any money and marketable securities distributed in liquidation (including any money deemed distributed as a result of relief from liabilities) exceeds such Common OP Unitholder’s tax basis in his Common OP Units.
Alternative Minimum Tax
          The Internal Revenue Code contains different sets of minimum tax rules applicable to corporate and noncorporate investors. The discussion below relates only to the alternative minimum tax applicable to noncorporate taxpayers. Accordingly, corporate investors should consult with their tax advisors with respect to the effect of the corporate minimum tax provisions that may be applicable to them. Noncorporate taxpayers are subject to an alternative minimum tax to the extent the tentative minimum tax (“TMT”) exceeds the regular income tax otherwise payable. The rate of tax imposed on the alternative minimum taxable income (“AMTI”) in computing TMT is 26% on the first $175,000 of alternative minimum taxable income in excess of an exemption amount and 28% on any additional alternative minimum taxable income of noncorporate investors. In general, AMTI consists of the taxpayer’s taxable income, determined with certain adjustments, plus his items of tax preference. For example, alternative minimum taxable income is calculated using an alternative cost recovery (depreciation) system that is not as favorable as the methods provided for under section 168 of the Internal Revenue Code which the Aimco Operating Partnership will use in computing its income for regular United States federal income tax purposes. Accordingly, a Common OP Unitholder’s AMTI derived from the Aimco Operating Partnership may be higher than such Common OP Unitholder’s share of the Aimco Operating Partnership’s net taxable income. You should consult your tax advisor as to the impact of an investment in Common OP Units on their liability for the alternative minimum tax.
Information Returns and Audit Procedures
          The Aimco Operating Partnership will use all reasonable efforts to furnish to each Common OP Unitholder within 90 days of the close of each taxable year of the Aimco Operating Partnership, certain tax information, including a Schedule K-l, which sets forth each Common OP Unitholder’s allocable share of the Aimco Operating Partnership’s Partnership Tax Items. In preparing this information the Aimco General Partner will use various accounting and reporting conventions to determine the respective Common OP Unitholder’s allocable share of Partnership Tax Items. The Aimco General Partner cannot assure a current or prospective Common OP Unitholder that the IRS will not successfully contend in court that such accounting and reporting conventions are impermissible.
          No assurance can be given that the Aimco Operating Partnership will not be audited by the IRS or that tax adjustments will not be made. Further, any adjustments in the Aimco Operating Partnership’s tax returns will lead to adjustments in Common OP Unitholders’ tax returns and may lead to audits of their returns and adjustments of items unrelated to the Aimco Operating Partnership. Each Common OP Unitholder would bear the cost of any expenses incurred in connection with an examination of such Common OP Unitholder’s personal tax return.
          Partnerships generally are treated as separate entities for purposes of United States federal income tax, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of Partnership Tax Items generally is determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code provides for one partner to be designated as the Tax Matters Partner for these purposes.
          The Tax Matters Partner is authorized, but not required, to take certain actions on behalf of the Aimco Operating Partnership and Common OP Unitholders and can extend the statute of limitations for assessment of tax deficiencies against Common OP Unitholders with respect to the Aimco Operating Partnership Tax Items. The Tax Matters Partner may bind a Common OP Unitholder with less than a l% profits interest in the Aimco Operating Partnership to a settlement with the IRS, unless such Common OP Unitholder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the Common OP Unitholders are bound) of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, such review may be sought by any Common OP Unitholder having at least a 1% interest in the profits of the Aimco Operating Partnership or by Common OP Unitholders having in the aggregate at least a 5% profits interest. However, only one action for judicial review will go forward, and each Common OP Unitholder with an interest in the outcome may participate.
Tax Return Disclosure and Investor List Requirements
          Recently promulgated Treasury regulations require participants in a “reportable transaction” to disclose certain information about the transaction to the IRS with their tax returns and retain certain information relating to the transaction (the “Disclosure Requirement”). In addition, organizers, sellers, and certain advisors of a reportable transaction are required to maintain certain records, including lists identifying the investors in a transaction, and to furnish those records, as well as detailed information regarding the transaction, to the IRS upon demand (the “List Maintenance Requirement”). While the Disclosure Requirement and the List Maintenance Requirement are directed towards “tax shelters,” the regulations are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, legislative proposals have been introduced in Congress, that, if enacted, would impose significant penalties for failure to comply with these requirements.
          A transaction may be a reportable transaction based upon any of several indicia, including, among other things, if it could result in book-tax differences in excess of prescribed thresholds. The transaction contemplated herein results in book-tax differences in excess of prescribed thresholds and as such, is a reportable transaction under the recently adopted Treasury Regulations involving tax shelters. Characterization of this transaction as a reportable transaction may increase the likelihood of an audit by the IRS. You will be required to attach a completed IRS Form 8886, the “Reportable Transaction Disclosure Statement,” to your tax return for the taxable year of the transaction, as well as provide a copy of this form to the Office of Tax Shelter Analysis at the same time that such statement is first filed with the IRS. You should consult your tax advisers concerning these disclosure obligations with respect to the receipt or disposition of Common OP Units, or transactions that might be undertaken directly or indirectly by the Aimco Operating Partnership. Moreover, you should be aware that the Aimco Operating Partnership and other participants in the transactions involving the Aimco Operating Partnership (including their advisors) will be subject to the Disclosure Requirement and/or the List Maintenance Requirement.
UNITED STATES FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS
          The following is a summary of certain United States federal income tax consequences resulting from the acquisition of, holding, exchanging, and otherwise disposing of Aimco common stock. This discussion is based upon the Internal Revenue Code, Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this memorandum and all of which are subject to change or differing interpretations, possibly retroactively. Such summary is also based on the assumptions that the operation of Aimco, the Aimco Operating Partnership and the Subsidiary Partnerships will be in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of United States federal income taxation which may be important to a particular investor in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States federal income tax purposes). This summary assumes that investors will hold their Aimco stock as capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this memorandum. Counsel has not rendered any legal opinion regarding the status of Aimco as a REIT, or the tax consequences relating to Aimco or an investment in Aimco stock in connection with this memorandum. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.
          THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF HOLDERS OF AIMCO STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF AIMCO STOCK AND OF AIMCO’S ELECTION TO BE SUBJECT TO TAX, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.
General
          The REIT provisions of the Internal Revenue Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Internal Revenue Code that govern the United States federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect.
          Aimco has elected to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ending December 31, 1994, and Aimco intends to continue such election. Although Aimco believes that, commencing with the Aimco’s initial taxable year ended December 31, 1994, Aimco was organized in conformity with the requirements for qualification as a REIT, and its actual method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, no assurance can be given that Aimco has been or will remain so qualified. Such qualification and taxation as a REIT depends upon Aimco’s ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code as discussed below. Aimco’s compliance with the REIT income and quarterly asset requirements depends upon Aimco’s ability to successfully manage the composition of its income and assets on an ongoing basis. Aimco’s ability to qualify as a REIT also requires that it satisfies certain asset tests, some of which depend upon the fair market value of assets directly or indirectly owned by Aimco. Such values may not be susceptible to a precise determination, and Aimco will not obtain independent appraisals. No assurance can be given that the actual results of Aimco’s operation for any taxable year satisfy such requirements. No assurance can be given that the IRS will not challenge Aimco’s eligibility for taxation as a REIT.
          Provided Aimco qualifies for taxation as a REIT, it will generally not be subject to United States federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT. The maximum rate at which individual stockholders are taxed on corporate dividends generally is 15% (the same as long-term capital gains) through 2010. Dividends received by stockholders from Aimco or from other entities that are taxed as REITs, however, are generally not eligible for the reduced rates and will continue to be taxed at rates applicable to ordinary income. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.
          However, notwithstanding Aimco’s qualification as a REIT, Aimco will be subject to United States federal income tax as follows:
(a)	First, Aimco will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

(b)	Second, under certain circumstances, Aimco may be subject to the “alternative minimum tax” on its items of tax preference, including any deductions of net operating losses.

(c)	Third, if Aimco has net income from the sale or other disposition of “foreclosure property” that Aimco holds primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

(d)	Fourth, if Aimco has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property), such income will be subject to a 100% tax.

(e)	Fifth, if Aimco should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect Aimco’s profitability.

(f)	Sixth, if Aimco fails to satisfy any of the asset tests described below or any of the REIT qualification requirements other than the gross income and asset tests and such failure is due to reasonable cause, Aimco may avoid disqualification as a REIT by, among other things, paying a penalty of $50,000 or more in certain cases.

(g)	Seventh, if Aimco should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year (other than certain long-term capital gains that Aimco elects to retain and pay the tax thereon), and

(iii) any undistributed taxable income from prior periods, Aimco would be subjected to a 4% excise tax on the excess of such required distribution over the sum of (a) amounts actually distributed plus (b) retained amounts on which income tax is paid at the corporate level.
(h)	Eighth, a 100% excise tax may be imposed on some items of income expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

(i)	Ninth, if Aimco acquires assets from a corporation that is not a REIT (a “subchapter C corporation”) in a transaction in which the adjusted tax basis of the assets in the hands of Aimco is determined by reference to the adjusted tax basis of such assets in the hands of the subchapter C corporation, under Treasury Regulations, Aimco may be subject to tax at the highest regular corporate tax rate on any gain it recognizes on the disposition of any such asset during the ten-year period beginning on the day on which Aimco acquires such asset to the extent of the excess, if any, of the fair market value over the adjusted basis of such asset as of its acquisition date (“Built-in Gain”). It should be noted that Aimco has acquired (and may acquire in the future) a significant amount of assets with Built-in Gain and a taxable disposition by Aimco of any of these assets within ten years of their acquisitions would subject Aimco to tax under the foregoing rule.

(j)	Tenth, Aimco may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s stockholders.

(k)	Eleventh, certain of Aimco’s subsidiaries are subchapter C corporations, the earnings of which are subject to United States federal corporate income tax.

(l)	Twelfth, Aimco could be subject to foreign taxes on its investments and activities in foreign jurisdictions. In addition, Aimco could also be subject to tax in certain situations and on certain transactions not presently contemplated.
          Requirements for Qualification. The Internal Revenue Code defines a REIT as a corporation, trust or association:
(a)	that is managed by one or more trustees or directors;

(b)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(c)	which would be taxable as a domestic corporation, but for the special Internal Revenue Code provisions applicable to REITs;

(d)	that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(e)	the beneficial ownership of which is held by 100 or more persons;

(f)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities); and

(g)	which meets certain other tests described below (including with respect to the nature of its income and assets).
          The Internal Revenue Code provides that the first four conditions must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Aimco’s charter provides certain restrictions regarding transfers of its shares, which provisions are intended to assist Aimco in satisfying the share ownership requirements described in the fifth and sixth conditions above.
          To monitor Aimco’s compliance with the share ownership requirements, Aimco is required to maintain records regarding the actual ownership of its shares. To do so, Aimco must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand must be maintained as part of Aimco’s records. Failure by Aimco to comply with these record keeping requirements could subject it to monetary penalties. A stockholder who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.
          In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Aimco satisfies this requirement.
          Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, Aimco’s proportionate share of the assets, liabilities and items of income of the Subsidiary Partnerships will be treated as assets, liabilities and items of income of Aimco for purposes of applying the REIT requirements described herein. A summary of certain rules governing the United States federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Aimco ‘s Investments in Partnerships.”
          Income Tests. In order to maintain qualification as a REIT, Aimco annually must satisfy two gross income requirements:
(a)	First, at least 75% of Aimco’s gross income (excluding gross income from “prohibited transactions,” i.e., certain sales of property held primarily for sale to customers in the ordinary course of business) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property,” gains from the sale of real estate assets and, in certain circumstances, interest) or from certain types of temporary investments.

(b)	Second, at least 95% of Aimco’s gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).
          Rents received by Aimco through the Subsidiary Partnerships will qualify as “rents from real property” in satisfying the gross income requirements described above, only if several conditions are met, including the following. Amounts received from the rental of up to 10% of a property to a taxable REIT subsidiary will qualify as “rents from real property” so long as the rents received from the taxable REIT subsidiary are substantially comparable to rents received from other tenants of the property for comparable space. Otherwise, neither Aimco nor an owner of 10% or more of Aimco’s shares may own 10% or more of a tenant. Rents may not be based in whole or in part on the income or profits of any person, although rents may be based on a fixed percentage of receipts or sales. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue or through a taxable REIT subsidiary. Aimco (or its affiliates) is also permitted to directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Aimco (or its affiliates) may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services.
          If any amount of interest, rent, or other deductions of a taxable REIT subsidiary for amounts paid to Aimco is determined by the IRS to be other than at arm’s length, a 100 percent excise tax is imposed on the portion that is excessive.
          Aimco manages apartment properties for third parties and affiliates through subsidiaries that Aimco refers to as the “management companies.” The management companies receive management fees and other income. Distributions from the management companies to Aimco are classified as dividend income to the extent of the earnings and profits of the management companies. Such distributions will generally qualify under the 95% gross income test but not under the 75% gross income test.
          If Aimco fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions will be generally available if Aimco’s failure to meet such tests was due to reasonable cause and not due to willful neglect and Aimco files a disclosure schedule with the IRS. If these relief provisions are inapplicable to a particular set of circumstances involving Aimco, Aimco will not qualify as a REIT. As discussed above, even where these relief provisions apply, a tax is imposed with respect to the excess net income.
          Asset Tests. Aimco, at the close of each quarter of its taxable year, must also satisfy four tests relating to the nature of its assets:
(a)	First, at least 75% of the value of Aimco ‘s total assets must be represented by real estate assets (including its allocable share of real estate assets held by the Subsidiary Partnerships), certain stock or debt instruments purchased by Aimco with new capital, cash, cash items and U.S. government securities.

(b)	Second, not more than 25% of Aimco’s total assets may be represented by securities other than those in the 75% asset class.

(c)	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities owned by Aimco may not exceed 5% of the value of Aimco’s total assets, and Aimco may not own more than 10% of the total value or the total voting power of the outstanding securities of any one issuer, including an individual, partnership or non-REIT C corporation that is not taxed as a taxable REIT subsidiary.

(d)	The value of securities held by Aimco in its taxable REIT subsidiaries (including the management companies) will not exceed, in the aggregate, 20% of the value of Aimco’s total assets.
          The 5% and 10% asset limitations described above do not apply to electing “taxable REIT subsidiary” corporations. The 10% value test does not apply to “straight debt” having specified characteristics and in general does not apply to a loan to an individual or estate, certain non-related party rental agreements, obligations to pay “rents from real property,” certain state or government issued securities, securities issued by a REIT, or any other arrangements as determined by the Secretary of the Treasury. In addition, special rules apply for indebtedness issued by a partnership for purposes of the 10% value test.
          Aimco believes that the value of the securities held by Aimco in its taxable REIT subsidiaries (including the management companies) will not exceed, in the aggregate, 20% of the value of Aimco’s total assets.
          No independent appraisals have been obtained to support Aimco’s conclusions as to the value of the Aimco Operating Partnership’s total assets and the value of the Aimco Operating Partnership’s interest in the taxable REIT subsidiaries and these values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for United States federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset test requirements. Accordingly, there can be no assurance that the IRS will not contend that Aimco’s interests in its subsidiaries or in the securities of other issuers will cause a violation of the REIT asset requirements and loss of REIT status.
          Aimco indirectly owns interests in the management companies. As set forth above, the ownership of more than 10% of the total value or the total voting power of the outstanding voting securities of any one issuer by a REIT, or the investment of more than 5% of the REIT’s total assets in any one issuer’s securities, is prohibited by the asset tests. Aimco believes that its indirect ownership interests in the management companies qualify under the asset tests set forth above. However, no independent appraisals have been obtained to support Aimco’s conclusions as to the value of the Aimco Operating Partnership’s total assets and the value of the Aimco Operating Partnership’s interest in the management companies and these values are subject to change in the future. Furthermore, the operation or management of a health care or lodging facility precludes qualification as a taxable REIT subsidiary, and therefore precludes the REIT from relying upon this exception to the 10% ownership restriction. Consequently, if any of the management companies were deemed to operate or manage a health care or lodging facility, such management companies would fail to qualify as taxable REIT subsidiaries, and Aimco would fail to qualify as a REIT. Aimco believes that, as of January 1, 2001, none of the management companies operate or manage any health care or lodging facilities. However, the statute provides little guidance as to the definition of a health care or lodging facility. Accordingly, there can be no assurances that the IRS will not contend that any of the management companies operate or manage a health care or lodging facility, disqualifying it from treatment as a taxable REIT subsidiary, and thereby resulting in the disqualification of Aimco as a REIT.
          Aimco’s indirect interests in the Aimco Operating Partnership and other Subsidiary Partnerships are held through wholly owned corporate subsidiaries of Aimco organized and operated as “qualified REIT subsidiaries” within the meaning of the Internal Revenue Code. Qualified REIT subsidiaries are not treated as separate entities from their parent REIT for United States federal income tax purposes. Instead, all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as assets, liabilities and items of Aimco. Each qualified REIT subsidiary therefore is not subject to United States federal corporate income taxation, although it may be subject to state or local taxation. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary,” that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. In addition, Aimco’s ownership of the stock of each qualified REIT subsidiary does not violate the general restriction against ownership of more than 10% of the total value or total voting power of the outstanding securities of any issuer.
          After initially meeting the asset tests at the end of any quarter, Aimco will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during the quarter, Aimco may cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of the quarter.
          After the 30-day cure period, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure such a violation that does not exceed the lesser of 1% of the REIT’s assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within 6 months following the last day of the quarter in which the REIT first identified the violation. For violations of any of the asset tests due to reasonable cause that are larger than this de minimis provision, a REIT may avoid disqualification as a REIT after the 30-day cure period by taking certain steps, including the disposition of sufficient assets within the 6-month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets during the period the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

          Annual Distribution Requirements. In order for Aimco to qualify as a REIT, Aimco is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to:
•	the sum of:
(i)	90% of Aimco’s “REIT taxable income” (computed without regard to the dividends-paid deduction and Aimco’s net capital gain, i.e., the excess of net long-term capital gain over net short-term capital loss) and

(ii)	90% of the net income (after tax), if any, from foreclosure property, minus
•	the sum of certain items of noncash income.
          Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Aimco timely files its tax return for such year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by Aimco, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in Aimco organizational documents. To the extent that Aimco distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. Aimco may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In such a case, Aimco’s stockholders would include their proportionate share of such undistributed long-term capital gains in income and receive a credit for their share of the tax paid by Aimco. Aimco’s stockholders would then increase the adjusted basis of their Aimco shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares. If Aimco should fail to distribute during each calendar year at least the sum of
(i)	85% of its REIT ordinary income for such year and

(ii)	95% of its REIT capital gain net income for such year (excluding retained long-term capital gains), and

(iii)	any undistributed taxable income from prior periods,
Aimco would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) amounts actually distributed plus (b) retained amounts on which income tax is paid at the corporate level. Aimco believes that it has made, and intends to make, timely distributions sufficient to satisfy these annual distribution requirements.
          It is possible that Aimco, from time to time, may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (i) the actual receipt of cash (including receipt of distributions from the Aimco Operating Partnership) and (ii) the inclusion of certain items in income by Aimco for United States federal income tax purposes. In the event that such timing differences occur, in order to meet the 90% distribution requirement, Aimco may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable distributions of property.
          Under certain circumstances, Aimco may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in Aimco’s deduction for dividends paid for the earlier year. Thus, Aimco may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends; however, Aimco will be required pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
          Failure to Qualify. For violations of REIT requirements other than the gross income and asset tests, Aimco may maintain its REIT status if the violation is due to reasonable cause and not willful neglect and Aimco pays a $50,000 penalty for each such failure.

          If Aimco fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Aimco will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Aimco fails to qualify will not be deductible by Aimco nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at capital gains rates (through 2010), and, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless Aimco is entitled to relief under specific statutory provisions, Aimco would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances Aimco would be entitled to such statutory relief.
Tax Aspects of Aimco’s Investments in Partnerships
          General. Substantially all of Aimco’s investments are held indirectly through the Aimco Operating Partnership. In general, partnerships are “pass-through” entities that are not subject to United States federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. Aimco will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, Aimco will include its proportionate share of assets held by the Subsidiary Partnerships.
          Entity Classification. Aimco’s direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of the Subsidiary Partnerships as a partnership (as opposed to as an association taxable as a corporation) for United States federal income tax purposes. If any of these entities were treated as an association for United States federal income tax purposes, it would be subject to an entity-level tax on its income. In such a situation, the character of Aimco’s assets and items of gross income would change and could preclude Aimco from satisfying the asset tests and the income tests, and in turn could prevent Aimco from qualifying as a REIT. See above for a discussion of the effect of Aimco’s failure to meet such tests for a taxable year. In addition, any change in the status of any of the Subsidiary Partnerships for tax purposes might be treated as a taxable event, in which case Aimco might incur a tax liability without any related cash distributions.
          Tax Allocations with Respect to the Properties. Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “Book-Tax Difference”). Such allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Aimco Operating Partnership was formed by way of contributions of appreciated property. Consequently, allocations must be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership that holds appreciated property, Treasury Regulations provide for a similar allocation of such items to the other partners. These rules apply to the contribution by Aimco to the Aimco Operating Partnership of the cash proceeds received in any offerings of its stock.
          In general, certain Common OP Unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by the Aimco Operating Partnership or other Subsidiary Partnerships of the contributed properties. This will tend to eliminate the Book-Tax Difference over the life of these partnerships. However, the special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of the Aimco Operating Partnership or other Subsidiary Partnerships may cause Aimco to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause Aimco to recognize taxable income in excess of cash proceeds, which might adversely affect Aimco’s ability to comply with the REIT distribution requirements.
          With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of OP Units) subsequent to the formation of Aimco, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.
          Sale of the Properties. Aimco’s share of any gain realized by the Aimco Operating Partnership or any other Subsidiary Partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Aimco Operating Partnership and the other Subsidiary Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with Aimco’s investment objectives. However, no assurance can be given that any property sold by Aimco will not be treated as property held for sale to customers, or that Aimco can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment.
Taxation of Management Companies
          A portion of the amounts to be used to fund distributions to stockholders is expected to come from distributions made by the management companies to the Aimco Operating Partnership, and interest paid by the management companies on certain notes held by the Aimco Operating Partnership. In general, the management companies pay United States federal, state and local income taxes on their taxable income at normal corporate rates. Any United States federal, state or local income taxes that the management companies are required to pay will reduce Aimco’s cash flow from operating activities and its ability to make payments to holders of its securities.
Taxation of Taxable Domestic Stockholders
          Distributions. Provided that Aimco qualifies as a REIT, distributions made to Aimco’s taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential 15% income tax rates for qualified dividends received by individuals from taxable C corporations. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax, (ii) dividends received by the REIT from taxable C corporations, or (iii) income from the sales of appreciated property acquired by the REIT from C corporations in carryover basis transactions. Distributions (and retained long-term capital gains) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed Aimco’s actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum United States federal rates of 15% (through 2010) in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. In addition, net capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum United States federal income tax rate for taxpayers who are individuals to the extent of previously claimed real property depreciation.
          Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares in respect of which the distributions were made, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) provided that the shares are a capital asset in the hands of the stockholder. In addition, any dividend declared by Aimco in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by Aimco and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by Aimco during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of Aimco.
          Dispositions of Aimco Stock. In general, capital gains recognized by individuals and other non-corporate taxpayers upon the sale or disposition of Aimco stock will be subject to a maximum United States federal income tax rate of 15% (through 2010) if the Aimco Stock is held for more than 12 months and will be taxed at ordinary income rates (of up to 35% through 2010) if the Aimco stock is held for 12 months or less. Capital losses recognized by a stockholder upon the disposition of Aimco stock held for more than one year at the time of disposition will be a long-term capital loss. In addition, any loss upon a sale or exchange of shares of Aimco stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from Aimco required to be treated by such stockholder as long-term capital gain.
Taxation of Tax-Exempt Stockholders
          Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts (“Exempt Organizations”), generally are exempt from United States federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). The IRS has privately ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, Aimco believes that amounts distributed by Aimco to Exempt Organizations should generally not constitute UBTI. If an Exempt Organization finances its acquisition of Aimco stock with debt, however, a portion of its income from Aimco will constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Section 501(c) of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to characterize distributions from Aimco as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of Aimco’s stock is required to treat a percentage of the dividends from Aimco as UBTI (the “UBTI Percentage”). The UBTI Percentage is the gross income derived by Aimco from an unrelated trade or business (determined as if Aimco were a pension trust) divided by the gross income of Aimco for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of Aimco’s stock only if:
(a)	the UBTI Percentage is at least 5%,

(b)	Aimco qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of Aimco in proportion to their actuarial interest in the pension trust, and

(c)	either (A) one pension trust owns more than 25% of the value of Aimco’s stock or (B) a group of pension trusts each individually holding more than 10% of the value of Aimco’s stock collectively owns more that 50% of the value of Aimco’s stock.
The restrictions on ownership and transfer of Aimco’s stock should prevent an Exempt Organization from owning more than 10% of the value of Aimco’s stock.

State, Local and Foreign Taxes. The Aimco Operating Partnership, OP Unitholders, Aimco and Aimco stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that the Aimco Operating Partnership owns properties located in a number of states and local jurisdictions, and the Aimco Operating Partnership and OP Unitholders may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of the Aimco Operating Partnership and OP Unitholders and of Aimco and its stockholders may not conform to the United States federal income tax consequences discussed above. Consequently, prospective investors are urged to consult their tax advisors regarding the application and effect of state, local foreign tax laws on an investment in the Aimco Operating Partnership or Aimco.
          Each limited partner is urged to consult his or her tax advisor regarding the specific tax consequences of the sales and related transactions, including the application of United States federal, state, local, foreign and other tax laws.
DESCRIPTION OF COMMON OP UNITS
          The following description sets forth some general terms and provisions of the Common OP Units and the agreement of limited partnership of the Aimco Operating Partnership.
General. The Aimco Operating Partnership is a limited partnership organized under the provisions of the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, or any successor to such statute, the “Delaware LP Act”) and upon the terms and subject to the conditions set forth in its agreement of limited partnership. AIMCO-GP, Inc., a Delaware corporation and a wholly owned subsidiary of Aimco, is the sole general partner of the Aimco Operating Partnership. Another wholly owned subsidiary of Aimco, AIMCO-LP, Inc., a Delaware corporation (the “Special Limited Partner”), is a limited partner in the Aimco Operating Partnership. The term of the Aimco Operating Partnership commenced on May 16, 1994, and will continue indefinitely, unless the Aimco Operating Partnership is dissolved sooner under the provisions of the partnership agreement or as otherwise provided by law.
Purpose and Business. The purpose and nature of the Aimco Operating Partnership is to conduct any business, enterprise or activity permitted by or under the Delaware LP Act, including, but not limited to, (i) to conduct the business of ownership, construction, development and operation of multifamily rental apartment communities, (ii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Delaware LP Act, or to own interests in any entity engaged in any business permitted by or under the Delaware LP Act, (iii) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or other similar arrangements, and (iv) to do anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit Aimco, in the sole and absolute discretion of AIMCO-GP, at all times to be classified as a REIT.
Management by the General Partner. Except as otherwise expressly provided in the partnership agreement, all management powers over the business and affairs of the Aimco Operating Partnership are exclusively vested in AIMCO-GP. No limited partner of the Aimco Operating Partnership or any other person to whom one or more Common OP Units have been transferred (each, an “Assignee”) may take part in the operations, management or control (within the meaning of the Delaware LP Act) of the Aimco Operating Partnership’s business, transact any business in the Aimco Operating Partnership’s name or have the power to sign documents for or otherwise bind the Aimco Operating Partnership. The general partner may not be removed by the limited partners with or without cause, except with the consent of AIMCO-GP. In addition to the powers granted a general partner of a limited partnership under applicable law or that are granted to AIMCO-GP under any other provision of the partnership agreement, AIMCO-GP, subject to the other provisions of the partnership agreement, has full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Aimco Operating Partnership, to exercise all powers of the Aimco Operating Partnership and to effectuate the purposes of the Aimco Operating Partnership. The Aimco Operating Partnership may incur debt or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of properties) upon such terms as AIMCO-GP determines to be appropriate. The general partner is authorized to execute, deliver and perform specific agreements and transactions on behalf of the Aimco Operating Partnership without any further act, approval or vote of the limited partners.
Restrictions on General Partner’s Authority. The general partner may not take any action in contravention of the partnership agreement. The general partner may not, without the prior consent of the limited partners, undertake, on behalf of the Aimco Operating Partnership, any of the following actions or enter into any transaction that would have the effect of such transactions: (i) except as provided in the partnership agreement, amend, modify or terminate the partnership agreement other than to reflect the admission, substitution, termination or withdrawal of partners; (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Aimco Operating Partnership; (iii) institute any proceeding for bankruptcy on behalf of the Aimco Operating Partnership; or (iv) subject to specific exceptions, approve or acquiesce to the transfer of the Aimco Operating Partnership interest of AIMCO-GP, or admit into the Aimco Operating Partnership any additional or successor general partners.
Additional Limited Partners. The general partner is authorized to admit additional limited partners to the Aimco Operating Partnership from time to time, on terms and conditions and for such capital contributions as may be established by AIMCO-GP in its reasonable discretion. The net capital contribution need not be equal for all partners. No action or consent by the limited partners is required in connection with the admission of any additional limited partner. The general partner is expressly authorized to cause the Aimco Operating Partnership to issue additional interests (i) upon the conversion, redemption or exchange of any debt, Common OP Units or other securities issued by the Aimco Operating Partnership, (ii) for less than fair market value, so long as AIMCO-GP concludes in good faith that such issuance is in the best interests of AIMCO-GP and the Aimco Operating Partnership, and (iii) in connection with any merger of any other entity into the Aimco Operating Partnership if the applicable merger agreement provides that persons are to receive interests in the Aimco Operating Partnership in exchange for their interests in the entity merging into the Aimco Operating Partnership. Subject to Delaware law, any additional partnership interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by AIMCO-GP, in its sole and absolute discretion without the approval of any limited partner, and set forth in a written document thereafter attached to and made an exhibit to the partnership agreement. Without limiting the generality of the foregoing, AIMCO-GP has authority to specify (a) the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interests; (b) the right of each such class or series of partnership interests to share in distributions; (c) the rights of each such class or series of partnership interests upon dissolution and liquidation of the Aimco Operating Partnership; (d) the voting rights, if any, of each such class or series of partnership interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of partnership interests. No person may be admitted as an additional limited partner without the consent of AIMCO-GP, which consent may be given or withheld in AIMCO-GP’s sole and absolute discretion.
Outstanding Classes of Units. As of June 30, 2006, the Aimco Operating Partnership had issued and outstanding the following partnership interests:

Class	Interests Outstanding
Partnership Common Units	105,045,240
Class G Partnership Preferred Units	4,050,000
Class R Partnership Preferred Units	6,940,000	*
Class T Partnership Preferred Units	6,000,000

Class	Interests Outstanding
Class U Partnership Preferred Units	8,000,000
Class V Partnership Preferred Units	3,450,000
Class W Partnership Preferred Units	1,904,762
Class Y Partnership Preferred Units	3,450,000
Class One Partnership Preferred Units	90,000
Class Two Partnership Preferred Units	52,718
Class Three Partnership Preferred Units	1,464,173
Class Four Partnership Preferred Units	755,999
Class Five Partnership Preferred Units	68,671
Class Six Partnership Preferred Units	802,453
Class Seven Partnership Preferred Units	27,960
Class Eight Partnership Preferred Units	6,250
Class I High Performance Partnership Units	2,379,084
Class VII High Performance Partnership Units	4,109
Class VIII High Performance Partnership Units	5,000
Series A Community Reinvestment Act Perpetual Preferred Units	200
Class IX High Performance Partnership Units	5,000

*	All outstanding Class R Partnership Preferred Units were redeemed on July 20, 2006.
Distributions. Subject to the rights of holders of any outstanding Preferred OP Units, the partnership agreement requires AIMCO-GP to cause the Aimco Operating Partnership to distribute quarterly all, or such portion as AIMCO-GP may in its sole and absolute discretion determine, of Available Cash (as defined in the partnership agreement) generated by the Aimco Operating Partnership during such quarter to AIMCO-GP, AIMCO-LP and the other holders of Common OP Units on the record date established by AIMCO-GP with respect to such quarter, in accordance with their respective interests in the Aimco Operating Partnership on such record date. Holders of any other Preferred OP Units issued in the future may have priority over AIMCO-GP, AIMCO-LP and holders of Common OP Units with respect to distributions of Available Cash, distributions upon liquidation or other distributions. Distributions payable with respect to any interest in the Aimco Operating Partnership that was not outstanding during the entire quarterly period in respect of which any distribution is made will be prorated based on the portion of the period that such interest was outstanding. The general partner in its sole and absolute discretion may distribute to the limited partners Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires AIMCO-GP to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the requirements for qualification as a REIT, to cause the Aimco Operating Partnership to distribute sufficient amounts to enable AIMCO-GP to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements (the “REIT Requirements”) for qualifying as a REIT under the Internal Revenue Code and the applicable Treasury Regulations and (ii) avoid any United States Federal income or excise tax liability of Aimco.
          While some of the debt instruments to which the Aimco Operating Partnership is a party, including its credit facilities, contain restrictions on the payment of distributions to OP Unitholders, the debt instruments allow the Aimco Operating Partnership to distribute sufficient amounts to enable AIMCO-GP and the Special Limited Partner to transfer funds to Aimco which are then used to pay stockholder dividends thereby allowing Aimco to meet the REIT Requirements.
          Distributions in Kind. No Common OP Unitholder has any right to demand or receive property other than cash as provided in the partnership agreement. The general partner may determine, in its sole and absolute discretion, to make a distribution in kind of partnership assets to the Common OP Unitholders, and such assets will be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with the partnership agreement.

          Distributions Upon Liquidation. Subject to the rights of holders of any outstanding Preferred OP Units, net proceeds from the sale or other disposition of all or substantially all of the assets of the Aimco Operating Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Aimco Operating Partnership (a “Terminating Capital Transaction”), and any other cash received or reductions in reserves made after commencement of the liquidation of the Aimco Operating Partnership, will be distributed to the Common OP Unitholders in accordance with the partnership agreement.
          Restricted Distributions. The partnership agreement prohibits the Aimco Operating Partnership and AIMCO-GP, on behalf of the Aimco Operating Partnership, from making a distribution to any Common OP Unitholder on account of its interest in Common OP Units if such distribution would violate Section 17-607 of the Delaware LP Act or other applicable law.
Allocations of Net Income and Net Loss to OP Unitholders. Net Income (as defined in the partnership agreement) and Net Loss (as defined in the partnership agreement) of the Aimco Operating Partnership will be determined and allocated with respect to each fiscal year of the Aimco Operating Partnership as of the end of each such year. Except as otherwise provided in the partnership agreement, an allocation to a Common OP Unitholder of a share of Net Income or Net Loss will be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss. Except as otherwise provided in the partnership agreement and subject to the terms of any outstanding Preferred OP Units, Net Income and Net Loss will be allocated to the holders of Common OP Units in accordance with their respective Common OP Units at the end of each fiscal year. The partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise provided in the partnership agreement and subject to the terms of any outstanding Preferred OP Units, for United States Federal income tax purposes under the Internal Revenue Code and the Treasury Regulations, each partnership item of income, gain, loss and deduction will be allocated among the Common OP Unitholders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated under the partnership agreement.
Withholding. The Aimco Operating Partnership is authorized to withhold from or pay on behalf of or with respect to each limited partner any amount of United States federal, state, local or foreign taxes that AIMCO-GP determines that the Aimco Operating Partnership is required to withhold or pay with respect to any amount distributable or allocable to such limited partner under the partnership agreement.
Return of Capital. No partner is entitled to interest on its capital contribution or on such partner’s capital account. Except (i) under the rights of redemption set forth in the partnership agreement, (ii) as provided by law, or (iii) under the terms of any outstanding Preferred OP Units, no partner has any right to demand or receive the withdrawal or return of its capital contribution from the Aimco Operating Partnership, except to the extent of distributions made under the partnership agreement or upon termination of the Aimco Operating Partnership. Except to the extent otherwise expressly provided in the partnership agreement and subject to the terms of any outstanding Preferred OP Units, no limited partner or Assignee will have priority over any other limited partner or Assignee either as to the return of capital contributions or as to profits, losses or distributions.
Redemption Rights of Qualifying Parties. At any time after the first anniversary of becoming a holder of Common OP Units, each Common OP Unitholder and some Assignees have the right, subject to the terms and conditions set forth in the partnership agreement, to require the Aimco Operating Partnership to redeem all or a portion of the Common OP Units held by such party in exchange for shares of Class A Common Stock or a cash amount equal to the value of such shares, as the Aimco Operating Partnership may elect (a “Redemption”). On or before the close of business on the fifth business day after a Common OP Unitholder gives AIMCO-GP a Notice of Redemption, the Aimco Operating Partnership may, in its sole and absolute discretion but subject to the restrictions on the ownership of Aimco stock imposed under Aimco’s charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered Common OP Units from the tendering party in exchange for Class A Common Stock, based on an exchange ratio of one share of Class A Common Stock for each Common OP Unit, subject to antidilution adjustments as set forth in the partnership agreement. The partnership agreement does not obligate Aimco or AIMCO-GP to register, qualify or list any Class A Common Stock issued in exchange for Common OP Units with the SEC, with any state securities commissioner, department or agency, or with any stock exchange. In the absence of a future registration of the Common OP Units issued in the Affiliated Contribution, Class A Common Stock issued in exchange for Common OP Units under the partnership agreement will contain legends regarding restrictions under the Securities Act of 1933 and applicable state securities laws as are necessary or advisable in order to ensure compliance with securities laws.
Partnership Right to Call Limited Partner Interest. Notwithstanding any other provision of the partnership agreement, on and after the date on which the aggregate percentage interests of the limited partners, other than AIMCO-LP, are less than one percent (1%), the Aimco Operating Partnership will have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding limited partner interests (other than AIMCO-LP’s interest) by treating any limited partner as if such limited partner had tendered for Redemption under the partnership agreement the amount of Common OP Units specified by AIMCO-GP, in its sole and absolute discretion, by notice to the limited partner.
Transfers and Withdrawals.
          Restrictions on Transfer. The partnership agreement restricts the transferability of Common OP Units. Any transfer or purported transfer of a Common OP Unit not made in accordance with the partnership agreement will be null and void ab initio. Until the expiration of one year from the date on which a Common OP Unitholder acquired Common OP Units, subject to some exceptions, such Common OP Unitholder may not transfer all or any portion of its Common OP Units to any transferee without the consent of AIMCO-GP, which consent may be withheld in its sole and absolute discretion. After the expiration of one year from the date on which a Common OP Unitholder acquired Common OP Units, such Common OP Unitholder has the right to transfer all or any portion of its Common OP Units to any person, subject to the satisfaction of specific conditions specified in the partnership agreement, including AIMCO-GP’s right of first refusal.
          It is a condition to any transfer (whether or not such transfer is effected before or after the one year holding period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor limited partner under the partnership agreement with respect to such Common OP Units, and no such transfer (other than under a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) will relieve the transferor Partner of its obligations under the partnership agreement without the approval of AIMCO-GP, in its sole and absolute discretion.
          In connection with any transfer of Common OP Units, AIMCO-GP will have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed transfer may be effected without registration under the Securities Act of 1933, and will not otherwise violate any United States federal or state securities laws or regulations applicable to the Aimco Operating Partnership or the Common OP Units transferred.
          No transfer by a limited partner of its Common OP Units (including any Redemption or any acquisition of Common OP Units by AIMCO-GP or by the Aimco Operating Partnership) may be made to any person if (i) in the opinion of legal counsel for the Aimco Operating Partnership, it would result in the Aimco Operating Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of the Internal Revenue Code Section 7704.
          Substituted Limited Partners. No limited partner will have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with the consent of AIMCO-GP, which consent may be given or withheld by AIMCO-GP in its sole and absolute discretion. If AIMCO-GP, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a substituted limited partner, such transferee will be considered an Assignee for purposes of the partnership agreement. An Assignee will be entitled to all the rights of an assignee of a limited partnership interest under the Delaware LP Act, including the right to receive distributions from the Aimco Operating Partnership and the share of net income, net losses and other items of income, gain, loss, deduction and credit of the Aimco Operating Partnership attributable to the Common OP Units assigned to such transferee and the rights to transfer the Common OP Units provided in the partnership agreement, but will not be deemed to be a holder of Common OP Units for any other purpose under the partnership agreement, and will not be entitled to effect a consent or vote with respect to such Common OP Units on any matter presented to the limited partners for approval (such right to consent or vote, to the extent provided in this partnership agreement or under the Delaware LP Act, fully remaining with the transferor limited partner).
          Withdrawals. No limited partner may withdraw from the Aimco Operating Partnership other than as a result of a permitted transfer of all of such limited partner’s Common OP Units in accordance with the partnership agreement, with respect to which the transferee becomes a substituted limited partner, or under a Redemption (or acquisition by Aimco) of all of such limited partner’s Common OP Units.
          Restrictions on the General Partner. The general partner may not transfer any of its general partner interest or withdraw from the Aimco Operating Partnership unless (i) the limited partners’ consent or (ii) immediately after a merger of AIMCO-GP into another entity, substantially all of the assets of the surviving entity, other than the general partnership interest in the Aimco Operating Partnership held by AIMCO-GP, are contributed to the Aimco Operating Partnership as a capital contribution in exchange for Common OP Units.
Amendment of the Partnership Agreement.
          By the General Partner Without the Consent of the Limited Partners. The general partner has the power, without the consent of the limited partners, to amend the partnership agreement as may be required to facilitate or implement any of the following purposes: (1) to add to the obligations of AIMCO-GP or surrender any right or power granted to AIMCO-GP or any affiliate of AIMCO-GP for the benefit of the limited partners; (2) to reflect the admission, substitution or withdrawal of partners or the termination of the Aimco Operating Partnership in accordance with the partnership agreement; (3) to reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with law or with the provisions of the partnership agreement; (4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a United States federal or state agency or contained in United States federal or state law; (5) to reflect such changes as are reasonably necessary for Aimco to maintain its status as a REIT; and (6) to modify the manner in which capital accounts are computed (but only to the extent set forth in the definition of “Capital Account” in the partnership agreement or contemplated by the Internal Revenue Code or the Treasury Regulations).
          With the Consent of the Limited Partners. Amendments to the partnership agreement may be proposed by AIMCO-GP or by holders of a majority of the outstanding Common OP Units and other classes of units which have the same voting rights as holders of Common OP Units, excluding AIMCO-LP (a “Majority in Interest”). Following such proposal, AIMCO-GP will submit any proposed amendment to the limited partners. The general partner will seek the written consent of a Majority in Interest of the limited partners on the proposed amendment or will call a meeting to vote thereon and to transact any other business that AIMCO-GP may deem appropriate.

Procedures For Actions and Consents of Partners. Meetings of the partners may be called by AIMCO-GP and will be called upon the receipt by AIMCO-GP of a written request by a Majority in Interest of the limited partners. Notice of any such meeting will be given to all partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Each meeting of partners will be conducted by AIMCO-GP or such other person as AIMCO-GP may appoint under such rules for the conduct of the meeting as AIMCO-GP or such other person deems appropriate in its sole and absolute discretion. Whenever the vote or consent of partners is permitted or required under the partnership agreement, such vote or consent may be given at a meeting of partners or may be given by written consent. Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by partners holding a majority of outstanding Common OP Units (or such other percentage as is expressly required by the partnership agreement for the action in question).
Records and Accounting; Fiscal Year. The partnership agreement requires AIMCO-GP to keep or cause to be kept at the principal office of the Aimco Operating Partnership those records and documents required to be maintained by the Delaware LP Act and other books and records deemed by AIMCO-GP to be appropriate with respect to the Aimco Operating Partnership’s business. The books of the Aimco Operating Partnership will be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as AIMCO-GP determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Aimco Operating Partnership, AIMCO-GP and Aimco may operate with integrated or consolidated accounting records, operations and principles. The fiscal year of the Aimco Operating Partnership is the calendar year.
Reports. As soon as practicable, but in no event later than one hundred and five (105) days after the close of each calendar quarter and each fiscal year, AIMCO-GP will cause to be mailed to each limited partner, of record as of the last day of the calendar quarter or as of the close of the fiscal year, as the case may be, a report containing financial statements of the Aimco Operating Partnership, or of Aimco if such statements are prepared solely on a consolidated basis with Aimco, for such calendar quarter or fiscal year, as the case may be, presented in accordance with generally accepted accounting principles, and such other information as may be required by applicable law or regulation or as AIMCO-GP determines to be appropriate. Statements included in quarterly reports are not audited. Statements included in annual reports are audited by a nationally recognized firm of independent public accountants selected by AIMCO-GP.
Tax Matters Partner. The general partner is the “tax matters partner” of the Aimco Operating Partnership for United States Federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of the Aimco Operating Partnership with respect to tax matters. In addition, AIMCO-GP will arrange for the preparation and timely filing of all returns with respect to partnership income, gains, deductions, losses and other items required of the Aimco Operating Partnership for United States federal and state income tax purposes and will use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by limited partners for United States federal and state income tax reporting purposes. The limited partners will promptly provide AIMCO-GP with such information as may be reasonably requested by AIMCO-GP from time to time.
Dissolution and Winding Up.
     Dissolution. The Aimco Operating Partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following (each, a “Liquidating Event”): (i) December 31, 2093; (ii) an event of withdrawal, as defined in the Delaware LP Act (including, without limitation, bankruptcy), of the sole general partner unless, within ninety (90) days after the withdrawal, a “majority in interest” (as such phrase is used in Section 17-801(3) of the Delaware LP Act) of the remaining partners agree in writing, in their sole and absolute discretion, to continue the business of the Aimco Operating Partnership and to the appointment, effective as of the date of withdrawal, of a successor general partner; (iii) an election to dissolve the Aimco Operating Partnership made by AIMCO-GP in its sole and absolute discretion, with or without the consent of the limited partners; (iv) entry of a decree of judicial dissolution of the Aimco

Operating Partnership under the provisions of the Delaware LP Act; (v) the occurrence of a Terminating Capital Transaction (as defined in the Aimco Operating Partnership Agreement; or (vi) the Redemption (or acquisition by Aimco, AIMCO-GP and/or AIMCO-LP) of all Common OP Units other than Common OP Units held by AIMCO-GP or AIMCO-LP.
          Winding Up. Upon the occurrence of a Liquidating Event, the Aimco Operating Partnership will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and partners. The general partner (or, in the event that there is no remaining general partner or AIMCO-GP has dissolved, become bankrupt within the meaning of the Delaware LP Act or ceased to operate, any person elected by a Majority in Interest of the limited partners) will be responsible for overseeing the winding up and dissolution of the Aimco Operating Partnership and will take full account of the Aimco Operating Partnership’s liabilities and property, and the Aimco Operating Partnership property will be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by AIMCO-GP, include Aimco stock) will be applied and distributed in the following order: (i) first, to the satisfaction of all of the Aimco Operating Partnership’s debts and liabilities to creditors other than the partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof); (ii) second, to the satisfaction of all the Aimco Operating Partnership’s debts and liabilities to AIMCO-GP (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under the partnership agreement; (ii) third, to the satisfaction of all of the Aimco Operating Partnership’s debts and liabilities to the other partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof); (iv) fourth, to the satisfaction of all liquidation preferences of outstanding Preferred OP Units, if any; and (v) the balance, if any, to AIMCO-GP, the limited partners and any Assignees in accordance with and in proportion to their positive capital account balances, after giving effect to all contributions, distributions and allocations for all periods.
DESCRIPTION OF CLASS A COMMON STOCK
General. As of June 30, 2006, Aimco’s charter authorizes the issuance of up to 510,587,500 shares of capital stock with a par value of $0.01 per share, of which 426,157,736 shares were classified as Class A Common Stock. As of June 30, 2006, there were 97,171,242 shares of Class A Common Stock issued and outstanding. The Class A Common Stock is traded on the NYSE under the symbol “AIV.” Computershare Trust Company, N.A. serves as transfer agent and registrar of the Class A Common Stock.
          Holders of the Class A Common Stock are entitled to receive dividends, when and as declared by Aimco’s Board of Directors, out of funds legally available therefor. The holders of shares of Class A Common Stock, upon any liquidation, dissolution or winding up of Aimco, are entitled to receive ratably any assets remaining after payment in full of all liabilities of Aimco and any liquidation preferences of preferred stock and equity stock. The shares of Class A Common Stock possess ordinary voting rights for the election of directors of Aimco and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of Class A Common Stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of the shares of Class A Common Stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of shares of Class A Common Stock do not have preemptive rights which means they have no right to acquire any additional shares of Class A Common Stock that may be issued by Aimco at a subsequent date.
Restrictions on Ownership and Transfer. For Aimco to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year, and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because Aimco’s Board of Directors believes that it is essential for Aimco to continue to qualify as a REIT and to provide additional protection for Aimco’s stockholders in the event of certain transactions,

Aimco’s Board of Directors has adopted provisions of the charter restricting the acquisition of shares of Class A Common Stock. Subject to certain exceptions specified in the charter, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Internal Revenue Code and Rule 13d-3 under the Exchange Act, more than 8.7% (or 15% in the case of certain pension trusts described in the Internal Revenue Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the outstanding shares of Class A Common Stock. For purposes of calculating the amount of stock owned by a given individual, the individual’s Class A Common Stock and Common OP Units are aggregated. Under certain conditions, Aimco’s Board of Directors may waive the ownership limit. However, in no event may such holder’s direct or indirect ownership of Class A Common Stock exceed 9.8% of the total outstanding shares of Class A Common Stock. As a condition of such waiver, the Aimco Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of Aimco. If shares of Class A Common Stock in excess of the ownership limit, or shares of Class A Common Stock that would cause the REIT to be beneficially owned by fewer than 100 persons, or that would result in Aimco being “closely held,” within the meaning of Section 856(h) of the Internal Revenue Code, or that would otherwise result in Aimco failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of Class A Common Stock transferred in excess of the ownership limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by Aimco. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the ownership limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (i) such transferee’s original purchase price (or the market value of such shares on the date of the violative transfer if purportedly acquired by gift or devise) and (ii) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by Aimco for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that Aimco determines to purchase the stock. The 90-day period commences on the date of the violative transfer or the date that Aimco’s Board of Directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class A Common Stock bear a legend referring to the restrictions described above.
          All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code and Rule 13d-3 under the Exchange Act, more than a specified percentage of the outstanding shares of Class A Common Stock must file a written statement or an affidavit with Aimco containing the information specified in the Aimco charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to Aimco in writing such information with respect to the direct, indirect and constructive ownership of shares as Aimco’s Board of Directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.
          The ownership limitations may have the effect of precluding acquisition of control of Aimco by a third party unless Aimco’s Board of Directors determines that maintenance of REIT status is no longer in the best interests of Aimco.
Provisions of Maryland Law Applicable to Capital Stock.
          Business Combinations. Under Maryland law, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an “Interested Stockholder”) or an affiliate or associate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation, voting together as a single voting group, and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder or an affiliate or associate of the Interested Stockholder with whom the business combination is to be effected, unless, among other conditions, the corporation’s stockholders receive a specified minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. For purposes of determining whether a person is an Interested Stockholder of Aimco, ownership of Common OP Units will be treated as beneficial ownership of the shares of Class A Common Stock which may be issued in exchange for the Common OP Units when such Common OP Units are tendered for redemption. The business combination statute could have the effect of discouraging offers to acquire Aimco and of increasing the difficulty of consummating any such offer. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the Board of Directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Aimco Board of Directors has not passed such a resolution.
          Control Share Acquisitions. Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. For purposes of determining whether a person or entity is an Interested Stockholder of Aimco, ownership of Common OP Units will be treated as beneficial ownership of the shares of Class A Common Stock which may be issued in exchange for the Common OP Units when such Common OP Units are tendered for redemption. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the corporation’s Board of Directors to call a special meeting of stockholders, to be held within 50 days of demand, to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

          The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the corporation’s articles of incorporation or bylaws prior to the control share acquisition. No such exemption appears in Aimco’s charter or bylaws. The control share acquisition statute could have the effect of discouraging offers to acquire Aimco and of increasing the difficulty of consummating any such offer.
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP
          The information below highlights a number of the significant differences between your partnership and the Aimco Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. These comparisons are intended to assist you in understanding how your investment will change after completion of the Transactions and liquidation and dissolution of your partnership, if you elect to receive Common OP Units in lieu of cash with respect to the Affiliated Contribution.

YOUR PARTNERSHIP	AIMCO OPERATING PARTNERSHIP
Form of Organization and Assets Owned

Your Partnership is a limited partnership organized under Illinois law. VMS is a general partnership organized under Illinois law.	The Aimco Operating Partnership is organized as a Delaware limited partnership. The Aimco Operating Partnership owns interests (either as a Delaware limited partnership directly or through subsidiaries) in numerous multifamily apartment properties. The Aimco Operating Partnership conducts substantially all of the operations of Aimco, a corporation organized under Maryland and as a REIT.
Duration of Existence

Your Partnership was presented to limited partners as a finite life investment, with limited partners to receive regular cash distributions out of your partnership’s profits and losses. The termination date of your partnership is December 31, 2030. The termination date of VMS is September 26, 2044. If VMS cannot refinance or repay its indebtedness at or prior to maturity on January 1, 2008, your partnership and VMS will be required to sell the Properties and liquidate under the VMS plan of reorganization.
The term of the Aimco Operating Partnership continues indefinitely, unless the Aimco Operating Partnership is dissolved sooner pursuant to the terms of the Aimco Operating Partnership Agreement or as provided by law.
Purpose and Permitted Activities

Your Partnership was formed for the purpose of serving as general partner of VMS. VMS was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners.
The purpose of the Aimco Operating Partnership is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware LP Act, provided that such business is to be conducted in a manner that permits Aimco to be qualified as a REIT, unless Aimco ceases to qualify as a REIT. The Aimco Operating Partnership is authorized to perform any and all acts for the furtherance of the purposes and business of the Aimco Operating Partnership, provided that the Aimco Operating Partnership may not take, or refrain from taking, any action which, in the judgment of its general partner could (i) adversely affect the ability of Aimco to continue to qualify as a REIT, (ii) subject Aimco to certain income and excise taxes, or (iii) violate any law or regulation of any governmental body or agency (unless such action, or inaction, is specifically consented to by Aimco). Subject to the foregoing, the Aimco Operating Partnership may invest in or enter into partnerships, joint ventures, or similar arrangements. The Aimco Operating Partnership currently invests, and intends to continue to invest, in a real estate portfolio primarily consisting of multifamily rental apartment properties.
Additional Equity

The Managing General Partner of your Partnership is authorized to issue additional limited partnership interests in your Partnership and may admit additional limited partners up to an aggregate capital contribution of $136,800,000 by all limited partners of the Partnerships. The capital contribution need not be equal for all limited partners.
The general partner is authorized to issue additional partnership interests in the Aimco Operating Partnership for any partnership purpose from time to time to the limited partners and to other persons, and to admit such other persons as additional limited partners, on terms and conditions and for such capital contributions as may be established by the general partner in its sole discretion. The net capital contribution need not be equal for all OP Unitholders. No action or consent by the Common OP Unitholders is required in connection with the admission of any additional OP Unitholder. Subject to Delaware law, any additional partnership interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the general partner, in its sole and absolute discretion without the approval of any OP Unitholder, and set forth in a written document thereafter attached to and made an exhibit to the Aimco Operating Partnership Agreement.
Restrictions Upon Related Party Transactions

Except for loans made by your Managing General Partner or its affiliates to your Partnership, your agreement of limited partnership does not restrict related party transactions.	The Aimco Operating Partnership may lend or contribute funds or other assets to its subsidiaries or other persons in which it has an equity investment, and such persons may borrow funds from the Aimco Operating Partnership, on terms and conditions established in the sole and absolute discretion of the general partner. To the extent consistent with the business purpose of the Aimco Operating Partnership and the permitted activities of the general partner, the Aimco Operating Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with the Aimco Operating Partnership Agreement and applicable law as the general partner, in its sole and absolute discretion, believes to be advisable. Except as expressly permitted by the Aimco Operating Partnership Agreement, neither the general partner nor any of its affiliates may sell, transfer or convey any property to the Aimco Operating Partnership, directly or indirectly, except pursuant to transactions that are determined by the general partner in good faith to be fair and reasonable.
Borrowing Policies

The Managing General Partner of your Partnership is authorized to borrow money in the ordinary course of business and as security therefor to mortgage all or any part of the Properties in addition to obtaining loans specifically provided for in your Partnership’s agreement of limited partnership.
The Aimco Operating Partnership Agreement contains no restrictions on borrowings, and the general partner has full power and authority to borrow money on behalf of the Aimco Operating Partnership. The Aimco Operating Partnership has credit agreements that restrict, among other things, its ability to incur indebtedness.
Review of Investor Lists

Your Partnership’s agreement of limited partnership entitles the limited partners to have access to the current list of the names and addresses of all limited partners at all reasonable times at the principal office of your Partnership.
Each Common OP Unitholder has the right, upon written demand with a statement of the purpose of such demand and at such Common OP Unitholder’s own expense, to obtain a current list of the name and last known business, residence or mailing address of the general partner and each other Common OP Unitholder.
Management Control

Subject to the limitations set forth under applicable law and the terms of your Partnership’s agreement of limited partnership, the Managing General Partner of your Partnership has the power to do all things set forth in your Partnership’s agreement of limited partnership. The Managing General Partner represents your Partnership in all transactions with third parties. No limited partner has any right or power to take part in any way in the management of your Partnership business except as may be expressly provided in your Partnership’s agreement of limited partnership or by applicable statutes.
All management powers over the business and affairs of the Aimco Operating Partnership are vested in AIMCO-GP, Inc., which is the general partner. No Common OP Unitholder has any right to participate in or exercise control or management power over the business and affairs of the Aimco Operating Partnership. The Common OP Unitholders have the right to vote on certain matters described below. The general partner may not be removed by the OP Unitholders with or without cause. In addition to the powers granted a general partner of a limited partnership under applicable law or that are granted to the general partner under any other provision of the Aimco Operating Partnership Agreement, the general partner, subject to the other provisions of the Aimco Operating Partnership

Agreement, has full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Aimco Operating Partnership, to exercise all powers of the Aimco Operating Partnership and to effectuate the purposes of the Aimco Operating Partnership. The Aimco Operating Partnership may incur debt or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose upon such terms as the general partner determines to be appropriate, and may perform such other acts and duties for and on behalf of the Aimco Operating Partnership as are provided in the Aimco Operating Partnership Agreement. The general partner is authorized to execute, deliver and perform certain agreements and transactions on behalf of the Aimco Operating Partnership without any further act, approval or vote of the OP Unitholders.
Management Liability and Indemnification

Under your Partnership’s agreement of limited partnership, the Managing General Partner will not incur any liability to your Partnership or any other partner for any mistakes or errors in judgment or for any act or omission believed by it in good faith to be within the scope of authority conferred upon it by your Partnership’s agreement of limited partnership. In addition, your Partnership will, to the extent permitted by law, indemnify the Managing General Partner against and from any personal loss, liability (including attorneys’ fees) or damage incurred by it as the result of any act or omission in its capacity as managing general partner unless such loss, liability or damage results from fraud, malfeasance, bad faith, breach of fiduciary duty, gross negligence or intentional misconduct of the Managing General Partner.
Notwithstanding anything to the contrary set forth in the Aimco Operating Partnership Agreement, the general partner is not liable to the Aimco Operating Partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law of any act or omission if the general partner acted in good faith. The Aimco Operating Partnership Agreement provides for indemnification of Aimco, or any director or officer of Aimco (in its capacity as the previous general partner of the Aimco Operating Partnership), the general partner, any officer or director of the general partner or the Aimco Operating Partnership and such other persons as the general partner may designate from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees), fines, settlements and other amounts incurred in connection with any actions relating to the operations of the Aimco Operating Partnership, as set forth in the Aimco Operating Partnership Agreement. The Delaware LP Act provides that subject to the standards and restrictions, if any, set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. It is the position of the SEC and certain state securities administrations that indemnification of directors and officers for liabilities arising under the Securities Act of 1933 is against public policy and is unenforceable pursuant to Section 14 of the Securities Act of 1933 and their respective state securities laws.

Anti-Takeover Provisions

Under your Partnership’s agreement of limited partnership, the limited partners may remove a general partner for cause following written notice to the general partner and upon a vote of the limited partners owning 50% or more of the outstanding units. A limited partner may not transfer his interests without the written consent of the general partner which may be withheld at the sole discretion of the general partner.
Except in limited circumstances, the general partner has exclusive management power over the business and affairs of the Aimco Operating Partnership. The general partner may not be removed as general partner of the Aimco Operating Partnership by the OP Unitholders with or without cause. Under the Aimco Operating Partnership Agreement, the general partner may, in its sole discretion, prevent a transferee of a Common OP Unit from becoming a substituted limited partner pursuant to the Aimco Operating Partnership Agreement. The general partner may exercise this right of approval to deter, delay or hamper attempts by persons to acquire a controlling interest in the Aimco Operating Partnership. Additionally, the Aimco Operating Partnership Agreement contains restrictions on the ability of Common OP Unitholders to transfer their Common OP Units.
Amendment of Your Partnership Agreement

The Managing General Partner may, and, at the request of a limited partner owning at least 10% of the units, shall, submit any proposed amendment to your partnership agreement. The Managing General Partner may include its recommendation as to such proposal. Limited partners owning 51% or more of the units must approve any proposed amendment, except that any amendment that causes a reduction in the limited partners’ rights and interests requires the consent of limited partners owning 100% of the units.
With the exception of certain circumstances set forth in the Aimco Operating Partnership Agreement, whereby the general partner may, without the consent of the Common OP Unitholders, amend the Aimco Operating Partnership Agreement, amendments to the Aimco Operating Partnership Agreement require the consent of the holders of a majority of the outstanding Common OP Units, excluding Aimco and certain other limited exclusions (a “Majority in Interest”). Amendments to the Aimco Operating Partnership Agreement may be proposed by the general partner or by holders of a Majority in Interest. Following such proposal, the general partner will submit any proposed amendment to the OP Unitholders. The general partner will seek the written consent of the OP Unitholders on the proposed amendment or will call a meeting to vote thereon.
Compensation and Fees

In addition to the right to distributions in respect of its partnership interest and reimbursement for out-of-pocket expenses as set forth in your Partnership’s agreement of limited partnership, the Managing General Partner and its affiliates may receive fees for services rendered to your Partnership or VMS.
The general partner does not receive compensation for its services as general partner of the Aimco Operating Partnership. However, the general partner is entitled to payments, allocations and distributions in its capacity as general partner of the Aimco Operating Partnership. In addition, the Aimco Operating Partnership is responsible for all expenses incurred relating to the Aimco Operating Partnership’s ownership of its assets and the operation of the Aimco Operating Partnership and reimburses the general partner for such expenses paid by the general partner. The employees of the Aimco Operating Partnership receive compensation for their services.
Liability of Investors

Under your Partnership’s agreement of limited partnership, the liability of each of the limited partners for its share of the losses or debts of your Partnership is limited to the total capital contribution of such limited partner.
Except for fraud, willful misconduct or gross negligence, no OP Unitholder has personal liability for the Aimco Operating Partnership’s debts and obligations, and liability of the OP Unitholders for the Aimco Operating Partnership’s debts and obligations is generally limited to the amount of their investment in the Aimco Operating Partnership. However, the limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in some states. If it were determined that the Aimco Operating Partnership had been conducting business in any state without compliance with the applicable limited partnership statute, or that the right or the exercise of the right by the holders of Common OP Units as a group to make certain amendments to the Aimco Operating Partnership Agreement or to take other action pursuant to the Aimco Operating Partnership Agreement constituted participation in the “control” of the Aimco Operating Partnership’s business, then a holder of Common OP Units could be held liable under certain circumstances for the Aimco Operating Partnership’s obligations to the same extent as the general partner.
Fiduciary Duties

Under your Partnership’s agreement of limited partnership, the Managing General Partner must act as a fiduciary with respect of the assets and business of the Partnership. The Managing General Partner must use its best efforts to do all things and perform such duties as may be reasonably necessary to the successful operation of your Partnership. The Managing General Partner must devote such of its time to your Partnership business as may be reasonably necessary to carry on and conduct your Partnership’s business. However, except as specifically provided in your Partnership’s agreement of limited partnership, the partners may engage in whatever activities they choose, whether the same be competitive with your Partnership or otherwise, including without limitation, the acquisition, ownership, financing,
Unless otherwise provided for in the relevant partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of good faith, fairness and loyalty and which generally prohibit such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. The Aimco Operating Partnership Agreement expressly authorizes the general partner to enter into, on behalf of the Aimco Operating Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of the Aimco Operating Partnership and the general partner, on such terms as the general partner, in its sole and absolute discretion, believes are advisable. The Aimco Operating Partnership Agreement syndication, development, improvement, leasing, operation, management and brokerage of real property.

In general, your partnership’s agreement of limited partnership and the Aimco Operating Partnership Agreement have limitations on general partners but such limitations differ and provide more protection for the general partner of the Aimco Operating Partnership.
expressly limits the liability of the general partner by providing that the general partner, and its officers and directors will not be liable or accountable in damages to the Aimco Operating Partnership, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the general partner or such director or officer acted in good faith.
United States Federal Income Taxation

In general, there are no material differences between the taxation of your Partnership and the Aimco Operating Partnership.	The Aimco Operating Partnership is not subject to federal income taxes. Instead, each holder of Common OP Units includes in income its allocable share of the Aimco Operating Partnership’s taxable income or loss when it determines its individual Federal income tax liability. Income and loss from the Aimco Operating Partnership may be subject to the passive activity limitations. If an investment in a Common OP Unit is treated as a passive activity, income and loss from the Aimco Operating Partnership generally can be offset against income and loss from other investments that constitute “passive activities” (unless the Aimco Operating Partnership is considered a “publicly traded partnership”, in which case income and loss from the Aimco Operating Partnership can only be offset against other income and loss from the Aimco Operating Partnership). Income of the Aimco Operating Partnership, however, attributable to dividends from the management subsidiaries or interest paid by the management subsidiaries does not qualify as passive activity income and cannot be offset against losses from “passive activities.” Cash distributions by the Aimco Operating Partnership are not taxable to a holder of Common OP Units except to the extent they exceed such Partner’s basis in its interest in the Aimco Operating Partnership (which will include such Common OP Unitholder’s allocable share of the Aimco Operating Partnership’s nonrecourse debt). Each year, OP Unitholders receive a Schedule K-1 tax form containing tax information for inclusion in preparing their federal income tax returns. OP Unitholders are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which the Aimco Operating Partnership owns property or transacts business, even if they are not residents of those states. The Aimco Operating Partnership may be required to pay state income taxes in certain states.

COMPARISON OF YOUR PARTNERSHIP UNITS AND COMMON OP UNITS
          The information below highlights a number of the significant differences between units of your Partnership and Common OP Units of the Aimco Operating Partnership. These comparisons are intended to assist you in understanding how your investment will be changed after completion of the Transactions and liquidation and dissolution of your Partnership, if you elect to receive Common OP Units in lieu of cash with respect to the Affiliated Contribution.

YOUR UNITS	COMMON OP UNITS
Nature of Investment

The partnership interests in your Partnership constitute equity interests entitling each partner to its pro rata share of distributions to be made to the partners of your Partnership.	The Common OP Units constitute equity interests entitling each Common OP Unitholder to such partner’s pro rata share of cash distributions made from Available Cash (as such term is defined in the Aimco Operating Partnership Agreement) to the partners of the Aimco Operating Partnership. To the extent the Aimco Operating Partnership sells or refinances its assets, the net proceeds therefrom generally will be retained by the Aimco Operating Partnership for working capital and new investments rather than being distributed to the Common OP Unitholders (including Aimco).
Voting Rights

Under your Partnership’s agreement of limited partnership, upon the vote of the limited partners owning 51% or more of the outstanding units, the limited partners may approve most amendments of your Partnership’s agreement of limited partnership. A general partner may cause the dissolution of your Partnership by retiring. In such event, the limited partners holding more than 50% of the outstanding units may, within sixty days of such occurrence, vote to continue the business of your Partnership. If no general partner remains in office, all of the limited partners may elect to reform your Partnership and elect a successor general partner whereupon your Partnership will be dissolved and all of the assets and liabilities of your Partnership will be contributed to a new partnership and all parties to your Partnership’s agreement of limited partnership will become parties to such new partnership.

In general, you have greater voting rights in your Partnership than you will have as a Common OP Unitholder. OP Unitholders cannot remove the general partner of the Aimco Operating
Under the Aimco Operating Partnership Agreement, the Common OP Unitholders have voting rights only with respect to certain limited matters such as certain amendments and termination of the Aimco Operating Partnership Agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in the Aimco Operating Partnership or the admission of a successor general partner. Under the Aimco Operating Partnership Agreement, the general partner has the power to effect the acquisition, sale, transfer, exchange or other disposition of any assets of the Aimco Operating Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Aimco Operating Partnership) or the merger, consolidation, reorganization or other combination of the Aimco Operating Partnership with or into another entity, all without the consent of the OP Unitholders. The general partner may cause the dissolution of the Aimco Operating Partnership by an “event of withdrawal, “as defined

Partnership.	in the Delaware LP Act (including, without limitation, bankruptcy), unless, within 90 days after the withdrawal, holders of a “majority in interest,” as defined in the Delaware LP Act, agree in writing, in their sole and absolute discretion, to continue the business of the Aimco Operating Partnership and to the appointment of a successor general partner. The general partner may elect to dissolve the Aimco Operating Partnership in its sole and absolute discretion, with or without the consent of the OP Unitholders. OP Unitholders cannot remove the general partner of the Aimco Operating Partnership with or without cause.
Distributions

Your Partnership’s agreement of limited partnership specifies how the cash available for distribution, whether arising from operations or sales or refinancing, is to be shared among the partners. Distributions will be made at least quarterly. The distributions payable to the partners are not fixed in amount and depend upon the operating results and net sales or refinancing proceeds available from the disposition of your Partnership’s assets. Your Partnership has made no distributions in the past and is not projected to make distributions in 2006. All of the cash flow from your Partnership is currently dedicated to the payment of operating expenses, capital expenditures and debt service.
Subject to the rights of holders of any outstanding Preferred OP Units, the Aimco Operating Partnership Agreement requires the general partner to cause the Aimco Operating Partnership to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as defined in the Aimco Operating Partnership Agreement) generated by the Aimco Operating Partnership during such quarter to the general partner, AIMCO-LP and the holders of Common OP Units on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in the Aimco Operating Partnership on such record date. Holders of any other Preferred OP Units issued in the future may have priority over the general partner, AIMCO-LP and holders of Common OP Units with respect to distributions of Available Cash, distributions upon liquidation or other distributions. The general partner in its sole and absolute discretion may distribute to the OP Unitholders Available Cash on a more frequent basis and provide for an appropriate record date. The Aimco Operating Partnership Agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with Aimco’s qualification as a REIT, to cause the Aimco Operating Partnership to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Internal Revenue Code and the Treasury Regulations and (ii) avoid any United States federal income or excise tax liability of Aimco.
Liquidity and Transferability/Redemption Rights

A limited partner may transfer his units to any person and such person will become a substitute limited partner if: (1) a written assignment has been duly executed and acknowledged by the assignor and assignee and delivered to the Managing General Partner, (2) the approval of the Managing General Partner, which may be withheld in its sole discretion and which will be withheld if the transfer would result in the termination of your Partnership for tax purposes, (3) the assignee has agreed to be bound by all of the terms of your Partnership’s agreement of limited partnership and absolute discretion of the Managing General Partner has been granted, (4) the assignee represents he is a citizen and resident of the U.S. and that he is not acquiring the interest with a view to resell the interest, and (5) the assignor and assignee have complied with such other conditions as set forth in your Partnership’s agreement of limited partnership. There are no redemption rights associated with your units.
There is no public market for the Common OP Units. The Aimco Operating Partnership Agreement restricts the transferability of the Common OP Units. Until the expiration of one year from the date on which a Common OP Unitholder acquired Common OP Units, subject to certain exceptions, such Common OP Unitholder may not transfer all or any portion of its Common OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year, such OP Unitholder has the right to transfer all or any portion of its Common OP Units to any person, subject to the satisfaction of certain conditions specified in the Aimco Operating Partnership Agreement, including the general partner’s right of first refusal. Generally, after a holding period of twelve months, holders of Common OP Units may redeem such units for Class A Common stock or cash, at the option of the Aimco Operating Partnership.
SOURCE AND AMOUNT OF FUNDS
          The Managing General Partner estimates that the total amount of funds required to pay fees and expenses related to the Transactions is approximately $5,500,000, as well as up to $224,228,260 necessary to fund the Affiliated Contribution. The funds required to consummate the Transactions have been or will be obtained from cash on hand or borrowings under existing sources of credit.
          The Aimco Operating Partnership has a $450 million revolving credit facility with a syndicate of financial institutions. The Aimco Operating Partnership, Aimco and AIMCO/Bethesda Holdings, Inc., an Aimco subsidiary, are the borrowers. The annual interest rate under the credit facility is based on either LIBOR or a base rate, plus, in either case, an applicable margin. The margin ranges between 1.50% and 2.00% in the case of LIBOR-based loans and between 0% and 0.25% in the case of base rate loans, based upon Aimco’s leverage ratio. The default rate of interest for the loan is equal to the rate described above plus 3%. The credit facility matures on May 1, 2009.
          As of June 30, 2006, the Aimco Operating Partnership had approximately $323.5 million in cash and cash equivalents and approximately $422.5 million available for borrowing under its revolving credit facility. If any funds are borrowed under its lines of credit to finance the Affiliated Contribution, the Aimco Operating Partnership, on behalf of Aimco Properties, LLC, intends to repay those amounts out of future working capital.
FEES AND EXPENSES
          Except as set forth in this proxy statement-prospectus, the Managing General Partner, the Partnerships, VMS, Aimco Properties, LLC, the Aimco Operating Partnership and Aimco will not pay any fees or commissions to any broker, dealer or other person in connection with the Transactions. The Managing General Partner has retained The Altman Group, Inc. to act as the information agent (the “Information Agent”) in connection with the Transactions. The Information Agent may contact holders of limited partner interests by mail, e-mail, telephone, telex, telegraph and in person and may request brokers, dealers and other nominee limited partners to forward materials relating to the Transactions to beneficial owners of the limited partnership interests. VMS will pay the Information Agent reasonable and customary compensation for its services in connection with the Transactions, plus reimbursement for out-of-pocket expenses, and will indemnify it against certain liabilities and expenses in connection therewith, including liabilities under the United States federal securities laws. VMS will also pay all costs and expenses of filing, printing and mailing the proxy statement-prospectus and any related legal fees and expenses.
          Below is an itemized list of the estimated expenses incurred and to be incurred in connection with preparing and delivering this proxy statement-prospectus:

Information Agent Fees	$1,000
Printing Fees	4,200
Postage Fees	5,300
Tax and Accounting Fees	37,500
Legal Fees	200,000

Total	$248,000
          Aimco Properties, LLC will pay closing costs associated with the Affiliated Contribution as provided in the Contribution Agreement. Closing costs associated with Unaffiliated Sales will be allocated between VMS and potential purchasers in accordance with the Contribution Agreements ultimately executed in connection with such Unaffiliated Sales.
APPRAISAL RIGHTS
          Limited partners are not entitled to dissenters’ appraisal rights under Illinois law or the Partnerships’ partnership agreements in connection with the contribution to the Aimco Operating Partnership or sales to third party purchasers. However, pursuant to the terms of the Contribution Agreement, VMS, the Partnerships and Aimco Properties, LLC will provide each limited partner with contractual dissenters’ appraisal rights with respect to the Affiliated Contribution that are generally based upon the dissenters’ appraisal rights that a limited partner would have were the limited partner a shareholder in a corporate merger under the corporation laws of the state of Illinois. This appraisal proceeding will be decided by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a sole arbitrator who will follow the statutory provisions otherwise governing such dissenters’ appraisal rights and who will conduct the proceedings in Denver, Colorado. By electing to seek such rights, the parties will have agreed that any arbitration award can be appealed in the Federal District Court located in Denver, Colorado. These appraisal rights enable a limited partner to obtain an arbitrated appraisal of the value of the limited partner’s interest in the respective Partnership, and entitle a limited partner to receive the arbitrated appraised value of the limited partner’s interest in such Partnership in lieu of accepting the distribution resulting from the Affiliated Contribution. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this proxy statement-prospectus as Annex C. Prosecution of these contractual appraisal rights will involve an arbitration proceeding, and consideration paid to a limited partner after the prosecution of such contractual appraisal rights, which will take a period of time that cannot be predicted with accuracy, will be a cash payment, resulting in a taxable event to such limited partner, unless Aimco Properties, LLC has or obtains a reasonable belief that the Limited Partner is an accredited investor.
GENERAL LEGAL MATTERS
          The Managing General Partner is not aware of any licenses or regulatory permits that would be material to the business of VMS and the Partnerships, taken as a whole, and that might be adversely affected by the Transactions as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the completion of the Transactions. While there is no present intent to delay the Affiliated Contribution or Unaffiliated Sales pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to VMS or the Partnerships or their respective businesses, or that certain parts of their business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action.
          No provision has been made by the Managing General Partner, VMS, the Partnerships, Aimco, the Aimco Operating Partnership, Aimco Properties, LLC, or any of its affiliates at such party’s expense for the provision of counsel or appraisal services, other than the appraisal of the market value of the Properties as described in this proxy statement-prospectus.

LEGAL MATTERS
     Alston & Bird LLP will deliver an opinion to the effect that the Common OP Units offered by this proxy statement-prospectus will be validly issued. Alston & Bird LLP will deliver an opinion with regard to the material United States federal income tax consequences of the Transactions. Alston & Bird LLP has previously performed certain legal services on behalf of Aimco and the Aimco Operating Partnership and their affiliates.
     The validity of the Class A Common Stock issuable upon redemption of the Common OP Units will be passed upon by DLA Piper Rudnick Gray Cary LLP, Baltimore, Maryland.
     Aimco expects to receive an opinion from the law firm of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, beginning with Aimco’s initial taxable year ended December 31, 1994, Aimco was organized in conformity with the requirements for qualification as a REIT under the Code and that its actual method of operation has enabled, and its proposed method of operation will enable, Aimco to meet the requirements for qualification and taxation as a REIT. This opinion will be based upon certain representations and covenants made by Aimco, including representations regarding its income, properties and the past, present and future conduct of its business operations. Furthermore, this opinion will be conditioned on, and Aimco’s qualification and taxation as a REIT depend on, Aimco’s ability to meet, through actual annual operating results, the various REIT qualification tests, the results of which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Accordingly, no assurance can be given that the actual results of Aimco’s operations for any taxable year satisfy such requirements for qualification and taxation as a REIT. Such requirements are discussed in more detail under the heading “UNITED STATES FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS.”
     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be expressed as of its date, and Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise Aimco of any change in applicable law or any change in matters stated, represented or assumed after the date of such opinion. You should be aware that opinions of counsel are not binding on the IRS or any court.
EXPERTS
     The consolidated financial statements and schedules of Apartment Investment and Management Company and Aimco Properties, L.P. appearing in their Current Reports on Form 8-K filed on August 18, 2006 with the Securities and Exchange Commission and their managements’ assessments of the effectiveness of internal control over financial reporting as of December 31, 2005 included in their Annual Reports on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports incorporated herein by reference. Such consolidated financial statements and managements’ assessments have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
     The combined financial statements and schedule of VMS National Properties Joint Venture appearing in its Annual Report (Form 10-K) for the year ended December 31, 2005 and included and incorporated by reference in the Proxy Statement-Prospectus of Apartment Investment and Management Company, Aimco Properties, L.P. and VMS National Properties Joint Venture, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere and incorporated by reference herein, and are included and incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
     The Commission allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus or a prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:
VMS:
•	annual report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 31, 2006.

•	quarterly report on Form 10-Q for the quarterly period ended March 31, 2006, filed on May 12, 2006.

•	quarterly report on Form 10-Q for the quarterly period ended June 30, 2006, filed on August 14, 2006.

•	our current reports on Form 8-K filed on August 25, 2006 and September 27, 2006.
Aimco Properties, L.P.:
•	annual report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 9, 2006.

•	quarterly report on Form 10-Q for the quarterly period ended March 31, 2006, filed on May 5, 2006.

•	quarterly report on Form 10-Q for the quarterly period ended June 30, 2006, filed on August 4, 2006.

•	our current reports on Form 8-K filed on February 17, 2006, March 27, 2006, June 2, 2006, July 5, 2006, August 22, 2006 and September 22, 2006.
Apartment Investment and Management Company:
•	annual report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 8, 2006.

•	quarterly report on Form 10-Q for the quarterly period ended March 31, 2006, filed on May 5, 2006.

•	quarterly report on Form 10-Q for the quarterly period ended June 30, 2006, filed on August 4, 2006.

•	proxy statement relating to the annual meeting of stockholders held on May 10, 2006 filed on March 27, 2006.

•	our current reports on Form 8-K filed on February 15, 2006, February 17, 2006, February 21, 2006, March 27, 2006, April 3, 2006, June 2, 2006, June 20, 2006, July 5, 2006, August 22, 2006 and September 22, 2006.
     This proxy statement-prospectus is part of a registration statement on Form S-4 that has been filed by

Aimco and the Aimco Operating Partnership with the Commission under the Securities Act. This proxy statement-prospectus does not contain all of the information in the registration statement. Certain parts of the registration statement or the exhibits and schedules thereto have been omitted, as permitted by the rules and regulations of the Commission. You may inspect and copy the registration statement, including exhibits, at the Commission’s public reference room or website. Statements in this proxy statement-prospectus about the contents of any contract or other document are summaries of the terms of such contracts or documents and are not necessarily complete. You should refer to the copy of each contract or other document that has been filed as an exhibit to the registration statement for complete information.
     The Managing General Partner of the Partnerships will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including the exhibits or schedules to these documents. You should direct any such requests to The Altman Group, Inc., by mail at 1200 Wall Street, 3rd Floor, Lyndhurst, New Jersey 07071 or fax at (201) 460-0050 or by telephone at (800) 217-9608 (toll-free).

ANNEX A
OFFICERS AND DIRECTORS
VMS, the Partnerships, Aimco Properties, LLC and the Aimco Operating Partnership do not have directors, officers or significant employees of their own. The names and positions of the executive officers and directors of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL, Inc., the managing general partner of the Partnerships (“MAERIL”), are set forth below. The business address of each executive officer and director is 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237. Each executive officer and director is a citizen of the United States of America.

Name (age)	Position
Terry Considine (59)	Chairman of the Board of Directors, Chief Executive Officer and President of Aimco; Director, Chief Executive Officer and President of AIMCO-GP and AIMCO/IPT

Jeffrey Adler (43)	Executive Vice President – Conventional Property Operations of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL

Harry G. Alcock (43)	Executive Vice President and Chief Investment Officer of Aimco and AIMCO-GP; Director, Executive Vice President and Chief Investment Officer of AIMCO/IPT and MAERIL

Timothy Beaudin (47)	Executive Vice President and Chief Development Officer of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL

Miles Cortez (62)	Executive Vice President, General Counsel and Secretary of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL

Patti K. Fielding (42)	Executive Vice President – Securities and Debt of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL

Lance J. Graber (44)	Executive Vice President of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL

Thomas M. Herzog (44)	Executive Vice President and Chief Financial Officer of Aimco, AIMCO/IPT and MAERIL; Director, Executive Vice President and Chief Financial Officer of AIMCO-GP; Executive Vice President and Chief Financial Officer of MAERIL

Martha L. Long (47)	Senior Vice President of Aimco, AIMCO-GP and AIMCO/IPT; Director and Senior Vice President of MAERIL

James G. Purvis (53)	Executive Vice President – Human Resources of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL

David Robertson (40)	Executive Vice President of Aimco, AIMCO-GP and AIMCO/IPT; President of the MAERIL

Name (age)	Position
Robert Y. Walker, IV (40)	Executive Vice President and Chief Accounting Officer of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL

Stephen B. Waters (44)	Vice President of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL

James N. Bailey (59)	Director of Aimco

Richard S. Ellwood (74)	Director of Aimco

J. Landis Martin (60)	Director of Aimco

Thomas L. Rhodes (66)	Director of Aimco

Michael A. Stein (56)	Director of Aimco

Name	Principal Occupations for the Last Five Years
Terry Considine	Mr. Considine has been Chairman and Chief Executive Officer of Aimco and AIMCO-GP since July 1994 and has been a director, Chief Executive Officer and President of AIMCO/IPT since February 1999. Mr. Considine serves as Chairman of the Board of Directors of American Land Lease, Inc., another public real estate investment trust. Mr. Considine devotes substantially all of his time to his responsibilities at Aimco.

Jeffrey Adler	Mr. Adler has been an Executive Vice President of Aimco, AIMCO/IPT and MAERIL since February 2004. Previously he served as Senior Vice President Risk Management of Aimco, AIMCO-GP, AIMCO/APT and MAERIL from January 2002 until November 2002, when he added the responsibility of Senior Vice President, Marketing. From 2000 to 2002, Mr. Adler was Vice President, Property/Casualty for Channelpoint, a software company.

Harry G. Alcock	Mr. Alcock was appointed Executive Vice President and Chief Investment Officer of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL in October 1999. Mr. Alcock has been a Director of MAERIL since October 2004. Mr. Alcock has had responsibility for acquisition and financing activities of Aimco since 1994, serving as a Vice President from July 1996 to October 1997 and as a Senior Vice President from October 1997 to October 1999.

Timothy Beaudin	Mr. Beaudin was appointed Executive Vice President and Chief Development Officer of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL in October 2005. Prior to this time, beginning in 1995, Mr. Beaudin was with Catellus Development Corporation, a San Francisco, California-based real estate investment trust. During his last five years at Catellus, Mr. Beaudin served as executive vice president, with management responsibility for development, construction and asset management.

Miles Cortez	Mr. Cortez was appointed Executive Vice President, General Counsel and Secretary of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL in August 2001. Prior to this time, Mr. Cortez was the senior partner of Cortez Macaulay Bernhardt & Schuetze LLC, a Denver law firm, from December 1997 through September 2001. He served as president of the Colorado Bar Association from 1996 to 1997 and the Denver Bar Association from 1982 to 1983.

Patti K. Fielding	Ms. Fielding was appointed Executive Vice President — Securities and Debt of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL in February 2003 and Treasurer in January 2005. From January 2000 to February 2003, Ms. Fielding served as Senior Vice President — Securities and Debt. Ms. Fielding joined Aimco as a Vice President in February 1997.

Lance J. Graber	Mr. Graber was appointed Executive Vice President of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL in October 1999. Prior to this time, Mr. Graber was a Director at Credit Suisse First Boston from 1994 to May 1999.

Name	Principal Occupations for the Last Five Years
Thomas M. Herzog	Mr. Herzog was appointed Executive Vice President of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL in July 2005 and Chief Financial Officer in November 2005. Mr. Herzog was appointed a Director of AIMCO-GP in July 2005. In January 2004, Mr. Herzog joined Aimco as Senior Vice President and Chief Accounting Officer. Prior to this time, Mr. Herzog was at GE Real Estate, serving as Chief Accounting Officer & Global Controller from April 2002 to January 2004 and as Chief Technical Advisor from March 2000 to April 2002. Prior to joining GE Real Estate, Mr. Herzog was at Deloitte & Touche LLP from 1990 until 2000.

Martha L. Long	Ms. Long has been with Aimco since October 1998 and served in various capacities. From 1998 to 2001, she served as Senior Vice President and Controller. During 2002 and 2003, she served as Senior Vice president of Continuous Improvement. Ms. Long has been a Director and Senior Vice President of MAERIL since May 2004.

James G. Purvis	Mr. Purvis was appointed Executive Vice President — Human Resources of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL in February 2003. From October 2000 to February 2003, Mr. Purvis served as the Vice President of Human Resources at SomaLogic, Inc. a privately held biotechnology company in Boulder, Colorado. From July 1997 to October 2000, Mr. Purvis was the principal consultant for O(3)C Global Organization Solutions, a global human resources strategy and technology consulting company based in Colorado and London.

David Robertson	Mr. Robertson has been Executive Vice President of Aimco, AIMCO-GP and AIMCO/IPT since February 2002, President and Chief Executive Officer of AIMCO Capital since October 2002 and President of MAERIL since May 2004. From 1991 to 1996, Mr. Robertson was a member of the investment-banking group at Smith Barney. Since February 1996, Mr. Robertson has been Chairman of Robeks Corporation, a privately held chain of specialty food stores.

Robert Y. Walker, IV	Mr. Walker was appointed Executive Vice President of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL in July 2006. Prior to such appointment, he served as Senior Vice President of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL since August 2005 and as the Chief Accounting Officer of Aimco, AIMCO-GP, AIMCO/IPT and MAERIL since November 2005. From June 2002 until he joined Aimco, Mr. Walker served as senior vice president and chief financial officer at Miller Global Properties, LLC, a Denver-based private equity, real estate fund manager. From May 1997 to June 2002, Mr. Walker was employed by GE Capital Real Estate, serving as Global Controller from May 2000 to June 2002.

Stephen B. Waters	Mr. Waters was appointed Vice President of Aimco, AIMCO-GP, AIMCO-IPT and MAERIL in April 2004. Mr. Waters serves as principal financial officer of MAERIL. Mr. Waters previously served as a Director of Real Estate Accounting since joining Aimco in September 1999.

Name	Principal Occupations for the Last Five Years
James N. Bailey	Mr. Bailey was first elected as a Director of Aimco in June 2000 and is currently Chairman of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation and Human Resources Committees. Mr. Bailey co-founded Cambridge Associates, LLC, an investment consulting firm, in 1973 and currently serves as its Senior Managing Director and Treasurer. He is also a director of The Plymouth Rock Company, SRB Corporation, Inc., Direct Response Corporation and Homeowners Direct Company, all four of which are insurance companies. In addition, he is a director of Getty Images, Inc., a publicly held company. He has also been a member of a number of Harvard University alumni affairs committees, including, the Overseers Nominating Committee and The Harvard Endowment Committee. Mr. Bailey is a member of the Massachusetts Bar and the American Bar Associations

Richard S. Ellwood	Mr. Ellwood was first elected as a Director of Aimco in July 1994. Mr. Ellwood is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Ellwood was the founder and President of R.S. Ellwood & Co., Incorporated, which he operated as a real estate investment banking firm until December 31, 2004. Prior to forming his firm, Mr. Ellwood had 31 years experience on Wall Street as an investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987; Managing Director at Warburg Paribas Becker from 1978 to 1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in various capacities at J.P. Morgan & Co. from 1955 to 1968. Mr. Ellwood currently serves as a director of Felcor Lodging Trust, Incorporated, a publicly held company. He also serves as a trustee of the Diocesan Investment Trust of the Episcopal Diocese of New Jersey and as a member of the diocesan audit committee.

J. Landis Martin	Mr. Martin was first elected as a Director of Aimco in July 1994 and is currently Chairman of the Compensation and Human Resources Committee. Mr. Martin is a member of the Audit and Nominating and Corporate Governance Committees. Mr. Martin is also the Lead Independent Director of Aimco’s Board. Mr. Martin is the Founder and Managing Director of Platte River Ventures LLC, a private equity firm. In November 2005, Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation, a publicly held integrated producer of titanium metals, where he served since January 1994. Mr. Martin served as President and CEO of NL Industries, Inc., a publicly held manufacturer of titanium dioxide chemicals, from 1987 to 2003. Mr. Martin is also a director of Halliburton Company, a publicly held provider of products and services to the energy industry and Crown Castle International Corporation, a publicly held wireless communications company.

Name	Principal Occupations for the Last Five Years
Thomas L. Rhodes	Mr. Rhodes was first elected as a Director of Aimco in July 1994 and is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Rhodes is Chairman of National Review magazine where he served as President since November 1992 and as a Director since 1988. From 1976 to 1992, he held various positions at Goldman, Sachs & Co., was elected a General Partner in 1986 and served as a General Partner from 1987 until November 1992. Mr. Rhodes is Chairman of the Board of Directors of The Lynde and Harry Bradley Foundation and Vice Chairman of American Land Lease, Inc., a publicly held real estate investment trust.

Michael A. Stein	Mr. Stein was first elected as a Director of Aimco in October 2004 and is currently the Chairman of the Audit Committee. Mr. Stein is a member of the Compensation and Human Resources and Nominating and Corporate Governance Committees. Mr. Stein is Senior Vice President and Chief Financial Officer of ICOS Corporation, a biotechnology company based in Bothell, Washington. He joined ICOS in January 2001. From October 1998 to September 2000, Mr. Stein was Executive Vice President and Chief Financial Officer of Nordstrom, Inc. From 1989 to September 1998, Mr. Stein served in various capacities with Marriott International, Inc., including Executive Vice President and Chief Financial Officer from 1993 to 1998. Prior to joining Marriott, Mr. Stein spent 18 years at Arthur Andersen LLP, where he was a partner and served as the head of the Commercial Group within the Washington, D.C. office. Mr. Stein serves on the Board of Directors of Getty Images, Inc., a publicly held company, and the Board of Trustees of the Fred Hutchinson Cancer Research Center.

ANNEX B
FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm
The Partners
VMS National Properties Joint Venture
We have audited the accompanying combined balance sheets of VMS National Properties Joint Venture as of December 31, 2005 and 2004, and the related combined statements of operations, changes in partners’ deficit, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Venture’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Venture’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Venture’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of VMS National Properties Joint Venture at December 31, 2005 and 2004, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.
/s/ERNST & YOUNG LLP
Greenville, South Carolina
March 6, 2006

VMS NATIONAL PROPERTIES JOINT VENTURE
COMBINED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2005	2004
Assets:
Cash and cash equivalents	$2,419	$2,064
Receivables and deposits	2,343	2,009
Restricted escrows	251	1,115
Other assets	786	737
Investment properties (Notes B and H):
Land	13,404	13,404
Buildings and related personal property	162,434	155,459

	175,838	168,863
Less accumulated depreciation	(126,814)	(119,509)

	49,024	49,354

	$54,823	$55,279

Liabilities and Partners’ Deficit
Liabilities
Accounts payable	$1,665	$1,328
Tenant security deposit liabilities	893	855
Accrued property taxes	670	695
Other liabilities	800	827
Accrued interest	878	560
Due to affiliates (Note F)	10,884	7,335
Mortgage notes payable, including $22,674 due to an affiliate at 2005 and $22,123 at 2004 (Note B)	120,561	121,992
Mortgage participation liability (Note D)	25,505	19,265
Notes payable (Note C)	42,060	42,060
Deferred gain on extinguishment of debt (Note A)	42,225	42,225
Partners’ Deficit	(191,318)	(181,863)

	$54,823	$55,279

See Accompanying Notes to Combined Financial Statements

VMS NATIONAL PROPERTIES JOINT VENTURE
COMBINED STATEMENTS OF OPERATIONS
(in thousands, except per limited partnership interest data)

	For The Years Ended December 31,
	2005	2004	2003
Revenues:
Rental income	$30,207	$28,189	$29,054
Other income	2,282	2,340	2,313
Casualty gains (Note E)	564	45	164

Total revenues	33,053	30,574	31,531

Expenses:
Operating	12,655	11,613	11,094
Property management fees to an affiliate	1,278	1,201	1,253
General and administrative	686	541	594
Depreciation	7,614	7,147	6,984
Interest, including approximately $9,552, $8,512 and $7,903 to an affiliate	18,088	17,094	16,732
Property taxes	2,187	2,180	2,008

Total expenses	42,508	39,776	38,665

Net loss (Note I)	$(9,455)	$(9,202)	$(7,134)

Net loss allocated to general partners (2%)	$(189)	$(184)	$(143)

Net loss allocated to limited partners (98%)	(9,266)	(9,018)	(6,991)

	$(9,455)	$(9,202)	$(7,134)

Net loss per limited partnership interest:
Portfolio I (644 interests issued and outstanding)	$(10,171)	$(9,899)	$(7,674)

Portfolio II (267 interests issued and outstanding)	$(10,172)	$(9,898)	$(7,674)

See Accompanying Notes to Combined Financial Statements

VMS NATIONAL PROPERTIES JOINT VENTURE
COMBINED STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT
(in thousands)

	VMS National Residential Portfolio I
	Limited Partners
	General	Accumulated	Subscription
	Partner	Deficit	Notes	Sub-total	Total
Partners’ deficit at December 31, 2002	$(3,641)	$(112,369)	$(502)	$(112,871)	$(116,512)
Net loss for the year ended December 31, 2003	(101)	(4,942)	—	(4,942)	(5,043)

Partner’s deficit at December 31, 2003	(3,742)	(117,311)	(502)	(117,813)	(121,555)
Net loss for the year ended December 31, 2004	(130)	(6,375)	—	(6,375)	(6,505)

Partners’ deficit at December 31, 2004	(3,872)	(123,686)	(502)	(124,188)	(128,060)
Net loss for the year ended December 31, 2005	(134)	(6,550)	—	(6,550)	(6,684)

Partners’ deficit at December 31, 2005	$(4,006)	$(130,236)	$(502)	$(130,738)	$(134,744)

	VMS National Residential Portfolio II
	Limited Partners
	General	Accumulated	Subscription
	Partner	Deficit	Notes	Sub-total	Total
Partners’ deficit at December 31, 2002	$(1,524)	$(47,163)	$(328)	$(47,491)	$(49,015)
Net loss for the year ended December 31, 2003	(42)	(2,049)	—	(2,049)	(2,091)

Partner’s deficit at December 31, 2003	(1,566)	(49,212)	(328)	(49,540)	(51,106)
Net loss for the year ended December 31, 2004	(54)	(2,643)	—	(2,643)	(2,697)

Partners’ deficit at December 31, 2004	(1,620)	(51,855)	(328)	(52,183)	(53,803)
Net loss for the year ended December 31, 2005	(55)	(2,716)	—	(2,716)	(2,771)

Partners’ deficit at December 31, 2005	$(1,675)	$(54,571)	$(328)	$(54,899)	$(56,574)

Combined partners’ deficit at December 31, 2005	$(5,681)	$(184,807)	$(830)	$(185,637)	$(191,318)

See Accompanying Notes to Combined Financial Statements

VMS NATIONAL PROPERTIES JOINT VENTURE
COMBINED STATEMENTS OF CASH FLOWS
(in thousands)

	For The Years Ended December 31,
	2005	2004	2003
Cash flows from operating activities:
Net loss	$(9,455)	$(9,202)	$(7,134)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	7,614	7,147	6,984
Amortization of mortgage discounts	6,240	5,533	5,079
Casualty gains	(564)	(45)	(164)
Change in accounts:
Receivables and deposits	(334)	(321)	45
Other assets	(49)	(152)	(207)
Accounts payable	551	(353)	509
Tenant security deposit liabilities	38	6	(44)
Due to affiliates	259	403	291
Accrued property taxes	(25)	95	(3)
Accrued interest	2,009	1,886	1,032
Other liabilities	(27)	6	(1)

Net cash provided by operating activities	6,257	5,003	6,387

Cash flows from investing activities:
Property improvements and replacements	(7,558)	(2,923)	(2,786)
Net withdrawals from (deposits to) restricted escrows	864	(219)	(47)
Insurance proceeds received	624	74	196

Net cash used in investing activities	(6,070)	(3,068)	(2,637)

Cash flows from financing activities:
Payments on mortgage notes payable	(3,122)	(4,374)	(4,795)
Payments on advances from an affiliate	(2,841)	—	(3)
Advances from an affiliate	6,131	2,742	—

Net cash provided by (used in) financing activities	168	(1,632)	(4,798)

Net increase (decrease) in cash and cash equivalents	355	303	(1,048)
Cash and cash equivalents at beginning of year	2,064	1,761	2,809

Cash and cash equivalents at end of year	$2,419	$2,064	$1,761

Supplemental disclosure of cash flow information:
Cash paid for interest, including approximately $1,537, $465, and $1,600 paid to an affiliate	$9,868	$9,262	$10,346

Supplemental disclosure of non-cash information:
Accrued interest added to mortgage notes payable	$1,691	$2,124	$937

Property improvements and replacements included in accounts payable and other liabilities	$643	$857	$330

See Accompanying Notes to Combined Financial Statements

VMS NATIONAL PROPERTIES JOINT VENTURE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2005
Note A — Organization and Summary of Significant Accounting Policies
Organization:
VMS National Properties Joint Venture (the “Venture”) was formed as a general partnership pursuant to the Uniform Venture Act of the State of Illinois and a joint venture agreement (the “Venture Agreement”) dated September 27, 1984, between VMS National Residential Portfolio I (“Portfolio I”) and VMS National Residential Portfolio II (“Portfolio II”) (collectively, the “Ventures”). Effective December 12, 1997, the managing general partner of each of the Ventures was transferred from VMS Realty Investment, Ltd. (“VMSRIL”) (formerly VMS Realty Partners) to MAERIL, Inc. (“MAERIL” or the “Managing General Partner”), a wholly-owned subsidiary of MAE GP Corporation (“MAE GP”) and an affiliate of Insignia Financial Group, Inc. (“Insignia”). Effective February 25, 1998, MAE GP was merged with Insignia Properties Trust (“IPT”), which was an affiliate of Insignia. Effective October 1, 1998 and February 26, 1999, Insignia and IPT were respectively merged into Apartment Investment and Management Company (“AIMCO”), a publicly traded real estate investment trust. Thus the Managing General Partner is now a wholly-owned subsidiary of AIMCO. The Venture Agreement provides that the Venture is to terminate on December 8, 2044, unless terminated prior to such date. The Venture owns and operates 15 residential apartment complexes located in or near major urban areas in the United States.
Pursuant to the terms of the Joint Venture Agreement for the Venture and the respective Venture Agreements for Portfolio I and Portfolio II, the Managing General Partner will manage Portfolio I, Portfolio II, VMS National Properties and each of the Venture’s operating properties. The Limited Partners do not participate in or control the management of their respective partnership, except that certain events must be approved by the Limited Partners. These events include: (1) voluntary dissolution of either Portfolio I or Portfolio II, and (2) amending substantive provisions of either Venture Agreement.
Basis of Accounting:
The accompanying financial statements represent the combined financial statements of Portfolio I, Portfolio II, and the Venture. Significant interpartnership accounts and transactions have been eliminated from these combined financial statements.
Allocation of Income, Loss, and Distributions:
The operating profits and losses of VMS National Properties Joint Venture are allocated to Portfolio I and Portfolio II based on their respective ownership of VMS National Properties Joint Venture which is 70.69% and 29.31%, respectively. Portfolio I and Portfolio II then combine their respective share of the operating profits and losses of VMS National Properties Joint Venture with their respective operating profits and losses which is then allocated 98% to the respective limited partners and 2% to the respective general partners of both Portfolio I and Portfolio II.
Operating cash flow distributions for Portfolio I and Portfolio II will be made at the discretion of the Managing General Partner subject to the order of distribution indicated in the Venture’s Second Amended and Restated Plan of Reorganization (the “Plan”) as approved by the US Bankruptcy Court in September 1993. Such distributions will be allocated first to the respective Limited Partners in an amount equal to 12% per year (on a noncumulative basis) of their contributed capital; then, to the general partners, a subordinated incentive fee equal to 10.45% of remaining operating cash flow; and finally, of the balance to be distributed, 98% to the Limited Partners and 2% to the general partners.
Distributions of proceeds arising from the sale or refinancing of the Venture’s properties will be allocated to Portfolio I and Portfolio II in proportion to their respective Venture interests subject to the order of distribution indicated in the Plan and approved by the U.S. Bankruptcy Court. Distributions by Portfolio I and Portfolio II will then be allocated as follows: (1) first to the Limited Partners in an amount equal to their aggregate capital contributions; (2) then to the general partners in an amount equal to their aggregate capital contributions; (3) then, among the Limited Partners, an amount equal to $62,000,000 multiplied by the respective percentage interest of Portfolio I or Portfolio II in the Venture; and (4) finally, of the balance, 76% to the Limited Partners and 24% to the general partners.
In any event, there shall be allocated to the general partners not less than 1% of profits or losses.
Use of Estimates:
The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Fair Value of Financial Instruments:
Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures about Fair Value of Financial Instruments”, as amended by SFAS No. 119, “Disclosures about Derivative Financial Instruments and Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair value. Fair value is defined in the SFAS as the amount at which the instruments could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Venture believes that the carrying amount of its financial instruments (except for long term debt) approximates their fair value due to the short term maturity of these instruments. The Venture estimates the fair value of its long term debt by discounting future cash flows using a discount rate commensurate with that currently believed to be available to the Venture for similar term, fully amortizing long term debt. The fair value of the Venture’s first mortgages, after discounting the scheduled loan payments to maturity, is approximately $100,810,000. However, the Venture is precluded from refinancing the first mortgages until January 2007. The Managing General Partner believes that it is not appropriate to use the Venture’s incremental borrowing rate for the second mortgages, the Assignment Note and the Long Term Arrangement Fee Note, as there is no market in which the Venture could obtain similar financing. Therefore, the Managing General Partner considers estimation of fair value to be impracticable for this indebtedness.
Cash and Cash Equivalents:
Cash and cash equivalents include cash on hand and in banks. At certain times, the amount of cash deposited at a bank may exceed the limit on insured deposits. At December 31, 2005 and 2004, cash balances included approximately $2,287,000 and $1,908,000, respectively, that are maintained by an affiliated management company on behalf of affiliated entities in cash concentration accounts.
Tenant Security Deposits:
The Venture requires security deposits from lessees for the duration of the lease and such deposits are included in receivables and deposits. The security deposits are refunded when the tenant vacates, provided the tenant has not damaged the space, and is current on rental payments.
Investment Properties:
Investment properties consists of fifteen apartment complexes and are stated at cost. The Venture capitalizes costs incurred in connection with capital expenditure activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Costs associated with redevelopment projects are capitalized in accordance with SFAS No. 67, “Accounting for Costs and the Initial Rental Operations of Real Estate Properties.” Costs incurred in connection with capital projects are capitalized where the costs of the project exceed $250. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital expenditure activities at the property level. The Venture capitalizes interest, property taxes and operating costs in accordance with SFAS No. 34 “Capitalization of Interest Costs” during periods in which redevelopment and construction projects are in progress. The Venture did not capitalize any costs related to interest, property taxes or operating costs during the years ended December 31, 2005 and 2004. Capitalized costs are depreciated over the useful life of the asset. Expenditures for ordinary repairs, maintenance and apartment turnover costs are expensed as incurred.
In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Venture records impairment losses on long-lived assets used in operations when events and circumstances indicate the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. No adjustments for impairment of value were necessary for the years ending December 31, 2005 and 2004.
Escrows:
In connection with the December 1997 refinancing of the Venture’s 15 remaining properties, a replacement escrow was required for each property. Each property was required to deposit an initial lump sum amount plus make monthly deposits over the term of the loan, which varies by property. These funds are to be used to cover replacement costs. The balance of the replacement reserves at December 31, 2005 and 2004 is approximately $251,000 and $1,115,000, respectively, including interest.
Depreciation:
Depreciation is computed by the straight-line method over estimated useful lives ranging from 25 to 30 years for buildings and improvements and five to fifteen years for personal property.
Leases:
The Venture generally leases apartment units for twelve-month terms or less. The Venture will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Venture evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.
Deferred Costs:
Leasing commissions and other direct costs incurred in connection with successful leasing efforts are deferred and amortized over the terms of the related leases. Amortization of these costs is included in operating expenses.
Advertising Costs:
The Venture expenses the cost of advertising as incurred. Advertising costs of approximately $591,000, $553,000 and $471,000, are included in operating expense for the years ended December 31, 2005, 2004, and 2003, respectively.
Segment Reporting:
SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information” established standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also established standards for related disclosures about products and services, geographic areas, and major customers. As defined in SFAS No. 131, the Venture has only one reportable segment.
Deferred Gain on Extinguishment of Debt:
When the senior and junior loans refinanced in 1997, the senior loans were recorded at the agreed valuation amount of $110,000,000, which was less than the $152,225,000 face amount of the senior debt. If the Venture defaults on the mortgage notes payable or is unable to pay the outstanding agreed valuation amounts upon maturity, then the note face amounts become due. Accordingly, the Venture deferred recognition of a gain of $42,225,000, which is the difference between the note face amounts and the agreed valuation amounts.

Income Taxes:
Taxable income or loss of the Venture is reported in the income tax returns of its partners. Accordingly, no provision for income taxes is made in the financial statements of the Venture.
Recent Accounting Pronouncement: In May 2005, the Financial Accounting Standards Board issued SFAS No. 154 “Accounting Changes and Error Corrections", which replaces APB Opinion No. 20 and SFAS No. 3, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, although early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date SFAS No. 154 was issued. The Venture does not anticipate that the adoption of SFAS No. 154 will have a material effect on the Venture’s combined financial condition or results of operations.
Note B — Mortgage Notes Payable

	Principal	Principal			Principal
	Balance At	Balance At			Balance
	December 31,	December 31,	Period		Due At
Property	2005	2004	Amortized		Maturity
	(in thousands)				(in thousands)
North Park Apartments 1st mortgage	$5,642	$5,750	25 yrs		$5,376
2nd mortgage	2,718	2,446	(A	)	(A	)
Chapelle Le Grande 1st mortgage	2,896	2,955	25 yrs		2,759
2nd mortgage	1,289	1,205	(A	)	(A	)
Terrace Gardens 1st mortgage	4,006	4,083	25 yrs		3,818
2nd mortgage	1,498	1,421	(A	)	(A	)
Forest Ridge Apartments 1st mortgage	5,324	5,434	25 yrs		5,073
2nd mortgage	490	566	(A	)	(A	)
Scotchollow 1st mortgage	26,291	26,834	25 yrs		25,054
2nd mortgage	9,397	8,861	(A	)	(A	)
Pathfinder Village 1st mortgage	12,147	12,380	25 yrs		11,576
2nd mortgage	3,037	2,816	(A	)	(A	)
Buena Vista Apartments 1st mortgage	4,470	4,562	25 yrs		4,260
2nd mortgage (B)	—	62	(A	)	(A	)
Mountain View Apartments 1st mortgage	6,458	6,592	25 yrs		6,154
2nd mortgage (C)	—	—	(A	)	(A	)
Crosswood Park 1st mortgage	5,024	5,120	25 yrs		4,788
2nd mortgage	232	299	(A	)	(A	)
Casa de Monterey 1st mortgage	3,695	3,772	25 yrs		3,479
2nd mortgage	115	268	(A	)	(A	)
The Bluffs 1st mortgage	3,360	3,429	25 yrs		3,202
2nd mortgage	1,442	1,349	(A	)	(A	)
Watergate Apartments 1st mortgage	2,611	2,665	25 yrs		2,492
2nd mortgage	885	840	(A	)	(A	)

	Principal	Principal			Principal
	Balance At	Balance At			Balance
	December 31,	December 31,	Period		Due At
Property	2005	2004	Amortized		Maturity
	(in thousands)				(in thousands)
Shadowood Apartments 1st mortgage	2,032	2,074	25 yrs		1,936
2nd mortgage	41	88	(A	)	(A	)
Vista Village Apartments 1st mortgage	2,997	3,059	25 yrs		2,856
2nd mortgage	1,337	1,215	(A	)	(A	)
Towers of Westchester Park 1st mortgage	10,934	11,160	25 yrs		10,420
2nd mortgage	193	687	(A	)	(A	)

Totals	$120,561	$121,992			$93,243

(A) Payments are based on excess monthly cash flow with any unpaid balance due at maturity. Excess monthly cash flow is defined as revenue generated from the operation of a property less: (1) operating expenses of the property; (2) the debt service payment for the senior loan; (3) the tax and insurance reserve deposit; and (4) the replacement reserve deposit.
(B) Second mortgage loan was satisfied in 2005.
(C) Second mortgage loan was satisfied in 2004.
Interest rates are 8.50% and 10.84% for the fixed rate first and second mortgages, respectively. All notes mature January 1, 2008.
The senior debt includes prepayment penalties if repaid prior to January 1, 2007. All of the loans are cross-collateralized, but they are not cross-defaulted; therefore, a default by one property under the terms of its debt agreement does not in and of itself create a default under all of the senior and junior debt agreements. However, if the proceeds upon the sale or refinancing of any property are insufficient to fully repay the outstanding senior or junior debt related to that property, any deficiency is to be satisfied from the sale or refinancing of the remaining properties.
Scheduled principal payments on mortgage notes payable subsequent to December 31, 2005 are as follows (in thousands):

2006	$2,189
2007	2,403
2008	115,969

$120,561

As principal payments for the junior loans are based upon monthly cash flow, all principal is assumed to be repaid at maturity.
Note C — Notes Payable
Assignment Note:
The Venture executed a purchase money subordinated note (the “Assignment Note”) payable to the VMS/Stout Venture, an affiliate of the former general partner, in exchange for the assignment by the VMS/Stout Venture of its interest in the contract of sale to the Venture. The Assignment Note is collateralized by the pledge from Portfolio I and Portfolio II of their respective interests in the Venture.
In November 1993, VMS Realty Partners assigned its 50% interest in the VMS/Stout Venture to the Partners Liquidating Trust which was established for the benefit of the former creditors of VMS Realty Partners and its affiliates.
At December 31, 2005 and 2004 the $38,810,000 Assignment Note is non-interest bearing and is payable only after payment of debt of higher priority, including the senior and junior mortgage notes payable. Pursuant to AICPA

Statement of Position (“SOP”) SOP 90-7, the Assignment Note, the Long-Term Loan Arrangement Fee Note (as defined below) and related accrued interest were adjusted to the present value of amounts to be paid using an estimated current interest rate of 11.5%. Interest expense was being recognized through the amortization of the discount which became fully amortized in January 2000.
Long-Term Loan Arrangement Fee Note:
The Venture executed an unsecured, nonrecourse promissory note (the “Long-Term Loan Arrangement Fee Note”) payable to the VMS/Stout Venture as consideration for arranging long-term financing.
The note in the amount of $3,250,000 does not bear interest and is payable only after debt of a higher priority, including senior and junior mortgage loans have been repaid.
Note D — Participating Mortgage Note
AIMCO Properties, L.P., which owns the Managing General Partner and which is a controlled affiliate of AIMCO, purchased (i) the junior debt on November 19, 1999; (ii) a significant interest in the residual value of the properties on November 16, 1999, and (iii) a significant interest in the Bankruptcy Claims (as defined below) effective September 2000. These transactions occurred between AIMCO Properties, L.P. and a third party and thus had no effect on the combined financial statements of the Venture. Residual value is defined as the amount remaining from a sale of the Venture’s investment properties or refinancing of the mortgages encumbering such investment properties after payment of selling or refinancing costs and repayment of the senior and junior debt, plus accrued interest on each. The agreement states that the Venture will retain an amount equal to $13,500,000 plus accrued interest at 10% compounded monthly (the “Partnership Advance Account”) from the proceeds. Interest began accruing on the Partnership Advance Account in 1993 when the bankruptcy plan was finalized. Any proceeds remaining after the Partnership Advance Account is fully funded are split equally (the “50/50 Split”) between the Venture and AIMCO Properties, L.P. The Venture must repay the Assignment Note, the Long-term Loan Arrangement Fee Note and other pre-petition claims (collectively the “Bankruptcy Claims”) which collectively total approximately $42,139,000 from the Partnership Advance Account. Any amounts remaining in the Partnership Advance Account after payment of the Bankruptcy Claims are split 75% to the Venture and 25% to AIMCO Properties, L.P.
The Venture has recorded the estimated fair value of the participation feature as a mortgage participation liability of approximately $32,531,000 and $32,009,000 for the years ended December 31, 2005 and 2004, respectively. The Managing General Partner reevaluated the fair value of the participation feature during the three months ended June 30, 2005 and the year ended December 31, 2004 and concluded that the fair value of the participation feature should be increased by approximately $522,000 and reduced by approximately $4,509,000, respectively. At December 31, 2005 there was no change in estimated fair value of the participation feature. The fair value of the participation feature was calculated based upon information currently available to the Managing General Partner and depends largely upon the fair value of the collateral properties. These fair values were determined using the net operating income of the properties capitalized at a rate deemed reasonable for the type of property adjusted for market conditions, the physical condition of the property and other factors. The increase in the fair value of the participation feature for the three months ended June 30, 2005 is attributable to a modification of the calculation of the residual value with respect to whether the various liabilities are to be paid before or after the 50/50 split partially offset by a further increase in the estimated value of the junior loans and advances from the Managing General Partner that will be due at maturity. The reduction in the fair value of the participation feature as of December 31, 2004 is attributable to an increase in the estimated value of the junior loans and advances from the Managing General Partner that will be due at maturity partially offset by an increase in the estimated fair value of the collateral properties. During the years ended December 31, 2005, 2004 and 2003, the Venture amortized approximately $6,240,000, $5,533,000 and $5,079,000, respectively, of the mortgage participation debt discount which is included in interest expense. The related mortgage participation debt discount at December 31, 2005 and 2004 was approximately $7,026,000 and $12,744,000, respectively.
Note E – Casualty Gains
During the twelve months ended December 31, 2005, a net casualty gain of approximately $60,000 was recorded at Chapelle Le Grande Apartments. The casualty gain related to a plumbing pipe break, occurring on June 27, 2005, which caused damage to two units at the property. The gain was the result of the receipt of insurance proceeds of approximately $66,000 offset by approximately $6,000 of undepreciated property improvements and replacements being written off.
During the twelve months ended December 31, 2005, an estimated net casualty loss of approximately $3,000 was recorded at Scotchollow Apartments. The casualty loss related to an earthquake occurring on November 29, 2005, which caused damage to two units at the property. The loss was the result of approximately $3,000 of undepreciated property improvements and replacements being written off.
During the twelve months ended December 31, 2005, a net casualty gain of approximately $278,000 was recorded at Casa De Monterey Apartments. The casualty gain related to a fire occurring in February 2005 caused by a contractor working at the property that severely damaged six units of an eight unit apartment building. The gain was the result of the receipt of insurance proceeds of approximately $308,000 offset by approximately $30,000 of undepreciated property improvements and replacements being written off.
During the twelve months ended December 31, 2005, an estimated net casualty gain of approximately $229,000 was recorded at Watergate Apartments. The casualty gain related to a fire caused by a tenant burning candles, occurring on May 27, 2005, which caused damage to eight units at the property. The gain was the result of the receipt of insurance proceeds of approximately $250,000 offset by approximately $21,000 of undepreciated property improvements and replacements being written off.
During the twelve months ended December 31, 2004, a net casualty gain of approximately $45,000 was recorded at Terrace Gardens Apartments. The casualty gain related to a winter ice storm, occurring in February 2004, which caused damage to 32 units at the property. The gain was the result of the receipt of insurance proceeds of approximately $74,000 offset by approximately $8,000 of undepreciated property improvements and replacements being written off and approximately $21,000 of emergency repairs made at the property.
During the twelve months ended December 31, 2003, the Venture recorded a net casualty gain of approximately $164,000. The casualty gain resulted from fires at both Shadowood and Pathfinder Village Apartments.
In September 2002 a fire at Shadowood Apartments caused damage to eight units at the property. A net casualty gain of approximately $65,000 was recorded in relation to this fire. The gain was the result of the receipt of insurance proceeds of approximately $78,000 offset by approximately $13,000 of undepreciated property improvements and replacements being written off.
In February 2003, a fire at Pathfinder Village Apartments caused damage to five units at the property. A net casualty gain of approximately $99,000 was recorded in relation to this fire. The gain was a result of the receipt of insurance proceeds of approximately $118,000 offset by approximately $19,000 of undepreciated property improvements and replacements being written off.
Note F — Transactions With Affiliated Parties
The Venture has no employees and depends on the Managing General Partner and its affiliates for the management and administration of all Venture activities. The Revised and Amended Asset Management Agreement provides for (i) certain payments to affiliates for real estate advisory services and asset management of the Venture’s retained properties for an annual compensation of $300,000 adjusted annually by the consumer price index and (ii) reimbursement of certain expenses incurred by affiliates on behalf of the Venture up to $100,000 per annum.
Asset management fees of approximately $351,000, $323,000 and $325,000 were charged by affiliates of the Managing General Partner for the years ended December 31, 2005, 2004 and 2003, respectively. These fees are included in general and administrative expenses. At December 31, 2005, approximately $295,000 of such fees were owed and are included in due to affiliates. No amounts were owed at December 31, 2004.
Affiliates of the Managing General Partner receive a percentage of the gross receipts from all of the Venture’s properties as compensation for providing property management services. The Venture paid to such affiliates approximately $1,278,000, $1,201,000 and $1,253,000 for the years ended December 31, 2005, 2004 and 2003, respectively, which are included in property management fee expense. At December 31, 2005, approximately

$11,000 of such fees were owned and are included in due to affiliates. No amounts were owed at December 31, 2004.
Affiliates of the Managing General Partner charged the Venture reimbursement of accountable administrative expenses amounting to approximately $100,000 for each of the years ended December 31, 2005, 2004 and 2003. These expenses are included in general and administrative expense.
During the years ended December 31, 2005, 2004 and 2003, the Venture was charged fees related to construction management services provided by an affiliate of the Managing General Partner of approximately $174,000, $168,000 and $130,000, respectively. The construction management service fees are calculated based on a percentage of additions to investment properties and are included in investment properties. During the third quarter of 2005, it was determined by the Managing General Partner that approximately $398,000 of such fees previously charged in 2005 and approximately $133,000 of such fees previously charged in 2004 should not have been charged and the total was refunded to the Venture during the first quarter of 2006. At December 31, 2005, the amount to be refunded of approximately $292,000 was included in receivables and deposits.
An affiliate of the Managing General Partner received bookkeeping reimbursements in the amount of approximately $123,000 for each of the years ended December 31, 2005, 2004, and 2003. These expenses are included in operating expense.
At December 31, 2005 and December 31, 2004, the Venture owed loans of approximately $9,639,000 and $6,348,000 to an affiliate of the Managing General Partner plus accrued interest thereon of approximately $939,000 and $987,000, respectively, which are included in due to affiliates on the combined balance sheets. These loans were made in accordance with the Joint Venture Agreement and accrue interest at the prime rate plus 3% (10.25% at December 31, 2005). The Venture recognized interest expense of approximately $848,000, $407,000 and $287,000 during the years ended December 31, 2005, 2004 and 2003, respectively. During the year ended December 31, 2005, the Venture paid approximately $2,841,000 of principal and approximately $895,000 of accrued interest on loans owed to an affiliate of the Managing General Partner. No amounts were paid during the year ended December 31, 2004. Subsequent to December 31, 2005, an affiliate of the Managing General Partner loaned five of the properties approximately $1,104,000 to cover outstanding capital improvement payables and two properties approximately $311,000 to cover operating expenses.
Prepetition property management fees were approved by the Bankruptcy Court for payment to a former affiliate. This allowed claim may be paid only from available Venture cash. At December 31, 2005 and 2004, the outstanding balance of approximately $79,000 is included in other liabilities.
Certain affiliates of the former general partners and the VMS/Stout Venture may be entitled to receive various fees upon disposition of the properties. These fees will be paid from the disposition proceeds and are subordinated to the distributions required by the bankruptcy plan. There were no property dispositions for which proceeds were received during the years ended December 31, 2005, 2004, and 2003.
The junior debt of approximately $22,674,000 and $22,123,000 at December 31, 2005 and 2004, respectively, is held by an affiliate of the Managing General Partner. The monthly principal and interest payments are based on monthly excess cash flow for each property, as defined in the mortgage agreement. During the years ended December 31, 2005, 2004 and 2003, the Venture recognized interest expense of approximately $2,454,000, $2,444,000, and $2,534,000, respectively.
The Venture insures its properties up to certain limits through coverage provided by AIMCO which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty, general liability and vehicle liability. The Venture insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the Managing General Partner. During the years ended December 31, 2005, 2004 and 2003, the Venture was charged by AIMCO and its affiliates approximately $457,000, $423,000 and $474,000, respectively, for insurance coverage and fees associated with policy claims administration.
As a result of tender offers, AIMCO and its affiliates owned 119 units of limited partnership interest in Portfolio I representing 18.48% of the outstanding limited partnership interests, along with the 2% general partner interest for a combined ownership in Portfolio I of 20.48% at December 31, 2005. AIMCO and its affiliates owned 67.42 units of limited partnership interest in Portfolio II representing 25.25% of the outstanding limited partnership interests, along with the 2% general partner interest for a combined ownership in Portfolio II of 27.25% at December 31, 2005. The Venture is owned 70.69% by Portfolio I and 29.31% by Portfolio II which results in AIMCO and its affiliates currently owning 22.47% of the Venture. It is possible that AIMCO or its affiliates will make one or more additional offers to acquire additional units of limited partnership interest in the Venture in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Under the Venture Agreements, unitholders holding a majority of the Units are entitled to take action with respect to a variety of matters, which would include without limitation, voting on certain amendments to the Venture Agreement and voting to remove the Managing General Partner. Although the Managing General Partner owes fiduciary duties to the limited partners of the Venture, the Managing General Partner also owes fiduciary duties to AIMCO as its sole stockholder. As a result, the duties of the Managing General Partner, as managing general partner, to the Venture and its limited partners may come into conflict with the duties of the Managing General Partner to AIMCO as its sole stockholder.
Note G — Subscription Notes And Accrued Interest Receivable
Portfolio I and Portfolio II executed promissory notes requiring cash contributions from the partners aggregating $136,800,000 to the capital of Portfolios I and II for 644 and 267 units, respectively. Of this amount, approximately $135,060,000 was contributed in cash through December 31, 2005, and $910,000 was deemed uncollectible and written-off prior to December 31, 2005. The following table represents the remaining Limited Partners’ subscription notes principal balances and the related accrued interest receivable at December 31, 2005 (in thousands):

	Portfolio I	Portfolio II
Subscription notes receivable	$502	$328
Accrued interest receivable	63	67
Allowance for uncollectible interest receivable	(63)	(67)

Total subscription notes and accrued interest receivable	$502	$328

All amounts outstanding at December 31, 2005, are considered past due and bear interest at the default rate of 18%. No interest will be recognized until collection is assured. The balances have been appropriately included as an increase in Partners’ Deficit.
Note H — Investment Properties and Accumulated Depreciation

	(in thousands)
			Buildings and	Costs Capitalized	Provision to
			Related Personal	Subsequent to	Reduce to
Description	Encumbrances	Land	Property	Acquisition	Fair Value
	(in thousands)			(in thousands)
North Park Apartments	$8,360	$557	$8,349	$3,257	$—
Chapelle Le Grande	4,185	166	3,873	1,371	—
Terrace Garden	5,504	433	4,517	2,440	—
Forest Ridge Apartments	5,814	701	6,930	2,807	—
Scotchollow	35,688	3,510	19,344	10,107	—
Pathfinder Village	15,184	3,040	11,698	6,695	(1,250)
Buena Vista Apartments	4,470	893	4,538	1,332	—
Mountain View Apartments	6,458	1,289	8,490	2,746	—
Crosswood Park	5,256	611	8,597	4,853	(2,000)
Casa De Monterey	3,810	869	6,136	2,685	—

	(in thousands)
			Buildings and	Costs Capitalized	Provision to
			Related Personal	Subsequent to	Reduce to
Description	Encumbrances	Land	Property	Acquisition	Fair Value
	(in thousands)			(in thousands)
The Bluffs	4,802	193	3,667	1,126	—
Watergate Apartments	3,496	263	5,625	2,353	—
Shadowood Apartments	2,073	209	3,393	1,324	—
Vista Village Apartments	4,334	568	5,209	2,232	—
Towers Of Westchester Park	11,127	529	13,491	6,072	—

TOTAL	$120,561	$13,831	$113,857	$51,400	$(3,250)

Gross Amount At Which Carried
At December 31, 2005
(in thousands)

		Buildings		Accum-
		And Related		ulated	Year of	Date of
		Personal		Deprec-	Construc-	Acquis-	Depreciable
Description	Land	Property	Total	iation	tion	ition	Life
North Park Apartments	$557	$11,606	$12,163	$9,139	1968	11/14/84	5-30 yrs
Chapelle Le Grande	166	5,244	5,410	4,182	1972	12/05/84	5-30 yrs
Terrace Gardens	433	6,957	7,390	5,339	1973	10/26/84	5-30 yrs
Forest Ridge Apartments	701	9,737	10,438	7,917	1974	10/26/84	5-30 yrs
Scotchollow	3,510	29,451	32,961	23,388	1973	10/26/84	5-30 yrs
Pathfinder Village	2,753	17,430	20,183	13,571	1971	10/26/84	5-30 yrs
Buena Vista Apartments	893	5,870	6,763	4,785	1972	10/26/84	5-30 yrs
Mountain View Apartments	1,289	11,236	12,525	8,109	1978	10/26/84	5-30 yrs
Crosswood Park	471	11,590	12,061	7,817	1977	12/05/84	5-30 yrs
Casa De Monterey	869	8,821	9,690	6,868	1970	10/26/84	5-30 yrs
The Bluffs	193	4,793	4,986	4,030	1968	10/26/84	5-30 yrs
Watergate Apartments	263	7,978	8,241	6,268	1972	10/26/84	5-30 yrs
Shadowood Apartments	209	4,717	4,926	3,892	1974	11/14/84	5-30 yrs
Vista Village Apartments	568	7,441	8,009	6,011	1971	10/26/84	5-30 yrs
Towers Of Westchester Park	529	19,563	20,092	15,498	1971	10/26/84	5-30 yrs

TOTAL	$13,404	$162,434	$175,838	$126,814

The aggregate cost of the investment properties for Federal income tax purposes at December 31, 2005 and 2004 is approximately $192,554,000 and $185,671,000, respectively. The accumulated depreciation for Federal income tax purposes at December 31, 2005 and 2004, is approximately $158,183,000 and $154,247,000, respectively.
Reconciliation of Investment Properties and Accumulated Depreciation (in thousands):

	2005	2004	2003
Investment Properties
Balance at beginning of year	$168,863	$165,448	$162,478
Property improvements and replacements	7,344	3,450	3,091
Dispositions of property	(369)	(35)	(121)

Balance at end of year	$175,838	$168,863	$165,448

	2005	2004	2003
Accumulated Depreciation
Balance at beginning of year	$119,509	$112,389	$105,494
Additions charged to expense	7,614	7,147	6,984
Dispositions of property	(309)	(27)	(89)

Balance at end of year	$126,814	$119,509	$112,389

Note I — Income Taxes
The following is a reconciliation of reported net loss per the financial statements to the Federal taxable income to partners (in thousands except per unit amounts):

	2005	2004	2003
Net loss as reported	$(9,455)	$(9,202)	$(7,134)
Depreciation differences	3,678	4,368	4,120
Unearned income	(39)	(62)	14
Casualty loss	(564)	(45)	(124)
Residual proceeds expense	6,240	5,533	5,079
Other	(114)	33	645

Federal taxable (loss) income	$(254)	$625	$2,600

Portfolio I Allocation	$(180)	$441	$1,836
Portfolio II Allocation	(74)	184	764

Net income per limited partnership interest:
Portfolio I Allocation	$5,305	$2,772	$4,147
Portfolio II Allocation	5,352	2,797	4,183
The following is a reconciliation between the Venture’s reported amounts and Federal tax basis of net liabilities at December 31, 2005 and 2004 (in thousands):

	2005	2004
Net liabilities as reported	$(191,318)	$(181,863)
Land and buildings	16,716	16,808
Accumulated depreciation	(31,369)	(34,738)
Syndication costs	17,650	17,650
Deferred gain	42,225	42,225
Other deferred costs	9,601	9,601
Other	(52,531)	(52,213)
Notes payable	4,882	4,882
Subscription notes receivable	1,837	1,837
Mortgage payable	(47,727)	(47,727)
Residual proceeds liability	25,505	19,265
Accrued interest	9,571	9,571

Net liabilities — Federal tax basis	$(194,958)	$(194,702)

Note J – Contingencies
AIMCO Properties L.P. and NHP Management Company, both affiliates of the Managing General Partner, are defendants in a lawsuit alleging that they willfully violated the Fair Labor Standards Act (“FLSA”) by failing to pay maintenance workers overtime for all hours worked in excess of forty per week. The complaint, filed in the United States District Court for the District of Columbia, attempts to bring a collective action under the FLSA and seeks to certify state subclasses in California, Maryland, and the District of Columbia. Specifically, the plaintiffs contend that AIMCO Properties L.P. and NHP Management Company failed to compensate maintenance workers for time that they were required to be “on-call”. Additionally, the complaint alleges AIMCO Properties L.P. and NHP Management Company failed to comply with the FLSA in compensating maintenance workers for time that they worked in excess of 40 hours in a week. In June 2005 the Court conditionally certified the collective action on both the on-call and overtime issues, which allows the plaintiffs to provide notice of the collective action to all non-exempt maintenance workers from August 7, 2000 through the present. Notices have been sent out to all current and former hourly maintenance workers. The opt-in period has not yet closed. Defendants will have the opportunity to move to decertify the collective action. Because the court denied plaintiffs’ motion to certify state subclasses, on September 26, 2005, the plaintiffs filed a class action with the same allegations in the Superior Court of California (Contra Costa County), and on November 5, 2005 in Montgomery County Maryland Circuit Court. Although the outcome of any litigation is uncertain, AIMCO Properties, L.P. does not believe that the ultimate outcome will have a material adverse effect on its consolidated financial condition or results of operations. Similarly, the Managing General Partner does not believe that the ultimate outcome will have a material adverse effect on the Venture’s combined financial condition or results of operations.
The Venture is unaware of any other pending or outstanding litigation matters involving it or its investment properties that are not of a routine nature arising in the ordinary course of business.
Environmental
Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain hazardous substances present on a property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of the hazardous substances. The presence of, or the failure to manage or remedy properly, hazardous substances may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the presence of hazardous substances on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of hazardous substances through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of hazardous substances is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership and operation of its properties, the Venture could potentially be liable for environmental liabilities or costs associated with its properties.
Mold
The Venture is aware of lawsuits against owners and managers of multifamily properties asserting claims of personal injury and property damage caused by the presence of mold, some of which have resulted in substantial monetary judgments or settlements. The Venture has only limited insurance coverage for property damage loss claims arising from the presence of mold and for personal injury claims related to mold exposure. Affiliates of the Managing General Partner have implemented a national policy and procedures to prevent or eliminate mold from its properties and the Managing General Partner believes that these measures will minimize the effects that mold could have on residents. To date, the Venture has not incurred any material costs or liabilities relating to claims of mold exposure or to abate mold conditions. Because the law regarding mold is unsettled and subject to change the Managing General Partner can make no assurance that liabilities resulting from the presence of or exposure to mold will not have a material adverse effect on the Venture’s combined financial condition or results of operations.
SEC Investigation
On December 19, 2005, AIMCO announced that the Central Regional Office of the Securities and Exchange Commission (the “Commission”) has informed AIMCO that its investigation has been recommended for termination and no enforcement action has been recommended to the Commission regarding AIMCO.
Note K — Selected Quarterly Financial Data (Unaudited)

The following is a summary of the unaudited quarterly results of operations for the Venture (in thousands, except per interest data):

	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter	Total
2005

Total revenues	$7,822	$7,977	$8,621	$8,633	$33,053

Total expenses	10,409	10,392	10,785	10,922	42,508

Net loss	$(2,587)	$(2,415)	$(2,164)	$(2,289)	$(9,455)

Net loss per limited partnership interest:
Portfolio I (644 interests issued and outstanding)	$(2,783)	$(2,597)	$(2,330)	$(2,461)	$(10,171)

Portfolio II (267 interests issued and outstanding)	$(2,783)	$(2,599)	$(2,326)	$(2,464)	$(10,172)

	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter	Total
2004

Total revenues	$7,474	$7,453	$7,764	$7,883	$30,574

Total expenses	9,643	9,919	9,791	10,423	39,776

Net loss	$(2,169)	$(2,466)	$(2,027)	$(2,540)	$(9,202)

Net loss per limited partnership interest:
Portfolio I (644 interests issued and outstanding)	$(2,334)	$(2,652)	$(2,181)	$(2,732)	$(9,899)

Portfolio II (267 interests issued and outstanding)	$(2,333)	$(2,652)	$(2,182)	$(2,731)	$(9,898)

VMS NATIONAL PROPERTIES JOINT VENTURE
COMBINED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2006	2005
	(Unaudited)	(Note)
Assets:
Cash and cash equivalents	$1,878	$2,419
Receivables and deposits	2,251	2,343
Restricted escrows	442	251
Other assets	1,192	786
Investment properties:
Land	13,404	13,404
Buildings and related personal property	164,121	162,434

	177,525	175,838
Less accumulated depreciation	(130,537)	(126,814)

	46,988	49,024

	$52,751	$54,823

Liabilities and Partners’ Deficit
Liabilities
Accounts payable	$1,232	$1,665
Tenant security deposit liabilities	966	893
Accrued property taxes	683	670
Other liabilities	718	800
Accrued interest	802	878
Due to affiliates (Note D)	11,840	10,884
Mortgage notes payable, including $22,311 and $22,674 due to an affiliate at June 30, 2006 and December 31, 2005, respectively (Note D)	119,094	120,561
Mortgage participation liability (Note C)	32,846	25,505
Notes payable (Note B)	42,060	42,060
Deferred gain on extinguishment of debt (Note B)	42,225	42,225

Partners’ Deficit	(199,715)	(191,318)

	$52,751	$54,823

Note:	The combined balance sheet at December 31, 2005 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

VMS NATIONAL PROPERTIES JOINT VENTURE
COMBINED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per partnership interest data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
Rental income	$7,962	$7,451	$15,865	$14,710
Other income	760	526	1,433	1,089
Casualty gains (Note E)	234	—	238	—

Total revenues	8,956	7,977	17,536	15,799

Expenses:
Operating	3,219	2,942	6,536	6,179
Property management fee to an affiliate	338	307	676	615
General and administrative	158	225	312	380
Depreciation	1,963	1,864	3,935	3,694
Interest	8,677	4,510	13,324	8,843
Property taxes	577	544	1,150	1,090

Total expenses	14,932	10,392	25,933	20,801

Net loss	$(5,976)	$(2,415)	$(8,397)	$(5,002)

Net loss allocated to general partners (2%)	$(120)	$(48)	$(168)	$(100)
Net loss allocated to limited partners (98%)	(5,856)	(2,367)	(8,229)	(4,902)

	$(5,976)	$(2,415)	$(8,397)	$(5,002)

Net loss per limited partnership interest:
Portfolio I (644 interests issued and outstanding)	$(6,429)	$(2,597)	$(9,033)	$(5,380)

Portfolio II (267 interests issued and outstanding)	$(6,427)	$(2,599)	$(9,034)	$(5,382)

VMS NATIONAL PROPERTIES JOINT VENTURE
COMBINED STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT
(Unaudited)
(in thousands)

	VMS National Residential Portfolio I
	Limited Partners
				Limited
	General	Accumulated	Subscription	Partners’
	Partners	Deficit	Notes	Total	Total
Partners’ deficit at December 31, 2005	$(4,006)	$(130,236)	$(502)	$(130,738)	$(134,744)

Net loss for the six months ended June 30, 2006	(119)	(5,817)	—	(5,817)	(5,936)

Partners’ deficit at June 30, 2006	$(4,125)	$(136,053)	$(502)	$(136,555)	$(140,680)

	VMS National Residential Portfolio II
	Limited Partners
				Limited
	General	Accumulated	Subscription	Partners’
	Partners	Deficit	Notes	Total	Total
Partners’ deficit at December 31, 2005	$(1,675)	$(54,571)	$(328)	$(54,899)	$(56,574)

Net loss for the six months ended June 30, 2006	(49)	(2,412)	—	(2,412)	(2,461)

Partners’ deficit at June 30, 2006	$(1,724)	$(56,983)	$(328)	$(57,311)	$(59,035)

Combined total at June 30, 2006	$(5,849)	$(193,036)	$(830)	$(193,866)	$(199,715)

VMS NATIONAL PROPERTIES JOINT VENTURE
COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(8,397)	$(5,002)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,935	3,694
Amortization of mortgage discounts	7,341	3,002
Casualty gains	(238)	—
Change in accounts:
Receivables and deposits	92	94
Other assets	(406)	(405)
Accounts payable	(102)	216
Tenant security deposit liabilities	73	7
Accrued property taxes	13	7
Accrued interest	817	1,117
Other liabilities	(82)	(65)
Due to affiliate	293	514

Net cash provided by operating activities	3,339	3,179

Cash flows from investing activities:
Property improvements and replacements	(2,271)	(3,051)
Net (deposits to) withdrawals from restricted escrows	(191)	703
Net insurance proceeds	279	—

Net cash used in investing activities	(2,183)	(2,348)

Cash flows from financing activities:
Payments on mortgage notes payable	(2,360)	(1,861)
Payments on advances from an affiliate	(856)	(822)
Advances from an affiliate	1,519	1,348

Net cash used in financing activities	(1,697)	(1,335)

Net decrease in cash and cash equivalents	(541)	(504)
Cash and cash equivalents at beginning of period	2,419	2,064

Cash and cash equivalents at end of period	$1,878	$1,560

Supplemental disclosure of cash flow information:
Cash paid for interest, including approximately $345 and $309 paid to an affiliate	$4,571	$4,367

Supplemental disclosure of non-cash activity:
Accrued interest added to mortgage notes payable	$893	$642

At June 30, 2006 and December 31, 2005 accounts payable and property improvements and replacements were adjusted by approximately $312,000 and $643,000, respectively.
At June 30, 2005 and December 31, 2004 accounts payable and property improvements and replacements were adjusted by approximately $1,335,000 and $857,000, respectively.

VMS NATIONAL PROPERTIES JOINT VENTURE
NOTES TO COMBINED FINANCIAL STATEMENTS
(Unaudited)
Note A – Basis of Presentation
     The accompanying unaudited combined financial statements of VMS National Properties Joint Venture (the “Venture” or “Registrant”) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of MAERIL, Inc. (“MAERIL” or the “Managing General Partner”), all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 2006 are not necessarily indicative of the results which may be expected for the year ending December 31, 2006. For further information, refer to the combined financial statements and footnotes thereto included in the Venture’s Annual Report on Form 10-K for the year ended December 31, 2005. The Managing General Partner is a wholly owned subsidiary of Apartment Investment and Management Company (“AIMCO”), a publicly traded real estate investment trust.
Note B — Deferred Gain and Notes Payable
Deferred Gain on Extinguishment of Debt:
When the senior and junior loans refinanced in 1997, the senior loans were recorded at the agreed valuation amount of $110,000,000, which was less than the $152,225,000 face amount of the senior debt. If the Venture defaults on the mortgage notes payable or is unable to pay the outstanding agreed valuation amounts upon maturity, then the note face amounts become due. Accordingly, the Venture deferred recognition of a gain of $42,225,000, which is the difference between the note face amounts and the agreed valuation amounts.
Assignment Note:
The Venture executed a purchase money subordinated note (the “Assignment Note”) payable to the VMS/Stout Venture, an affiliate of the former general partner, in exchange for the assignment by the VMS/Stout Venture of its interest in the contract of sale to the Venture. As a result of the 1993 bankruptcy proceedings, the Assignment Note became part of the Bankruptcy Claims (as defined in Note C below), and is payable after repayment of the senior and junior loans. As more fully discussed in Note C below, a significant interest in the Class 3-C bankruptcy claims was later purchased by an affiliate of the Managing General Partner.
In November 1993, VMS Realty Partners assigned its 50% interest in the VMS/Stout Venture to the Partners Liquidating Trust, which was established for the benefit of the former creditors of VMS Realty Partners and its affiliates.
At June 30, 2006 and December 31, 2005, the $38,810,000 Assignment Note is non-interest bearing and is payable only after payment of debt of higher priority, including the senior and junior mortgage notes payable. Pursuant to Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” the Assignment Note, the Long-Term Loan Arrangement Fee Note (as defined below) and related accrued interest were adjusted to the present value of amounts to be paid using an estimated current interest rate of 11.5%. Interest expense was being recognized through the amortization of the discount, which became fully amortized in January 2000.

VMS NATIONAL PROPERTIES JOINT VENTURE
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
Note B — Deferred Gain and Notes Payable (continued)
Long-Term Loan Arrangement Fee Note:
The Venture executed an unsecured, nonrecourse promissory note (the “Long-Term Loan Arrangement Fee Note”) payable to the VMS/Stout Venture as consideration for arranging long-term financing.
The note in the amount of $3,250,000 does not bear interest. As a result of the 1993 bankruptcy proceedings, the Long-Term Arrangement Fee Note became part of the Bankruptcy Claims (as defined in Note C below), and is payable after repayment of the senior and junior loans. As more fully discussed in Note C below, a significant interest in the Class 3-C bankruptcy claims was later purchased by an affiliate of the Managing General Partner.
Note C — Participating Mortgage Note
AIMCO Properties, L.P., which owns the Managing General Partner and which is a controlled affiliate of AIMCO, purchased (i) the junior debt on November 19, 1999; (ii) a significant interest in the residual value of the properties on November 16, 1999, and (iii) a significant interest in the Bankruptcy Claims (as defined below) effective September 2000. These transactions occurred between AIMCO Properties, L.P. and an unrelated third party and thus had no effect on the combined financial statements of the Venture. Residual value is defined as the amount remaining from a sale of the Venture’s investment properties or refinancing of the mortgages encumbering such investment properties after payment of selling or refinancing costs and repayment of the senior and junior debt, plus accrued interest on each. The agreement states that the Venture will retain an amount equal to $13,500,000 plus accrued interest at 10% compounded monthly (the “Partnership Advance Account”) from the proceeds. Interest began accruing on the Partnership Advance Account in 1993 when the bankruptcy plan was finalized. Any proceeds remaining after the Partnership Advance Account is fully funded are split equally (the “50/50 Split”) between the Venture and AIMCO Properties, L.P. The Venture must repay the Assignment Note, the Long-term Loan Arrangement Fee Note and other pre-petition claims (collectively the “Bankruptcy Claims”), which collectively total approximately $42,139,000 from the Partnership Advance Account. Any amounts remaining in the Partnership Advance Account after payment of the Bankruptcy Claims are split 75% to the Venture and 25% to AIMCO Properties, L.P.
The Venture has recorded the estimated fair value of the participation feature as a mortgage participation liability of approximately $57,050,000 and $32,531,000 for the six months ended June 30, 2006 and 2005, respectively. The Managing General Partner reevaluated the fair value of the participation feature during the six months ended June 30, 2006, the six months ended June 30, 2005 and the year ended December 31, 2004 and concluded that the fair value of the participation feature should be increased by approximately $24,519,000, increased by approximately $522,000 and reduced by approximately $4,509,000, respectively. The fair value of the participation feature was calculated based upon information currently available to the Managing General Partner and depends largely upon the fair value of the collateral properties. These fair values were determined either by appraisal or by using the net operating income of the properties capitalized at a rate deemed reasonable for the type of property adjusted for market conditions, the physical condition of the property and other factors. The increase in the fair value of the participation feature for the six months ended June 30, 2006 is attributable to an increase in the fair value of the collateral properties. The increase in the fair value of the participation feature for the six months ended June 30, 2005 is attributable to a modification of the calculation of the residual value with respect to whether the various liabilities are to be paid before or after the 50/50 split partially offset by a further increase in the estimated value of the junior loans and advances from the Managing General Partner that will be due at maturity. The reduction in the fair value of the participation feature as of December 31, 2004 is attributable to an increase in the estimated value of the junior loans and advances from the Managing General Partner that will be due at maturity partially offset by an increase in the estimated fair value of the collateral properties. During the six months ended June 30, 2006 and 2005, the Venture amortized approximately $7,341,000 and $3,002,000, respectively, of the mortgage participation debt discount which is included in interest expense. The related mortgage participation debt discount at June 30, 2006 and December 31, 2005 was approximately $24,204,000 and $7,026,000, respectively.

VMS NATIONAL PROPERTIES JOINT VENTURE
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
Note D — Transactions with Affiliated Parties
The Venture has no employees and depends on the Managing General Partner and its affiliates for the management and administration of all Venture activities. The Revised and Amended Asset Management Agreement provides for (i) certain payments to affiliates for real estate advisory services and asset management of the Venture’s retained properties for an annual compensation of $300,000, adjusted annually by the consumer price index and (ii) reimbursement of certain expenses incurred by affiliates on behalf of the Venture up to $100,000 per annum.
Asset management fees of approximately $171,000 and $178,000 were charged by affiliates of the Managing General Partner for the six months ended June 30, 2006 and 2005, respectively. These fees are included in general and administrative expense. At December 31, 2005, approximately $295,000 of such fees were owed and are included in due to affiliates. No amounts were owed at June 30, 2006.
Affiliates of the Managing General Partner receive a percentage of the gross receipts from all of the Venture’s properties as compensation for providing property management services. The Venture paid or accrued to such affiliates approximately $676,000 and $615,000 for the six months ended June 30, 2006 and 2005, respectively, which are included in property management fee expense. At December 31, 2005, approximately $11,000 of such fees were owed and are included in due to affiliates. No amounts were owed at June 30, 2006.
Affiliates of the Managing General Partner charged the Venture reimbursement of accountable administrative expenses amounting to approximately $50,000 for each of the six month periods ended June 30, 2006 and 2005. These expenses are included in general and administrative expense.
During the six months ended June 30, 2006 and 2005, the Venture was charged fees related to construction management services provided by an affiliate of the Managing General Partner of approximately $111,000 and $251,000, respectively. The construction management service fees are calculated based on a percentage of additions to investment properties and are included in investment properties. During the third quarter of 2005, it was determined by the Managing General Partner that approximately $398,000 of such fees previously charged in 2005 and approximately $133,000 of such fees previously charged in 2004 should not have been charged and the total was refunded to the Venture during the first quarter of 2006. At December 31, 2005, the amount to be refunded of approximately $292,000 was included in receivables and deposits.
An affiliate of the Managing General Partner received bookkeeping reimbursements in the amount of approximately $62,000 for each of the six month periods ended June 30, 2006 and 2005. These expenses are included in operating expense.

VMS NATIONAL PROPERTIES JOINT VENTURE
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
Note D — Transactions with Affiliated Parties (continued)
At June 30, 2006 and December 31, 2005, the Venture owed loans of approximately $10,303,000 and $9,639,000 to an affiliate of the Managing General Partner plus accrued interest thereon of approximately $1,537,000 and $939,000, respectively, which are included in due to affiliates on the combined balance sheets. These loans were made in accordance with the Joint Venture Agreement and accrue interest at the prime rate plus 3% (11.25% at June 30, 2006). The Venture recognized interest expense of approximately $604,000 and $337,000 during the six months ended June 30, 2006 and 2005, respectively. During the six months ended June 30, 2006, an affiliate of the Managing General Partner loaned five of the properties approximately $1,208,000 to cover outstanding capital improvement payables and two properties approximately $311,000 to cover operating expenses. During the six months ended June 30, 2005, an affiliate of the Managing General Partner loaned six of the properties approximately $1,241,000 to cover outstanding capital improvement payables and one property approximately $107,000 to cover operating expenses. During the six months ended June 30, 2006 and 2005, the Venture paid approximately $856,000 and $822,000, respectively, of principal and approximately $6,000 and $2,000, respectively, of accrued interest on loans owed to an affiliate of the Managing General Partner.
Prepetition property management fees were approved by the Bankruptcy Court for payment to a former affiliate. This allowed claim may be paid only from available Venture cash. At June 30, 2006 and December 31, 2005, the outstanding balance of $79,000 is included in other liabilities.
Certain affiliates of the former general partners and the VMS/Stout Venture may be entitled to receive various fees upon disposition of the properties. These fees will be paid from the disposition proceeds and are subordinated to the limited partners receiving distributions equal to, at a minimum, their aggregate capital contributions. The Managing General Partner does not anticipate that any of the various fees will be owed upon disposition of the properties, as the specified distributions to the limited partners will not be fully met. There were no property dispositions for which proceeds were received during either of the six month periods ended June 30, 2006 or 2005.
The junior debt of approximately $22,311,000 and $22,674,000 at June 30, 2006 and December 31, 2005, respectively, is held by an affiliate of the Managing General Partner. The monthly principal and interest payments are based on monthly excess cash flow for each property, as defined in the mortgage agreement. During the six months ended June 30, 2006 and 2005, the Venture recognized interest expense of approximately $1,220,000 and $1,227,000, respectively.
The Venture insures its properties up to certain limits through coverage provided by AIMCO which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty, general liability and vehicle liability. The Venture insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the Managing General Partner. During the six months ended June 30, 2006, the Venture was charged by AIMCO and its affiliates approximately $782,000 for insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by the Venture during 2006 as other insurance policies renew later in the year. The Venture was charged by AIMCO and its affiliates approximately $457,000 during the year ended December 31, 2005.
Note E – Casualty Gain
During the six months ended June 30, 2006, an additional casualty gain of approximately $4,000 was recorded at Chapelle Le Grande Apartments. The casualty gain related to a plumbing pipe break, occurring on June 27, 2005, which caused damage to two units at the property. The gain was the result of the receipt of additional insurance proceeds of approximately $4,000 offset by less than $1,000 of undepreciated property improvements and replacements being written off. During the year ended December 31, 2005 the Venture recognized a gain of approximately $60,000 from this same casualty. The 2005 gain was the result of the receipt of insurance proceeds of approximately $66,000 offset by approximately $6,000 of undepreciated property improvements and replacements being written off.

VMS NATIONAL PROPERTIES JOINT VENTURE
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
Note E – Casualty Gain (continued)
During the six months ended June 30, 2006, an additional casualty gain of approximately $234,000 was recorded at Watergate Apartments. The casualty gain related to a fire occurring on May 27, 2005, which caused damage to eight units at the property. The gain was the result of the receipt of additional insurance proceeds of approximately $275,000 offset by approximately $41,000 of additional undepreciated property improvements and replacements being written off. During the year ended December 31, 2005, a casualty gain of approximately $229,000 was recorded at Watergate Apartments from this same casualty. The 2005 gain was the result of the receipt of insurance proceeds of approximately $250,000 offset by approximately $21,000 of undepreciated property improvements and replacements being written off.
Note F — Contingencies
AIMCO Properties L.P. and NHP Management Company, both affiliates of the Managing General Partner, are defendants in a lawsuit alleging that they willfully violated the Fair Labor Standards Act (“FLSA”) by failing to pay maintenance workers overtime for all hours worked in excess of forty per week. The complaint, filed in the United States District Court for the District of Columbia, attempts to bring a collective action under the FLSA and seeks to certify state subclasses in California, Maryland, and the District of Columbia. Specifically, the plaintiffs contend that AIMCO Properties L.P. and NHP Management Company failed to compensate maintenance workers for time that they were required to be “on-call.” Additionally, the complaint alleges AIMCO Properties L.P. and NHP Management Company failed to comply with the FLSA in compensating maintenance workers for time that they worked in excess of 40 hours in a week. In June 2005 the court conditionally certified the collective action on both the on-call and overtime issues. Approximately 1,049 individuals opted in to the class. The defendants are moving to decertify the collective action on both issues in briefs to be filed by August 15, 2006. Because the court denied plaintiffs’ motion to certify state subclasses, on September 26, 2005, the plaintiffs filed a class action with the same allegations in the Superior Court of California (Contra Costa County), and on November 5, 2005 in Montgomery County Maryland Circuit Court. The California case has been stayed, and the defendants have moved to stay the Maryland case as well. Although the outcome of any litigation is uncertain, AIMCO Properties, L.P. does not believe that the ultimate outcome will have a material adverse effect on its consolidated financial condition or results of operations. Similarly, the Managing General Partner does not believe that the ultimate outcome will have a material adverse effect on the Venture’s combined financial condition or results of operations.
The Venture is unaware of any other pending or outstanding litigation matters involving it or its investment properties that are not of a routine nature arising in the ordinary course of business.
Environmental
Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain hazardous substances present on a property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of the hazardous substances. The presence of, or the failure to manage

Note F – Contingencies (continued)
or remedy properly, hazardous substances may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the presence of hazardous substances on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of hazardous substances through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of hazardous substances is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership and operation of its properties, the Venture could potentially be liable for environmental liabilities or costs associated with its properties.
Mold
The Venture is aware of lawsuits against owners and managers of multifamily properties asserting claims of personal injury and property damage caused by the presence of mold, some of which have resulted in substantial monetary judgments or settlements. The Venture has only limited insurance coverage for property damage loss claims arising from the presence of mold and for personal injury claims related to mold exposure. Affiliates of the Managing General Partner have implemented a national policy and procedures to prevent or eliminate mold from its properties and the Managing General Partner believes that these measures will minimize the effects that mold could have on residents. To date, the Venture has not incurred any material costs or liabilities relating to claims of mold exposure or to abate mold conditions. Because the law regarding mold is unsettled and subject to change the Managing General Partner can make no assurance that liabilities resulting from the presence of or exposure to mold will not have a material adverse effect on the Venture’s combined financial condition or results of operations.

ANNEX C
APPRAISAL RIGHTS
VMS NATIONAL PROPERTIES JOINT VENTURE
PROCEDURE FOR LIMITED PARTNER DISSENT AND APPRAISAL
     A holder of limited partnership interests in either of the Partnerships may object to the terms of the Affiliated Contribution by timely completing, signing, dating and delivering the Notice of Objection as described in the Procedure for Objecting to a Transaction, which is contained in the proxy statement-prospectus.
     The following provisions shall govern the process for resolving claims of objecting limited partners who seek to perfect their contractual appraisal rights. This process is not provided for or required by statute or by the relevant partnership agreements, but tracks, in many respects, similar procedures for dissent and appraisal provided to shareholders who object to a corporate merger in the State of Illinois.
     Failure to take any action required by this procedure in a timely fashion will result in a waiver of a limited partner’s appraisal rights as described herein (“Appraisal Rights”). Any limited partner who wishes to exercise such Appraisal Rights should consider consulting his, her or its attorney with respect to compliance with these procedures.
     As described in the proxy statement-prospectus, VMS, the Partnerships and Aimco Properties, LLC are hereby providing a procedure for limited partners who object to the Affiliated Contribution by completing and signing, dating and delivering the Notice of Objection to the information agent, by United States mail, in the self-addressed, postage-paid envelope enclosed for that purpose, by overnight courier or by facsimile at the address or facsimile number set forth on the Notice of Objection, all in accordance with the instructions contained therein and as described in the proxy statement-prospectus. Limited partners who properly completed, signed and delivered the Notice of Objection to the information agent and not properly revoked prior to                                          , 2006 will be entitled to participate in dissent and appraisal process described herein.
     A limited partner electing to exercise Appraisal Rights must, not later than 30 days after the date of mailing of this proxy statement-prospectus, demand in writing from Aimco Properties, LLC payment for the Fair Value (as defined below) of such holder’s limited partnership interests. The demand must be delivered to VMS, c/o The Altman Group, Inc., by mail at 1200 Wall Street, 3rd Floor, Lyndhurst, New Jersey, 07071, or by fax at (201) 460-0050 and must reasonably inform VMS of the identity of the limited partner of record, the identity of the Partnership in which the limited partner holds an interest and of such limited partner’s intention to demand payment for such holder’s limited partner interests. Only the limited partner is entitled to demand Appraisal Rights for limited partnership interests in that holder’s name. The demand must be executed by or for the holder of record, fully and correctly, as the holder’s name appears on the limited partnership records. If the limited partnership interests are owned in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity. If limited partnership interests are is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all owners. An authorized agent, including one of two or more joint interest holders, may execute the demand for Appraisal Rights for a limited partnership holder of record. However, the agent must identify the owner or owners of record and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the limited partnership owner or owners of record. A holder of record, such as a broker, who holds limited partnership interests as a nominee for beneficial owners may exercise a holder’s Appraisal Rights with respect to limited partnership interests held for all or less than all of such beneficial owners. In such case, the written demand should set forth the number limited partnership units covered by the demand. Where no number of limited partnership units is expressly mentioned, the demand will be presumed to cover all limited partnership interests outstanding in the name of the holder of record.

FAILURE TO FILE A NOTICE OF OBJECTION WITHIN THE TIME LIMITATION SET FORTH ABOVE SHALL CONSTITUTE A WAIVER OF A LIMITED PARTNER’S APPRAISAL RIGHTS.
     Within 10 days after the date on which the Affiliated Contribution is consummated (or 30 days after a dissenting limited partner delivers to VMS written notice of objection, whichever is later), Aimco Properties, LLC shall send each limited partner who has delivered a written demand for payment a statement setting forth the net proceeds payable to such limited partner from the sale of the Properties (the “Statement of Value”).
     If a dissenting limited partner believes that the net proceeds to be paid to such limited partner from the sale of the Properties are less than the Fair Value of such limited partner’s interest in the respective Partnership, such dissenting limited partner, within 30 days from the delivery of Aimco Properties, LLC’s Statement of Value, shall notify Aimco Properties, LLC in writing (the “Partner Demand”) of the limited partner’s estimated Fair Value of his, her or its partnership interest and demand payment for the difference between the limited partner’s estimate of Fair Value and the net proceeds otherwise payable by Aimco Properties, LLC pursuant to the Statement of Value.
     If, within 60 days from delivery to Aimco Properties, LLC of the Partner Demand, Aimco Properties, LLC and the dissenting limited partner have not agreed in writing upon the Fair Value of the partnership interests of the dissenting limited partner, Aimco Properties, LLC shall either (a) pay the difference in value demanded by the limited partner in the Partner Demand, or (b) file a Demand for Arbitration (with the American Arbitration Association in accordance with its Commercial Arbitration Rules, as modified by the Private Arbitration Rules set forth below) by a sole arbitrator, who will conduct the proceedings in Denver, Colorado, to determine the Fair Value of the dissenting limited partner’s partnership interests. Dissenting limited partners have the right to file the same Demand for Arbitration in the event Aimco Properties, LLC has not taken such action by the end of the 60 day period.
     Any arbitrator so appointed will appraise the Fair Value of the limited partnership interests owned by dissenting limited partners. The arbitrator may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of Fair Value. The appraisers have the power described in the order appointing them, or in any amendment to it. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the arbitrator finds that the Fair Value of his or her partnership interest, plus interest, exceeds the amount paid by Aimco Properties, LLC. Aimco Properties, LLC shall make all dissenters, regardless of their state of residency, whose demands remain unsettled, parties to the proceeding as an action against their partnership interest and all parties shall be served with a copy of the Demand for Arbitration.
     All notices to be given in accordance with this process may be served by (a) registered or certified mail or (b) personal delivery via a nationally-recognized overnight delivery company such as FedEx, UPS or DHL. Failure of Aimco Properties, LLC to commence an arbitration proceeding pursuant to this Section shall not limit or affect the right of the dissenting limited partners to otherwise commence an action as permitted by law.
     The arbitrator, in a proceeding commenced hereunder, shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the arbitrator under this procedure, but shall exclude the fees and expenses of counsel and experts for the respective parties. If the Fair Value of the partnership interests of dissenting limited partners (as determined by the arbitrator) materially exceeds the amount which Aimco Properties, LLC estimated to be the Fair Value of such partnership interests, or if no estimate was made by Aimco Properties, LLC, then all or any part of the costs may be assessed against Aimco Properties, LLC. If the amount which any dissenter estimated to be the Fair Value of the limited partnership interests materially exceeds the Fair Value of such interests as determined by the arbitrator, then all or any part of the costs may be assessed against the dissenting limited partners, pro rata in accordance with their proportionate ownership interest in the Partnership(s). The arbitrator may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the arbitrator finds equitable, as follows:
(1) Against Aimco Properties, LLC and in favor of any or all dissenters if the arbitrator finds that Aimco Properties, LLC did not substantially comply with the requirements herein.

(2) Against either Aimco Properties, LLC or a dissenter and in favor of any other party if the arbitrator finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this procedural process.
     If the arbitrator finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against Aimco Properties, LLC, the arbitrator may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited.
As used in this procedure:
(1) “Fair value” with respect to a dissenter’s limited partnership interests, means the value of the partnership interests immediately before the consummation of the Affiliated Contribution.
(2) “Interest” means interest from the effective date of consummation of the Affiliated Contribution until the date of payment, at the national prime rate of interest (as reported in the Wall Street Journal “Money Rates” section), adjusted monthly as of the last business day of such month.
PRIVATE ARBITRATION RULES
Qualifications of Arbitrators. The arbitrator selected shall be attorneys with at least five (5) years experience in similar transactions or commercial arrangements.
Discovery. Permitted discovery in any arbitration proceeding shall be limited as set forth as follows, and the parties hereby direct any arbitrator to follow and enforce the provisions of this section, and, in the event any party fails to comply with such rules, to award relief to the opposing party.
(i) Not later than thirty (30) days after the filing of a claim for arbitration, the parties will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses.
(ii) Not later than twenty-one (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any expert witnesses, who shall be designated as such, together with a summary of their testimony, a copy of all documents to be relied upon or referenced in such hearing, and a detailed description of any non-documentary exhibits.
(iii) Except in the case of expert witnesses, under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or witnesses, or the taking of depositions, be permitted. In the case of any expert witness (A) all information and documents relied upon by an expert witness will be delivered to the opposing party within the 21-day period, (B) the opposing party will be permitted to depose the expert witness within, (C) the opposing party will be permitted to designate expert witnesses as rebuttal witnesses, and (D) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished. In the event that a party’s expert witness is not available to be deposed by the opposing party within thirty (30) days after designation of such expert witness, such expert and his testimony shall be excluded from the proceeding.
No Special Damages. No arbitrator may award exemplary or punitive damages.
Confidentiality. All arbitration proceedings, including testimony and evidence produced in hearings or in depositions, will be kept confidential by all parties concerned (except for the entry of judgment in any court).
Binding Effect. The determination of said arbitrator shall be binding on the parties hereto, and shall not, absent bad faith on the part of said arbitrator, be appealable or otherwise subject to challenge.

Required Findings. The arbitrators engaged pursuant to this Agreement shall make specific findings of fact and conclusions of law, and shall award relief on the basis of such findings.
Enforcement. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof and may be confirmed within the federal judicial district which includes the residence of the party against whom such award or order was entered.
Venue. The site for any arbitration proceeding shall be in Denver, Colorado.
No Equitable Relief. Relief provided by the arbitrator shall be strictly limited to the payment of a monetary award. Nothing herein shall permit any other equitable relief or provisional remedy, including but not limited to injunctive or preliminary relief, replevin or attachment.
     *****

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 20. Indemnification of Directors and Officers.
     Aimco’s charter limits the liability of Aimco’s directors and officers to Aimco and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of Aimco or its stockholders to obtain other relief, such as an injunction or rescission.
     Aimco’s charter and bylaws require Aimco to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving an action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.
     Aimco has entered into agreements with certain of its officers, pursuant to which Aimco has agreed to indemnify such officers to the fullest extent permitted by applicable law.
     Section 11.6 of the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (the “1997 Plan”), Section 2.8 of the Amended and Restated Apartment Investment and Management Company Non-Qualified Employee Stock Option Plan (the “Non-Qualified Plan”), Section 2.8 of the Apartment Investment and Management Company 1996 Stock Award and Incentive Plan (the “1996 Plan”), and Section 6.7 of the 1994 Stock Option Plan of Apartment Investment and Management Company (the “1994 Plan”) specifically provide that, to the fullest extent permitted by law, each of the members of the Board of Directors of Aimco (the “Board”), the Compensation Committee of the Board and each of the directors, officers and employees of Aimco, any Aimco subsidiary, the Aimco Operating Partnership and any subsidiary of the Aimco Operating Partnership shall be held harmless and indemnified by Aimco for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys’ fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of the 1997 Plan, the Non-Qualified Plan, the 1996 Plan or the 1994 Plan, as the case may be, so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

     The Aimco Operating Partnership Agreement requires the Aimco Operating Partnership to indemnify its directors and officers (each an “Indemnitee”) to the fullest extent authorized by applicable law against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Aimco Operating Partnership. Such indemnification continues after the Indemnitee ceases to be a director or officer. The right to indemnification includes the right to be paid by the Aimco Operating Partnership the expenses incurred in defending any proceeding in advance of its final disposition upon the delivery of an undertaking by or on behalf of the Indemnitee to repay all amounts advanced if a final judicial decision is rendered that such Indemnitee did not meet the standard of conduct permitting indemnification under the Aimco Operating Partnership Agreement or applicable law.
     The Aimco Operating Partnership maintains insurance, at its expense, to protect against any liability or loss, regardless of whether any director or officer is entitled to indemnification under the Aimco Operating Partnership Agreement or applicable law.
     VMS has no directors or officers.
Item 21. Exhibits and Financial Statement Schedules.
     (a) Exhibits. The list of exhibits is set forth beginning on page II-7 of this Registration Statement and is incorporated herein by reference.
     (b) Financial Statement Schedules. None required.
Item 22. Undertakings.
Each of the undersigned registrants hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
     (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (8) To respond to requests for information that is incorporated by reference into the proxy statement-prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 1, 2006.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

By: Name:	/s/ Harry G. Alcock Harry G. Alcock
Title:	Executive Vice President and Chief Investment Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Terry Considine	Chairman of the Board, Chief Executive Officer and President (principal executive officer)	November 1, 2006
/s/ Thomas M. Herzog Thomas M. Herzog	Executive Vice President and Chief Financial Officer (principal financial officer)	November 1, 2006
/s/ Robert Y. Walker, IV Robert Y. Walker, IV	Executive Vice President and Chief Accounting Officer (principal accounting officer)	November 1, 2006
* James N. Bailey	Director	November 1, 2006
* Richard S. Ellwood	Director	November 1, 2006
* J. Landis Martin	Director	November 1, 2006
* Thomas L. Rhodes	Director	November 1, 2006

Signature	Title	Date

* Michael A. Stein	Director	November 1, 2006
By: /s/ Thomas M. Herzog Attorney-in-Fact		November 1, 2006

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 1, 2006.

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc., its General Partner

By: Name:	/s/ Harry G. Alcock Harry G. Alcock
Title:	Executive Vice President and Chief Investment Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Terry Considine	Chairman of the Board, Chief Executive Officer and President of the registrant’s general partner	November 1, 2006
/s/ Thomas M. Herzog Thomas M. Herzog	Executive Vice President and Chief Financial Officer of the registrant’s general partner	November 1, 2006
/s/ Robert Y. Walker, IV Robert Y. Walker, IV	Executive Vice President and Chief Accounting Officer of the registrant’s general partner	November 1, 2006
By: /s/ Thomas M. Herzog Attorney-in-Fact		November 1, 2006

EXHIBIT INDEX

Exhibit
No.	Exhibit Description
2.1*	Form of Contribution Agreement dated August 21, 2006

3.1	Charter (Exhibit 3.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, is incorporated herein by this reference)

3.2	Bylaws (Exhibit 3.2 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, is incorporated herein by this reference)

3.3	Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994 as amended and restated as of October 1, 1998 (Exhibit 10.8 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, is incorporated herein by this reference)

3.4	First Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of November 6, 1998 (Exhibit 10.9 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, is incorporated herein by this reference)

3.5	Second Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 30, 1998 (Exhibit 10.1 to Amendment No. 1 to Aimco’s Current Report on Form 8-K/A, filed February 11, 1999, is incorporated herein by this reference)

3.6	Third Amendment to Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of February 18, 1999 (Exhibit 10.12 to Aimco’s Annual Report on Form 10-K for the year ended December 31 1998, is incorporated herein by this reference)

3.7	Fourth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of March 25, 1999 (Exhibit 10.2 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, is incorporated herein by this reference)

3.8	Fifth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of March 26, 1999 (Exhibit 10.3 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, is incorporated herein by this reference)

3.9	Sixth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of March 26, 1999 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, is incorporated herein by this reference)

3.10	Seventh Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 27, 1999 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, is incorporated herein by this reference)

Exhibit
No.	Exhibit Description
3.11	Eighth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 14, 1999 (Exhibit 10.9 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by reference)

3.12	Ninth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 21, 1999 (Exhibit 10.10 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1999, is incorporated hereby by reference)

3.13	Tenth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 21, 1999 (Exhibit 10.11 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by reference)

3.14	Eleventh Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of January 13, 2000 (Exhibit 10.12 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by reference)

3.15	Twelfth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of April 19, 2000 (Exhibit 10.2 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, is incorporated herein by this reference)

3.16	Thirteenth Amendment to the Third and Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of August 7, 2000 (Exhibit 10.1 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended June 30, 2000, is incorporated herein by this reference)

3.17	Fourteenth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 12, 2000 (Exhibit 10.1 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended September 30, 2000, is incorporated herein by this reference)

3.18	Fifteenth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 15, 2000 (Exhibit 10.2 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended September 30, 2000, is incorporated herein by this reference)

3.19	Sixteenth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 15, 2000 (Exhibit 10.3 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended September 30, 2000, is incorporated herein by this reference)

3.20	Seventeenth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of November 10, 2000 (Exhibit 10.4 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended September 30, 2000, is incorporated herein by this reference)

Exhibit
No.	Exhibit Description
3.21	Eighteenth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of November 16, 2000 (Exhibit 10.19 to Aimco’s Annual Report on Form 10-K/A for the fiscal year 2000, is incorporated herein by this reference)

3.22	Nineteenth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of February 28, 2001 (Exhibit 10.20 to Aimco’s Annual Report on Form 10-K/A for the fiscal year 2000, is incorporated herein by this reference)

3.23	Twentieth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of March 19, 2001 (Exhibit 10.21 to Aimco’s Annual Report on Form 10-K/A for the fiscal year 2000, is incorporated herein by this reference)

3.24	Twenty-first Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of May 10, 2001 (Exhibit 10.1 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended June 30, 2001, is incorporated herein by this reference)

3.25	Twenty-second Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of June 20, 2001 (Exhibit 10.2 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended June 30, 2001, is incorporated herein by this reference)

3.26	Twenty-third Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 20, 2001 (Exhibit 10.3 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended June 30, 2001, is incorporated herein by this reference)

3.27	Twenty-fourth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of August 1, 2001 (Exhibit 10.4 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended June 30, 2001, is incorporated herein by this reference)

3.28	Twenty-fifth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 2, 2001 (Exhibit 10.5 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended June 30, 2001, is incorporated herein by this reference)

3.29	Twenty-sixth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 2, 2001 (Exhibit 10.6 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended June 30, 2001, is incorporated herein by this reference)

3.30	Twenty-seventh Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 2, 2001 (Exhibit 10.7 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended June 30, 2001, is incorporated herein by this reference)

Exhibit
No.	Exhibit Description
3.31	Twenty-eighth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of March 25, 2002 (Exhibit 10.1 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended March 31, 2002, is incorporated herein by this reference)

3.32	Twenty-ninth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of March 11, 2002 (Exhibit 10.2 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended March 31, 2002, is incorporated herein by this reference)

3.33	Thirtieth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of April 1, 2002 (Exhibit 10.3 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended March 31, 2002, is incorporated herein by this reference)

3.34	Thirty-first Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of April 10, 2002 (Exhibit 10.4 to the Quarterly Report on Form 10-Q of AIMCO Properties, L.P. for the quarterly period ended March 31, 2002, is incorporated herein by this reference)

3.35	Thirty-second Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of May 14, 2002 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, is incorporated herein by this reference)

3.36	Thirty-third Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of November 27, 2002 (Exhibit 10.34 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2002, is incorporated herein by this reference)

3.37	Thirty-fourth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of April 29, 2003 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, is incorporated herein by this reference)

3.38	Thirty-fifth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of April 30, 2003 (Exhibit 10.2 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, is incorporated herein by this reference)

3.39	Thirty-sixth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 16, 2003 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, is incorporated herein by this reference)

3.40	Thirty-seventh Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 24, 2003 (Exhibit 10.2 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, is incorporated herein by this reference)

Exhibit
No.	Exhibit Description
3.41	Thirty-eighth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of January 30, 2004 (Exhibit 10.39 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated herein by this reference)

3.42	Thirty-ninth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of March 17, 2004 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, is incorporated herein by this reference)

3.43	Fortieth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of June 18, 2004 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, is incorporated herein by this reference)

3.44	Forty-first Amendment to Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 24, 2004 (Exhibit 4.1 to AIMCO Properties, L.P.’s Current Report on Form 8-K dated September 24, 2004, is incorporated herein by this reference)

3.45	Forty-second Amendment to Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 30, 2004 (Exhibit 4.2 to AIMCO Properties, L.P.’s Current Report on Form 8-K dated September 24, 2004, is incorporated herein by this reference)

3.46	Forty-third Amendment to Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 30, 2004 (Exhibit 4.1 to AIMCO Properties, L.P.’s Current Report on Form 8-K dated September 29, 2004, is incorporated herein by this reference)

3.47	Forty-fourth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 21, 2004 (Exhibit 4.1 to AIMCO Properties, L.P.’s Current Report on Form 8-K dated September 29,2004, is incorporated herein by this reference)

3.48	Forty-fifth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of February 18, 2005 (Exhibit 4.1 to AIMCO Properties, L.P.’s Current Report on Form 8-K dated February 18, 2005, is incorporated herein by this reference)

3.49	Forty-sixth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of February 28, 2005 (Exhibit 4.1 to AIMCO Properties, L.P.’s Current Report on Form 8-K dated February 28, 2005, is incorporated herein by this reference)

3.50	Forty-seventh Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of May 31, 2005 (Exhibit 4.1 to AIMCO Properties, L.P.’s Current Report on Form 8-K dated May 31, 2005, is incorporated herein by this reference)

Exhibit
No.	Exhibit Description
3.51	Forty-eighth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. dated as of May 31, 2006 (Exhibit 4.1 to AIMCO Properties, L.P.’s Current Report on Form 8-K dated June 2, 2006 in incorporated herein by this reference)

3.52	Forty-ninth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of June 29, 2006 (Exhibit 10.1 to AIMCO Properties, L.P.’s Current Report on Form 8-K dated June 29, 2006, is incorporated herein by this reference)

4.1	Specimen certificate for Class A Common Stock (incorporated by reference from AIMCO’s Registration Statement on Form 8-A filed on July 19, 1994)

4.2	Specimen certificate for Partnership Common Units of AIMCO Properties, L.P. (Exhibit 4.2 to Aimco Properties, L.P.’s Form S-4 filed on June 17, 2002, as amended, SEC Registration Number 333-90590, is incorporated herein by reference)

5.1	Form of opinion of Alston & Bird LLP as to the legality of the Common OP Units being registered

5.2	Form of opinion of DLA Piper Rudnick Gray Cary LLP as to the legality of the Class A Common Stock being registered

8.1	Form of opinion of Alston & Bird LLP as to certain tax matters

8.2	Form of opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters

10.1	Amended and Restated Secured Credit Agreement, dated as of November 2, 2004, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 4.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, is incorporated herein by this reference)

10.2	First Amendment to Amended and Restated Secured Credit Agreement, dated as of June 16, 2005, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated June 16, 2005, is incorporated herein by this reference)

10.3	Master Indemnification Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., XYZ Holdings LLC, and the other parties signatory thereto (Exhibit 2.3 to Aimco’s Current Report on Form 8-K, filed December 6, 2001, is incorporated herein by this reference)

10.4	Tax Indemnification and Contest Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, National Partnership Investments, Corp., and XYZ Holdings LLC and the other parties signatory thereto (Exhibit 2.4 to Aimco’s Current Report on Form 8-K, filed December 6, 2001, is incorporated herein by this reference)

Exhibit
No.	Exhibit Description
10.5	Limited Liability Company Agreement of AIMCO JV Portfolio #1, LLC dated as of December 30, 2003 by and among AIMCO BRE I, LLC, AIMCO BRE II, LLC and SRV-AJVP#1, LLC (Exhibit 10.54 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated herein by this reference)

10.6	Employment Contract executed on July 29, 1994 by and between AIMCO Properties, L.P. and Terry Considine (Exhibit 10.44C to Aimco’ s Annual Report on Form 10-K for the year ended December 31, 1994, is incorporated herein by this reference)

10.7	Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (October 1999) (Exhibit 10.26 to Aimco’ s Annual Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by this reference)

10.8	Form of Restricted Stock Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.11 to Aimco’s Quarterly Report on Form 10- Q for the quarterly period ended September 30, 1997, is incorporated herein by this reference)

10.9	Form of Incentive Stock Option Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.42 to Aimco’s Annual Report on Form 10- K for the year ended December 31, 1998, is incorporated herein by this reference)

10.10	The 1996 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P., and Subsidiaries, as amended March 20, 1997 (Exhibit 10.42 to Ambassador Apartments, Inc. Annual Report on Form 10-K for the year ended December 31, 1997, is incorporated herein by this reference)

21.1	Subsidiaries of the registrants (Exhibit 21.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2005 is incorporated herein by reference)

23.1	Consent of Ernst & Young LLP, Greenville, South Carolina, dated October 31, 2006

23.2	Consent of Ernst & Young LLP, Denver, Colorado, dated October 31, 2006

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.4	Consent of DLA Piper Rudnick Gray Cary LLP (included in Exhibit 5.2)

23.5	Consent of Alston & Bird LLP (included in Exhibit 8.1)

23.6	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2)

23.7*	Consent of KTR Newmark Real Estate Services LLC, dated August 16, 2006

24.1*	Powers of Attorney

99.1*	Form of Limited Partner Notice of Objection

99.2*	Form of Consideration Election Form
*	Previously Filed